    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1998.


                                                      REGISTRATION NO. 333-51451
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         SUNBELT AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                          5511                         58-2378292
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
        Incorporation or          Classification Code Number)         Identification No.)
          Organization)

                    5901 PEACHTREE-DUNWOODY RD., SUITE 250-B
                             ATLANTA, GEORGIA 30328
                                 (678) 443-8100
         (Address and Telephone Number of Principal Executive Offices)

                            STEPHEN C. WHICKER, ESQ.
                                GENERAL COUNSEL
                    5901 PEACHTREE-DUNWOODY RD., SUITE 250-B
                             ATLANTA, GEORGIA 30328
                                 (678) 443-8100
           (Name, Address and Telephone Number of Agent for Service)
                             ---------------------
                                   COPIES TO:

            DAVID S. COOPER, ESQ.
            ROBERT B. MURPHY, ESQ.
            THOMAS L. HANLEY, ESQ.                       JAMES L. SMITH, III, ESQ.
     SCHNADER HARRISON SEGAL & LEWIS LLP                    TROUTMAN SANDERS LLP
     SUITE 2800 / 303 PEACHTREE ST., N.E.         600 PEACHTREE STREET, N.E. / SUITE 5200
            ATLANTA, GEORGIA 30308                      ATLANTA, GEORGIA 30308-2216
                (404) 215-8100                                 (404) 885-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED        , 1998.


PROSPECTUS

                                5,500,000 SHARES

                        (SUNBELT AUTOMOTIVE GROUP LOGO)

                                  COMMON STOCK
                          (PAR VALUE $0.001 PER SHARE)
                            ------------------------
     All of the shares of common stock offered hereby are being sold by Sunbelt Automotive Group, Inc. ("Sunbelt" or the "Company"). Prior to this offering, there has been no public market for the common stock of the Company. It is currently estimated that the initial public offering price will be between $9.00 and $11.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price of the common stock.


     The Company's common stock has been approved for quotation on the Nasdaq National Market under the symbol "SBLT", subject to notice of issuance.



     Sunbelt was formed in December 1997 to acquire automobile dealerships and related operations and has conducted limited operations to date. The Company has not received the approval of any automobile manufacturer with respect to the Merger or the Acquisitions described herein, except for final approval from Hummer, contingent approval from Ford and verbal approval from several other manufacturers. See "The Acquisitions." The failure to receive approvals from all of the manufacturers may have a material adverse effect on the Company's business, financial condition and results of operations.

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR CERTAIN INFORMATION THAT

                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                                                                  UNDERWRITING
                                           PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                            PUBLIC               COMMISSIONS(1)             COMPANY(2)
-------------------------------------------------------------------------------------------------------------
Per Share.........................            $                        $                        $
-------------------------------------------------------------------------------------------------------------
Total(3)..........................            $                        $                        $
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses estimated at $          , which are payable by the
    Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to additional shares of common stock on the same terms and conditions as the common stock offered hereby solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $          ,
    $          and $          , respectively. See "Underwriting."
                            ------------------------
     The shares of common stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to other conditions, including the right of the Underwriters to withdraw, cancel, modify or reject any order in whole or in part. It is expected that delivery of
the shares will be made on or about           , 1998 at the offices of Raymond
James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida.
                        RAYMOND JAMES & ASSOCIATES, INC.

                The date of this Prospectus is           , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE COMMON STOCK AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                [DESCRIPTION OF GRAPHICS -- INSIDE FRONT COVER:
                      PICTURE OF GLOBE AND FOLLOWING TEXT:

              THE WORLD OF AUTOMOTIVE RETAILING IS CHANGING . . .

                         The industry is growing . . .
                   up 40% over the last 5 years, to more than
                    $1.0 trillion in total revenues in 1997.

      Sunbelt Automotive Group, Inc. believes that the opportunity exists for industry leaders to create operating efficiencies,
                       and to improve customer service.]
                            ------------------------

                [DESCRIPTION OF GRAPHICS -- INSIDE FRONT COVER:
                       COMPANY'S LOGO AND FOLLOWING TEXT:

                   A WHOLE NEW WORLD OF AUTOMOTIVE RETAILING

                                COMPANY PROFILE:


  Upon completion of this Offering, Sunbelt believes it will be one of the 13 largest dealership

                      groups with $688 million in revenues

   Southeast automotive retailing consolidator will initially operate in four states

    Management team with automotive retailing and public company experience

  Acquisition strategy focused on medium- and smaller-sized Southeast markets

 Diversified revenue base: new cars (61%), used cars (26%) and other ancillary products (13%)]
                            ------------------------

                [DESCRIPTION OF GRAPHICS -- INSIDE FRONT COVER:
               COMPANY'S LOGO; MAP OF SOUTHEASTERN UNITED STATES
                SHOWING COMPANY'S LOCATIONS AND FOLLOWING TEXT:

Sunbelt Automotive Group, Inc. is located in the Southeast region of the United
                                    States.
                Sunbelt will operate 31 automotive dealerships,
                     4 Collision Centers USA locations and
      5 South Financial Corporation locations in 6 southeastern markets.]

    The Company intends to furnish its shareholders with annual reports containing financial statements audited by its independent public accountants and will make available copies of its quarterly reports for the first three quarters of each fiscal year.

    This Prospectus includes statistical data regarding the automotive retailing industry. Unless otherwise indicated herein, such data is taken or derived from information published by the Industry Analysis Division of the National Automobile Dealers Association ("NADA") in its NADA Data 1997 publication and/or the Automotive News Market Data Book 1998.
                            ------------------------

                 [DESCRIPTION OF GRAPHICS -- INSIDE BACK COVER:
      EMBLEMS OF VARIOUS DEALERSHIP BRANDS OF COMPANY AND FOLLOWING TEXT:

                  THE SUNBELT AUTOMOTIVE GROUP BRAND PORTFOLIO
      Sunbelt Automotive Group, Inc. will offer a well-diversified product and brand portfolio with a strong mix of domestic and foreign vehicles.]

    This Prospectus includes trademarks and service marks of Sunbelt, companies other than Sunbelt, and the automobile manufacturers, which trademarks are the property of their respective holders. No automobile manufacturer has been involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No automobile manufacturer has made any statements or representations in connection with this Offering or provided any information or materials that were used in connection with this Offering, and no automobile manufacturer has any responsibility for the accuracy or completeness of this Prospectus.
                            ------------------------

                               PROSPECTUS SUMMARY


     Sunbelt Automotive Group, Inc. was formed in December 1997 to acquire automobile dealerships and related operations and has conducted limited operations to date. Sunbelt's current operations are limited to activities involved in identifying potential target companies, negotiating the related acquisition agreements, preparing for the proposed Merger and Acquisitions and operating the companies acquired to date. Although certain members of Sunbelt's management have significant automotive retailing industry experience, Sunbelt has not managed the combined businesses discussed herein, and the proposed Merger and certain of the Acquisitions will not occur until the consummation date of this offering (the "Offering"). Accordingly, any references herein to "Sunbelt" or the "Company" and the activities and characteristics of the combined entities should be read as pro forma descriptions of those activities and characteristics following the consummation of the proposed Merger and all of the Acquisition transactions.


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including risk factors and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that (i) the Underwriters' over-allotment option has not been exercised, and (ii) the Merger (as such term is defined herein; see "The Merger") and the Acquisitions (as such term is defined herein; see "The Acquisitions") have occurred. References in this Prospectus to "common stock" are to the common stock of the Company, unless otherwise indicated or unless the context otherwise requires. References in this Prospectus to "Sunbelt" or the "Company" (i) are to Sunbelt Automotive Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries and their respective predecessors, (ii) give effect to the Merger, and (iii) assume that the Company has consummated all of the Acquisitions. See "The Merger" and "The Acquisitions." The Acquisitions will be consummated on or before the closing of the Offering, and the Merger will be consummated contemporaneously with the closing of the Offering. Investors should carefully consider the information set forth in "Risk Factors."

                                  THE COMPANY

     Upon the consummation of the Merger and all of the Acquisitions, Sunbelt expects to be one of the leading retailers of new and used vehicles in the southeastern United States. The Company will operate a total of 31 dealership franchises in Georgia, North Carolina and Tennessee, as well as four collision repair centers in metropolitan Atlanta, Georgia. Sunbelt will sell 20 domestic and foreign brands of automobiles, which consist of Buick, Cadillac, Chevrolet, Chrysler, Dodge, Ford, GMC, Honda, Hummer, Isuzu, Jeep, Kia, Mazda, Mercury, Mitsubishi, Nissan, Oldsmobile, Plymouth, Pontiac and Toyota. In 1997, based on pro forma retail new vehicle unit sales, the Company believes it would have ranked 13th on the Automotive News' listing of the 1997 top 100 dealer groups in the United States. The Company intends to further diversify its product and service offerings by adding more brands of vehicles, and by offering related finance and insurance, replacement parts, collision repair, and other products and services that are complementary to its core automotive retailing operations. The Company's strategy is: (i) to become the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets, and (ii) to expand its collision centers and other complementary business operations.


     The Company's executive management team has extensive experience in the automotive retailing industry and the operation of automotive dealerships in the southeastern United States. On average, the Company's executive officers have over 15 years of direct industry experience. Between 1992 and 1997, the dealerships that the Company owns or expects to acquire upon consummation of the Offering won many awards from various manufacturers measuring quality and customer satisfaction. These awards include: the Five Star Award from Chrysler, which is given to the top 25% of Chrysler dealers in the nation; the NACE (North American Customer Excellence) Award, Ford Motor Company's highest overall award for customer service; the Top 100 Club, which is awarded to Ford's top 100 retailers or 2% of Ford dealers in the nation based on retail volume and consumer satisfaction; the Cadillac Master Dealer award, a status achieved by 1% of Cadillac dealers nationwide; the Oldsmobile Elite Award, which is given by Oldsmobile Motor Division to the top 10% of Oldsmobile dealers in the nation; and the President's Circle Award for performance, which is given by Nissan Motor Corporation to the top 10% of Nissan dealers in the nation.

     The automotive dealerships and related businesses that will comprise the Company upon the consummation of the Merger and the Acquisitions would have had pro forma combined total revenues of $688 million for the year ended June 30, 1997 and $510 million for the nine months ended March 31, 1998. See "Pro Forma Combined and Condensed Financial Data."


                 RISKS ASSOCIATED WITH MANUFACTURERS' APPROVALS



     As of the date of this Prospectus, the Company has not received the approval of any manufacturer with respect to the Merger or the Acquisitions except for final approval from AM General Corporation ("Hummer"), contingent approval from Ford and verbal approval from Chrysler, GM and Nissan, and the Company does not expect to obtain such approvals until after the closing date of this Offering. In the event that the Company is unable to obtain approvals for the Merger or any of the Acquisition transactions, the Company may be forced to divest itself of one or more dealerships or may be forced to accept conditions imposed by the manufacturer(s) that may have a material adverse effect on the Company's strategic plan. The failure to obtain such approvals may have a material adverse effect on the Company's business, financial condition and results of operations. The failure to obtain such approvals will not have an effect on the purchase price payable by the Company in the Merger or any of the Acquisitions.



     The following tables set forth certain pro forma combined total sales revenues and cost of goods sold information relating to the new vehicles sold by dealerships that the Company owns or expects to acquire upon consummation of the Offering categorized by manufacturer (dollars in thousands):


                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $147,965     41.3%     $176,156     43.5%     $201,508     47.9%
General Motors(2)..........   114,696     32.1       111,798     27.7        98,506     23.5
Nissan.....................    41,453     11.6        44,304     11.0        44,261     10.5
Toyota.....................    17,066      4.8        22,196      5.5        17,473      4.2
Mitsubishi.................     2,369      0.7         5,989      1.5        11,013      2.6
Mazda......................     2,073      0.6         5,288      1.3        10,469      2.5
Isuzu......................    15,119      4.2        12,479      3.1         9,434      2.2
Chrysler/Dodge/Plymouth....     9,574      2.7         7,920      2.0         8,717      2.1
Kia........................        --       --         4,570      1.1         7,040      1.7
Honda......................        --       --         6,007      1.5         6,105      1.5
Jeep/Eagle.................     2,736      0.8         3,045      0.8         3,353      0.8
Hummer.....................     1,998      0.6         2,954      0.7         2,140      0.5
Other(3)...................     2,172      0.6         1,171      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $357,221    100.0%     $403,877    100.0%     $420,019    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------
Ford(1)....................  $141,761     46.3%     $159,741     50.5%
General Motors(2)..........    77,535     25.3        77,834     24.7
Nissan.....................    30,897     10.1        21,043      6.7
Toyota.....................    16,655      5.4        12,384      3.9
Mitsubishi.................     7,802      2.5         8,386      2.7
Mazda......................     5,816      1.9         7,628      2.4
Isuzu......................     7,134      2.3         7,362      2.3
Chrysler/Dodge/Plymouth....     5,456      1.8         6,246      2.0
Kia........................     4,406      1.4         5,045      1.6
Honda......................     5,037      1.6         4,728      1.5
Jeep/Eagle.................     2,098      0.7         2,402      0.8
Hummer.....................     2,140      0.7         2,898      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $306,737    100.0%     $315,697    100.0%
                             ========  =======      ========  =======

                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $141,779     42.0%     $167,986     43.7%     $191,529     48.1%
General Motors(2)..........   106,683     31.5       104,452     27.2        94,322     23.6
Nissan.....................    39,065     11.5        43,608     11.4        40,647     10.2
Toyota.....................    16,402      4.8        20,868      5.4        16,840      4.2
Mitsubishi.................     2,298      0.7         5,849      1.5        10,506      2.6
Mazda......................     1,958      0.6         4,935      1.3         9,930      2.5
Isuzu......................    14,433      4.3        12,033      3.1         9,029      2.3
Chrysler/Dodge/Plymouth....     9,253      2.7         7,619      2.0         8,399      2.1
Kia........................        --       --         4,395      1.1         6,752      1.7
Honda......................        --       --         5,700      1.5         5,740      1.4
Jeep/Eagle.................     2,696      0.8         2,930      0.8         3,249      0.8
Hummer.....................     1,817      0.5         2,617      0.7         2,060      0.5
Other(3)...................     2,074      0.6         1,005      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $338,458    100.0%     $383,997    100.0%     $399,003    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------
Ford(1)....................  $133,906     46.0%     $150,640     50.2%
General Motors(2)..........    72,924     25.0        75,208     25.1
Nissan.....................    30,370     10.4        20,214      6.7
Toyota.....................    15,638      5.4        11,654      3.9
Mitsubishi.................     7,637      2.6         7,938      2.6
Mazda......................     5,455      1.9         7,108      2.4
Isuzu......................     6,858      2.4         7,042      2.3
Chrysler/Dodge/Plymouth....     5,286      1.8         5,994      2.0
Kia........................     4,306      1.5         4,792      1.6
Honda......................     4,738      1.6         4,448      1.5
Jeep/Eagle.................     1,986      0.7         2,307      0.8
Hummer.....................     2,010      0.7         2,772      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $291,114    100.0%     $300,117    100.0%
                             ========  =======      ========  =======


---------------


(1) Ford includes both the Ford division and the Mercury division.


(2) General Motors includes the divisions of Buick, Cadillac, Chevrolet, GMC, Oldsmobile and Pontiac.


(3) Boomershine Automotive Group, Inc. divested its Subaru franchise during the fiscal year ended June 30, 1996.


                       THE AUTOMOTIVE RETAILING INDUSTRY


     The automotive retailing industry, with aggregate revenues of approximately $491.1 billion in 1996 for franchised dealers alone, is the largest retail market in the United States. Aggregate revenues for the southeastern United States, which will be the Company's primary area of operations and is comprised of the states of Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee, amounted to approximately $89.8 billion through franchised dealers in 1996 and accounted for approximately 18% of total franchised dealer revenues in the United States. Since 1990, the industry has experienced growth in total revenues, total gross profits and income before taxes. From 1990 to 1996, for franchised dealers alone, total revenues increased 53.5% from $320.0 billion in 1990 to $491.1 billion in 1996, total gross profits increased 33.3% from $46.9 billion in 1990 to $62.5 billion in 1996, and income before taxes increased 131.3% from $3.2 billion in 1990 to $7.4 billion in 1996. The industry has been experiencing a consolidation trend which has seen the number of franchised dealerships in the United States decline from approximately 36,000 in 1960 to 22,750 in 1996. Despite this consolidation, fragmentation is still a defining characteristic of the industry, with the largest 100 franchised dealership groups generating less than 10% of 1996 total franchised dealer revenue and controlling less than 5% of all franchised automotive dealerships. However, as a result of the increasing capital requirements necessary to operate an automotive dealership, the management succession planning concerns of many current dealers, and other economic and industry factors, the Company expects a further consolidation of the automotive retailing industry.


                               BUSINESS STRATEGY

     Sunbelt intends to establish itself as the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets. The Company believes that its diverse portfolio of brands and dealerships in several of these markets and its experienced management team will give it a competitive advantage in achieving this goal.

OPERATING STRATEGY

     The Company intends to pursue an operating strategy based on the following key elements:

        - Offer a Diverse Range of Automotive Products and Services. The Company will offer a diverse range of automotive products and services, including a wide selection of new and used vehicles, vehicle financing and insurance programs, replacement parts, maintenance and repair programs.

          The Company believes that its brand and product diversity will enable the Company to satisfy a variety of customers, reduce dependence on any one manufacturer and reduce exposure to supply problems and product cycles. The Company believes that its variety of complementary products and services will allow the Company to generate incremental revenue that will result in higher profitability and less cyclicality for the Company than if it were solely dependent on automobile sales.


        - Institute Divisional Organization by Manufacturer. The Company intends to institute a corporate organizational form which the Company believes will differentiate it from most other automotive retailing companies. The Company intends to organize its dealerships and dealership groups by manufacturer, so that all dealerships which carry a particular manufacturer's brands would be grouped together in a single division. Each division, in turn, would be headed by a member of corporate management who has extensive working experience with the applicable manufacturer. The Company initially intends to implement this organizational structure only for its Ford and Mercury dealerships. Once the Company owns an appropriate number of dealerships affiliated with another single manufacturer and the Company has achieved an appropriate sales volume with respect to such manufacturer's vehicles, the Company intends to implement this organizational structure for those dealerships. The Company believes that such a corporate structure does not require any manufacturer's approval and will not impact any other dealership requirements imposed by manufacturers. However, the Company does not know if any manufacturers, other than Ford, agree with this interpretation, and therefore, the Company intends to seek the approval of all applicable manufacturers prior to implementing such a structure with respect to each such manufacturer's dealerships. As of the date of this Prospectus, the Company has neither sought, nor received, the approval of any manufacturer, other than Ford, for its implementation of such a structure. Ford has approved the Company's organizational structure for its Ford and Mercury dealerships as part of its contingent approval of the Company's acquisitions of the Ford and Mercury dealerships. See "Business -- Dealership Operations" and
          "Business -- Business Strategy." The Company believes that organizing its dealerships by manufacturer and having each division headed by a senior manager who is experienced with that particular manufacturer -- and has established and maintained long-standing business relationships with the regional and corporate managers of that manufacturer -- will yield numerous benefits to the Company. For example, the Company believes that its relationships with each manufacturer will be enhanced; management training within each division will be more efficient and consistent; and managers within each division will benefit from a shared experience base. The Company believes that these benefits will provide a competitive advantage to the Company.


        - Decentralize Marketing Strategies; Achieve High Levels of Customer Satisfaction; Utilize Incentive-Based Compensation Programs. The Company believes that many customers purchase automotive vehicles based on an established long-term business relationship with a particular dealership. Therefore the Company intends to empower its experienced local management -- who have a better in-depth knowledge of local customer needs and preferences -- to establish marketing, advertising and other policies that foster these long-term relationships and provide superior customer service. The Company's strategy emphasizes the retention of local management, which the Company believes will help make it an attractive acquiror of other dealerships. The Company also intends to create incentives for entrepreneurial management teams at the dealer level through the use of stock options and other programs in order to align local management's interests with those of the Company's shareholders. In order to keep local management focused on customer satisfaction, the Company also intends to include certain customer satisfaction index ("CSI") results as a component of its incentive compensation program. The Company believes that this is important because some manufacturers offer specific performance incentives, on a per vehicle basis, if certain CSI levels (which vary by manufacturer) are achieved by a dealer.

        - Centralize Administrative Functions. The Company believes that the consolidation of certain dealership functions and requirements will result in significant cost savings. The Company intends to restructure its floorplan financing, which the Company anticipates will result in an overall reduced interest rate on such financing. Specifically, the Company estimates that this rate will be approximately 50 to 75 basis points below the Company's current average annual floorplan rates, and expects that this lower rate will result in annual cost savings of $750,000 to $1 million. In addition to the floorplan financing, the Company is also negotiating a revolving credit facility. Furthermore, the Company expects that significant cost savings will be achieved through the consolidation of administrative functions such as risk management, employee benefits and employee training.

GROWTH STRATEGY


     The Company plans to grow its business using a strategy comprised of the following principal elements:


        - Acquire Dealerships. The Company's goal is to become the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets. The Company plans to pursue acquisitions in markets where it does not currently own dealerships, as well as in areas which are contiguous to its existing dealership markets. The Company intends to focus on acquiring both dealer groups with multiple franchises in a given market area and dealers with a single franchise which possess significant market shares. Generally, the Company will seek to retain the acquired dealerships' operational and financial management, and thereby benefit from their market knowledge, name recognition and local reputation.

        - Expand Complementary Products and Services. The Company expects to generate additional revenue and achieve higher profitability through the sale of products and services which complement its dealership operations. Examples of such opportunities include the following:

                 Collision Repair Centers. The Company owns four collision repair facilities operated under the name Collision Centers USA, which serve the Jonesboro, Duluth, Stockbridge and Marietta, Georgia markets. The Company expects to expand this business by increasing volumes at these four centers, developing new centers and acquiring existing centers. The Company's collision repair business provides higher margins than its core retailing operations and is generally not significantly affected by economic cycles or consumer spending habits.


                 Finance and Insurance. The Company expects to offer its customers a wide range of financing and leasing alternatives for the purchase of vehicles, as well as credit life, accident and health and disability insurance and extended service contracts. The Company has recently entered into an agreement with a leading insurance carrier to share in certain revenues generated by the sale of extended warranty contracts. In addition, in January 1998, the Company acquired South Financial Corporation ("South Financial"), which has been primarily engaged in the sub-prime automotive lending business for the past eight years. The Company expects its dealer network to provide additional loan business opportunities to South Financial.

                        THE ACQUISITIONS AND THE MERGER

THE ACQUISITIONS


     Since November 1997, the Company and/or Boomershine Automotive Group, Inc. ("Boomershine Automotive") (the accounting acquiror), which will be merged into Sunbelt in the Merger, have consummated or signed definitive agreements to acquire six dealership groups, three collision repair centers and one sub-prime automotive lending business for aggregate consideration of approximately $67 million. The number of shares of the Company's unregistered common stock that it expects to issue in each of the acquisitions will be determined by dividing the aggregate stock consideration to be issued in each acquisition, which is fixed under the terms of the respective agreements, by the offering price of the common stock of the Company indicated on the cover page of this prospectus. Specifically, the acquisitions consist of the following:



     - The acquisition by Boomershine Automotive of Southlake Collision Center, Inc., Southlake Collision Henry County, Inc. and Southlake Collision Cobb Parkway, Inc., each of which is involved in the automotive collision repair business. This acquisition was consummated on December 18, 1997 for consideration of approximately $1.7 million, which included cash plus a promissory note in the amount of $761,000;



     - The acquisition by Boomershine Automotive of South Financial Corporation, which is involved in the sub-prime automotive finance business. This acquisition was consummated on January 6, 1998 for consideration of approximately $4.6 million;


     - The acquisition of Hones, Inc. d/b/a Bill Holt Ford Mercury, which is involved in the automotive retailing business. This acquisition was consummated on June 15, 1998 for consideration of approximately $750,000;


     - The acquisition of Grindstaff, Inc., which is involved in the automotive retailing business. This acquisition was consummated on July 31, 1998 for consideration of $8.5 million (based on a purchase price of $9.1 million less closing adjustments of approximately $600,000) in the form of a short-term promissory note, plus or minus post-closing adjustments described below;



     - The acquisition of Jay Automotive Group, Inc., which is involved in the automotive retailing business. The Company anticipates consummating this acquisition upon the consummation of this Offering for consideration of $12.0 million in cash and the Company's 90-day promissory note in the amount of $4.0 million. The purchase price for the Jay Automotive Group, Inc. acquisition includes payment for the acquisition of the Saturn and Suzuki dealerships, which the Company expects to divest subsequent to the consummation of this Offering;



     - The acquisition of Wade Ford, Inc. and Wade Ford Buford, Inc. (the "Wade Ford Dealerships"), both of which are involved in the automotive retailing business. The Company anticipates consummating these acquisitions upon the consummation of this Offering for consideration of approximately $12.0 million in cash and approximately $3.5 million in the form of the Company's unregistered common stock, plus or minus consideration to be determined by closing and post-closing adjustments described below;



     - The acquisition of Day's Chevrolet, which is involved in the automotive retailing business. The Company anticipates consummating this acquisition upon the consummation of this Offering for consideration of approximately $5.6 million in cash and approximately $5.2 million in the form of the Company's unregistered common stock, plus or minus additional consideration to be determined by post-closing adjustments described below; and



     - The acquisition of Robertson Oldsmobile-Cadillac, Inc., which is involved in the automotive retailing business. Based on the March 31, 1998 FIFO net worth of Robertson Oldsmobile-Cadillac, Inc., the consideration payable in this acquisition would be approximately $7.7 million in cash and approxi-mately $360,000 in the form of the Company's unregistered common stock. This consideration is subject to the closing and post-closing adjustments described below.


     Each acquisition is hereinafter individually referred to as an "Acquisition" and collectively referred to as the "Acquisitions." See "The Acquisitions."


CLOSING AND POST-CLOSING ADJUSTMENTS



     Wade Ford, Inc. and Wade Ford Buford, Inc. The purchase price for the Wade Ford Dealerships is defined as $14.5 million, plus or minus the following adjustments. If the Wade Ford Dealerships earn a profit during the period from January 1, 1998 to the closing date, then Sunbelt shall pay to the selling shareholders the entire amount of such profit less any distributions made by the Wade Ford, Dealerships to the selling shareholders during such period. If the Wade Ford, Dealerships incur a loss during the period from January 1, 1998 to the closing date, the purchase price will be reduced by such amount. If the aggregate cash accounts of the Wade Ford Dealerships amount to less than $800,000, the purchase price will be reduced dollar for dollar by the deficiency. Additionally, if the Wade Ford Dealerships' floor plan liability exceeds their floor plan assets by more than 3%, the purchase price will be reduced by such amount.



     Day's Chevrolet, Inc. The purchase price for the Day's Chevrolet, Inc. Acquisition is defined as $10.5 million, plus or minus the following adjustments. If Day's Chevrolet, Inc. made distributions in excess of $1.0 million of the previously taxed income, paid-in capital and common stock of Day's Chevrolet, Inc. as of December 31, 1997 (the "pre-1998 distributions"), then the purchase price shall be reduced by such excess on a dollar for dollar basis. The purchase price will be further adjusted to the extent that the closing date net worth is greater or less than zero. Additionally, if Day's Chevrolet, Inc.'s floor plan liability exceeds their floor plan assets by more than 3%, the purchase price shall be reduced by such amount.



     Robertson Oldsmobile-Cadillac, Inc. The purchase price for the Robertson Oldsmobile-Cadillac, Inc. Acquisition is defined as $4.7 million plus the FIFO net worth of Robertson Oldsmobile-Cadillac, Inc. on the closing date, as described in the purchase agreement.



     Grindstaff, Inc. The purchase price for the Grindstaff, Inc. Acquisition was calculated to be $8.5 million and is subject to the following additional adjustments. If the net income of Grindstaff, Inc. for the period from January 1, 1998 to June 30, 1998 is less than $927,944, then the selling shareholders shall pay the entire amount of such deficiency to the Company. If the net income of Grindstaff, Inc. for that period is greater than $927,944, then the Company shall pay the entire amount of such excess to the selling shareholders.


PRICE PROTECTION PROVISIONS


     In addition to the consideration described above, the Company may be required to pay consideration not to exceed approximately $9.8 million in the aggregate (in the form of cash and/or the Company's common stock) to certain shareholders of the dealerships being acquired in the Day's Chevrolet and Wade Ford Acquisitions pursuant to certain stock price protection provisions and/or agreements entered into in connection with those transactions. Specifically, if the price of the common stock subject to price protection is more on the date of the Offering than the price of such common stock (i) on the first anniversary of the Offering in the case of the Wade Ford Acquisition or (ii) on the second anniversary of the Offering in the case of the Day's Chevrolet Acquisition, then the Company is required to compensate the applicable target shareholders for such price decrease in cash or by issuing additional shares of the Company's common stock (however, pursuant to current policies of the Securities and Exchange Commission (the "Commission"), the Company would not be able to deliver registered stock to Day's Chevrolet and, therefore would be required to compensate the Day's Chevrolet shareholders in cash for any such decrease). See "Risk Factors -- Price Protection Provisions" and "Description of Capital
Stock -- Registration Rights and Stock Price Protection."

THE MERGER


     In addition to the Acquisitions, the Company has signed a definitive agreement to acquire by merger Boomershine Automotive Group, Inc. simultaneously with the consummation of this Offering in exchange for 3,800,160 shares of common stock of Sunbelt, based on an exchange ratio of 52.78 shares of the Company's unregistered common stock in exchange for each share of common stock of Boomershine Automotive Group, Inc., which is based on an assumed initial public offering price of $10 per share, the midpoint of the estimated initial public offering price range, and assumes a discount of 10%, which reflects the stock's trading restrictions. See "The Merger." There will be no post-closing adjustments to the consideration payable by the Company in connection with the Merger.



CONSIDERATION RECEIVED BY CERTAIN PERSONS



     The shareholders of Boomershine Automotive will receive the following amounts of the Company's common stock upon consummation of the Merger: Walter M. Boomershine, Jr. -- 570,024 shares (excludes 2,000 shares of common stock that Mr. Boomershine currently owns); Walter M. Boomershine, III -- 696,696 shares; Renee B. Jochum -- 633,360 shares; Jacquelyn B. Thompson -- 633,360 shares; Patrice B. Mitchell -- 633,360 shares; Lindsey B. Robertson -- 633,360 shares. Walter M. Boomershine, Jr. will serve as Chairman and Senior Vice President of the Company, while Walter M. Boomershine, III, Lindsey B. Robertson and Patrice
B. Mitchell will serve as employees of the Company. In addition, Charles K. Yancey and Ricky L. Brown, who are currently executive officers of Boomershine Automotive, will serve as executive officers of the Company.



     Additionally, certain persons receiving consideration in connection with the Acquisitions will continue as employees of the Company upon consummation of the Offering. In connection with the Wade Ford Acquisition, Alan K. Arnold and Gary R. Billings will receive consideration in an aggregate amount of 385,000 shares of common stock and approximately $12.0 million in cash (plus or minus closing and/or post-closing adjustments), which consideration will be allocated between Mr. Arnold and Mr. Billings at closing of the Wade Ford Acquisition. Mr. Arnold will serve as a director of the Company and Vice President of the Company's Ford Division and Mr. Billings will serve as Executive Manager of Wade Ford Buford, Inc. upon consummation of the Offering. In connection with the Collision Centers USA Acquisition, James L. Peters received $1.7 million in the form of cash and promissory notes as well as an option to purchase 5,000 shares of the common stock at an exercise price of $8.00 per share. Mr. Peters currently serves as Vice President of Collision Centers USA, which will be owned by the Company upon consummation of the Offering. In connection with the Robertson Acquisition, E. Moss Robertson, Jr. will receive approximately $7.7 million in cash and 40,000 shares of common stock (plus or minus closing and/or post-closing adjustments). Mr. Robertson will serve as Executive Manager of Robertson Oldsmobile-Cadillac, Inc. upon consummation of the Offering. In connection with the Jay Automotive Group Acquisition, James G. Stelzenmuller, III will receive $16.0 million in the form of cash and a promissory note. Mr. Stelzenmuller will serve as Executive Manager of Jay Automotive upon consummation of the Offering. In connection with the Day's Chevrolet Acquisition, Calvin Diemer will receive $2.8 million in cash and $2.6 million in common stock (plus or minus closing and post-closing adjustments). Mr. Diemer will serve as Executive Manager of Day's Chevrolet, Inc. upon consummation of the Offering. In connection with the Grindstaff Acquisition, Wes Hambrick will receive approximately $850,000 in cash (plus or minus post-closing adjustments). Mr. Hambrick will serve as Executive Manager of Grindstaff, Inc. upon consummation of the Offering.



STOCK OPTIONS TO BE GRANTED TO EXECUTIVE OFFICERS AND DIRECTORS UPON COMPLETION OF THIS OFFERING


     Upon the completion of this Offering, the Company intends to reserve the following shares underlying options to be granted to its executive officers and directors: 25,000 shares underlying options to Walter M. Boomershine, Jr. (executive officer and Chairman of the Board of Directors); 50,000 shares underlying options to Robert W. Gundeck (executive officer and director); 100,000 shares underlying options to Charles K. Yancey (executive officer and director); 100,000 shares underlying options to Stephen C. Whicker (executive officer and director); 25,000 shares underlying options to Ricky L. Brown (executive officer); and

5,000 shares underlying options to each of George D. Busbee, Lee M. Sessions, Jr. and Jack R. Altherr (directors).

                                PRINCIPAL OFFICE

     The Company's principal executive office is located at 5901
Peachtree-Dunwoody Road, Suite 250-B, Atlanta, Georgia 30328, and its telephone number at that location is (678) 443-8100.

                                  THE OFFERING

Common stock offered hereby.............     5,500,000 shares

Common stock to be outstanding after the
Offering................................     10,557,862 shares(1)(2)

Use of proceeds.........................     The net proceeds of the Offering
                                             will be used to fund the
                                             Acquisitions, including repaying
                                             certain indebtedness incurred by
                                             the Company in connection
                                             therewith, and for working capital
                                             and general corporate purposes. See
                                             "The Acquisitions" and "Use of
                                             Proceeds."

Proposed Nasdaq National Market
Symbol..................................     SBLT
---------------

(1) Excludes 2,250,000 shares of common stock reserved for future issuance to Company employees under the Company's Incentive Stock Plan (as defined herein) (including up to 1,597,000 shares of common stock issuable upon exercise of options granted on or before the consummation of the Offering pursuant to the Incentive Stock Plan, with the following shares reserved in connection with grants to executive officers and directors: 25,000 shares underlying options granted to Walter M. Boomershine, Jr. (executive officer); an aggregate of 350,000 shares underlying options granted to Robert W. Gundeck (executive officer); an aggregate of 540,000 shares underlying options granted to Charles K. Yancey (executive officer); an aggregate of 540,000 shares underlying options granted to Stephen C. Whicker (executive officer); an aggregate of 120,000 shares underlying options granted to Ricky L. Brown (executive officer); and 5,000 shares underlying options granted to each of George D. Busbee, Lee M. Sessions, Jr. and Jack
    R. Altherr (each, a director)). See "Management -- Incentive Stock Plan." Also excludes 50,000 shares of common stock reserved for issuance upon exercise of warrants granted to a consulting firm for services rendered in connection with this Offering. See "Description of Capital
    Stock -- Warrants."
(2) Includes 249,202 shares of common stock issued to executive officers of the Company. See "Description of Capital Stock -- Common Stock."

                            RISK FACTORS -- GENERAL



     The Company's acquisition program may be limited by the automobile manufacturers with which the Company has a Franchise Agreement (as hereinafter defined). Pursuant to the manufacturers' policies known to the Company to be in effect as of the date of this Offering or in connection with the manufacturers' approvals of the Acquisitions and the Merger, the Company may acquire the following:



     - A maximum of 10 Chrysler dealerships; seven Toyota dealerships; three Lexus dealerships; seven Honda dealerships; three Acura dealerships; five GM dealerships in a two-year period, but no additional dealerships in the 12 to 24 month period following this Offering; the lesser of 15 Ford and 15 Lincoln dealerships or that number of Ford and Lincoln Mercury dealerships accounting for two percent of the preceding year's retail sales of those brands in the United States; no contiguous market ownership of Mazda dealerships; and 61 Nissan and Infiniti dealerships. The Company has not been advised and is not aware of any limitations on the number of Hummer, Isuzu, Kia or Mitsubishi dealerships it may own.



     - A maximum of the following dealerships in the Company's existing market areas: (a) in the metropolitan Atlanta market, 25% of the Ford dealerships in said market area; 50% of the GM dealerships in said market area; six Chrysler dealerships in the same sales zone and two dealerships in said market area; two Toyota dealerships in the Atlanta market and four in the region; two Lexus dealerships; two Honda dealerships; one Acura dealership; no contiguous market ownership of Mazda dealerships, but up to two Mazda dealerships in the Atlanta market; no more than 30 Nissan and Infiniti dealerships in the Atlanta region; and (b) in the non-Atlanta market, one Ford dealership in market areas with less than three Ford dealerships; 50% of the GM dealerships in the market area; six Chrysler dealerships in the same sales zone and two in the same market; the greater of one Toyota dealership or 20% of Toyota dealerships in a market and the lesser of five Toyota dealerships or 5% of the Toyota dealerships in any Toyota region; six Lexus dealerships in the same sales zone and two in the same market; one Honda dealership in a market area represented by two to 10 Honda points; one Acura dealership in a metropolitan market area which has two or more Acura points and two Acura points in any one of six Acura geographic points; no contiguous market ownership of Mazda dealerships, but may own up to two Mazda dealerships in a metro market; and no more than 20% of Nissan and Infiniti dealerships in any region.



     - A maximum additional number of the following dealerships in the Company's existing markets: 26 additional Ford/Mercury dealerships; no additional GM dealerships for at least a 12-month period following the completion of this Offering, subject to GM's allowance of more than the five GM dealership groups that the Company will own upon the consummation of the Merger and the Acquisitions under certain circumstances within GM's discretion; with respect to Chrysler dealerships, nine additional dealerships in the Southeast or six additional dealerships in the same sales zone or two additional dealerships in the same market (less the number of Chrysler dealerships the Company already has in such sales zone or market); six additional Toyota dealerships; three additional Lexus dealerships; six additional Honda dealerships; three additional Acura dealerships; 29 additional Nissan and Infiniti dealerships; with respect to Mazda dealerships, no contiguous market ownership of dealerships, but one additional Mazda dealership in each of the Atlanta and Gainesville, Georgia, metro markets; and an unknown number of additional dealerships of the following manufacturers: Hummer, Isuzu, Kia and Mitsubishi.

     The restrictions and maximum number of dealerships of each manufacturer set forth above are based on the Company's knowledge of each applicable manufacturer's policies existing on the date of this Prospectus. There can be no assurance that the manufacturers will not modify such restrictions in the future, either generally or on a case-by-case basis, and the Company expects that the manufacturers will impose other general policy restrictions on the Company in addition to ownership limitations. See "Business -- Relationships with Manufacturers" and "Risk Factors -- Manufacturers' Restrictions on the Merger, the Acquisitions and Future Acquisitions."



     See "Risk Factors" beginning on page 16 for certain additional information that should be considered by prospective investors.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The Company will acquire Boomershine Automotive via the Merger contemporaneously with the consummation of the Offering. For financial statement purposes, Boomershine Automotive has been identified as the accounting acquiror. The following summary financial data presents (i) summary historical consolidated financial data of Boomershine Automotive as of the dates and for the periods indicated and (ii) summary pro forma financial data as of the dates and for the periods indicated giving effect to the events described in the "Pro Forma Combined and Condensed Financial Data" included elsewhere herein as though they had occurred on the dates indicated therein. The following Summary Historical and Pro Forma Financial Data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of Boomershine Automotive and the related notes and "Pro Forma Combined and Condensed Financial Data" included elsewhere in this Prospectus. In connection with the FIFO Conversion (as hereinafter defined), and in accordance with generally accepted accounting principles, the Summary Historical and Pro Forma Financial Data has been retroactively restated to reflect the FIFO Conversion by Boomershine Automotive. The Summary Historical and Pro Forma Combined Financial Data below are not necessarily indicative of the results of operations or financial position that would have resulted had the Merger, the Acquisitions and the Offering occurred during the periods presented or that may be expected for the full year or any other interim period.

                                                     YEAR ENDED JUNE 30,                            NINE MONTHS ENDED MARCH 31,
                               ----------------------------------------------------------------   -------------------------------
                                                  HISTORICAL(1)                                      HISTORICAL(1)
                               ----------------------------------------------------   PRO FORMA   -------------------   PRO FORMA
                                 1993       1994       1995       1996       1997      1997(2)      1997       1998      1998(2)
                               --------   --------   --------   --------   --------   ---------   --------   --------   ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AND OTHER OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Vehicle sales:
    New......................  $ 73,912   $110,674   $156,955   $166,199   $152,625   $420,019    $113,239   $113,340   $315,697
    Used.....................    35,747     46,207     57,047     64,652     61,811    177,925      47,318     39,517    127,126
  Parts and service..........    15,085     17,679     19,223     23,764     24,637     66,602      17,689     19,108     50,159
  Finance, commissions and
    other revenues...........     1,858      3,717      5,095      8,278      8,372     23,423       6,514      6,701     17,308
                               --------   --------   --------   --------   --------   --------    --------   --------   --------
        Total revenues.......   126,602    178,277    238,320    262,893    247,445    687,969     184,760    178,666    510,290
Cost of sales................   112,680    159,676    215,646    235,828    222,352    612,273     165,705    158,328    453,299
                               --------   --------   --------   --------   --------   --------    --------   --------   --------
Gross profit.................    13,922     18,601     22,674     27,065     25,093     75,696      19,055     20,338     56,991
Selling, general and
  administrative expenses....    12,751     16,685     19,927     24,170     22,263     62,935      16,698     16,544     48,137
Depreciation and
  amortization...............       428        410        406        600        889      2,550         659        764      1,984
                               --------   --------   --------   --------   --------   --------    --------   --------   --------
Income from operations.......       743      1,506      2,341      2,295      1,941     10,211       1,698      3,030      6,870
Interest expense, net........       587        598      1,436      1,774      2,230      3,331       1,408      1,544      1,923
Interest income..............       144        119        218        181        120        516         184        247        699
Other income (expense),
  net........................        98       (110)        60         13         44       (240)        (80)       (68)       100
                               --------   --------   --------   --------   --------   --------    --------   --------   --------
Income (loss) before income
  taxes......................       398        917      1,183        715       (125)     7,156         394      1,665      5,746
Income tax (expense)
  benefit....................      (151)      (450)      (448)      (213)        40     (3,109)       (119)      (398)    (2,481)
                               --------   --------   --------   --------   --------   --------    --------   --------   --------
Net income (loss)............  $    247   $    467   $    735   $    502   $    (85)  $  4,047    $    275   $  1,267   $  3,265
                               ========   ========   ========   ========   ========   ========    ========   ========   ========
Basic:
  Net income per share(3)....                                                         $   0.39                          $   0.32
                                                                                      ========                          ========
  Weighted average shares
    outstanding(3)...........                                                           10,309                            10,309
                                                                                      ========                          ========
Fully diluted:
  Net income per share(3)....                                                         $   0.38                          $   0.31
                                                                                      ========                          ========
  Weighted average shares
    outstanding(3)...........                                                           10,648                            10,648
                                                                                      ========                          ========
OTHER OPERATING DATA:
Gross margin.................      11.0%      10.4%       9.5%      10.3%      10.1%      11.0%       10.3%      11.4%      11.2%
Operating margin.............       0.6%       0.8%       1.0%       0.9%       0.8%       1.5%        0.9%       1.7%       1.3%
Pre-tax margin...............       0.3%       0.5%       0.5%       0.3%      (0.0)%      1.0%        0.2%       0.9%       1.1%
New vehicles sold............     4,583      6,677      9,187      9,206      7,834     20,499       5,803      5,485     14,583
Used vehicles sold...........     4,770      6,378      6,753      7,453      6,908     19,355       5,291      4,552     12,776

                                                                                       AS OF MARCH 31, 1998
                                                                                  -------------------------------
                                                                   AS OF                             PRO FORMA
                                                              JUNE 30, 1997(1)    HISTORICAL(1)    AS ADJUSTED(2)
                                                              ----------------    -------------    --------------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.............................................      $ 5,885            $   760          $ 18,202
Inventories.................................................       39,553             47,733           115,923
Total assets................................................       55,672             88,949           223,045
Total debt, including current portion.......................       40,618             70,925           140,599
Total shareholders' equity..................................        7,973              9,240            65,804

---------------

(1) In connection with the Merger and the Offering, Boomershine Automotive converted from the last-in, first-out method (the "LIFO Method") of inventory accounting to the specific identification method of inventory accounting (the "FIFO Conversion"), conditioned upon the closing of the Offering. In connection with the FIFO Conversion, and in accordance with generally accepted accounting principles, the accompanying financial information of Boomershine Automotive has been retroactively restated to reflect the FIFO Conversion.
(2) Adjusted to give pro forma effect to (i) the Merger, (ii) the Acquisitions, and (iii) the sale of the shares of common stock offered hereby and the application of the net proceeds therefrom. To conform with Boomershine Automotive's fiscal year end of June 30, the unaudited pro forma statements of operations include financial data for each Acquisition for the same periods presented for Boomershine Automotive. See "Pro Forma Combined and Condensed Financial Data" and "Use of Proceeds."
(3) Historical net income per share is not presented, as the historical capital structure of Boomershine Automotive prior to the Merger, the Acquisitions and the Offering is not comparable with the capital structure that will exist subsequent to these events. The weighted average shares outstanding was calculated taking into account these events as if they had occurred at the beginning of each period. See "Pro Forma Combined and Condensed Financial Data."

                                  RISK FACTORS

     Prospective investors should carefully consider and evaluate all of the information set forth in this Prospectus, including the risk factors set forth below, prior to making an investment in the common stock offered hereby.

DEPENDENCE ON AUTOMOBILE MANUFACTURERS


     Each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering operates pursuant to a dealer sales and service agreement, or a similar named agreement, between the applicable automobile manufacturer (or authorized distributor thereof) and the company that operates the automotive dealership ("Franchise Agreement"). The Company will be dependent to a significant extent on its relationship with such manufacturers and the terms and conditions of these Franchise Agreements.



     The following tables set forth certain pro forma combined total sales revenues and cost of goods sold information relating to the new vehicles sold by dealerships that the Company owns or expects to acquire upon consummation of the Offering categorized by manufacturer (dollars in thousands):


                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $147,965     41.3%     $176,156     43.5%     $201,508     47.9%
General Motors(2)..........   114,696     32.1       111,798     27.7        98,506     23.5
Nissan.....................    41,453     11.6        44,304     11.0        44,261     10.5
Toyota.....................    17,066      4.8        22,196      5.5        17,473      4.2
Mitsubishi.................     2,369      0.7         5,989      1.5        11,013      2.6
Mazda......................     2,073      0.6         5,288      1.3        10,469      2.5
Isuzu......................    15,119      4.2        12,479      3.1         9,434      2.2
Chrysler/Dodge/Plymouth....     9,574      2.7         7,920      2.0         8,717      2.1
Kia........................        --       --         4,570      1.1         7,040      1.7
Honda......................        --       --         6,007      1.5         6,105      1.5
Jeep/Eagle.................     2,736      0.8         3,045      0.8         3,353      0.8
Hummer.....................     1,998      0.6         2,954      0.7         2,140      0.5
Other(3)...................     2,172      0.6         1,171      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $357,221    100.0%     $403,877    100.0%     $420,019    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------
Ford(1)....................  $141,761     46.3%     $159,741     50.5%
General Motors(2)..........    77,535     25.3        77,834     24.7
Nissan.....................    30,897     10.1        21,043      6.7
Toyota.....................    16,655      5.4        12,384      3.9
Mitsubishi.................     7,802      2.5         8,386      2.7
Mazda......................     5,816      1.9         7,628      2.4
Isuzu......................     7,134      2.3         7,362      2.3
Chrysler/Dodge/Plymouth....     5,456      1.8         6,246      2.0
Kia........................     4,406      1.4         5,045      1.6
Honda......................     5,037      1.6         4,728      1.5
Jeep/Eagle.................     2,098      0.7         2,402      0.8
Hummer.....................     2,140      0.7         2,898      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $306,737    100.0%     $315,697    100.0%
                             ========  =======      ========  =======


                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $141,779     42.0%     $167,986     43.7%     $191,529     48.1%
General Motors(2)..........   106,683     31.5       104,452     27.2        94,322     23.6
Nissan.....................    39,065     11.5        43,608     11.4        40,647     10.2
Toyota.....................    16,402      4.8        20,868      5.4        16,840      4.2
Mitsubishi.................     2,298      0.7         5,849      1.5        10,506      2.6
Mazda......................     1,958      0.6         4,935      1.3         9,930      2.5
Isuzu......................    14,433      4.3        12,033      3.1         9,029      2.3
Chrysler/Dodge/Plymouth....     9,253      2.7         7,619      2.0         8,399      2.1
Kia........................        --       --         4,395      1.1         6,752      1.7
Honda......................        --       --         5,700      1.5         5,740      1.4
Jeep/Eagle.................     2,696      0.8         2,930      0.8         3,249      0.8
Hummer.....................     1,817      0.5         2,617      0.7         2,060      0.5
Other(3)...................     2,074      0.6         1,005      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $338,458    100.0%     $383,997    100.0%     $399,003    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------
Ford(1)....................  $133,906     46.0%     $150,640     50.2%
General Motors(2)..........    72,924     25.0        75,208     25.1
Nissan.....................    30,370     10.4        20,214      6.7
Toyota.....................    15,638      5.4        11,654      3.9
Mitsubishi.................     7,637      2.6         7,938      2.6
Mazda......................     5,455      1.9         7,108      2.4
Isuzu......................     6,858      2.4         7,042      2.3
Chrysler/Dodge/Plymouth....     5,286      1.8         5,994      2.0
Kia........................     4,306      1.5         4,792      1.6
Honda......................     4,738      1.6         4,448      1.5
Jeep/Eagle.................     1,986      0.7         2,307      0.8
Hummer.....................     2,010      0.7         2,772      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $291,114    100.0%     $300,117    100.0%
                             ========  =======      ========  =======


---------------


(1) Ford includes both the Ford division and the Mercury division.


(2) General Motors includes the divisions of Buick, Cadillac, Chevrolet, GMC, Oldsmobile and Pontiac.


(3) Boomershine Automotive divested its Subaru franchise during the fiscal year ended June 30, 1996.



     Ford Motor Company ("Ford"), General Motors Corporation ("GM") and Nissan Motor Co., Ltd. ("Nissan") are the only manufacturers that accounted for more than 10% of the new vehicle sales of the dealerships that the Company owns or expects to acquire upon consummation of the Offering during such periods. See "Business -- New Vehicle Sales," and "Business -- Relationships with Manufacturers." Accord-ingly, a significant decline in the sale of Ford, GM, or Nissan new cars could have a material adverse effect on the Company's business, financial condition and results of operations.


     Manufacturers exercise a great degree of control over the operations of the Company's dealerships. Each of the Franchise Agreements generally provides for termination or non-renewal for a variety of causes, including any unapproved change in ownership or management and other material breaches of the Franchise Agreements. The Company is currently seeking the approval of all manufacturers of the Company's franchised dealers to the Acquisitions, the Merger and this Offering. However, as of the date hereof, the Company has not received the approval of any automobile manufacturer with respect to the Merger, the Acquisitions or the Offering, except for final approval from Hummer, contingent approval from Ford and verbal approval from Chrysler, GM and Nissan. There can be no assurance that the Company will be able to obtain final approval of any manufacturer, other than Hummer, prior to the closing date of this Offering.


     The Company has no reason to believe that it will not be able to replace or renew all of its Franchise Agreements upon expiration, but there can be no assurance that any of such agreements will be replaced or renewed or that the terms and conditions of such replacement or renewal Franchise Agreements will be favorable to the Company. If a manufacturer terminates or declines to replace or renew one or more of the Company's significant Franchise Agreements, or if the terms and conditions for the replacement or renewal of the Company's significant Franchise Agreements are less favorable than the Company's current agreements, such actions or events could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Relationships with Manufacturers."


     The Company will also depend on the manufacturers to provide it with a desirable mix of the most popular new vehicles that produce the highest profit margins and which may be the most difficult to obtain from the manufacturers. For a discussion on how the manufacturers allocate the mix of vehicle models, see "Business -- New Vehicle Sales." If the Company is unable to obtain a sufficient allocation of the most popular vehicles, such event could have a material adverse effect on the Company's business, financial condition and results of operations. In some instances, in order to obtain additional allocations of these vehicles, the Company may be required to purchase a larger number of less desirable models than it would otherwise purchase, which could have a material adverse effect on the Company's business, financial condition and results of operations. The dealerships that the Company owns or expects to acquire upon consummation of the Offering depend on the manufacturers for certain sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of, or other material change in, a manufacturer's incentive programs may have a material adverse effect on the Company's business, financial condition and results of operations.



     The success of each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering depends to a great extent on the financial condition, marketing, vehicle design, production capabilities and management of the respective manufacturers. Additionally, the delivery of vehicles from manufacturers later than scheduled, which may occur particularly during periods when new products are being introduced, can lead to reduced sales. Although the Company is attempting to lessen its dependence on any one manufacturer by establishing dealer relationships with a number of different domestic and foreign automobile manufacturers, adverse conditions affecting Ford, GM or Nissan, in particular, could have a material adverse affect on the Company's business, financial condition and results of operations. See "Business -- New Vehicle Sales" and "Business -- Relationships with Manufacturers."


MANUFACTURERS' RESTRICTIONS ON THE MERGER, THE ACQUISITIONS AND FUTURE ACQUISITIONS


     The Company is required to obtain the consent of the applicable manufacturer prior to any transfer or change in ownership of the dealership franchises. Consequently, the Merger, the Acquisitions, the Offering and all future acquisitions will require approval by the applicable manufacturers. There can be no assurance that manufacturers will grant such approvals. Obtaining the consent of the manufacturers for acquisitions of dealerships could also take a significant amount of time. Obtaining the approvals of the manufacturers for the Merger, the Acquisitions and the Offering is an ongoing process and will continue through the date of the Offering. The Company is currently seeking the approval of all manufacturers of the franchised dealers that the Company owns or expects to acquire upon consummation of the Offering for the Acquisitions, the Merger and this Offering. As of the date of this Prospectus, Ford has provided to the Company preliminary approval, and Hummer has provided to the Company final approval, of the Company's proposed Merger, Acquisitions and this Offering. The Company has executed the Ford Master Public Agreement and new Franchise Agreements for each of the proposed acquisitions of Ford and/or Mercury dealerships. These agreements and Ford's final approval of the Merger, Acquisitions and this Offering are subject to the Company's completion of this Offering. GM, Chrysler and Nissan have verbally informed the Company that they anticipate approving the Merger, the Acquisitions and this Offering and the proposed acquisitions of GM, Chrysler and Nissan dealerships, as applicable, pursuant to the Acquisitions and the Merger. The final approvals of GM, Chrysler, and Nissan are subject to the completion of this Offering. In addition, the final approvals of Nissan and GM are subject to the execution of the Nissan Public Ownership Addendum, an Agreement between the Company and Nissan Motor Corporation USA, and a Supplemental Agreement to the General Motors Corporation Dealer Sales and Service Agreement. As of the date hereof, the Company has not obtained the approval of any other manufacturers, and no manufacturer, other than Hummer, will give its final approval prior to the consummation date of this Offering. If the Company fails to obtain any manufacturer's approval, the Company may be required to discontinue its Franchise Agreement with such manufacturer and sell the franchise back to the manufacturer or to some other third party. Saturn Corporation ("Saturn") has generally not approved the public ownership of its dealership franchises. Although the Company recently requested Saturn's approval, the Company expects to divest the Jay Automotive Group Saturn dealership in Columbus, Georgia. For this reason, the financial results of the Jay Automotive Group Saturn dealership have not been included in this Prospectus.


     The Company's growth strategy is predicated in part on the ability of the Company to acquire additional automotive dealerships. If the Company experiences delays in obtaining, or fails to obtain, approvals of the manufacturers for acquisitions of dealerships, the Company's growth strategy could be materially adversely affected. In determining whether to approve the Merger and the Acquisitions and any future mergers or acquisitions, the manufacturers may consider many factors, including the moral character, business experience, financial condition and ownership structure of the Company and its management, along with the consumer satisfaction experiences of the Company's customers. Moreover, under an applicable Franchise Agreement or under state law, a manufacturer may have a right of first refusal to acquire a dealership in the event the Company seeks to acquire that dealership franchise.


     The restrictions and maximum number of dealerships of each manufacturer discussed below are based on the correspondence that the Company has received from each applicable manufacturer. To the extent the Company has not received any correspondence or other indication from a manufacturer concerning such manufacturer's restrictions, the table below indicates that such information is unknown to the Company with respect to such manufacturer. However, there can be no assurance that the manufacturers will not modify such restrictions in the future, either generally or on a case-by-case basis, and the Company expects that the manufacturers will impose other general policy restrictions on the Company in addition to ownership limitations.

     The following table sets forth, as of the date of this Prospectus and with respect to all manufacturers with whom the Company expects to have Franchise Agreements after the consummation of this Offering, the Merger and the Acquisitions, (i) the manufacturers' policies on public company ownership; (ii) the additional restrictions of the manufacturers on the number of dealerships a public company may own in a particular region, zone or market, to the extent known to the Company as of the date hereof; (iii) the number of dealerships of each manufacturer's brands that the Company will own upon the consummation of the Merger and the Acquisitions as such number is calculated for purposes of the manufacturers' restrictions; and (iv) the maximum number of additional dealerships the Company believes it may own/acquire nationally and in the Southeastern United States pursuant to manufacturer's restrictions. The Company expects that all of these restrictions will be imposed by the manufacturers on the Company.



                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
Chrysler(1)..................  No more than 10      No more than maximum of 6 Chrysler          1              9/9
                               dealerships          dealerships in the same sales zone     (Chrysler-
                                                    (as defined by Chrysler) and 2         Dodge-Jeep-
                                                    Chrysler dealerships in the same        Plymouth;
                                                    market (but no more than 1 like       Elizabethton,
                                                    vehicle brand in the same market)          TN)
Ford/Mercury(2)..............  The lesser of (i)    No more than 1 Ford dealership in           4             26/26
                               15 Ford and 15       any market area (as defined by Ford)    (2 Ford/
                               Lincoln Mercury      that has 3 or fewer Ford dealerships    Mercury,
                               dealerships or (ii)  and no more than 25% of the Ford      Buford, GA and
                               that number of Ford  dealerships in a market area having   Franklin, NC; 2
                               and Lincoln Mercury  4 or more Ford dealerships            Ford, Smyrna
                               dealerships                                                and Duluth, GA)
                               accounting for 2%
                               of the preceding
                               year's retail sales
                               of those brands in
                               the United States
General Motors(3)............  No additional        No more than 50% of the GM                  5          None for at
                               dealerships for at   dealerships (by franchise line) in a   (2 Pontiac-     least 12-24
                               least 12-24 months;  GM-defined geographic market area      Buick-GMC,         months
                               Acquisitions of no   having multiple GM dealerships, and    Smyrna and       following
                               more than 5          GM may further limit acquisitions of  Columbus, GA; 2   Offering;
                               dealerships during   GM dealerships by a single public      Chevrolet,      thereafter 5
                               a two-year period.   company until all existing GM         Acworth, GA and   nationally
                                                    dealerships of that public company    Elizabethton,    and no more
                                                    meet certain GM criteria for sales,       TN; 1        than 50% of
                                                    market penetration, CSI and other      Oldsmobile-        the GM
                                                    GM-established standards                Cadillac,      dealerships
                                                                                          Gainesville,     (by franchise
                                                                                               GA)          line) in a
                                                                                                            GM-defined
                                                                                                            geographic
                                                                                                           market area
                                                                                                              having
                                                                                                           multiple GM
                                                                                                           dealerships

                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
American Honda Co., Inc.       7 Honda dealerships  Public companies restricted to (i) 1    1 (Honda,      6 Honda and 3
  ("Honda")(4)...............  and 3 Acura          Honda dealership in a "Metro" market  Cartersville,    Acura/6 Honda
                               dealerships          (defined by Honda as a metropolitan        GA)         and 3 Acura
                                                    market with 2 or more Honda
                                                    dealerships) with 2 to 10 dealership
                                                    points; (ii) 2 Honda dealerships in
                                                    a Metro market with 11 to 20 Honda
                                                    dealership points; (iii) 3 Honda
                                                    dealerships in a Metro market with
                                                    21 or more Honda dealership points;
                                                    (iv) no more than 4% of the Honda
                                                    dealerships in any 1 of the 10 Honda
                                                    geographic zones; (v) 1 Acura
                                                    dealership in a "Metro" market (a
                                                    metropolitan market with 2 or more
                                                    Acura dealership points); and (vi) 2
                                                    Acura dealerships in any 1 of the 6
                                                    Acura geographic zones
Hummer.......................  Restrictions         Restrictions unknown to the Company   1 (Smyrna, GA)     Unknown
                               unknown to the
                               Company
Isuzu........................  Restrictions         Restrictions unknown to the Company   2 (Duluth and      Unknown
                               unknown to the                                             Gainesville,
                               Company                                                         GA)
Kia..........................  Restrictions         Restrictions unknown to the Company         1            Unknown
                               unknown to the                                             (Elizabethton,
                               Company                                                         TN)
Mazda........................  No contiguous        No contiguous market ownership is     2 (Columbus and  No contiguous
                               market ownership is  allowed; provided, however, in a      Gainesville,        market
                               allowed; provided,   metro market, multiple dealership          GA)         ownership is
                               however, in a metro  ownership not exceeding 2                                allowed;
                               market, multiple     dealerships is allowed                                  provided,
                               dealership                                                                  however, in a
                               ownership not                                                               metro market,
                               exceeding 2                                                                   multiple
                               dealerships is                                                               dealership
                               allowed                                                                     ownership not
                                                                                                           exceeding 2
                                                                                                           dealerships
                                                                                                            is allowed
Mitsubishi...................  Restrictions         Restrictions unknown to the Company   2 (Kennesaw,       Unknown
                               unknown to the                                             and Columbus,
                               Company                                                         GA)
Nissan.......................  Nationally, no       No individual or entity may own more  1 (Duluth, GA)      60/29
                               individual or        than 20% of the region's total
                               entity may own more  number of Nissan and Infiniti
                               than 5% of the       dealerships
                               total number of
                               Nissan and Infinity
                               dealerships

                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
Toyota Motor Corporation       7 Toyota             Number of Toyota dealerships that      1 (Toyota,      6 Toyota and
  ("Toyota")(5)..............  dealerships and 3    may be owned by a single public       Columbus, GA)     3 Lexus/6
                               Lexus dealerships    company are limited to (i) the                         Toyota and 3
                                                    greater of 1 dealership or 20% of                         Lexus
                                                    the number of Toyota dealer counts
                                                    in a "Metro" market (as defined by
                                                    Toyota); (ii) the lesser of 5 Toyota
                                                    dealerships or 5% of the number of
                                                    Toyota dealer counts in any Toyota
                                                    region (as defined by Toyota; there
                                                    are currently 12 regions); and (iii)
                                                    2 Lexus dealerships in any 1 of the
                                                    4 Lexus geographic areas


---------------

(1) Chrysler may also ask the Company to limit its acquisitions, or defer any future acquisitions, of Chrysler or Chrysler division dealerships until the Company has established a proven performance record with the Chrysler dealerships it owns or is acquiring in the Acquisitions.
(2) Ford has also informed the Company that it may not make any additional acquisitions of Ford, Lincoln or Mercury dealerships for a 12-month period following the closing of this Offering.

(3) GM's communications with the Company to date indicate that GM will restrict the Company from acquiring any additional GM dealerships for a period of no less than 12 months -- and up to 24 months -- following the closing of this Offering.

(4) Honda also prohibits the ownership of contiguous dealerships and the coupling of a franchise with any other brand without its consent.
(5) The Company also believes that Toyota has required that at least nine months elapse between acquisitions of its dealerships. Toyota also prohibits the ownership of contiguous dealerships and the coupling of a franchise with any other brand without its consent.
(6) The number of dealerships the Company will own upon the consummation of the Acquisitions and the Merger for purposes of manufacturers' restrictions differs from the actual number of dealership franchises the Company will own under separate Franchise Agreements upon the consummation of the Acquisitions and the Merger because certain manufacturers group their brands together for purposes of calculating the Company's dealerships for manufacturer restriction purposes. For example, the Company operates its Pontiac, Buick and GMC dealerships under separate franchise agreements, but GM considers each Pontiac-Buick-GMC dealership and each Oldsmobile-Cadillac dealership as single dealerships for restriction purposes. The actual number of dealership franchises the Company will own under separate Franchise Agreements is as follows: 4 Ford dealerships; 2 each of Buick, Chevrolet, GMC, Isuzu, Mazda, Mercury, Mitsubishi and Pontiac dealerships; and 1 each of Cadillac, Chrysler, Dodge, Honda, Hummer, Jeep, Kia, Nissan, Oldsmobile, Plymouth and Toyota dealerships.


     Saturn has not been included in the table above because the Company expects to divest the Jay Automotive Group, Inc. Saturn dealership after the consummation of the Offering, the Merger and the Acquisitions.



     Other automobile manufacturers are still developing their policies regarding public ownership of dealerships. The Company believes that these policies will continue to change as more dealership groups sell their stock to the public, and as the established, publicly-owned dealership groups acquire more franchises. To the extent that new or amended manufacturer policies restrict the number of dealerships which may be owned by a dealership group, or the transferability of the Company's common stock, such policies could have a material adverse effect on the Company.

     As a condition to granting their consent to the Acquisitions, the Merger and this Offering, a number of manufacturers may also impose certain other restrictions on the Company. In addition to the restrictions described under "-- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity," these restrictions principally consist of restrictions on (i) certain material changes in the Company or extraordinary corporate transactions such as a merger, sale of a material amount of assets or change in the Board of Directors or management of the Company which could have a material adverse effect on the manufacturer's image or reputation or could be materially incompatible with the manufacturer's interests; (ii) the removal of a dealership general manager without the consent of the manufacturer; and (iii) the use of dealership facilities to sell or service new vehicles of other manufacturers. If the Company is unable to comply with these restrictions, the Company generally must (i) sell the assets of the dealerships to the manufacturer or to a third party acceptable to the manufacturer, or (ii) terminate the dealership agreements with the manufacturer. Manufacturers may impose other and more stringent restrictions in connection with future acquisitions. See
"Business -- Relationships with Manufacturers."


     Based on the manufacturers' restrictions known to the Company as of the date of this Offering, the Company believes that it has significant opportunities to acquire additional dealerships without exceeding the manufacturers' policies and restrictions on acquisitions outlined above.

RISKS ASSOCIATED WITH ACQUISITIONS

     The automotive retailing industry is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Accordingly, the Company's future growth will depend in large part on its ability to acquire additional dealerships, profitably expand its complementary businesses, manage its expansion, control costs in its operations and consolidate acquisitions, including the Acquisitions, into existing operations. For each acquisition, the Company will have to review the acquired entity's operations, management infrastructure and systems and financial controls, and make appropriate adjustments or complete reorganizations as appropriate. Unforeseen capital and operating expenses, or other difficulties, complications and delays frequently encountered in connection with the expansion and integration of acquired operations could inhibit the Company's growth. The full benefits of a significant acquisition, including the Acquisitions, will require the integration of operational, administrative, finance, sales and marketing organizations, as well as the implementation of appropriate operational, financial and management systems and controls. There can be no assurance that the management group will be able to effectively and profitably integrate in a timely manner each of the businesses included in the Acquisitions or any future acquisitions, or to manage the combined entity without substantial costs, delays or other operational or financial problems. The inability of the Company to do so could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, any acquisition, including the Acquisitions, and the integration of such acquisitions will require substantial attention from the Company's senior management team. The diversion of management attention required by the acquisition and integration of multiple companies, including the Acquisitions, as well as other difficulties that may be encountered in the transition and integration process, could have an adverse effect on the revenue and operating results of the Company. There can be no assurance that the Company will identify suitable acquisition candidates, that acquisitions will be consummated on acceptable terms or that the Company will be able to successfully integrate the operations of any acquisitions, including the Acquisitions.

     Acquisitions may also result in significant goodwill and other intangible assets that are amortized in future years and reduce future stated earnings. With respect to the Acquisitions and any future acquisitions, if future facts and circumstances suggest that some or all of the goodwill has been impaired, a write-off of the applicable goodwill and corresponding charge to earnings would be recognized in the quarter in which the impairment is identified. Upon consummation of the Acquisitions and the Merger, an aggregate of $43 million of goodwill will be recorded, consisting of $37.1 million from the six dealerships or dealership groups being acquired in the Acquisitions, $1.9 million from the Collision Centers USA Acquisition and $4.0 million from the South Financial Acquisition. See "The Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Growth Strategy."


     The Company's balance sheet immediately following the Merger, the Offering and the Acquisitions will include an amount designated as "goodwill" that represents 20% of assets and 67% of shareholders' equity.

     Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. GAAP requires that goodwill and all other intangible assets be amortized over the period benefited. Management has determined that period to be no less than 40 years.



     If management were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the Acquisitions would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the business. Earnings in later years could also be significantly affected if management determines then that the remaining balance of goodwill was impaired.



     Management has reviewed with its independent accountants the allocation of consideration paid to assets (including goodwill) and liabilities of the acquired businesses. Management concluded that the anticipated future cash flows associated with intangible assets recognized in the Acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.


     In addition, the Company's future growth as a result of its acquisition of automobile dealerships will depend on its ability to obtain the requisite manufacturer approvals. There can be no assurance that it will be able to obtain such consents in the future. See "-- Manufacturers' Restrictions on the Merger, the Acquisitions and Future Acquisitions" and "Business -- Relationships with Manufacturers."

     In certain cases, the Company may be required to file applications and obtain clearances under applicable federal antitrust laws before consummation of an acquisition. These regulatory requirements may restrict or delay the Company's acquisitions, and may increase the cost of completing such transactions.

STOCK OWNERSHIP/ISSUANCE LIMITS; LIMITATION ON ABILITY TO ISSUE ADDITIONAL
EQUITY


     Standard automobile Franchise Agreements limit transfers of any ownership interests of a dealership and its parent, and therefore often do not by their terms accommodate public trading of the common stock of a dealership or its parent. Even if the Company receives all of the relevant manufacturer approvals to permit the Offering and trading of its common stock, a number of manufacturers may continue to impose restrictions upon the transferability of the common stock. For example, Ford may cause the Company to sell or resign from one or more of its Ford franchises if any person or entity acquires 50% or more of the Company's voting securities without Ford's approval. Likewise, GM and Toyota may force the sale of their respective franchises if 20% or more of the Company's voting securities are so acquired by any one person or entity without their approval. Honda may force the sale of the Company's Honda franchise if any person or entity acquires 5% or more of the common stock (10% if such entity is an institutional investor), and Honda deems such person or entity to be unsatisfactory. See "Business -- Relationships with Manufacturers."



     Any transfer of shares of the common stock, including a transfer by any of the shareholders of the target companies of the Acquisitions who received the common stock pursuant to the Acquisitions and shareholders of Boomershine Automotive who received the Company's common stock pursuant to the Merger, will be outside the control of the Company. If one or more of such transfers causes a change in control of the Company, the manufacturers may have the right to terminate or not renew one or more of the Franchise Agreements. Moreover, these issuance limitations are likely to impede the Company's ability to raise capital through additional equity offerings or to issue common stock as consideration for, and therefore, to consummate, future acquisitions. Such restrictions also may prevent or deter prospective acquirors from gaining control of the Company and, therefore, may adversely impact the Company's equity value.


STRIKES AND LABOR ACTIONS; GM STRIKE


     Events such as strikes and other labor actions by unions could have a material adverse effect on the Company's business, financial condition and results of operations. As of the date of this Prospectus, the United Auto Workers Union has recently settled a labor action it had initiated in the form of a strike against GM. This strike has had a material adverse effect on the production of GM vehicles. Although the Company believes that, as of the date of this Prospectus, the strike has not had a material adverse effect on the operations of the dealerships that will comprise the Company upon the consummation of the Merger and the Acquisitions, because approximately 24.7% of the Company's pro forma gross revenues for the nine month period ended March 31, 1998 were derived from GM new vehicles, there can be no assurance that GM's decreased production will not have a material adverse effect on the Company's business, financial condition and results of operations in the future.


COMPETITION


     The automotive retailing industry is highly competitive with respect to price, service, location and selection. The Company's competition will include franchised automotive dealerships selling the same or similar makes of new and used vehicles offered by the Company in the same markets as the Company and sometimes at lower prices than those of the Company. These dealer competitors may be larger and have greater financial and marketing resources than the Company. The Company will not have any cost advantage in purchasing new vehicles from manufacturers. Additional competitors include other franchised dealers, private market buyers and sellers of used vehicles, used vehicle dealers (including regional and national rental car companies which sell their used rental cars), service center chains and independent service and repair shops. The used car market faces increasing competition from non-traditional outlets such as the Internet and used car "superstores," which use sales techniques such as one-price shopping. Several groups have begun to establish nationwide networks of used vehicle superstores, and car superstores operate in several of the markets in which the Company will operate. "No negotiation" sales methods are also being tried for new cars by at least one of these superstores and by Saturn and other dealerships. Some of the Company's competitors may have greater financial, marketing and personnel resources than the Company. In addition, certain manufacturers, such as Ford, have publicly announced that they may directly enter the retail market in the future, and certain other manufacturers, such as GM, have publicly announced that they may consolidate many of their dealerships in a given market area into a single large dealership to serve that particular market. Such actions by the manufacturers could have a material adverse effect on the Company. The increased popularity of vehicle leasing also has resulted, as these leases expire, in a large increase in the number of late model vehicles available in the market, which puts added pressure on new vehicle prices. As the Company seeks to acquire dealerships in new markets, it may face increasingly significant competition (including from other large dealer groups and dealer groups that have publicly-traded equity) as it strives to gain market share through acquisitions or otherwise.



     The Franchise Agreements for the dealerships that the Company owns or expects to acquire upon consummation of the Offering do not give the Company the exclusive right to sell a manufacturer's product within a given geographic area. The Company could be materially adversely affected if any of its manufacturers award franchises to others in the same markets where the Company is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in the markets in which the Company will operate. The Company's gross margins may decline over time if it expands into markets where it does not have a leading position. These and other competitive pressures could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Competition."


REGIONAL CONCENTRATION

     Local economic, competitive and other conditions may affect the performance of automotive dealerships. As such, the Company's results of operations may be substantially dependent upon general economic conditions and consumer spending habits and preferences in the southeastern United States, as well as various factors specific to that area, such as tax rates and state and local regulation. Additionally, since the Company's growth strategy contemplates acquisitions in small and medium-sized markets, any adverse business developments experienced by businesses which have a disproportionately large presence in, and influence on, such small and medium-sized markets could have a material adverse effect on the Company's business, financial condition and results of operations.

ACQUISITION FINANCING; FUTURE CAPITAL REQUIREMENTS; POSSIBLE DILUTION THROUGH ISSUANCE OF STOCK

     The Company currently intends to finance future acquisitions in part by issuing shares of its common stock as full or partial consideration for acquired dealerships. The extent to which the Company will be able or willing to issue common stock for acquisitions will depend on the market value of the common stock from time to time, the willingness of potential acquisition candidates to accept common stock as part of the consideration for the sale of their businesses, and the ability of the Company to obtain any necessary manufacturers' consents. It is possible that the Company will issue, in the aggregate, a significant number of additional shares of common stock in connection with such acquisitions in the future, and the number of shares of common stock could be as much as, or more than, the number of outstanding shares of common stock following the Offering. Using stock to consummate acquisitions may result in significant dilution of shareholders' percentage interest in the Company. To the extent the Company is unable or unwilling to issue common stock as consideration for future acquisitions, the Company may be required to use available cash or other sources of debt or equity financings to finance future acquisitions. The Company is negotiating a credit facility with various lenders and anticipates that such a credit facility will provide the Company with a line of credit of up to $50 million which may be used for future acquisitions. However, there can be no assurance that other sources of debt or equity financing, including this credit facility, would be available to the Company on acceptable terms, or at all, or that the Company's available cash or other sources of financing will be sufficient to finance such acquisitions. If the Company is unable or unwilling to issue shares of common stock as consideration for future acquisitions, or is unable to obtain additional financing in a timely manner on satisfactory terms, it may be required to postpone or reduce its acquisition plans, which may have a material adverse effect on the Company's business, financial condition and results of operation.

FLOORPLAN FINANCING


     The Company will depend to a significant extent on its ability to finance the purchase of inventory, which in the automotive retailing industry involves significant sums of money in the form of floorplan financing. The Company is currently negotiating new floorplan financing lines of credit of up to $110 million, although no assurance can be given that the Company will be able to obtain these new lines of credit on terms acceptable to it. In addition, no assurance can be given that the Company's working capital, the existing and new floorplan facilities, and other resources will be sufficient to fund the Company's floorplan financing needs, or that the Company will be able to obtain adequate additional capital from other sources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company's Credit and Financing Arrangements" and "Business -- Growth Strategy." The Company anticipates that such a restructuring of its floorplan financing, and the Company's prospective size and market presence, will provide it with an opportunity to negotiate more favorable terms for its floorplan financing. However, there can be no assurance that the Company will be able to obtain more favorable floorplan financing, or that such financing will be implemented in a timely manner. Even if such more favorable floorplan financing is obtained, there can be no assurance that such financing will not subsequently be adversely modified, or that other sources of floorplan financing will be available to the Company in the future. Additionally, substantially all the assets of the dealerships that the Company owns or expects to acquire upon consummation of the Offering are pledged to secure floorplan indebtedness, which may impede the Company's ability to borrow from other sources, and the Company must obtain new floorplan financing or obtain consents to assume existing financing in connection with its acquisition of dealerships. See "-- Dependence on Automobile Manufacturers."


SUB-PRIME AUTOMOBILE FINANCE SUBSIDIARY

     The sub-prime consumer automobile finance market is comprised of customers who are deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history and/or their limited financial resources. Consequently, the installment loans made by South Financial have a higher probability of delinquency and default and have greater servicing costs than loans made to other automobile purchasers who pose lesser credit risks. South Financial's profitability depends in part upon its ability to properly evaluate the creditworthiness of sub-prime consumers and efficiently service its loans and the loans it purchases from other automotive dealerships. There can be no assurance that satisfactory credit performance of a sub-prime consumer will be maintained or that the rate of future defaults and/or losses will be consistent with prior experience or at levels that will allow South Financial to maintain profitability. The ability of most borrowers to remit payments in accordance with the terms of the loans is dependent on their continued employment. An economic downturn resulting in increased unemployment could cause a significant rise in delinquencies and defaults, which could materially adversely affect South Financial's business, financial condition and results of operations. Moreover, increases in the delinquency and/or loss rates in South Financial's loan portfolio could adversely affect South Financial's ability to obtain or maintain its financing resources.

     South Financial requires substantial borrowings to fund its loans and its purchases of retail installment contracts from automobile dealerships. Consequently, South Financial's profitability is affected by the difference, or "spread," between the rate of interest paid on the funds it borrows and the rate of interest charged on the loans it makes and on the installment contracts it purchases, which rate in most states is limited by law. The difference between South Financial's cost of borrowing versus the average annual percentage rate on loans it makes or has purchased was 16.9% for 1995, 18.4% for 1996 and 17.4% for 1997. Commencing in February 1997, loans were purchased from dealers at a discount and on a non-recourse basis to increase the overall effective yield of the portfolio. Such discount averaged approximately 45% for the year ended December 31, 1997. The average portfolio yield of South Financial's loans during the quarter ended March 31, 1998, was 24.3%. This yield was increased by the amortization of discount income ($52,000) and decreased by the provision for loan losses ($29,000) resulting in an effective yield of 24.9% for the quarter. In addition, because the interest rate at which South Financial borrows is variable and the interest rate at which South Financial makes loans and purchases retail installment contracts is fixed, South Financial assumes the risk of interest rate increases prior to the time contracts either mature or are sold. There can be no assurance that South Financial will be able to extend its present revolving credit facility or enter into new credit facilities on reasonable terms in the future or that interest rate increases will not adversely affect its ability to maintain profitability with respect to the retail installment contracts it holds.

     South Financial is subject to regulation under various federal, state and local laws and in some jurisdictions is required to be licensed by the state banking and insurance authorities. States in which South Financial operates limit the interest rate, fees and other charges that may be imposed by, or prescribe certain other terms of, the loans South Financial makes and the contracts that it purchases and restrict its right to repossess and sell collateral. An adverse change in those laws or regulations could have a material adverse effect on South Financial's business, financial condition and results of operations by, among other things, limiting the states in which South Financial may operate or the interest rate that may be charged on retail installment contracts or restricting South Financial's ability to realize the value of the collateral securing the contracts.

COLLISION REPAIR CENTERS

     The Company anticipates that much of the growth of its collision repair business will be achieved through the development of new locations for its collision repair business; however, the Company to date has not established any start-up locations of the type anticipated, and there can be no assurance that the Company will successfully establish any such locations in the near term or at all. The Company expects that start-up locations may initially have a negative impact on its results of operations and margins due to several factors, including: (i) start-up collision repair centers typically require a significant investment of capital to acquire the necessary equipment and materials and to establish each start-up location; and (ii) it will generally take some time following commencement of operations at a start-up location before profitability can be achieved. There can be no assurance that any start-up location will become profitable within the first several years of operations, if at all.

     The collision repair industry is highly fragmented and is comprised primarily of independent operators of collision repair centers, against which the Company expects to compete and among which the Company anticipates identifying acquisition candidates. The Company also expects its competitors in the collision repair industry to include franchised operators of collision repair centers and other companies which operate multiple company-owned collision repair centers. Some of these competitors may be significantly larger and have greater financial resources than the Company.

OPERATING CONDITION OF ACQUIRED BUSINESSES

     Although the Company has conducted what it believes to be a prudent level of investigation regarding the operating condition of the assets to be purchased in the Acquisitions in light of the circumstances of each transaction, certain unavoidable levels of risk remain regarding the actual operating condition of these assets. The same risk regarding the actual operating condition of businesses to be acquired will also apply to future acquisitions by the Company. In addition, in connection with the Acquisitions, the Company has executed certain acquisition agreements which contain limited or qualified representations and warranties by the target companies and/or the selling shareholders, monetary and duration limitations on any indemnifications made by the target companies and/or selling shareholders, or, in some instances, no indemnifications at all. Moreover, some of the former owners of the businesses acquired pursuant to the Acquisitions have or will become executive officers and/or members of the Board of Directors of the Company. See "Management -- Executive Officers and Directors; Key Personnel." Consequently, the Company may have little or no recourse against the prior owners of the companies acquired in the Acquisitions in the event of breach of a representation, warranty or covenant in such acquisition agreements. Any material misrepresentations, omissions or breaches of covenants could have a material adverse effect on the Company's business, financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL AND LIMITED MANAGEMENT AND PERSONNEL RESOURCES


     The Company's success will depend to a significant degree upon the continued contributions of its senior management, particularly Walter M. Boomershine, Jr., the Company's Chairman, Robert W. Gundeck, the Company's Chief Executive Officer, Charles K. Yancey, the Company's Chief Operating Officer and President, Stephen C. Whicker, the Company's Executive Vice President of Corporate Development, Ricky L. Brown, the Company's Chief Financial Officer, Alan K. Arnold, the Company's Vice President of Ford Division, and R. Glynn Wimberly, the Chief Executive Officer of South Financial Corporation. The Company has employment agreements with each of these employees. Although the Company does not currently maintain key-man life insurance on any of these individuals, the Company intends to obtain such insurance on all of these individuals following the completion of this Offering. The loss of any of said key employees could have a material adverse effect on the Company's business, financial condition and results of operation. Additionally, the Franchise Agreements require the prior approval of the applicable manufacturer before any change is made in franchise general managers. Consequently, the loss of the services of one or more of these key employees could have a material adverse effect on the Company. Although the Company has employment agreements with some of its key employees, the Company will not have employment agreements in place for all of its key personnel. The Company does not currently maintain any key-man life insurance on any member of its management team. In addition, as the Company expands it may need to hire additional managers and will likely be dependent on the senior management of any businesses acquired. The market for qualified employees in the industry and in the regions in which the Company will operate, particularly for general managers and sales and service personnel, is highly competitive and may subject the Company to increased labor costs in periods of low unemployment. The loss of the services of key employees or the inability to attract additional qualified managers could have a material adverse effect on the Company. In addition, the lack of qualified management or employees of potential acquisition candidates may limit the Company's ability to consummate future acquisitions. See "Business -- Growth Strategy,"
"Business -- Competition" and "Management."


FAILURE TO MEET MANUFACTURER CSI SCORES


     Many manufacturers attempt to measure customer satisfaction with dealership sales, warranty and repair service through a customer satisfaction index which varies by manufacturer. These manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions and other matters such as vehicle inventory allocations. The components of CSI have been modified from time to time in the past, and there is no assurance that such components will not be further modified or replaced by different systems in the future. As of the date of this Prospectus, the Company believes that one of the dealerships that will be acquired by the Company upon consummation of the Offering is not in compliance with the applicable manufacturer's CSI requirements. During the five-year period preceding the date of this

Prospectus, the Company believes that the dealerships that the Company owns or expects to acquire upon consummation of the Offering have been in non-compliance with manufacturers' CSI requirements 13 times, although the Company believes that none of such dealerships has been adversely affected by such non-compliance. There can be no assurance that the Company will be able to comply with such standards in the future. Failure of the dealerships that the Company owns or expects to acquire upon consummation of the Offering to comply with the standards imposed by manufacturers at any given time may have a material adverse effect on the growth and operating strategies of the Company.


HOLDING COMPANY STRUCTURE; RELIANCE ON DIVIDENDS AND OTHER PAYMENTS FROM OPERATING SUBSIDIARIES


     The Company is a holding company, the principal assets of which are the shares of the capital stock of its subsidiaries. As a holding company without independent means of generating operating revenue, the Company will depend on dividends and other payments, including payments of management fees and pursuant to tax sharing arrangements, from its subsidiaries to fund its obligations and meet its cash needs.


YEAR 2000 COMPLIANCE

     The Company has taken steps to evaluate the extent of its potential year 2000 problems. Some older, or "legacy" computer programs still in use today use two-digit fields to represent the year in computer records. Such programs may not properly recognize date-sensitive information when the year changes to 2000 and the systems' two-digit year code changes to "00." Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company uses financial reporting software that is standard to the automotive retailing industry and the Company is not certain of the total exposure it may have as a result of the year 2000 problem. The Company's software vendors have indicated to the Company that their software is year 2000 compliant. Accordingly, the Company currently does not expect that it will incur significant operating expenses or be required to invest heavily in computer system improvements to be year 2000 compliant. However, there can be no assurance that such software will operate properly once the year 2000 arrives, and significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problem of either the Company or its outside vendors, third-party payors or customers could have a material adverse effect on the Company's business, financial condition and results of operations.

CYCLICALITY

     Sales of automotive vehicles, particularly new vehicles, historically have been subject to substantial cyclical variation. The Company believes that the industry is affected by many factors, including general economic conditions, consumer confidence, the level of personal discretionary spending, prevailing interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in vehicle sales, particularly new vehicle sales, in the future. Any such decline could have a material adverse effect on the Company's growth strategy and financial condition.

IMPORTED PRODUCT RESTRICTIONS AND FOREIGN TRADE RISKS


     Certain motor vehicles that will be sold by the Company, as well as certain major components of vehicles that will be retailed by the Company, are of foreign origin. Accordingly, the Company will be subject to the import and export restrictions of various jurisdictions and is dependent to some extent upon general economic conditions in and political relations with a number of foreign countries, particularly Japan. Additionally, fluctuations in currency exchange rates may adversely affect the Company's sales of vehicles produced by foreign manufacturers. Imports into the United States may also be adversely affected by increased transportation costs and tariffs, quotas or duties.


ADVERSE EFFECT OF GOVERNMENTAL REGULATION; ENVIRONMENTAL REGULATION COMPLIANCE COSTS


     The Company will be subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements and consumer protection laws. See "-- Sub-Prime Automobile Finance Subsidiary" for a discussion of some of the laws and regulations which impact the operations of South Financial. The violation of these laws and regulations can result in civil and criminal penalties being levied against the

Company or in a cease and desist order against Company operations that are not in compliance. Future acquisitions by the Company may also be subject to regulation, including antitrust reviews. The Company believes that it complies in all material respects with all laws and regulations applicable to its business, but future regulations may be more stringent and require the Company to incur significant additional costs to achieve compliance.


     The facilities and operations of the dealerships that the Company owns or expects to acquire upon consummation of the Offering are also subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with such disposal. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. These persons include the present or former owner or operator of a contaminated property and companies that generated, disposed of or arranged for the disposal of hazardous substances found at the property. Past and present business operations of the Company subject to such laws and regulations include the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, Freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company is and will be subject to other laws and regulations as a result of the past or present existence of underground storage tanks at many of the properties of the dealerships that the Company owns or expects to acquire upon consummation of the Offering. The Company, like many of its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations.


     Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures by the Company, some of which may be material. See "Business -- Governmental Regulations and Environmental Matters."

ANTI-TAKEOVER PROVISIONS


     Certain provisions of the Company's Articles of Incorporation ("Articles") and Bylaws may make it more difficult for shareholders of the Company to effect certain corporate actions. For example, the Company's Articles and Bylaws provide that special meetings of the shareholders may only be called by the Chairman, Chief Executive Officer or Secretary of the Company, by a majority vote of the Board of Directors, or upon written demand of the holders of at least 75% of all votes entitled to be cast on any issue proposed to be considered at such meeting. The Company's Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at annual or special meetings of shareholders, must provide timely notice thereof in writing. Additionally, the Company's Bylaws incorporate the fair-price protections promulgated by Sections 14-2-1110 through 14-2-1113 and 14-2-1131 through 14-2-1133 of the Georgia
Business Corporation Code (the "GBCC"), which provide certain protections to minority shareholders by imposing certain requirements on business combinations of the Company with any interested shareholders of the Company beneficially holding more than 10% of the Company's voting shares. See "Description of Capital Stock -- Georgia Law, Certain Articles and Bylaw Provisions and Certain Franchise Agreement Provisions." The agreements, corporate documents and laws described above, as well as provisions of the Franchise Agreements described in "-- Dependence on Automobile Manufacturers" and "-- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" above (permitting manufacturers to terminate such agreements upon a change of control) and provisions of the Company's lending arrangements described in "-- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" above (creating an event of default thereunder upon a change in control), may have the effect of delaying or preventing a change in control of the Company or preventing shareholders from realizing a premium on the sale of their shares of common stock upon an acquisition of the Company.

     The Articles authorize the Board of Directors of the Company to issue, without shareholder approval, up to 50 million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The issuance of such preferred stock could adversely affect the voting power or other rights of the holders of the common stock. Under certain circumstances, the Company could also issue such preferred stock as a method of discouraging, delaying or preventing a change in control of the Company. The issuance of preferred stock could also prevent shareholders from realizing a premium upon the sale of their shares of common stock upon an acquisition of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital
Stock -- Preferred Stock." Additionally, the Company's Articles and Bylaws provide that the Board of Directors is divided into three classes serving staggered terms. These and other provisions may impair the shareholders' ability to influence or control the Company or to effect a change in control of the Company, and may prevent shareholders from realizing a premium on the sale of their shares of common stock upon an acquisition of the Company. See "Description of Capital Stock."

POTENTIAL CONFLICTS OF INTEREST


     The Company has with respect to certain of the Acquisitions and will likely in the future enter into transactions with entities controlled by affiliates of the Company. The Company believes that the Acquisitions were entered into on terms that reflect arm's-length negotiations and are on terms that are no less favorable than those that could be obtained from non-affiliated parties. None of the officers, directors and principal shareholders of the targets were affiliates of the Company at the time such Acquisitions were negotiated and all such individuals were represented by independent legal and financial advisors throughout such negotiations. The consideration payable by the Company to the Boomershine Automotive shareholders in connection with the Merger was determined based upon negotiations between the Company's management and the Boomershine Automotive shareholders. In determining the value of the Merger, the Company took into account a number of factors, including the projected value of the Company following an initial public offering, the key role Boomershine Automotive would play in funding certain of the Company's start-up activities and in providing key management and employees, and the value of the Boomershine Automotive name and reputation in the Atlanta market, although no third party valuation or appraisal of the operations or assets of Boomershine Automotive was obtained. The number of shares of common stock to be issued in connection with the Merger was based on an assumed initial public offering price of $10 per share, the mid point of the estimated offering price range, and assumes a discount of 10%, which reflects the stock's trading restrictions. At the time of the Merger, Walter M. Boomershine, Jr. was a director, officer and shareholder of both Sunbelt and Boomershine Automotive and Charles K. Yancey was a director and officer of both Sunbelt and Boomershine Automotive. Since no independent appraisals evaluating the Merger were obtained, there can be no assurance that the Merger is on terms that could have been obtained from unaffiliated third parties. Potential conflicts of interest could also arise in the future between the Company and these affiliated parties in connection with the enforcement, amendment or termination of these arrangements. The Company anticipates renegotiating its leases with all related parties at lease expiration at fair market rentals, which may be higher than current rents. See "Certain Transactions." In the future, all material transactions which may involve a potential or actual conflict of interest will be reviewed by disinterested members of the Board of Directors of the Company to ensure the fairness of such transactions.


     Under Title 14 of the GBCC generally, a transaction effected or proposed to be effected by a corporation (or a subsidiary of the corporation or any other entity in which the corporation has a controlling interest) respecting which a director of the corporation has a conflicting interest is deemed a conflicting interest transaction. Accordingly, the GBCC provides certain disclosures and procedures for appropriate directors' actions and shareholders' actions when dealing with a conflicting interest transaction. Further, under general Georgia corporate law, a corporate insider is precluded from acting on a business opportunity in his individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business, is of practical advantage to the corporation and is one in which the corporation has an interest or reasonable expectancy.

NO PRIOR PUBLIC MARKET FOR COMMON STOCK AND POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the common stock. The initial public offering price of the common stock will be determined by negotiations among the Company and representatives of the Underwriters. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. There can be no assurance that the market price of the common stock prevailing at any time after this Offering will equal or exceed the initial public offering price or that an active trading market will be developed after the Offering or, if developed, that it will be sustained. Quarterly and annual operating results of the Company, variations between such results and the results expected by investors and analysts, and changes in local or general economic conditions or developments affecting the automotive retailing industry, the Company or its competitors, as well as other factors common to initial public offerings, could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations, which could adversely affect the market price for the common stock without regard to the financial performance of the Company.

DILUTION

     Purchasers of common stock in the Offering will experience immediate and substantial dilution in the amount of $7.89 per share in net tangible book value per share from the initial offering price. See "Dilution."

DIVIDENDS


     The Company has no present intention to declare or pay cash dividends after the Offering. The Company intends to retain any earnings that it may realize in the future to finance its acquisitions and operations. The payment of any future dividends will be subject to the discretion of the Board of Directors of the Company and will depend upon the Company's results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends, and other factors the Board of Directors deems relevant. The Franchise Agreements with vehicle manufacturers generally require the maintenance of adequate levels of capitalization by the Company or its prospective dealerships, which also could restrict the Company's ability to pay dividends. See "Dividend Policy."


POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     Sales of substantial amounts of common stock into the public market subsequent to the Offering could have a material adverse effect on the market price of the common stock. Upon consummation of the Merger, the Acquisitions and the Offering, the Company will have 10,557,862 shares of common stock outstanding (11,382,862 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 5,500,000 shares offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for shares held by persons deemed to be "affiliates" of the Company or acting as "underwriters," as those terms are defined in the Securities Act. Of the remaining shares of common stock outstanding, the 3,800,160 shares to be issued to the Boomershine Automotive shareholders upon consummation of the Merger, the 249,202 shares issued to executive officers of the Company and the 6,000 shares issued to the founders of the Company will be "restricted securities" within the meaning of Rule 144 under the Securities Act and will be eligible for resale subject to volume, manner of sale, holding period and other limitations of Rule 144. The 1,002,500 shares of common stock to be issued upon consummation of the Acquisitions will likewise be subject to Rule 144, but the holders of some of the shares have been granted piggyback registration rights under the terms of the applicable Acquisition agreements.

     The Company has also made certain commitments to issue additional shares of common stock. The Company may be required to issue shares to the former shareholders of Wade Ford and Day's Chevrolet under price protection provisions set forth in the applicable Acquisition agreements. See "Description of Capital Stock -- Registration Rights and Stock Price Protection." Upon issuance, all of said shares will be subject to Rule 144. The Company has also reserved 1,592,000 shares of common stock for issuance under stock options granted under the Incentive Stock Plan prior to or contemporaneously with the completion of the Offering, 653,000 shares of common stock for issuance under stock options which may be granted under the Incentive Stock Plan subsequent to this Offering and 50,000 shares of common stock for issuance upon exercise of warrants granted to a consulting firm for services rendered in connection with this Offering. In addition, the Company has reserved 5,000 shares of common stock for issuance under stock options granted in connection with the Collision Centers USA acquisition. See
"Management -- Incentive Stock Plan," "Shares Eligible for Future Sale" and "Description of Capital Stock -- Warrants." The Company intends to file a registration statement on Form S-8 with the Commission following completion of the Offering to register the shares of common stock issuable under the Incentive Stock Plan.


     No prediction can be made as to the effect that resale of shares of common stock, or the availability of shares of common stock for resale, will have on the market price of the common stock prevailing from time to time. The resale of substantial amounts of common stock, or the perception that such resales may occur, could materially and adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future. The Company, its executive officers and directors, and the holders of the Company's unregistered common stock have agreed, subject to certain exceptions, (i) not, directly or indirectly, without the prior written consent of the Underwriter, to sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise dispose of any shares of common stock of the Company, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce such person's intention to do any of the foregoing, until after the close of trading on the date 180 days after the date of this Prospectus; and (ii) to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of common stock or securities convertible into or exchangeable or exercisable for common stock held by such person except in compliance with the foregoing restrictions; provided that the Company may sell shares of common stock to a third party as consideration for the Company's acquisition from such third party of an automobile dealership, so long as such third party executes a lock up agreement on substantially the same terms described above for a period expiring 180 days after the date of this Prospectus. See "Management -- Incentive Stock Plan," "Shares Eligible for Future Sale" and "Underwriting."

PRICE PROTECTION PROVISIONS

     Pursuant to certain stock price protection provisions and/or agreements entered into in connection with the Wade Ford Acquisition and the Day's Chevrolet Acquisition, the Company may be required to pay additional consideration up to an approximate aggregate amount of $9.8 million -- in the form of cash and/or the Company's common stock -- to the shareholders of those acquisition target companies. See "Description of Capital Stock -- Registration Rights and Stock Price Protection."

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to the Company. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties which include, but are not limited to, those set forth above. Actual results could differ materially from those implied by these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include, but are not limited to, changes in external competitive market factors, changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the Company's industry or the economy in general and various competitive factors that may prevent the Company from competing successfully in existing or new markets.

                                   THE MERGER


     Sunbelt Automotive Group, Inc. was incorporated under the GBCC on December 17, 1997. Contemporaneously with the closing date of the Offering, Boomershine Automotive will merge into the Company via a tax-free reorganization under
Section 368(a)(1)(A) of the Internal Revenue Code and the GBCC (the "Merger"). Upon consummation of the Merger: (i) Boomershine Automotive will be merged with and into the Company; (ii) the Boomershine Automotive shareholders will receive an aggregate of 3,800,160 shares of unregistered common stock of the Company in exchange for the issued and outstanding capital stock of Boomershine Automotive; and (iii) the Company expects to employ the following shareholders of Boomershine Automotive in the stated positions: Walter M. Boomershine,
Jr. -- Chairman of the Board and Senior Vice President; Walter M. Boomershine, III -- employee of the Company; Lindsey B. Robertson -- employee of the Company; and Patrice B. Mitchell -- employee of the Company. All of the common stock that the Company expects to issue in connection with the Merger will be subject to certain restrictions affecting the sale, pledge, offer, contract to sell or purchase, or the sale or purchase of options on such common stock for a period of 180 days following the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."


     Boomershine Automotive was formed in 1992 as a holding company to own and operate the various Boomershine Automotive dealerships throughout the metropolitan Atlanta area. Prior to the Merger, Boomershine Automotive owned and operated nine franchised automobile dealerships in the metropolitan Atlanta area, including Pontiac, Buick, GMC and Hummer franchises located in Smyrna, Georgia; Nissan, Ford and Isuzu dealerships in the Gwinnett Mall area of Duluth, Georgia; a Honda dealership in Cartersville, Georgia; and a Mitsubishi dealership in Kennesaw, Georgia (North Atlanta). Boomershine Automotive also owned a collision repair center which served the Gwinnett County area and the Boomershine Ford and Isuzu dealerships and which is now one of the four collision repair centers of the Company's Collision Centers USA subsidiary.

                                THE ACQUISITIONS


     Since November 1997, the Company or Boomershine Automotive, as the Company's predecessor in interest, has consummated or signed definitive agreements to purchase six additional dealerships or dealership groups, three collision repair centers and one automotive sub-prime finance company for an aggregate purchase price of approximately $67 million. These Acquisitions consist of the Collision Centers USA Acquisition (consummated December 18,
1997), the South Financial Acquisition (consummated January 6, 1998), the Bill Holt Acquisition (consummated June 15, 1998), the Grindstaff Acquisition (consummated July 31, 1998), the Robertson Acquisition, the Wade Ford Acquisition, the Jay Automotive Group Acquisition, and the Day's Chevrolet Acquisition (the "Acquisitions"). The closing of the Offering is contingent upon the Company consummating the Robertson, Wade Ford, Jay Automotive and Day's Chevrolet Acquisitions, and the Company intends to use a portion of the proceeds from the Offering to pay the cash purchase prices of these remaining Acquisitions. See "Use of Proceeds." All of the common stock that the Company expects to issue in connection with the Acquisitions will be subject to certain restrictions affecting the sale, pledge, offer, contract to sell or purchase, or the sale or purchase of options on such common stock for a period of 180 days following the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."



     The Jay Automotive Group Acquisition. On January 5, 1998, the Company entered into a definitive agreement to acquire from James G. Stelzenmuller, III, all of the outstanding stock of Jay Automotive Group, Inc., which owns and operates Toyota, Mazda, Pontiac, Buick, GMC and Mitsubishi dealerships in Columbus, Georgia (the "Jay Automotive Group Acquisition"). The Jay Automotive Group Acquisition is expected to be consummated simultaneously with the closing of this Offering. The Company will pay $16.0 million in consideration for the Jay Automotive Group Acquisition. At the closing, the Company will pay $12.0 million in cash, and $4.0 million in the form of a 90-day promissory note (the "Jay Note") with an interest rate equal to 8% per annum. Mr. Stelzenmuller will serve as an employee of the Company upon consummation of the Offering. Jay Automotive Group, Inc. will continue to lease the real properties on which its facilities are located from the respective landlords of each property. The purchase price for the Jay

Automotive Group Acquisition includes payment for the acquisition of Saturn and Suzuki dealerships, which the Company expects to divest subsequent to the consummation of the Offering. See "Business -- Facilities."



     The Wade Ford Acquisition. On November 21, 1997, the Company entered into a definitive agreement to acquire from Alan K. Arnold, Gary R. Billings and certain other shareholders all of the outstanding common stock of the Wade Ford Dealerships, located in Smyrna and Buford, Georgia, respectively (the "Wade Ford Acquisition"). The Wade Ford Acquisition is expected to be consummated simultaneously with the closing of this Offering. The Company will pay approximately $15.5 million in consideration for the Wade Ford Acquisition. At the closing, the Company will pay to the selling shareholders approximately $12.0 million in cash and approximately $3.5 million in the form of unregistered common stock of the Company, plus or minus consideration to be determined by closing and post-closing adjustments. If the Wade Ford Dealerships earn a profit during the period from January 1, 1998 to the closing date, then the Company shall pay the selling shareholders the entire amount of such profit less any distributions made by the Wade Ford Dealerships to the selling shareholders during such period. If the Wade Ford Dealerships incur a loss during the period from January 1, 1998 to the closing date, the purchase price will be reduced by such amount. If the aggregate cash accounts of the Wade Ford Dealerships amount to less than $800,000, the purchase price will be reduced dollar for dollar by the deficiency. Additionally, if the Wade Ford Dealerships' floor plan liability exceeds their floor plan assets by more than 3%, the purchase price will be reduced by such amount. Approximately $367,000 of the cash and approximately $133,000 of common stock will be held in escrow until the expiration of certain indemnification provisions made by the selling shareholders of the Wade Ford Dealerships. The Company will also provide certain piggyback registration rights to the selling shareholders of the Wade Ford Dealerships, along with certain stock price protection pursuant to which the Company will compensate the shareholders for any deficiencies in the price of the stock consideration on the first anniversary of the Offering. See "Description of Capital
Stock -- Registration Rights and Stock Price Protection." In connection with the Wade Ford Acquisition, Mr. Arnold and Mr. Billings will each execute non-competition and confidentiality agreements. Mr. Arnold, who has over 20 years of experience in the automotive retailing industry, will continue to serve as the Executive Manager of Wade Ford pursuant to an employment agreement and will join the Company as a director and as the Vice President in charge of the Ford Division. Mr. Billings, who has over 35 years of experience in the automotive retailing industry, will continue to serve as the Executive Manager of Wade Ford Buford. The Wade Ford Dealerships will continue to lease the real properties on which their facilities are located from the respective landlords of each property. See "Business -- Facilities" and "Certain
Transactions -- Certain Dealership Leases."



     Day's Chevrolet Acquisition. On March 3, 1998, the Company entered into a definitive agreement to acquire from Calvin Diemer and Alvin Diemer all of the outstanding common stock of Day's Chevrolet, Inc. ("Day's Chevrolet"), located in Acworth, Georgia (the "Day's Chevrolet Acquisition"). The Day's Chevrolet Acquisition is expected to be consummated simultaneously with the closing of this Offering. The Company will pay approximately $10.8 million in consideration for the Day's Chevrolet Acquisition. At the closing, the Company will pay to the selling shareholders approximately $5.6 million in cash and approximately $5.2 million in the form of unregistered common stock of the Company, plus or minus additional consideration to be determined by post-closing adjustments. If Day's Chevrolet made pre-1998 distributions, then the purchase price shall be reduced by such excess. The purchase price will be further adjusted, to the extent that the closing date net worth is greater or less than zero. Additionally, if Day's Chevrolet's floor plan liability exceeds their floor plan assets by more than 3%, the purchase price shall be reduced by such amount. The Company will also provide certain stock price protection to the selling shareholders of Day's Chevrolet pursuant to which the Company will compensate the selling shareholders for any deficiencies in the price of the stock consideration on the second anniversary of the Offering. See "Description of Capital Stock -- Registration Rights and Stock Price Protection." In connection with the Day's Chevrolet Acquisition, Mr. Calvin Diemer, who has over 20 years of experience in the automotive retailing industry, will execute a non-competition and confidentiality agreement and will continue to serve as the Executive Manager of Day's Chevrolet pursuant to an employment agreement. Day's Chevrolet will continue to lease the real property on which its facilities are located from the landlord of said property. See "Business -- Facilities."

     The Grindstaff Acquisition. On July 31, 1998, the Company acquired from Steve E. Grindstaff and Wes Hambrick all of the outstanding common stock of Grindstaff, Inc., a Tennessee corporation, which operates Chevrolet, Chrysler, Plymouth, Dodge, Jeep and Kia dealerships in Elizabethton, Tennessee (the "Grindstaff Acquisition"). The Company paid approximately $8.5 million in consideration for the Grindstaff Acquisition in the form of a promissory note which carries an interest rate of 8 3/4% per annum, matures on the earlier of the consummation date of this Offering or September 4, 1998, and is subject to certain post-closing adjustments. If the net income of Grindstaff, Inc. for the period from January 1, 1998 to June 30, 1998 is less than $927,944, then the selling shareholders shall pay the entire amount of such deficiency to the Company. If the net income of Grindstaff, Inc. for that period is greater than $927,944, then the Company shall pay the entire amount of such excess to the selling shareholders. Upon the satisfaction of the promissory note, $500,000 of the principal amount will be held in escrow until the expiration of certain indemnification provisions made by the selling shareholders of Grindstaff, Inc. In connection with the promissory note, the Company has pledged to the selling shareholders of Grindstaff, Inc., pursuant to a pledge agreement, all of the common stock of Grindstaff, Inc. that the Company acquired in the Grindstaff Acquisition. In connection with the Grindstaff Acquisition, Mr. Grindstaff executed a non-competition and confidentiality agreement. Mr. Wes Hambrick, who has over 15 years of experience in the automotive retailing industry, will continue to serve as the Executive Manager of Grindstaff, Inc. pursuant to an employment agreement. Grindstaff, Inc. will continue to lease the real property on which its facilities are located from the landlord of said property. See "Business -- Facilities."



     The Robertson Acquisition. On March 1, 1998, the Company entered into a definitive agreement to acquire from E. Moss Robertson, Jr. all of the outstanding common stock of Robertson Oldsmobile-Cadillac, Inc. ("ROC"), which operates Oldsmobile, Cadillac, Isuzu and Mazda dealerships in Gainesville, Georgia (the "Robertson Acquisition"). The Robertson Acquisition is expected to be consummated simultaneously with the closing of this Offering. The purchase price for the Robertson Acquisition will be determined by adding the FIFO net worth of ROC on the closing date to $4.7 million in accordance with the agreement. Based on the March 31, 1998 FIFO net worth of ROC, the Company would pay approximately $8.1 million in consideration for the Robertson Acquisition consisting of approximately $360,000 in the form of unregistered common stock of the Company and approximately $7.7 million in cash. Mr. Robertson is the son-in-law of Mr. Walter M. Boomershine, Jr. (the Senior Vice President and Chairman of the Company) and the spouse of Lindsey B. Robertson, a shareholder of Boomershine Automotive. See "The Merger." The Company will also provide certain piggyback registration rights to the selling shareholder with respect to the unregistered common stock. See "Description of Capital Stock -- Registration Rights and Stock Price Protection." In connection with the Robertson Acquisition, Mr. Robertson, who has over 20 years of experience in the automotive retailing industry, will execute a non-competition and confidentiality agreement and will continue to serve as the Executive Manager of ROC pursuant to an employment agreement. ROC will continue to lease the real property on which its facilities are located from the landlord of said property, and the Company will guaranty said lease. See "Business -- Facilities" and "Certain Transactions -- Certain Dealership Leases."


     The Bill Holt Acquisition. On June 15, 1998, the Company acquired substantially all of the operating assets, and assumed certain liabilities, of Hones, Inc. d/b/a Bill Holt Ford Mercury, a North Carolina corporation which operates Ford and Mercury dealerships in Franklin, North Carolina (the "Bill Holt Acquisition"). The Company paid for the Bill Holt Acquisition consideration in an amount equal to approximately $750,000 in cash and assumed the outstanding balance of the floorplan liability for new vehicles of Hones, Inc. actually acquired by the Company, as determined in accordance with the terms of the definitive agreement. In connection with the Bill Holt Acquisition, Mr. Bill Holt, who was the sole shareholder of Hones, Inc. prior to this Offering, executed a non-competition and confidentiality agreement. An unrelated third party acquired the real property on which its facilities are located, and the Company will continue to lease said real property from such landlord. See "Business -- Facilities."


     The South Financial Acquisition. On January 6, 1998, Boomershine Automotive acquired from Thomas F. Murphy, Jr. all of the outstanding capital stock of South Financial Corporation, a Florida corporation that owns and operates five standalone sub-prime automotive finance offices located in Florida, Tennessee and

North Carolina (the "South Financial Acquisition"). The purchase price of South Financial Corporation was approximately $4.6 million, which was paid in cash at the time of closing. In connection with the South Financial Acquisition, Mr. Murphy executed a non-competition and confidentiality agreement. Upon the consummation of this transaction, R. Glynn Wimberly became chief executive officer of South Financial Corporation pursuant to an employment agreement between Mr. Wimberly and South Financial Corporation. Mr. Wimberly has 24 years of experience in the consumer finance industry and has served as the president and general manager of an automotive sub-prime finance company for the past five years. The Company anticipates that future sites for South Financial Corporation's outlets will be located in or near existing and future Company-owned dealerships. The South Financial Acquisition further implements the Company's growth strategy by adding a higher-margin complementary business to its core automotive retailing operations.



     The Collision Centers USA Acquisition. On December 18, 1997, Boomershine Automotive acquired from James L. Peters all of the outstanding capital stock of Southlake Collision Center, Inc., Southlake Collision Henry County, Inc. and Southlake Collision Cobb Parkway, Inc. (collectively, the "Collision Centers"), which own and operate stand-alone automobile collision repair centers located in Clayton County, Henry County and Cobb County, Georgia, respectively (the "Collision Centers USA Acquisition"). The purchase price for the Collision Centers, in the aggregate, was $1.7 million, one-half of which was paid in cash, and the balance of which was paid in the form of promissory notes (each, the "Collision Note," and collectively, the "Collision Notes") with an interest rate equal to 18% per annum. In connection with the Collision Centers USA Acquisition, Mr. Peters also received options to purchase 5,000 shares of common stock of the Company at an exercise price of $8.00 per share, the fair value of which was included in the purchase price allocation. Mr. Peters' options are not subject to any lock-up provisions. One of the Collision Notes has been paid and satisfied and the other note matured on June 30, 1998. The Company is currently negotiating with Mr. Peters to extend the maturity date of such note to September 15, 1998, at which time the Company intends to satisfy the remaining Collision Note with funds from its working capital. In connection with the Collision Centers USA Acquisition, Mr. Peters executed a non-competition and confidentiality agreement, and Mr. Peters and Collision Centers USA entered into an employment agreement pursuant to which Mr. Peters became Vice President of Collision Centers USA. Collision Centers USA will continue to lease the real properties on which its facilities are located from the respective landlords of each property. See "Business -- Facilities." All collision centers owned by the Company are operated by the Company's subsidiary, Collision Centers USA, Inc. under the name "Collision Centers USA." The acquisition of these three companies, along with the Company's acquisition of an additional collision repair center by virtue of the Merger, further implements the Company's growth strategy by adding a higher-margin complementary business with geographic proximity to the Company's existing automobile dealerships. Additionally, the Collision Centers USA Acquisition will enhance the Company's cross-selling capabilities by ensuring a continued demand for, and increased sales of, parts and supplies from nearby Company-owned dealerships.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of 5,500,000 shares of common stock offered hereby are estimated to be approximately $48.2 million (approximately $55.8 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $10.00 per share and after deducting the underwriting discount and estimated expenses of the Offering. The net proceeds of this Offering, along with cash in the businesses to be merged into or acquired by the Company (amounting to an aggregate of approximately $19.7 million at March 31, 1998), will be used to pay the cash portion of the purchase price for the Acquisitions in the aggregate amount of approximately $47 million, subject to post-closing adjustments, and the balance of the proceeds, if any, will be used for working capital and other general corporate purposes. The Company regularly reviews opportunities to further its business strategy through acquisitions of automotive dealerships and other businesses that it believes are complementary to the Company's current and planned operations. The Company, however, has no present commitments, agreements or understandings with respect to any acquisitions other than the Acquisitions.

                                DIVIDEND POLICY

     The Company intends to retain all of its earnings to finance the growth and development of its business, including future acquisitions, and does not anticipate paying any cash dividends on its common stock for the foreseeable future. Any future change in the Company's dividend policy will be made at the discretion of the Board of Directors of the Company and will depend upon the Company's operating results, financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Capital Stock."

                                 CAPITALIZATION

     The following table sets forth, as of March 31, 1998, the capitalization of the Company (i) on an actual basis, reflecting only the capitalization of Boomershine Automotive, the accounting acquiror, as of March 31, 1998, (ii) on a pro forma basis, as adjusted to reflect the Merger and the Acquisitions, and
(iii) on a pro forma as adjusted basis to reflect the Offering and the application of the net proceeds therefrom to be received by the Company. See "The Acquisitions" and "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Combined and Condensed Financial Data" included elsewhere in this Prospectus.

                                                                      AS OF MARCH 31, 1998
                                                           ------------------------------------------
                                                                                         PRO FORMA AS
                                                            ACTUAL(1)     PRO FORMA(2)   ADJUSTED(3)
                                                           ------------   ------------   ------------
                                                                         (IN THOUSANDS)
Short-term debt:
  Floorplan notes payable................................    $49,918        $114,013       $114,013
  Notes payable and other................................     18,726          23,590         23,590
  Current maturities of long-term debt...................      1,921           2,159          2,159
                                                             -------        --------       --------
Total short-term debt....................................     70,565         139,762        139,762
Long-term debt, less current maturities..................        360             837            837
Shareholders' equity:
  Class A voting common stock, no par value; 500,000
     shares authorized; 72,000 shares issued and
     outstanding actual; no shares issued and outstanding
     pro forma and pro forma as adjusted.................      3,974              --             --
  Common stock, $0.001 par value, 450,000,000 shares
     authorized, no shares issued and outstanding actual;
     4,808,660 shares issued and outstanding pro forma;
     and 10,308,660 shares issued and outstanding pro
     forma as adjusted(4)................................         --               5             10
  Preferred stock, $0.001 par value, 50,000,000 shares
     authorized, no shares issued or outstanding.........         --              --             --
  Additional paid-in capital.............................         --          12,993         61,138
  Retained earnings......................................      5,266           4,656          4,656
                                                             -------        --------       --------
          Total shareholders' equity.....................      9,240          17,654         65,804
                                                             -------        --------       --------
          Total capitalization...........................    $80,165        $158,253       $206,403
                                                             =======        ========       ========

---------------

(1) Includes the Collision Centers USA Acquisition and South Financial Acquisition which were completed by Boomershine Automotive prior to March 31, 1998.
(2) Adjusted to give effect to 6,000 shares of common stock issued to founders of the Company prior to March 31, 1998. Also, adjusted to give effect to 3,800,160 shares of common stock issued in connection with the Merger. Adjusted to give effect to the items in (1) above, and the issuance of 1,002,500 shares of common stock in connection with the Acquisitions. See "Pro Forma Combined and Condensed Financial Data."
(3) Adjusted to give effect to the items in (2) above and the Offering. See "Pro Forma Combined and Condensed Financial Data."

(4) Does not reflect the possible exercise of options to purchase 2,250,000 shares of common stock reserved for issuance under the Company's Incentive Stock Plan, including options to purchase 5,000 shares of common stock issued to James E. Peters in connection with the Collision Centers USA Acquisition, 425,000 shares of common stock issued to executive officers in January 1998, 850,000 shares of common stock issued to executive officers in April 1998, and 317,000 shares of common stock to be issued to executive officers and employees on the effective date of the Offering. See "Management -- Incentive Stock Plan." Also does not reflect the possible issuance of 50,000 shares of common stock reserved for issuance upon the exercise of warrants granted to a consulting firm for services rendered in connection with this Offering.

                                    DILUTION

     The pro forma net tangible book value of the Company (after giving effect to the Merger, the Collision Centers USA Acquisition, and the South Financial Acquisition) as of March 31, 1998 was $0.55 per share of common stock. Pro forma net tangible book value per share is determined by dividing the pro forma tangible net worth of the Company (pro forma total assets less goodwill less pro forma total liabilities) by the total number of then outstanding shares of common stock. After giving effect to the Acquisitions and the sale of the 5,500,000 shares of common stock offered hereby and the receipt of an assumed $48.2 million of net proceeds from the Offering (based on an assumed Offering price of $10.00 per share and net of the underwriting discounts and estimated offering expenses), pro forma net tangible book value of the Company at March 31, 1998 would have been $21.7 million, or $2.11 per share. This represents an immediate increase in pro forma net tangible book value of $1.56 per share to existing shareholders and an immediate dilution of $7.89 per share to the new investors purchasing shares of common stock in the Offering. The following table illustrates the per share dilution:

Initial public offering price per share.....................          $10.00
     Pro forma net tangible book value per share before
      giving effect to the dealership Acquisitions and the
      Offering..............................................  0.55
     Increase in pro forma tangible book value per share
      attributable to the dealership Acquisitions and the
      Offering..............................................  1.56
                                                              ----
Pro forma as adjusted net tangible book value per share
  after the Offering........................................            2.11
                                                                      ------
Dilution per share to new investors.........................          $ 7.89
                                                                      ======

     The following table sets forth, on a pro forma basis as of March 31, 1998, the number of shares of common stock purchased from the Company, the total consideration paid to the Company and the average price per share paid to the Company by existing shareholders and new investors purchasing shares from the Company in the Offering (before deducting underwriting discounts and commissions and estimated offering expenses):


                                                                       TOTAL           AVERAGE
                                         SHARES PURCHASED          CONSIDERATION        PRICE
                                      ----------------------   ---------------------     PER
                                        NUMBER       PERCENT     AMOUNT      PERCENT    SHARE
                                      ----------     -------   -----------   -------   -------
Existing shareholders(1)............   3,806,160       36.9%   $ 3,982,704      5.9%   $ 1.05
Acquisition shareholders(2).........   1,002,500        9.7      9,022,500     13.3      9.00
New investors(3)....................   5,500,000       53.4     55,000,000     80.8     10.00
                                      ----------      -----    -----------    -----
                                      10,308,660      100.0%   $68,005,204    100.0%   $ 6.60
                                      ==========      =====    ===========    =====


---------------


(1) Includes 3,800,160 shares issued in connection with the Merger and 6,000 shares of common stock issued to the founders of the Company. Does not reflect the 249,202 shares of common stock issued to executive officers of the Company subsequent to March 31, 1998 or possible exercise of options to purchase 2,250,000 shares of common stock reserved for issuance under the Company's Incentive Stock Plan, including options to purchase: 5,000 shares of common stock granted to James E. Peters in connection with the Collision Centers USA Acquisition; 425,000 shares of common stock granted to executive officers in January 1998; 850,000 shares of common stock granted to executive officers in April 1998 and 317,000 shares of common stock that will be granted immediately before the completion of the Offering with an exercise price equal to the initial public offering price. See
    "Management -- Incentive Stock Plan" and "The Merger." Also excludes 50,000 shares of common stock reserved for issuance upon exercise of warrants granted to a consulting firm for services rendered in connection with this Offering. See "Description of Capital Stock -- Warrants."


(2) Includes shares issued in connection with the Acquisitions. The consideration paid assumes a discount of 10%, which reflects the stock's trading restriction. See "The Acquisitions."


(3) Assumes that the Underwriters' over-allotment option is not exercised. Sales pursuant to the full exercise by the Underwriters of the over-allotment option will cause the total number of shares purchased by new investors, total consideration paid by new investors and percent of total consideration paid by new investors to increase to 6,325,000, $63,250,000 and 82.9%, respectively.

                            SELECTED FINANCIAL DATA

     The Company will acquire six automotive dealerships or dealership groups prior to or simultaneously with the consummation of the Offering. See "The Acquisitions." For financial statement presentation purposes, Boomershine Automotive has been identified as the accounting acquiror. The following selected historical consolidated financial data of Boomershine Automotive as of June 30, 1996 and 1997 and for each of the three years in the period ended June 30, 1997, have been derived from the audited financial statements of Boomershine Automotive included elsewhere in this Prospectus. The following selected historical financial data for Boomershine Automotive as of June 30, 1993, 1994 and 1995 and for each of the two years in the period ended June 30, 1994 and as of March 31, 1998 and for the nine months ended March 31, 1997 and March 31, 1998, have been derived from the unaudited financial statements of Boomershine Automotive, which have been prepared on the same basis as the audited financial statements and, in the opinion of Boomershine Automotive, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results of operations for interim periods are not necessarily indicative of results that may be expected for a full year or any other interim periods. In connection with the FIFO Conversion, and in accordance with generally accepted accounting principles, the Summary Historical and Pro Forma Financial Data has been retroactively restated to reflect the FIFO Conversion by Boomershine Automotive. The pro forma data for the year ended June 30, 1997, as of March 31, 1998 and the nine months ended March 31, 1998 give effect to the Merger, the Acquisitions and the Offering. See "Pro Forma Combined and Condensed Financial Data." The following selected financial data should be read in conjunction with the Consolidated Financial Statements of Boomershine Automotive, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere herein.

                                                                                                        NINE MONTHS ENDED
                                                    YEAR ENDED JUNE 30,                                     MARCH 31,
                              ----------------------------------------------------------------   -------------------------------
                                                 HISTORICAL(1)                                      HISTORICAL(1)
                              ----------------------------------------------------   PRO FORMA   -------------------   PRO FORMA
                                1993       1994       1995       1996       1997      1997(2)      1997       1998      1998(2)
                              --------   --------   --------   --------   --------   ---------   --------   --------   ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues:
  Vehicle sales:
    New.....................  $ 73,912   $110,674   $156,955   $166,199   $152,625   $420,019    $113,239   $113,340   $315,697
    Used....................    35,747     46,207     57,047     64,652     61,811    177,925      47,318     39,517    127,126
  Parts and service.........    15,085     17,679     19,223     23,764     24,637     66,602      17,689     19,108     50,159
  Finance, commissions and
    other revenues..........     1,858      3,717      5,095      8,278      8,372     23,423       6,514      6,701     17,308
                              --------   --------   --------   --------   --------   --------    --------   --------   --------
        Total revenues......   126,602    178,277    238,320    262,893    247,445    687,969     184,760    178,666    510,290
Cost of sales...............   112,680    159,676    215,646    235,828    222,352    612,273     165,705    158,328    453,299
                              --------   --------   --------   --------   --------   --------    --------   --------   --------
Gross profit................    13,922     18,601     22,674     27,065     25,093     75,696      19,055     20,338     56,991
Selling, general and
  administrative expenses...    12,751     16,685     19,927     24,170     22,263     62,935      16,698     16,544     48,137
Depreciation and
  amortization..............       428        410        406        600        889      2,550         659        764      1,984
                              --------   --------   --------   --------   --------   --------    --------   --------   --------
Income from operations......       743      1,506      2,341      2,295      1,941     10,211       1,698      3,030      6,870
Interest expense, net.......       587        598      1,436      1,774      2,230      3,331       1,408      1,544      1,923
Interest income.............       144        119        218        181        120        516         184        247        699
Other income (expense),
  net.......................        98       (110)        60         13         44       (240)        (80)       (68)       100
                              --------   --------   --------   --------   --------   --------    --------   --------   --------
Income (loss) before income
  taxes.....................       398        917      1,183        715       (125)     7,156         394      1,665      5,746
Income tax (expense)
  benefit...................      (151)      (450)      (448)      (213)        40     (3,109)       (119)      (398)    (2,481)
                              --------   --------   --------   --------   --------   --------    --------   --------   --------
Net income (loss)...........  $    247   $    467   $    735   $    502   $    (85)  $  4,047    $    275   $  1,267   $  3,265
                              ========   ========   ========   ========   ========   ========    ========   ========   ========
Basic:
  Net income per share(3)...                                                         $   0.39                          $   0.32
                                                                                     ========                          ========
  Weighted average shares
    outstanding(3)..........                                                           10,309                            10,309
                                                                                     ========                          ========
Fully diluted:
  Net income per share(3)...                                                         $   0.38                          $   0.31
                                                                                     ========                          ========
  Weighted average shares
    outstanding(3)..........                                                           10,648                            10,648
                                                                                     ========                          ========

                                                                AS OF JUNE 30,(1)                      AS OF MARCH 31, 1998
                                                 -----------------------------------------------   ----------------------------
                                                  1993      1994      1995      1996      1997     HISTORICAL(1)   PRO FORMA(2)
                                                 -------   -------   -------   -------   -------   -------------   ------------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital................................  $ 5,829   $ 6,509   $ 5,872   $ 5,588   $ 5,885      $   760        $ 18,202
Inventories....................................   22,307    25,551    46,407    50,231    39,553       47,733         115,923
Total assets...................................   30,777    35,983    65,263    69,649    55,672       88,949         223,045
Total debt, including current portion..........   20,204    24,152    50,106    53,520    40,618       70,925         140,599
Total shareholders' equity.....................    6,263     6,730     7,465     8,059     7,973        9,240          65,804

---------------

(1) In connection with the Merger and the Offering, Boomershine Automotive converted from the LIFO Method of inventory accounting to the specific identification method of inventory accounting, conditioned upon the closing of the Offering. In connection with the FIFO Conversion, and in accordance with generally accepted accounting principles, the accompanying financial information of Boomershine Automotive has been retroactively restated to reflect the FIFO Conversion.
(2) Adjusted to give pro forma effect to (i) the Merger and (ii) the Acquisitions. See "Pro Forma Combined and Condensed Financial Data." Also gives effect to the sale of the shares offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds."
(3) Historical net income per share is not presented, as the historical capital structure of Boomershine Automotive prior to the Merger, the Acquisitions and the Offering is not comparable with the capital structure that will exist subsequent to these events. The weighted average shares outstanding was calculated taking into account these events as if they had occurred at the beginning of each period. See "Pro Forma Combined and Condensed Financial Data."

                PRO FORMA COMBINED AND CONDENSED FINANCIAL DATA


     The following unaudited pro forma combined and condensed statements of operations for the year ended June 30, 1997 and for the nine months ended March 31, 1998 reflect the historical accounts of the Company and Boomershine Automotive for those periods, adjusted to give pro forma effect to the Merger, the Acquisitions and the Offering, as if these events had occurred at July 1, 1996. The following unaudited pro forma consolidated balance sheet as of March 31, 1998 reflects the historical accounts of the Company and Boomershine Automotive as of that date adjusted to give pro forma effect to the Merger, the Acquisitions and the Offering as if these events had occurred on March 31, 1998. The pro forma combined and condensed financial data give effect to the Merger whereby the Company will acquire Boomershine Automotive contemporaneously with the consummation of this Offering. For financial statement purposes, Boomershine Automotive has been identified as the accounting acquiror, as it will hold the single largest voting interest subsequent to the Acquisitions in accordance with SAB No. 97. The Acquisitions will be consummated on or before the closing of the Offering and are precedent to the closing of the Offering. The Acquisitions that have been consummated are as follows: Southlake Collision Center, Inc., Southlake Collision Henry County, Inc. and Southlake Collision Cobb Parkway, Inc., which was consummated on December 18, 1997 for consideration of approximately $1.7 million; South Financial Corporation, which was consummated on January 6, 1998 for consideration of approximately $4.65 million; Hones, Inc. d/b/a Bill Holt Ford Mercury, which was consummated on June 15, 1998 for consideration of approximately $750,000. The Acquisitions that the Company anticipates closing upon the consummation of this Offering are as follows: Jay Automotive Group, Inc., for consideration estimated for pro forma purposes to be approximately $16.0 million; Wade Ford, Inc. and Wade Ford Buford, Inc., for consideration estimated for pro forma purposes to be approximately $15.5 million; Day's Chevrolet, for consideration estimated for pro forma purposes to be approximately $10.8 million; Grindstaff, Inc., for consideration estimated for pro forma purposes to be approximately $9.1 million (which was consummated on July 31, 1998); and Robertson Oldsmobile-Cadillac, Inc., for consideration estimated for pro forma purposes to be approximately $8.1 million. For pro forma purposes, the purchase price amounts that were estimated above were calculated as of March 31, 1998 and include estimates of closing date adjustments that will ultimately be settled at closing. Each of the Acquisitions will be accounted for using the purchase method of accounting. The pro forma financial data also give effect to the initial public offering of 5,500,000 common shares of the Company. See also "The Merger", "The Acquisitions", and "Use of Proceeds" included elsewhere in the Prospectus. Boomershine Automotive will convert to the specific identification method of inventory accounting for new and used vehicles conditioned and effective upon the closing of the Offering. In connection with the FIFO Conversion, and in accordance with generally accepted accounting principles, the accompanying financial information of Boomershine Automotive has been retroactively restated to reflect the FIFO Conversion.


     The pro forma combined and condensed financial data and accompanying notes should be read in conjunction with the financial statements and related footnotes of Sunbelt Automotive Group, Inc.; Boomershine Automotive Group, Inc.; Jay Automotive Group, Inc.; Grindstaff, Inc.; Wade Ford, Inc. and Wade Ford Buford, Inc.; Robertson Oldsmobile-Cadillac, Inc.; Day's Chevrolet, Inc.; and South Financial Corporation, all of which are included elsewhere in the Prospectus. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma combined financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the transactions and events described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operation for any future period.

            PRO FORMA COMBINED AND CONDENSED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1997

                                                   THE MERGER                        THE ACQUISITIONS(9)
                                            -------------------------   ---------------------------------------------
                                                                                                          WADE FORD,
                                              SUNBELT     BOOMERSHINE       JAY                            INC. AND
                                            AUTOMOTIVE    AUTOMOTIVE    AUTOMOTIVE                        WADE FORD
                                            GROUP, INC.   GROUP, INC.   GROUP, INC.   GRINDSTAFF, INC.   BUFORD, INC.
                                            -----------   -----------   -----------   ----------------   ------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New....................................    $   --       $152,625       $56,365         $33,525          $118,324
   Used...................................        --         61,811        28,425          19,500            25,634
 Parts and service........................        --         24,637        11,667           3,681             8,988
 Finance, commission and other revenues...        --          8,372         2,811           2,615             1,854
                                              ------       --------       -------         -------          --------
       Total revenues.....................        --        247,445        99,268          59,321           154,800
Cost of sales.............................        --        222,352        87,678          52,189           142,458
                                              ------       --------       -------         -------          --------
Gross profit..............................        --         25,093        11,590           7,132            12,342
Selling, general and administrative
 expenses.................................        --         22,263         9,288           6,329            10,433
Depreciation and amortization.............        --            889           246              86               154
                                              ------       --------       -------         -------          --------
Income from operations....................        --          1,941         2,056             717             1,755
Interest expense, net.....................        --          2,230           434             516               260
Interest income...........................        --            120            97             103                23
Other income (expense), net...............        --             44            --            (532)              242
                                              ------       --------       -------         -------          --------
Income (loss) before income taxes.........        --           (125)        1,719            (228)            1,760
Income tax (expense) benefit..............        --             40          (653)             14                --
                                              ------       --------       -------         -------          --------
Net income (loss).........................    $   --       $    (85)      $ 1,066         $  (214)         $  1,760
                                              ======       ========       =======         =======          ========
Basic:
 Net income per share(8)..................
 Weighted average shares outstanding(8)...
Fully diluted:
 Net income per share(8)..................
 Weighted average shares outstanding(8)...

                                                                       THE ACQUISITIONS(9)
                                            --------------------------------------------------------------------------

                                              ROBERTSON        DAY'S           SOUTH
                                             OLDSMOBILE-     CHEVROLET,      FINANCIAL       BILL HOLT      COLLISION
                                            CADILLAC, INC.      INC.      CORPORATION(11)   FORD MERCURY   CENTERS USA
                                            --------------   ----------   ---------------   ------------   -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New....................................     $11,157        $27,415         $   --          $20,608        $   --
   Used...................................       6,914         23,308             --           12,333            --
 Parts and service........................       2,581         10,034             --            1,652         3,362
 Finance, commission and other revenues...         272          1,376          5,437              686            --
                                               -------        -------         ------          -------        ------
       Total revenues.....................      20,924         62,133          5,437           35,279         3,362
Cost of sales.............................      18,045         55,742          1,245           31,679         2,256
                                               -------        -------         ------          -------        ------
Gross profit..............................       2,879          6,391          4,192            3,600         1,106
Selling, general and administrative
 expenses.................................       2,034          4,947          3,435            2,958         1,122
Depreciation and amortization.............          59            140             63              139            --
                                               -------        -------         ------          -------        ------
Income from operations....................         786          1,304            694              503           (16)
Interest expense, net.....................          61            133            248              296            10
Interest income...........................         171              2             --               --            --
Other income (expense), net...............          (2)             8             --               --            --
                                               -------        -------         ------          -------        ------
Income (loss) before income taxes.........         894          1,181            446              207           (26)
Income tax (expense) benefit..............          --             --           (376)              --            --
                                               -------        -------         ------          -------        ------
Net income (loss).........................     $   894        $ 1,181         $   70          $   207        $  (26)
                                               =======        =======         ======          =======        ======
Basic:
 Net income per share(8)..................
 Weighted average shares outstanding(8)...
Fully diluted:
 Net income per share(8)..................
 Weighted average shares outstanding(8)...


                                             PRO FORMA
                                            ADJUSTMENTS
                                              FOR THE
                                            ACQUISITIONS   PRO FORMA
                                            ------------   ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New....................................    $    --      $420,019
   Used...................................         --       177,925
 Parts and service........................         --        66,602
 Finance, commission and other revenues...         --        23,423
                                              -------      --------
       Total revenues.....................         --       687,969
Cost of sales.............................     (1,371)(1)   612,273
                                              -------      --------
Gross profit..............................      1,371        75,696
Selling, general and administrative
 expenses.................................        126 (2)    62,935
Depreciation and amortization.............        999 (3)     2,550
                                                 (225)(4)
                                              -------      --------
Income from operations....................        471        10,211
Interest expense, net.....................       (121)(5)     3,331
                                                 (736)(6)
Interest income...........................         --           516
Other income (expense), net...............         --          (240)
                                              -------      --------
Income (loss) before income taxes.........      1,328         7,156
Income tax (expense) benefit..............     (2,134)(7)    (3,109)
                                              -------      --------
Net income (loss).........................    $  (806)     $  4,047
                                              =======      ========
Basic:
 Net income per share(8)..................                 $   0.39
                                                           ========
 Weighted average shares outstanding(8)...                   10,309
                                                           ========
Fully diluted:
 Net income per share(8)..................                 $   0.38
                                                           ========
 Weighted average shares outstanding(8)...                   10,648
                                                           ========

            PRO FORMA COMBINED AND CONDENSED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                                    THE MERGER                          THE ACQUISITIONS(9)
                                           -----------------------------   ---------------------------------------------
                                                                                                             WADE FORD,
                                             SUNBELT       BOOMERSHINE         JAY                            INC. AND
                                           AUTOMOTIVE      AUTOMOTIVE      AUTOMOTIVE                        WADE FORD
                                           GROUP, INC.   GROUP, INC.(10)   GROUP, INC.   GRINDSTAFF, INC.   BUFORD, INC.
                                           -----------   ---------------   -----------   ----------------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New...................................    $   --         $113,340         $39,947         $24,024          $ 92,848
   Used..................................        --           39,517          23,456          12,187            18,939
 Parts and service.......................        --           19,108           8,956           3,050             7,143
 Finance, commission and other
   revenues..............................        --            6,702           2,269           2,031             1,953
                                             ------         --------         -------         -------          --------
     Total revenues......................        --          178,667          74,628          41,292           120,883
Cost of sales............................        --          158,329          65,808          35,665           111,665
                                             ------         --------         -------         -------          --------
Gross profit.............................        --           20,338           8,820           5,627             9,218
Selling, general
 and administrative
 expenses................................       611           16,544           7,067           5,307             7,487
Depreciation and amortization............        --              764             158             184               103
                                             ------         --------         -------         -------          --------
Income (loss) from operations............      (611)           3,030           1,595             136             1,628
Interest expense, net....................        --            1,544             174             300               131
Interest income..........................        --              247              78               3               246
Other income (expense), net..............        --              (68)              1             102                34
                                             ------         --------         -------         -------          --------
Income (loss) before income taxes........      (611)           1,665           1,500             (59)            1,777
Income tax (expense) benefit.............        --             (398)           (570)              3                --
                                             ------         --------         -------         -------          --------
Net income (loss)........................    $ (611)        $  1,267         $   930         $   (56)         $  1,777
                                             ======         ========         =======         =======          ========
Basic:
 Net income per share(8).................
 Weighted average shares
   outstanding(8)........................
Fully diluted:
 Net income per share(8).................
 Weighted average shares
   outstanding(8)........................

                                                                     THE ACQUISITIONS(9)
                                           -----------------------------------------------------------------------
                                                                                                                      PRO FORMA
                                             ROBERTSON        DAY'S           SOUTH        BILL HOLT    COLLISION    ADJUSTMENTS
                                            OLDSMOBILE-     CHEVROLET,      FINANCIAL        FORD        CENTERS       FOR THE
                                           CADILLAC, INC.      INC.      CORPORATION(11)    MERCURY      USA(12)     ACQUISITIONS
                                           --------------   ----------   ---------------   ---------   -----------   ------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New...................................     $ 9,508        $21,914         $   --         $14,116      $   --        $    --
   Used..................................       6,549         15,076             --          11,402          --             --
 Parts and service.......................       2,140          6,880             --           1,343       1,539             --
 Finance, commission and other
   revenues..............................         370          1,170          2,321             492          --             --
                                              -------        -------         ------         -------      ------        -------
     Total revenues......................      18,567         45,040          2,321          27,353       1,539             --
Cost of sales............................      16,257         40,298            624          24,450       1,139           (936)(1)
                                              -------        -------         ------         -------      ------        -------
Gross profit.............................       2,310          4,742          1,697           2,903         400            936
Selling, general
 and administrative
 expenses................................       1,417          3,804          2,362           2,654         620            264 (2)
Depreciation and amortization............          43            103             33              60          24            706 (3)
                                                                                                                          (194)(4)
                                              -------        -------         ------         -------      ------        -------
Income (loss) from operations............         850            835           (698)            189        (244)           160
Interest expense, net....................          56             58             68             233           5            (94)(5)
                                                                                                                          (552)(6)
Interest income..........................         123              2             --              --          --             --
Other income (expense), net..............          (9)            14             --              26          --             --
                                              -------        -------         ------         -------      ------        -------
Income (loss) before income taxes........         908            793           (766)            (18)       (249)           806
Income tax (expense) benefit.............          --             --            279              --          --         (1,795)(7)
                                              -------        -------         ------         -------      ------        -------
Net income (loss)........................     $   908        $   793         $ (487)        $   (18)       (249)       $  (989)
                                              =======        =======         ======         =======      ======        =======
Basic:
 Net income per share(8).................
 Weighted average shares
   outstanding(8)........................
Fully diluted:
 Net income per share(8).................
 Weighted average shares
   outstanding(8)........................


                                           PRO FORMA
                                           ---------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
 Vehicle sales:
   New...................................  $315,697
   Used..................................   127,126
 Parts and service.......................    50,159
 Finance, commission and other
   revenues..............................    17,308
                                           --------
     Total revenues......................   510,290
Cost of sales............................   453,299
                                           --------
Gross profit.............................    56,991
Selling, general
 and administrative
 expenses................................    48,137
Depreciation and amortization............     1,984
                                           --------
Income (loss) from operations............     6,870
Interest expense, net....................     1,923
Interest income..........................       699
Other income (expense), net..............       100
                                           --------
Income (loss) before income taxes........     5,746
Income tax (expense) benefit.............    (2,481)
                                           --------
Net income (loss)........................  $  3,265
                                           ========
Basic:
 Net income per share(8).................  $   0.32
                                           ========
 Weighted average shares
   outstanding(8)........................    10,309
                                           ========
Fully diluted:
 Net income per share(8).................  $   0.31
                                           ========
 Weighted average shares
   outstanding(8)........................    10,648
                                           ========

---------------

 (1) Reflects the conversion of Jay Automotive, Grindstaff, Wade Ford, Robertson, Day's Chevrolet and Bill Holt from the LIFO Method of inventory accounting to the FIFO Method. Under the FIFO Method, cost of sales would have been lower by $1,371,000, and $936,000 for the year ended June 30, 1997, and the nine months ended March 31, 1998, respectively. The Company intends to convert all acquisitions to the FIFO Method conditioned and effective upon the closing of the Offering.
 (2) Reflects the Company's estimate of the net deductions from selling, general and administrative expenses which would have occurred if the Acquisitions and the Offering had been effected as of the beginning of each period and consists of the following:

                                                                   YEAR ENDED     NINE MONTHS ENDED
                                                                  JUNE 30, 1997     MARCH 31, 1998
                                                                  -------------   ------------------
                                                                            (IN THOUSANDS)
    (i)   Reduction and/or elimination of salaries to owners and
          other officers whose positions and salaries will be
          eliminated or contractually reduced in conjunction
          with the Offering.....................................      $(919)            $(498)
    (ii)  Increase in salaries of existing and new officers who have entered into employment agreements with the
          Company, effective prior to or upon consummation of
          the Offering..........................................        673               556
    (iii) Additional costs related to the long-term lease rental of real estate, on which certain of the dealerships
          are located...........................................        372               206
                                                                      -----             -----
                                                                      $ 126             $ 264
                                                                      =====             =====

 (3) Reflects amortization as if Jay Automotive, Grindstaff, Wade Ford, Robertson, Day's Chevrolet, Bill Holt, Collision Centers and South Financial had been acquired as of July 1, 1996. The pro forma amortization for the year ended June 30, 1997 and the nine months ended March 31, 1998 reflects additional amortization of approximately $999,000 and $706,000, respectively, associated with intangible assets resulting from the Acquisitions. Such costs are being amortized over a 40-year period.
 (4) Reflects the reduction of depreciation related to the elimination of certain property and equipment of Bill Holt in the amount of $1,034,000, with useful lives ranging from 3 to 20 years, that was not acquired in connection with the Bill Holt Acquisition. The pro forma depreciation expense for the year ended June 30, 1997 and the nine months ended March 31, 1998 reflects a reduction $225,000 and $194,000, respectively.
 (5) The net reduction in interest expense was calculated based on the elimination of approximately $1.5 million in long-term debt of Bill Holt, bearing an interest rate of 7%, that was not acquired in connection with the Bill Holt Acquisition, and a $273,000 mortgage of Day's Chevrolet, bearing an interest rate of 7.5%, relating to land and buildings that were dividended to the owners in contemplation of the Day's Chevrolet Acquisition. The pro forma interest expense for the year ended June 30, 1997 and the nine months ended March 31, 1998 reflects a reduction $121,000 and $94,000, respectively.
 (6) Reflects the reduction in interest expense associated with the reduction of interest rate on approximately $84 million in floorplan notes payable assumed from several of the Acquisitions from their contractual rates, which generally range from 7.25% to 9.75%, to the contractual rate of Boomershine Automotive of 7.73%, which will become effective in conjunction with the Merger. The Company has received a commitment for an additional $60 million floorplan note.
 (7) Certain of the Acquisitions are S-Corporations and accordingly not subject to federal and certain state income taxes during the periods indicated. This adjustment reflects the federal and state income taxes as if all entities were C-Corporations based on a 43% effective rate assumed during the period. The assumed effective tax rate reflects, as additional pro forma permanent differences, non-taxable goodwill amortization.
 (8) Pro forma basic net income per share is based upon the assumption that 10,308,660 shares of common stock are outstanding for each period. This amount represents the 5,500,000 shares to be issued in the Offering, the 3,806,160 shares of common stock owned by the Company's shareholders immediately following the Merger, and the 1,002,500 shares of common stock to be issued in connection with the Acquisitions. Fully diluted net income per share includes all basic shares plus 339,524 shares of common stock equivalents for options granted or to be granted as of March 31, 1998.
 (9) The historical accounts and related footnotes of the Acquisitions included elsewhere in the Prospectus were prepared based on a fiscal year end of December 31. To conform with Boomershine Automotive's fiscal year end of June 30, the unaudited pro forma statements of operations include financial data for each acquisition for the same periods presented for Boomershine Automotive.

(10) Reflects the Collision Centers USA Acquisition on December 18, 1997 and the South Financial Acquisition on January 6, 1998 from the date of acquisition by Boomershine Automotive. Includes revenues of $2.4 million and net income before tax of $62,000 related to Collision Centers USA and South Financial from the date of acquisition to March 31, 1998.
(11) Includes the results of South Financial for the period from July 1, 1997 to acquisition by Boomershine Automotive on January 6, 1998. Also includes an adjustment from historical records of South Financial to reclassify amounts previously reported as operating expenses to cost of sales. These amounts are directly associated with the generation of finance revenues of South Financial.
(12) Includes the results of Collision Centers USA for the period from July 1, 1997 to acquisition by Boomershine Automotive on December 18, 1997.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998

                                                                                                            THE ACQUISITIONS
                                                                      THE MERGER                     ------------------------------
                                                     ---------------------------------------------
                                                       SUNBELT      BOOMERSHINE       PRO FORMA          JAY
                                                     AUTOMOTIVE      AUTOMOTIVE      ADJUSTMENTS     AUTOMOTIVE
                                                     GROUP, INC.   GROUP, INC.(6)   FOR THE MERGER   GROUP, INC.   GRINDSTAFF, INC.
                                                     -----------   --------------   --------------   -----------   ----------------
                                                                                                             (IN THOUSANDS)
Current Assets:
 Cash and cash equivalents.........................     $   3         $ 4,717          $    --         $ 4,073         $   722
 Accounts receivable, net..........................                     7,883             (611)(7)       1,701             972
 Finance receivables, net..........................                    13,495
 Notes receivable shareholder......................
 Inventories.......................................                    47,733                           17,317           8,331
 Deferred income taxes.............................                     1,459                                               12
 Prepaid expenses and other current assets.........                     2,256                               73              38
                                                        -----         -------          -------         -------         -------
       Total Current Assets........................         3          77,543             (611)         23,164          10,075
Property and equipment, net........................                     4,413                              809           1,146
Intangible assets, net.............................                     6,537                              313
Notes receivable shareholder.......................                                                                        754
Deferred income taxes..............................                        17
Other assets.......................................                       439                               66              84
                                                        -----         -------          -------         -------         -------
       Total Assets................................     $   3         $88,949          $  (611)        $24,352         $12,059
                                                        =====         =======          =======         =======         =======
Current Liabilities:
 Floor plan notes payable..........................     $  --         $49,918          $    --         $13,707         $ 9,543
 Senior debt.......................................                    11,471
 Current maturities of long-term debt..............                     1,921                               60             178
 Dealer finance reserves...........................                       307
 Notes payable -- other............................                     7,255
 Income taxes payable..............................
 Deferred income taxes.............................                       959
 Accrued liabilities...............................                     2,593                            1,120             582
 Accounts payable..................................       611           2,359             (611)(7)       1,206             471
                                                        -----         -------          -------         -------         -------
       Total Current Liabilities...................       611          76,783             (611)         16,093          10,774
Long-term debt, less current maturities............                       360                              119             308
Income taxes payable...............................                     2,209
Other liabilities..................................                       357
Shareholders' Equity:
 Common stock......................................                     3,974           (3,974)(7)                         100
                                                                                             4 (7)
 Additional paid-in capital........................         3                            3,970 (7)                         948
 Owner's equity....................................                                                      8,140
 Note receivable...................................
 Retained earnings.................................      (611)          5,266                                              (71)
                                                        -----         -------          -------         -------         -------
       Total Shareholders' Equity..................      (608)          9,240               --           8,140             977
                                                        -----         -------          -------         -------         -------
       Total Liabilities and Shareholders'
        Equity.....................................     $   3         $88,949          $  (611)        $24,352         $12,059
                                                        =====         =======          =======         =======         =======

                                                                       THE ACQUISITIONS
                                                     ----------------------------------------------------
                                                      WADE FORD                                    BILL       PRO FORMA
                                                       INC. AND       ROBERTSON        DAY'S       HOLT      ADJUSTMENTS
                                                      WADE FORD      OLDSMOBILE-     CHEVROLET,    FORD        FOR THE
                                                     BUFORD, INC.   CADILLAC, INC.      INC.      MERCURY    ACQUISITIONS
                                                     ------------   --------------   ----------   -------    ------------
Current Assets:
 Cash and cash equivalents.........................    $ 6,001          $2,100        $ 1,448     $  451       $(45,213)(1)
                                                                                                                 (1,201)(2)
 Accounts receivable, net..........................      4,434             377            836        604           (604)(2)
 Finance receivables, net..........................
 Notes receivable shareholder......................        515                                                     (515)(1)
 Inventories.......................................     17,472           2,997          7,787      5,303             33 (2)
                                                                                                                  8,950 (3)
 Deferred income taxes.............................
 Prepaid expenses and other current assets.........        326              45              5        152           (152)(2)
                                                       -------          ------        -------     ------       --------
       Total Current Assets........................     28,748           5,519         10,076      6,510        (38,702)
Property and equipment, net........................        514              46            272      1,309         (1,034)(2)
Intangible assets, net.............................         25             106                                   43,704 (1)
                                                                                                                    275 (2)
                                                                                                                 (8,950)(3)
                                                                                                                  2,087 (4)
Notes receivable shareholder.......................                                                                (754)(1)
Deferred income taxes..............................
Other assets.......................................         70                            322         40            (40)(2)
                                                       -------          ------        -------     ------       --------
       Total Assets................................    $29,357          $5,671        $10,670     $7,859       $ (3,414)
                                                       =======          ======        =======     ======       ========
Current Liabilities:
 Floor plan notes payable..........................    $24,121          $2,613        $ 8,975     $5,136       $     --
 Senior debt.......................................
 Current maturities of long-term debt..............
 Dealer finance reserves...........................
 Notes payable -- other............................        864                                                    4,000 (1)
 Income taxes payable..............................                                                                 522 (4)
 Deferred income taxes.............................
 Accrued liabilities...............................      1,270             104            265         96            (96)(2)
 Accounts payable..................................        220             303            230         40            (40)(2)
                                                       -------          ------        -------     ------       --------
       Total Current Liabilities...................     26,475           3,020          9,470      5,272          4,386
Long-term debt, less current maturities............         50                                     2,209         (2,209)(2)
Income taxes payable...............................                                                               1,565 (4)
Other liabilities..................................
Shareholders' Equity:
 Common stock......................................        179               5            110        320           (393)(1)
                                                                                                                   (320)(2)
 Additional paid-in capital........................        100             145             32                    (1,228)(1)
                                                                                                                  9,023 (1)
 Owner's equity....................................                                                              (8,140)(1)
 Note receivable...................................
 Retained earnings.................................      2,553           2,501          1,058         58         (6,040)(1)
                                                                                                                    (58)(2)
                                                       -------          ------        -------     ------       --------
       Total Shareholders' Equity..................      2,832           2,651          1,200        378         (7,156)
                                                       -------          ------        -------     ------       --------
       Total Liabilities and Shareholders'
        Equity.....................................    $29,357          $5,671        $10,670     $7,859       $ (3,414)
                                                       =======          ======        =======     ======       ========


                                                      PRO FORMA
                                                     ADJUSTMENTS
                                                       FOR THE
                                                      OFFERING      PRO FORMA
                                                     -----------    ---------
Current Assets:
 Cash and cash equivalents.........................   $ 48,150(5)   $ 21,251
 Accounts receivable, net..........................                   15,592
 Finance receivables, net..........................                   13,495
 Notes receivable shareholder......................
 Inventories.......................................                  115,923
 Deferred income taxes.............................                    1,471
 Prepaid expenses and other current assets.........                    2,743
                                                      --------      --------
       Total Current Assets........................     48,150       170,475
Property and equipment, net........................                    7,475
Intangible assets, net.............................                   44,097
Notes receivable shareholder.......................
Deferred income taxes..............................                       17
Other assets.......................................                      981
                                                      --------      --------
       Total Assets................................   $ 48,150      $223,045
                                                      ========      ========
Current Liabilities:
 Floor plan notes payable..........................   $     --      $114,013
 Senior debt.......................................                   11,471
 Current maturities of long-term debt..............                    2,159
 Dealer finance reserves...........................                      307
 Notes payable -- other............................                   12,119
 Income taxes payable..............................                      522
 Deferred income taxes.............................                      959
 Accrued liabilities...............................                    5,934
 Accounts payable..................................                    4,789
                                                      --------      --------
       Total Current Liabilities...................         --       152,273
Long-term debt, less current maturities............                      837
Income taxes payable...............................                    3,774
Other liabilities..................................                      357
Shareholders' Equity:
 Common stock......................................          5(5)         10
 Additional paid-in capital........................     48,145(5)     61,138
 Owner's equity....................................
 Note receivable...................................
 Retained earnings.................................                    4,656
                                                      --------      --------
       Total Shareholders' Equity..................     48,150        65,804
                                                      --------      --------
       Total Liabilities and Shareholders'
        Equity.....................................   $ 48,150      $223,045
                                                      ========      ========

---------------

(1) Reflects the preliminary allocation of the aggregate purchase price of the Acquisitions, other than the Bill Holt acquisition, based on the estimated fair value of the net assets acquired. Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, property, plant and equipment and floorplan indebtedness, approximates their fair value, management believes the application of purchase price accounting will not result in an adjustment to the carrying amount of those net assets. Under the acquisition agreements, the negotiated purchase prices for the Acquisitions will be adjusted to the extent that the fair value of the tangible net assets as of the closing is different than an agreed upon amount. The owners of Wade Ford, the Robertson dealerships and Day's Chevrolet will receive 385,000, 40,000 and 577,500 shares of restricted common stock, respectively, based on an assumed initial public offering price of $10.00. The holders of restricted stock issued in payment of the Acquisitions have agreed not to offer, sell or otherwise dispose of any of those shares for a period of one year after the Offering. The fair value based on discounted present value of these shares reflects this restriction. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from the amounts estimated here, depending upon the actual fair value of tangible net assets acquired at closing of the Acquisitions. The estimated purchase price allocation consists of the following (in thousands):

                                                JAY                      WADE FORD, INC.      ROBERTSON
                                            AUTOMOTIVE    GRINDSTAFF,       AND WADE         OLDSMOBILE-       DAY'S
                                            GROUP, INC.      INC.       FORD BUFORD, INC.   CADILLAC, INC.   CHEVROLET    TOTAL
                                            -----------   -----------   -----------------   --------------   ---------   --------
   Estimated total consideration:
    Cash..................................    $12,000       $ 9,128          $12,054           $ 7,711        $ 5,589    $ 46,482
    Promissory note issued................      4,000            --               --                --             --       4,000
    Restricted stock issued...............         --            --            3,465               360          5,198       9,023
                                              -------       -------          -------           -------        -------    --------
          Total...........................     16,000         9,128           15,519             8,071         10,787      59,505
   Less book value of tangible assets
    acquired..............................     (7,827)         (977)          (2,808)           (2,545)        (1,200)    (15,357)
   Less the elimination of pre-existing
    goodwill..............................       (313)           --              (25)             (106)            --        (444)
                                              -------       -------          -------           -------        -------    --------
   Excess of purchase price over fair
    value of tangible net assets
    acquired..............................    $ 7,860       $ 8,151          $12,686           $ 5,420        $ 9,587    $ 43,704
                                              =======       =======          =======           =======        =======    ========

    The difference between the purchase price and the fair market value of the net assets acquired will be allocated to goodwill and amortized over 40 years. In connection with Wade Ford and the Day's Chevrolet acquisitions, the Company may be required to issue shares to the former shareholders of Wade Ford and Day's Chevrolet under price protection provisions, which compensate for any decrease in the value of shares issued below the issue price for one year, as set forth in the applicable acquisition agreements. Any additional shares issued in connection with these price protection provisions will be accounted for as additional purchase price at the time of issuance. As required by the purchase agreements, the owners of Grindstaff and Wade Ford, will repay notes of $754,000 and $515,000, respectively, made to them by their respective businesses.
(2) Reflects the preliminary allocation of the aggregate purchase price of $750,000 relating to Holt Ford Mercury based on estimated fair value of the net assets acquired. Also reflects the elimination of certain cash, used cars, trade receivables, land, buildings, accounts payable, accrued expenses, the debt related to land and buildings, and a note payable to the owner in the Bill Holt Acquisition, because they are not being acquired by the Company. The purchase price has been allocated to assets acquired and liabilities assumed at their estimated fair market value at the acquisition date as follows (in thousands):

Working capital.............................................  $200
Property and equipment......................................   275
Goodwill....................................................   275
                                                              ----
       Total................................................  $750
                                                              ====

(3) Reflects the conversion from the LIFO Method of accounting to the FIFO Method of inventory accounting at acquired entities including: Day's Chevrolet, Inc., Grindstaff, Inc., the Jay dealerships, the Robertson dealerships, and the Wade dealerships in the amounts of $1,838,000, $1,909,000, $438,000, $1,163,000, and $3,602,000, respectively. The Company intends to convert to the FIFO Method effective July 1, 1998 conditioned and effective upon the closing of the Offering. See "Management's Discussion and Analysis of the Financial Condition and Results of Operations -- Overview."

(4) In connection with the Acquisitions and the Offering, the Company will convert from the LIFO Method of inventory accounting to the FIFO Method of inventory accounting. The accompanying pro forma combined and condensed balance sheet includes $2,087,000 representing an additional tax liability based on an assumed tax rate of 40%, which will result from this conversion. The tax liability will be paid over a four year period. Pro forma deferred tax balances approximate the Boomershine Automotive historical balances, as the book values for assets and liabilities of the Acquisitions approximate their tax values.
(5) Reflects the net proceeds from the sale of 5,500,000 shares of common stock offered hereby estimated to be approximately $48.2 million, assuming an initial public offering price of $10.00 per share and after deducting the underwriting discount and estimated expenses of the Offering, along with cash in the businesses to be merged into or acquired by the Company (amounting to an aggregate of approximately $19.7 million at March 31, 1998), and their application to the cash portion of the purchase price for the Acquisitions in the aggregate amount of approximately $47 million. The adjustment reflecting the payment of the cash portion of the purchase price (i.e., $45,213) is included in footnote (1). See "Use of Proceeds."
(6) Reflects the Collision Centers USA Acquisition on December 18, 1997. The purchase price for the Collision Centers USA Acquisition was approximately $1.7 million, one-half of which was paid in cash, and the balance of which was paid in the form of promissory notes. The Collision Centers have been consolidated with Boomershine Automotive as of the date of the acquisition. The excess of purchase price over fair value of tangible net assets acquired of approximately $1.9 million was allocated to goodwill to be amortized over 40 years.

    Also reflects the South Financial Acquisition on January 6, 1998. The purchase price for South Financial Corporation was approximately $4.65 million, which was paid in cash at the time of closing. To fund the cash consideration the Company borrowed the sum of $4.5 million from an affiliated company. See "Certain Transactions -- Certain Business Relationships." South Financial Corporation has been consolidated with Boomershine Automotive as of the date of the acquisition. The excess purchase price over fair value of tangible net assets acquired of approximately $4.0 million was allocated to goodwill to be amortized over 40 years.

(7) Reflects the Merger of Boomershine Automotive and Sunbelt and the elimination of intercompany balances. Contemporaneously with the closing date of the Offering, Boomershine Automotive will merge into the Company in a transaction to be accounted for as a reverse acquisition/recapitalization. Upon consummation of the Merger: (i) Boomershine Automotive will be merged with and into the Company; and (ii) the Boomershine Automotive shareholders will receive an aggregate of 3,800,160 shares of common stock of the Company based on a negotiated fixed exchange rate in exchange for the issued and outstanding capital stock of Boomershine Automotive. As a result of this stock issuance, the common stock of Boomershine Automotive will be cancelled and new shares in Sunbelt will be issued. Because Boomershine Automotive had no par stock and Sunbelt has $0.001 per share par value stock, additional paid in capital in the amount of $3,970 has been recorded. Boomershine Automotive has been identified as the accounting acquiror for purposes of the Acquisitions in accordance with SAB No. 97 as it will hold the largest voting interest subsequent to the Merger and the Acquisitions.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of the results of operations and financial condition should be read in conjunction with (i) the financial statements of certain of the entities acquired in the Acquisitions and involved in the Merger, and the related notes thereto, (ii) the "Pro Forma Combined and Condensed Financial Data" and the related notes thereto, and (iii) "Selected Financial Data," all included elsewhere in this Prospectus. Certain statements contained herein are not based on historical facts, but are forward-looking statements that are based upon numerous assumptions about future conditions that could prove not to be accurate. Such forward-looking statements include, without limitation, the statements regarding the trends in the industry set forth in the Prospectus Summary and under this caption regarding the Company's anticipated future financial results and position. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this Prospectus, including but not limited to the matters described in "Risk Factors."

     In addition, Sunbelt has no current operations other than the activities involved in identifying potential target companies, negotiating the related acquisition agreements and preparing for the proposed Merger and Acquisitions. Although certain members of Sunbelt's management have significant automotive retailing industry experience, Sunbelt has not managed the combined businesses, and the proposed Merger and certain of the Acquisitions will not occur until the consummation date of this Offering. Accordingly, any references herein to "Sunbelt" or the "Company" and the activities and characteristics of the combined entities should be read as pro forma descriptions of those activities and characteristics following the consummation of the proposed Merger and all of the Acquisition transactions.

OVERVIEW


     Upon the consummation of the Merger and all of the Acquisitions, Sunbelt expects to be one of the leading retailers of new and used vehicles in the southeastern United States. The Company will operate a total of 31 dealership franchises in Georgia, North Carolina and Tennessee. The Company will also operate four collision repair centers in metropolitan Atlanta, Georgia, and a sub-prime automotive finance company with operations in Florida, North Carolina and Tennessee. Sunbelt will sell 20 domestic and foreign brands of automobiles, which consist of Buick, Cadillac, Chevrolet, Chrysler, Dodge, Ford, GMC, Honda, Hummer, Isuzu, Jeep, Kia, Mazda, Mercury, Mitsubishi, Nissan, Oldsmobile, Plymouth, Pontiac and Toyota. The Company intends to further diversify its product and service offerings by including more brands of vehicles and by offering related finance and insurance, replacement parts, collision repair, and other products and services that are complementary to its core automotive retailing operations. In several of its markets, the Company has significant market share for the manufacturer type sold. Pro forma for the Merger and the Acquisitions, the Company had total revenues of $688 million and retail unit sales of 20,499 new and 9,913 used vehicles for the year ended June 30, 1997, and revenues of $510 million and retail unit sales of 14,583 new and 7,134 used vehicles for the nine months ended March 31, 1998. In 1997, based on pro forma retail new vehicle unit sales, the Company believes it would have ranked 13th on the Automotive News' listing of the 1997 top 100 dealer groups in the United States. The Company's strategy is: (i) to become the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets; and (ii) to expand its collision centers and other complementary business operations.



     The Company will have diverse sources of revenues, including: new car sales, new truck sales, used car sales, used truck sales, manufacturer remarketed vehicles sales, parts sales, service sales, collision repair services, finance fees, insurance commissions, extended service contract sales, and documentary fees. Sales revenues will include sales to retail customers, other dealers and wholesalers. Other dealership revenue will include revenue from the sale of financing, insurance and extended service contracts, net of a provision for anticipated chargebacks and documentary fees charged to customers.

     The Company's leasing expenses, salary expense, employee benefits costs and advertising expenses will comprise the majority of its selling, general and administrative expenses. The Company's interest expense will primarily result from the Company's floorplan financing of its new and used vehicle inventory.



     The Company has historically accounted for all of its dealership acquisitions using the purchase method of accounting and, as a result, does not include in its financial statements the results of operations of these dealerships prior to the date they were acquired by the Company. The financial statements of the Company discussed below reflect the combined and consolidated results of operations, financial position and cash flows of the dealerships that the Company owns or expects to acquire upon consummation of the Offering. As a result of the effects of the Merger, the Acquisitions and the Offering, the historical financial information described herein is not necessarily indicative of the results of operations, financial position and cash flows of the Company in the future or the results of operations, financial position and cash flows which would have resulted had the Merger and the Acquisitions and the Offering occurred at the beginning of the periods presented in the historical financial statements.



     Contemporaneously with the effective date hereof, the Company will effect the Merger pursuant to which (i) Boomershine Automotive will be merged with and into the Company and (ii) the Boomershine Automotive shareholders will receive unregistered common stock of the Company in exchange for the capital stock in Boomershine Automotive. From November 1997 through March 1998, the Company and/or Boomershine Automotive consummated or signed definitive agreements to purchase six additional dealerships or dealership groups, three collision repair businesses, and a sub-prime automotive finance company for an aggregate consideration of approximately $67 million. See "The Acquisitions." In connection with the Acquisitions, the Company will book approximately $43.5 million of goodwill, consisting of $37.6 million from the six additional dealerships or dealership groups, $1.9 million from the Collision Centers USA Acquisition, and $4.0 million from the South Financial Acquisition, each of which will be amortized over 40 years.


COMPANY'S CREDIT AND FINANCING ARRANGEMENTS


     The Company is negotiating floorplan financing lines of credit of up to $110 million (the "New Floorplan Facility"). As of March 31, 1998, the Company had approximately $114 million of floorplan debt outstanding. Currently, the Combined Companies' (as defined below) floorplan financing is provided by six different sources. The Company anticipates that its floorplan debt will be restructured to the extent that the terms of the New Floorplan Facility are more favorable than the terms of the current floorplan financing arrangements of the Combined Companies, but there can be no assurance that the New Floorplan Facility will be on terms which are more favorable than those of the existing financing arrangements. See "Risk Factors -- Floorplan Financing." The Company estimates that, upon restructuring the floorplan debt, the interest rate on the New Floorplan Facility will be approximately 50 to 75 basis points below the Company's current average annual floorplan financing rates, and expects that this lower rate will result in annual cost savings of $750,000 to $1 million. South Financial has a revolving credit agreement with General Electric Capital Corporation with a maximum borrowing capacity of $15 million with advances permitted under formulas based on percentages of eligible collateral. Management of the Company does not currently anticipate replacing this facility after this Offering. The Company is also negotiating a $30 million acquisition, working capital and general corporate line of credit; however, there can be no assurance that the Company will be able to obtain this additional line of credit on terms acceptable to the Company.


     The Company believes its cash resources, including the New Floorplan Facility and the net proceeds of this Offering, will be adequate to fund its anticipated operations and growth for the foreseeable future.

PRO FORMA COMPANY'S DATA

     The unaudited pro forma combined financial data of the Company for 1995, 1996 and 1997 and the nine months ended March 31, 1997 and March 31, 1998, do not purport to present any or all of the combined companies involved in the Acquisitions and the Merger (the "Combined Companies") in accordance with generally accepted accounting principles, but represent a summation of certain data of the individual Combined Companies on a historical basis. The financial statements of Hones, Inc. d/b/a Bill Holt Ford-

Mercury and Collision Centers USA have not been separately included within this Prospectus because said entities do not qualify as significant subsidiaries under the Commission's Staff Accounting Bulletin (SAB) No. 80 and, accordingly, are not required to be presented. The data presented in this section may not be comparable to and may not be indicative of the Company's post-combination results of operations because (i) the Combined Companies were not under common control of management and had different tax structures (S-Corporations and C-Corporations) during the periods presented, and (ii) the Company will use the purchase method to establish a new basis of accounting to record the Acquisitions.

     The selected historical financial information presented in the tables below is derived from the respective audited financial statements of the individual Combined Companies included elsewhere herein. The following discussion should be read in conjunction with the financial statements of all of the Combined Companies and the notes thereto appearing elsewhere in the Prospectus.

     For financial statement presentation purposes, as required by the rules and regulations of the Commission, Boomershine Automotive has been identified as the accounting acquiror.

     The following table sets forth unaudited pro forma revenues and cost of sales for the Combined Companies for the periods indicated. Revenue items are shown as a percent of total revenues while cost of sales items are shown as a percent of the corresponding revenue item.

  Operations Data

                                                 YEAR ENDED JUNE 30,                         NINE MONTHS ENDED MARCH 31,
                                ------------------------------------------------------   -----------------------------------
                                      1995               1996               1997               1997               1998
                                ----------------   ----------------   ----------------   ----------------   ----------------
                                  AMT.     PCT.      AMT.     PCT.      AMT.     PCT.      AMT.     PCT.      AMT.     PCT.
                                --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
                                                                   (DOLLARS IN THOUSANDS)
REVENUES:
  New vehicle sales...........  $357,221    62.9%  $403,877    61.8%  $420,019    61.0%  $306,737    60.5%  $315,697    61.9%
  Used vehicle sales..........   142,801    25.1    166,976    25.5    177,925    25.9    132,098    26.1    127,126    24.9
  Parts, service and collision
    repair....................    53,625     9.4     61,682     9.4     66,602     9.7     48,884     9.7     50,159     9.8
  Finance, commission and
    other revenues............    14,990     2.6     21,564     3.3     23,423     3.4     18,503     3.7     17,308     3.4
                                --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
        Total revenues........   568,637   100.0%   654,099   100.0%   687,969   100.0%   506,222   100.0%   510,290   100.0%
                                --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
COST OF SALES:
  New vehicle sales...........   338,458    94.7%   383,997    95.1%   399,003    95.0%   291,114    94.9%   300,117    95.1%
  Used vehicle sales..........   132,305    92.6    154,638    92.6    164,736    92.6    123,162    93.2    118,396    93.1
  Parts, service and collision
    repair....................    32,315    60.3     34,896    56.6     41,305    62.0     29,671    60.7     30,377    60.6
  Finance, commission and
    other revenues............     4,347    29.0      7,739    35.9      7,229    30.9      5,329    28.8      4,409    25.5
                                --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
        Total cost of sales...   507,425    89.2%   581,270    88.9%   612,273    89.0%   449,276    88.8%   453,299    88.8%
                                --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
GROSS PROFIT..................  $ 61,212    10.8%  $ 72,829    11.1%  $ 75,696    11.0%  $ 56,946    11.2%  $ 56,991    11.2%
                                ========   =====   ========   =====   ========   =====   ========   =====   ========   =====

     The following tables set forth certain unaudited pro forma information with regard to the Combined Companies' vehicle and parts and services sales for the periods indicated.

  New Vehicle Data


                                           PRO FORMA COMBINED COMPANIES NEW VEHICLE DATA
                                      --------------------------------------------------------
                                                                              NINE MONTHS
                                            YEAR ENDED JUNE 30,             ENDED MARCH 31,
                                      --------------------------------    --------------------
                                        1995        1996        1997        1997        1998
                                      --------    --------    --------    --------    --------
                                                       (DOLLARS IN THOUSANDS)
Retail unit sales...................    19,493      21,694      20,499      14,851      14,583
Retail sales........................  $357,221    $403,877    $420,019    $306,737    $315,697
Gross profit........................  $ 18,763    $ 19,880    $ 21,017    $ 15,623    $ 15,580
Gross margin........................       5.3%        4.9%        5.0%        5.1%        5.0%
Average gross profit per retail unit
  sold..............................  $    963    $    916    $  1,025    $  1,052    $  1,074

  Used Vehicle Data

                                            PRO FORMA COMBINED COMPANIES USED VEHICLE DATA
                                        ------------------------------------------------------
                                                                               NINE MONTHS
                                              YEAR ENDED JUNE 30,            ENDED MARCH 31,
                                        --------------------------------    ------------------
                                          1995        1996        1997       1997       1998
                                        --------    --------    --------    -------    -------
                                                        (DOLLARS IN THOUSANDS)
Retail unit sales.....................     9,073      10,205       9,913      7,392      7,134
Retail sales..........................  $102,499    $123,338    $121,657    $89,591    $92,856
Gross profit..........................  $ 10,794    $ 12,155    $ 12,758    $ 8,620    $ 8,769
Gross margin..........................      10.5%        9.9%       10.5%       9.6%       9.4%
Average gross profit per retail unit
  sold................................  $  1,190    $  1,191    $  1,287    $ 1,166    $ 1,229
Wholesale unit sales..................     8,033       8,665       9,442      7,117      5,642
Wholesale sales.......................  $ 40,302    $ 43,638    $ 56,268    $42,507    $34,270
Gross profit..........................  $   (298)   $    183    $    431    $   316    $  (118)
Gross margin..........................      (0.7)%       0.4%        0.8%       0.7%      (0.3)%

  Parts and Service Data

                                           PRO FORMA COMBINED COMPANIES PARTS AND SERVICE DATA
                                           ---------------------------------------------------
                                                                               NINE MONTHS
                                                YEAR ENDED JUNE 30,          ENDED MARCH 31,
                                           -----------------------------    ------------------
                                            1995       1996       1997       1997       1998
                                           -------    -------    -------    -------    -------
                                                         (DOLLARS IN THOUSANDS)
Sales....................................  $53,625    $61,682    $66,602    $48,884    $50,159
Gross profit.............................  $21,310    $26,786    $25,297    $19,213    $19,781
Gross margin.............................     39.7%      43.4%      38.0%      39.3%      39.4%

  Nine Months Ended March 31, 1998 Compared to Nine Months Ended March 31, 1997

     Revenues. Total revenues increased by $4.1 million, or 0.8%, from $506.2 million for the nine months ended March 31, 1997 to $510.3 million for the nine months ended March 31, 1998. New vehicle sales increased $9.0 million, or 2.9%, from $306.7 million for the nine months ended March 31, 1997 to $315.7 million for the nine months ended March 31, 1998. This increase was primarily due to increased sales at Wade Ford, principally at the Buford location, and Day's Chevrolet. These increases were offset in part by decreased new vehicle sales at Jay Automotive Group, principally at the Pontiac dealership, and the Bill Holt Ford-Mercury dealerships. Used vehicle sales decreased $5.0 million, or 3.8%, from $132.1 million for the nine months ended March 31, 1997 to $127.1 million for the nine months ended March 31, 1998. This decrease was due primarily to reduced wholesale used vehicle sales at Boomershine Automotive and at the Grindstaff dealerships. These decreases were partially offset by increases in used vehicle sales at the Jay Automotive Group and Bill Holt Ford-Mercury dealerships. Parts and service sales increased $1.3 million, or 2.6%, from $48.9 million for the nine months ended March 31, 1997 to $50.2 million for the nine months ended March 31, 1998. This increase was due primarily to increased sales at Collision Centers USA offset in part by lower parts and service sales at Day's Chevrolet. Other dealership revenues decreased $1.2 million, or 6.5%, from $18.5 million for the nine months ended March 31, 1997 to $17.3 million for the nine months ended March 31, 1998. This decrease was due to lower finance and commissions income at South Financial offset partially by higher commissions and documentation fees at Wade Ford.

     Gross Profit. Gross profit increased by $100,000, from $56.9 million for the nine months ended March 31, 1997 to $57.0 million for the nine months ended March 31, 1998. This slight increase was primarily due to increased finance margins and higher margins realized at the Grindstaff dealerships due to a higher proportion of trucks among new vehicle sales, offset by lower gross margins realized on new vehicle sales, particularly due to increased competition affecting the Robertson Oldsmobile-Cadillac dealership, and on sales at Collision Centers USA.

  Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

     Revenues. Total revenues increased by $33.9 million, or 5.2%, from $654.1 million for the year ended June 30, 1996 to $688.0 million for the year ended June 30, 1997. New vehicle sales increased $16.1 million, or 4.0%, from $403.9 million for the year ended June 30, 1996 to $420.0 million for the year ended June 30, 1997. This increase was primarily attributable to higher sales of Ford products at the Wade Ford and Bill Holt Ford-Mercury dealerships coupled with the addition of the Buick dealership by the Jay Automotive Group in December 1996. These improvements were partially offset by lower sales at the Boomershine Nissan and Pontiac locations and the Robertson Oldsmobile-Cadillac dealership. Used vehicle revenues increased $10.9 million, or 6.6%, from $167.0 million for the year ended June 30, 1996 to $177.9 million for the year ended June 30, 1997. This increase resulted from higher wholesale sales at Day's Chevrolet and higher retail sales at the various Jay Automotive Group locations. These increases were offset by reductions in retail used vehicle sales at the Boomershine Pontiac and Nissan dealerships. Parts and service sales increased $4.9 million, or 8.0%, from $61.7 million for the year ended June 30, 1996 to $66.6 million for the year ended June 30, 1997. This increase resulted from the growing customer base at Boomershine Automotive Group and Jay Automotive Group. Other dealership revenues increased $1.8 million, or 8.6%, from $21.6 million for the year ended June 30, 1996 to $23.4 million for the year ended June 30, 1997. This increase was due primarily to higher finance and insurance income at the Boomershine Automotive dealerships coupled with the higher revenues of South Financial.

     Gross Profit. Gross profit increased by $2.9 million, or 4.0%, from $72.8 million for the year ended June 30, 1996 to $75.7 million for the year ended June 30, 1997. This increase was attributable to higher new and used vehicle sales levels at the Jay Automotive Group dealerships coupled with higher revenue from the South Financial business. These factors were offset by lower gross profit contributions by the Boomershine Automotive dealerships resulting from lower new vehicle sales and a higher proportion of wholesale units among used vehicle sales.

  Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

     Revenues. Total revenues increased by $85.5 million, or 15.0%, from $568.6 million for the year ended June 30, 1995 to $654.1 million for the year ended June 30, 1996. New vehicle sales increased $46.7 million, or 13.1%, from $357.2 million for the year ended June 30, 1995 to $403.9 million for the year ended June 30, 1996. This increase was primarily attributable to dealership additions and higher sales at Bill Holt Ford-Mercury and both Wade Ford locations. The dealership additions included the Buick, Honda and Mitsubishi dealerships by Boomershine Automotive and the Mazda dealership by Jay Automotive Group. Used vehicle revenues increased $24.2 million, or 16.9%, from $142.8 million for the year ended June 30, 1995 to $167.0 million for the year ended June 30, 1996. This increase resulted from dealership additions and the expansion of the used vehicle facility at Robertson Oldsmobile-Cadillac. Parts and service sales increased $8.1 million, or 15.0%, from $53.6 million for the year ended June 30, 1995 to $61.7 million for the year ended June 30, 1996. This increase resulted from the dealership additions coupled with expanded customer base and parts sales at Day's Chevrolet. Other dealership revenues increased $6.6 million, or 44.0%, from $15.0 million for the year ended June 30, 1995 to $21.6 million for the year ended June 30, 1996. This increase was due primarily to the dealership additions at Boomershine Automotive coupled with higher finance revenue from South Financial.

     Gross Profit. Gross profit increased by $11.0 million, or 18.0%, from $61.2 million for the year ended June 30, 1995 to $72.8 million for the year ended June 30, 1996. This increase was attributable to dealership additions at the Boomershine Automotive and Jay Automotive along with higher revenue from South Financial.

INDIVIDUAL MERGER AND ACQUISITION COMPANIES

BOOMERSHINE AUTOMOTIVE GROUP, INC.

  Results of Operations

     Prior to the Offering, Boomershine Automotive Group, Inc. was one of the largest automotive dealership groups in Georgia and consisted of nine automotive dealerships serving the greater Atlanta metropolitan market. The dealerships included Pontiac, Buick, GMC, Hummer, Nissan, Ford, Isuzu, Honda and Mitsubishi. Executive management of this group includes Mr. Walter M. Boomershine, Jr., who has over 40 years of experience in the automotive retailing industry, and Mr. Charles K. Yancey who joined the company in 1974. Six of the group's nine dealerships have been added under this executive leadership since 1992.

     The following table sets forth selected financial data and such data as a percentage of total revenues for the Boomershine Automotive dealerships for the periods indicated on a consolidated basis:

                                            YEAR ENDED JUNE 30,                           NINE MONTHS ENDED MARCH 31,
                          --------------------------------------------------------    ------------------------------------
                                1995                1996                1997                1997                1998
                          ----------------    ----------------    ----------------    ----------------    ----------------
                           AMOUNT    PCT.      AMOUNT    PCT.      AMOUNT    PCT.      AMOUNT    PCT.      AMOUNT    PCT.
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
                                                 (DOLLARS IN THOUSANDS)                             (UNAUDITED)
Revenues:
  New vehicle sales.....  $156,955    65.9%   $166,199    63.2%   $152,625    61.7%   $113,239    61.3%   $113,340    63.4%
  Used vehicle sales....    57,047    23.9      64,652    24.6      61,811    25.0      47,318    25.6      39,517    22.1
  Parts and service
    sales...............    19,223     8.1      23,764     9.0      24,637    10.0      17,689     9.6      19,108    10.7
  Other revenues, net...     5,095     2.1       8,279     3.1       8,372     3.3       6,514     3.5       6,701     3.8
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
        Total
          revenues......   238,320   100.0     262,894   100.0     247,445   100.0     184,760   100.0     178,666   100.0
Cost of sales...........   215,646    90.5     235,829    89.7     222,352    89.9     165,705    89.7     158,328    88.6
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
Gross profit............    22,674     9.5      27,065    10.3      25,093    10.1      19,055    10.3      20,338    11.4
Selling, general and
  administrative
  expenses..............    20,333     8.5      24,770     9.4      23,152     9.3      17,357     9.4      17,308     9.7
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
Income from
  operations............     2,341     1.0       2,295     0.9       1,941     0.8       1,698     0.9       3,030     1.7
Other income and
  expense:
  Interest expense,
    net.................     1,218     0.5       1,593     0.6       2,110     0.9       1,224     0.7       1,297     0.8
  Other income
    (expense)...........        60     0.0          13     0.0          44     0.0         (80)   (0.0)        (68)   (0.0)
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
Income (loss) before in-
  come taxes............     1,183     0.5         715     0.3        (125)   (0.1)        394     0.2       1,665     0.9
Income tax (expense)
  benefit...............      (448)   (0.2)       (213)   (0.1)         40     0.1        (119)   (0.0)       (398)   (0.2)
                          --------   -----    --------   -----    --------   -----    --------   -----    --------   -----
Net income (loss).......  $    735     0.3%   $    502     0.2%   $    (85)   (0.0)%  $    275     0.2%   $  1,267     0.7%
                          ========            ========            ========            ========            ========

  Nine Months Ended March 31, 1998 Compared to Nine Months Ended March 31, 1997

     Revenues. Total revenues decreased $6.1 million, or 3.3%, from $184.8 million for the nine months ended March 31, 1997 to $178.7 million for the nine months ended March 31, 1998. New vehicle sales increased $101,000, or 0.1%, from $113.2 million for the nine months ended March 31, 1997 to $113.3 million for the nine months ended March 31, 1998. This increase was primarily due to higher sales of trucks and fleet units at Boomershine Ford, resulting in a 30.1% increase in sales volume, and increased sales of utility vehicles at Boomershine Mitsubishi. These increases were partially offset by a 31.9% decrease in the sales of new vehicles at Boomershine Nissan. Used vehicle sales decreased $7.8 million, or 16.5%, from $47.3 million for the nine months ended March 31, 1997 to $39.5 million for the nine months ended March 31, 1998. This decrease was due primarily to reduced wholesale activity at Boomershine Ford and Boomershine Nissan, due to fewer trade-ins available for sale. These decreases were offset in part by a sales increase at Boomershine Mitsubishi due to additional investments in space and personnel. Parts and service sales increased $1.4 million, or 8.0%, from $17.7 million for the nine months ended March 31, 1997 to $19.1 million for the nine months ended March 31, 1998. This increase was due primarily to the acquisition of Collision Centers USA in December 1997 offset partially by reduced sales of parts and service at Boomershine Nissan. The sales of parts and service at Collision Centers USA for the three months ended March 31, 1998 amounted to $1.7 million. Other dealership revenues increased $187,000, or 2.9%, from $6.5 million for the nine months ended March 31, 1997 to $6.7 million for the nine months ended March 31, 1998. This increase was due to the South Financial Acquisition in January 1998 offset by lower finance and insurance commissions at Boomershine Nissan.

     Gross Profit. Gross profit increased $1.3 million, or 6.7%, from $19.1 million for the nine months ended March 31, 1997 to $20.3 million for the nine months ended March 31, 1998. Of this amount, $1.8 million was attributable to the Collision Centers USA and South Financial acquisitions. Increased new vehicle sales at Boomershine Ford and Mitsubishi also attributed to the increased gross profits. These increases were partially offset by the effects of lower new and used vehicle sales at Boomershine Nissan.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $49,000, or 0.3%, from $17.4 million for the nine months ended March 31, 1997 to $17.3 million for the nine months ended March 31, 1998. This decrease was primarily due to reductions at Boomershine Pontiac and Boomershine Nissan for personnel realignments and lower marketing expense and sales commissions. These decreases were partially offset by the Collision Centers USA and South Financial acquisitions, together amounting to $1.4 million in the three months ended March 31, 1998, and higher sales commissions at Boomershine Ford.

     Interest Expense, net. Interest expense, net increased $73,000 or 6.0%, from $1.2 million for the nine months ended March 31, 1997 to $1.3 million for the nine months ended March 31, 1998. This increase was attributable to the Collision Centers USA and South Financial acquisitions, together amounting to $364,000 in the three months ended March 31, 1998, offset in part by lower interest charges at Boomershine Pontiac and greater manufacturer support at Boomershine Ford.

  Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

     Revenues. Total revenues decreased by $15.4 million, or 5.9%, from $262.9 million for the year ended June 30, 1996 to $247.4 million for the year ended June 30, 1997. New vehicle sales revenues decreased $13.6 million, or 8.2% from $166.2 million for the year ended June 30, 1996 to $152.6 million for the year ended June 30, 1997. This decrease was primarily attributable to reduced unit sales of fleet vehicles at both the Boomershine Pontiac and Ford dealerships and a 14% reduction in retail unit sales at the Boomershine Nissan dealership. Used vehicle revenues decreased $2.8 million, or 4.4%, from $64.7 million for the year ended June 30, 1996 to $61.8 million for the year ended June 30, 1997. This decrease resulted from reduced used vehicle trade-in availability at the Boomershine Nissan and Pontiac dealerships and reduced wholesale activity at the Boomershine Ford dealership. These were partially offset by the increase in used vehicle sales at the Boomershine Mitsubishi dealership that was owned for a partial year in the year ended June 30, 1996. Parts and service sales increased $873,000, or 3.7%, from $23.8 million for the year ended June 30, 1996 to $24.6 million for the year ended June 30, 1997. This increase resulted from higher revenues from service and bodywork at the Boomershine Pontiac, Mitsubishi and Ford locations and the overall economic strength of the markets served. Other Boomershine Automotive dealership revenues increased $93,000, or 1.1%, from $8.3 million for the year ended June 30, 1996 to $8.4 million for the year ended June 30, 1997. This increase was due primarily to increased finance and insurance income and a generally competitive lending environment.


     Gross Profit. Gross profit decreased by $2.0 million, or 7.3%, from $27.1 million for the year ended June 30, 1996 to $25.1 million for the year ended June 30, 1997. This decrease was attributable to lower overall revenue levels and profit contribution at the Boomershine Nissan location and was offset in part by higher average new and used margins at the Boomershine Ford dealership. The margins were also impacted by the effect of having the Boomershine Mitsubishi dealership for an entire year in the year ended June 30, 1997. Overall, the percentage gross margin decreased from 10.3% for the year ended June 30, 1996 to 10.1% for the year ended June 30, 1997.


     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $1.6 million, or 6.5%, from $24.8 for the year ended June 30, 1996 to $23.2 million for the year ended June 30, 1997. This decrease was primarily due to expense rationalization and lower incentive compensation charges at the Boomershine Nissan dealership. These were partially offset by increases in personnel costs at the Boomershine Pontiac, Ford and Mitsubishi dealerships.

     Interest Expense, net. Interest expense, net increased $517,000, or 32.5%, from $1.6 million for the year ended June 30, 1996 to $2.1 million for the year ended June 30, 1997. This increase was attributable primarily to slower inventory turns at Boomershine Pontiac and Nissan locations.

  Year Ended June 30, 1996 Compared to Year Ended June 30, 1995

     Revenues. Total revenues increased by $24.6 million, or 10.3%, from $238.3 million for the year ended June 30, 1995 to $262.9 million for the year ended June 30, 1996. New vehicle sales revenues increased $9.2 million, or 5.9% from $157.0 million for the year ended June 30, 1995 to $166.2 million for the year ended June 30, 1996. This increase was primarily attributable to Boomershine Automotive's addition of the Honda and Mitsubishi dealerships in the Cobb County, Georgia market area and higher average per unit sales at the Boomershine Ford and Nissan dealerships. Used vehicle revenues increased $7.6 million, or 13.3%, from $57.0 million for the year ended June 30, 1995 to $64.6 million for the year ended June 30, 1996. This increase resulted from the addition of the Boomershine Honda and Mitsubishi dealerships and higher wholesale revenues at the Boomershine Ford dealership. These factors were partially offset by lower used vehicle sales at the Boomershine Pontiac/GMC location. Parts and service sales increased $4.5 million, or 23.6%, from $19.2 million for the year ended June 30, 1995 to $23.7 million for the year ended June 30, 1996. This increase resulted from the Boomershine Honda and Mitsubishi dealership additions and higher service revenues at the Boomershine Pontiac dealership. Other Boomershine Automotive dealership revenues increased $3.2 million, or 62.5%, from $5.1 million for the year ended June 30, 1995 to $8.3 million for the year ended June 30, 1996. This increase was due primarily to the Boomershine Buick and Mitsubishi dealership additions and increased unit sales.

     Gross Profit. Gross profit increased by $4.4 million, or 19.4%, from $22.7 million for the year ended June 30, 1995 to $27.1 million for the year ended June 30, 1996. This increase was attributable to the addition of the Boomershine Buick and Mitsubishi dealerships and the impact of higher revenues and average sales per unit, particularly at the Boomershine Ford dealership.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $4.4 million, or 21.8%, from $20.3 million for the year ended June 30, 1995 to $24.7 million for the year ended June 30, 1996. This increase was primarily due to the addition of the Boomershine Honda and Mitsubishi dealerships as well as added personnel charges for the Boomershine Ford and Pontiac locations.

     Interest Expense, net. Interest expense, net increased $375,000, or 30.8%, from $1.2 million for the year ended June 30, 1995 to $1.6 million for the year ended June 30, 1996. This increase was attributable to increased inventory levels at the Boomershine Ford location and slow-moving conversion van inventory at the Boomershine Pontiac dealership.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. Boomershine Automotive's principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from Boomershine Automotive's statements of cash flows for the periods indicated:

                                                                              NINE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,          MARCH 31,
                                                  -------------------------   ------------------
                                                   1995      1996     1997     1997       1998
                                                  -------   -------   -----   -------   --------
                                                                  (IN THOUSANDS) (UNAUDITED)
Net cash provided by (used in) operating
  activities....................................  $ 4,197   $ 3,513   $ 429   $1,085    $ 2,061
Net cash provided by (used in) investing
  activities....................................   (2,740)   (4,238)   (612)    (828)    (6,058)
Net cash provided by (used in) financing
  activities....................................      799         9    (259)    (168)     4,158
                                                  -------   -------   -----   ------    -------
Net increase (decrease) in cash and cash
  equivalents...................................  $ 2,256   $  (716)  $(442)  $   89    $   161
                                                  =======   =======   =====   ======    =======

     As of March 31, 1998 a subsidiary of Boomershine Automotive was not in compliance with certain terms of a credit agreement; however, the subsidiary received a waiver of this violation through September 30, 1998. As of the date of this Prospectus, the subsidiary has cured this violation and now is in compliance with that credit agreement.

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 were $4.7 million.

     For the three years ended June 30, 1997, Boomershine Automotive generated $3.0 million in cash flow from net income (loss) plus depreciation and amortization. Net cash flow from operating activities is significantly impacted by changes in inventory levels reflecting strategic and marketing decisions. Inventory levels increased by $19.9 million and $1.7 million for the fiscal years ended June 30, 1995 and 1996, respectively. During the year ended June 30, 1997, the aggregate inventory level decreased by $10.7 million.

     Changes in the outstanding balance under the floorplan arrangements also serve to influence the net cash flow from operations. During the years ended June 30, 1995 and 1996 the notes payable balance owed to floorplan lenders increased $25.2 million and $2.8 million, respectively. For the year ended June 30, 1997, such notes payable balances decreased as a result of a repayment of $12.6 million.

     For the nine months ended March 31, 1998, the Boomershine Automotive dealerships generated net cash flow of $2.0 million from net income plus depreciation and amortization compared to $935,000 in the nine months ended March 31, 1997. This resulted from the improvement in net earnings.

     The change in net cash used in investing activities for the three years ended June 30, 1997 amounted to $7.6 million. This was primarily attributable to capital expenditures for the acquisition of the Boomershine Honda, Mitsubishi and Buick dealerships, expansion of the rental car program, renovation of showroom facilities and construction of a collision repair center.

     The change in net cash used in investing activities for the nine months ended March 31, 1998 resulted from the payment of the cash component of the Collision Centers USA Acquisition and routine capital expenditures.

     The change in net cash related to financing activities was primarily attributable to borrowings and repayments under long-term debt. For the years ended June 30, 1995 and 1996, the increase in these notes payable amounted to $799,000 and $9,000, respectively. For the year ended June 30, 1997, the amount owed under these notes decreased by $259,000.

     The change in net cash related to financing activities for the nine months ended March 31, 1998 resulted from a loan from a related party amounting to $4.5 million to facilitate the South Financial Acquisition in January 1998.

  Floorplan Financing

     Boomershine Automotive currently obtains floorplan financing for its dealerships' vehicle inventories primarily through Ford Motor Credit and NationsBank Credit. As of March 31, 1998, the Boomershine Automotive dealerships had approximately $49.9 million of outstanding floorplan financing. The debt bears interest at LIBOR plus 200 to 225 basis points. Interest expense on floorplan notes payable, before manufacturers' interest assistance, totaled approximately $3.6 million, $4.5 million and $3.8 million for the years ended June 30, 1995, 1996 and 1997, respectively. Manufacturers' interest assistance, which is recorded as a reduction to interest expense, amounted to $2.7 million, $2.9 million and $2.0 million for the years ended June 30, 1995, 1996 and 1997, respectively.

  Leases

     The Boomershine Automotive dealerships lease their primary operating facilities under operating leases, including leases with related parties, which expire at various dates through 2017. Certain of the leases contain automatic renewal provisions that require the lessee to affirmatively state its intention to vacate. Management believes that the terms and provisions of the related party leases approximate those available from third parties.

JAY AUTOMOTIVE GROUP

  Results of Operations

     Prior to the Offering, Jay Automotive Group, Inc. consisted of six retail automotive dealerships and four used car facilities serving the Columbus, Georgia market. The dealerships included Toyota, Mazda, Pontiac, Buick, GMC and Mitsubishi. Mr. James G. Stelzenmuller, III, who has over 15 years of experience in the automotive retailing industry and has managed this business since 1983, owned Jay Automotive immediately prior to the Offering.

     Certain related businesses (e.g. leasing and insurance subsidiaries) that were subsidiaries of Jay Automotive were divested prior to the Offering. Accordingly, the financial results of those related businesses are not included in the accompanying financial statements and are excluded from the discussion below.

     The following table sets forth selected financial data and such data as a percentage of total revenues for the combined Jay Automotive Group dealerships for the periods indicated:

                                              YEAR ENDED DECEMBER 31,                         THREE MONTHS ENDED MARCH 31,
                             ----------------------------------------------------------   -------------------------------------
                                   1995                1996                 1997                1997                1998
                             -----------------   -----------------   ------------------   -----------------   -----------------
                             AMOUNT    PERCENT   AMOUNT    PERCENT    AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                             -------   -------   -------   -------   --------   -------   -------   -------   -------   -------
                                                                   (DOLLARS IN THOUSANDS)              (UNAUDITED)
Revenues:
  New vehicle sales........  $46,763     58.5%   $56,329     58.6%   $ 54,899     54.2%   $13,748     54.2%   $12,756     51.5%
  Used vehicle sales.......   21,990     27.5     26,358     27.4      31,562     31.2      7,462     29.4      7,899     31.9
  Parts and service
    sales..................    9,009     11.3     10,636     11.2      11,869     11.7      3,218     12.7      3,207     13.0
  Other revenues, net......    2,190      2.7      2,723      2.8       2,913      2.9        948      3.7        902      3.6
                             -------    -----    -------    -----    --------    -----    -------    -----    -------    -----
        Total revenues.....   79,952    100.0     96,046    100.0     101,243    100.0     25,376    100.0     24,764    100.0
Cost of sales..............   70,604     88.3     84,763     88.3      89,272     88.2     22,087     87.0     21,669     87.5
                             -------    -----    -------    -----    --------    -----    -------    -----    -------    -----
Gross profit...............    9,348     11.7     11,283     11.7      11,971     11.8      3,289     13.0      3,095     12.5
Selling, general and
  administrative
  expenses.................    7,134      8.9      8,952      9.3       9,588      9.4      2,411      9.5      2,537     10.3
                             -------    -----    -------    -----    --------    -----    -------    -----    -------    -----
Income from operations.....    2,214      2.8      2,331      2.4       2,383      2.4        878      3.5        558      2.2
Other income and expense:
  Interest expense, net....      360      0.5        301      0.3         261      0.3         79      0.3          8      0.0
  Other income (expense)...       --       --         --       --          --       --         --       --         --       --
                             -------    -----    -------    -----    --------    -----    -------    -----    -------    -----
Income before income
  taxes....................    1,854      2.3      2,030      2.1       2,122      2.1        799      3.2        550      2.2
Income tax expense.........     (703)    (0.9)      (775)    (0.8)       (806)    (0.8)      (304)    (1.2)      (209)    (0.8)
                             -------    -----    -------    -----    --------    -----    -------    -----    -------    -----
Net income.................  $ 1,151      1.4%   $ 1,255      1.3%   $  1,316      1.3%   $   495      2.0%   $   341      1.4%
                             =======             =======             ========             =======             =======

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Revenues. Total revenues decreased $612,000, or 2.4%, from $25.4 million for the three months ended March 31, 1997 to $24.8 million for the three months ended March 31, 1998. New vehicle sales decreased $1.0 million, or 7.2%, from $13.7 million for the three months ended March 31, 1997 to $12.7 million for the three months ended March 31, 1998. This decrease was primarily due to lower Mitsubishi and Pontiac sales, which was offset partially by higher GMC truck sales. Used vehicle sales increased $437,000, or 5.9%, from $7.5 million for the three months ended March 31, 1997 to $7.9 million for the three months ended March 31, 1998. This increase was due primarily to higher retail used vehicle sales at the newly opened used vehicle facility offset in part by reduced wholesale activity. Parts and service sales decreased $11,000, or 0.3%, from $3.2 million for the three months ended March 31, 1997 to $3.2 million for the three months ended March 31, 1998. This decrease was due primarily to reduced selling days available at the Pontiac and Buick dealerships. Other dealership revenues decreased $46,000, or 4.9%, from $948,000 for the three months ended March 31, 1997 to $902,000 for the three months ended March 31, 1998. This decrease was due to lower finance and insurance commissions. Decrease of revenues was partially attributable to the disruption of the business caused by the relocation of certain dealerships to a newly-opened auto mall location.

     Gross Profit. Gross profit decreased $194,000, or 5.9%, from $3.3 million for the three months ended March 31, 1997 to $3.1 million for the three months ended March 31, 1998. This decrease was primarily due to reduced operating days resulting from the relocation described above and reductions in the gross margin percentage achieved at the Toyota and Pontiac locations.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $126,000, or 5.2%, from $2.4 million for the three months ended March 31, 1997 to $2.5 million for the three months ended March 31, 1998. This increase was primarily due to higher compensation charges and expenses associated with opening the new sales location offset in part by higher marketing co-op reimbursements.

     Interest Expense, net. Interest expense, net decreased $71,000, or 89.9%, from $79,000 for the three months ended March 31, 1997 to $8,000 for the three months ended March 31, 1998. This decrease was primarily attributable to increased manufacturer support.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues increased by $5.2 million, or 5.4%, from $96.0 million for the year ended December 31, 1996 to $101.2 million for the year ended December 31, 1997. New vehicle sales decreased $1.4 million, or 2.5% from $56.3 million for the year ended December 31, 1996 to $54.9 million for the year ended December 31, 1997. This decrease was primarily attributable to reductions in the availability of Toyota vehicles from the distributor and a decline in demand for Pontiac vehicles. These factors were partially offset by the impact of the addition of the Buick dealership to Jay Automotive in December 1996. Used vehicle sales increased $5.2 million, or 19.7%, from $26.4 million for the year ended December 31, 1996 to $31.6 million for the year ended December 31, 1997. This increase resulted from the implementation of a market segmentation strategy and more management focus in this area. Parts and service sales increased $1.2 million, or 11.6%, from $10.6 million for the year ended December 31, 1996 to $11.9 million for the year ended December 31, 1997. This increase resulted from the addition of the Buick dealership. Other dealership revenues increased $190,000, or 7.0%, from $2.7 million for the year ended December 31, 1996 to $2.9 million for the year ended December 31, 1997. This minor increase was due primarily to higher finance and documentation income.

     Gross Profit. Gross profit increased by $688,000, or 6.1%, from $11.3 million for the year ended December 31, 1996 to $12.0 million for the year ended December 31, 1997. This increase was attributable to higher overall unit sales and the addition of the Buick dealership to Jay Automotive in December 1996 and its related service and parts income.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $636,000, or 7.1%, from $8.9 million for the year ended December 31, 1996 to $9.6 million for the year ended December 31, 1997. This increase was primarily due to the addition of personnel to the Jay Automotive Toyota body shop operations and the Jay Automotive Buick dealership. These additions were partially offset by a reduction in sales incentive compensation related to the reduction in new unit sales.

     Interest Expense, net. Interest expense, net decreased $40,000, or 13.3%, from $301,000 for the year ended December 31, 1996 to $261,000 for the year ended December 31, 1997.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. Total revenues increased by $16.1 million, or 20.1%, from $79.9 million for the year ended December 31, 1995 to $96.0 million for the year ended December 31, 1996. New vehicle sales increased $9.6 million, or 20.5% from $46.7 million for the year ended December 31, 1995 to $56.3 million for the year ended December 31, 1996. This increase was primarily attributable to the addition of the Mazda dealership to Jay Automotive in November 1995. Used vehicle sales increased $4.4 million, or 19.9%, from $22.0 million for the year ended December 31, 1995 to $26.4 million for the year ended December 31, 1996. This increase resulted from the addition of the Mazda dealership to Jay Automotive and the dealership's favorable location for used car sales. This increase was partially offset by reductions in used vehicle sales from the Jay Automotive Toyota and Pontiac dealership locations. Parts and service sales increased $1.6 million, or 18.1%, from $9.0 million for the year ended December 31, 1995 to $10.6 million for the year ended December 31, 1996. This increase resulted from the Mazda dealership addition. Other dealership revenues increased $533,000, or 24.3%, from $2.2 million for the year ended December 31, 1995 to $2.7 million for the year ended December 31, 1996. This minor increase was due primarily to documentation and insurance commission income.

     Gross Profit. Gross profit increased by $1.9 million, or 20.7%, from $9.3 million for the year ended December 31, 1995 to $11.3 million for the year ended December 31, 1996. This increase was attributable to overall increased unit sales led by the addition of the Mazda dealership to Jay Automotive in November 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.8 million, or 25.5%, from $7.1 million for the year ended December 31, 1995 to $8.9 million for the year ended December 31, 1996. This increase was primarily due to the increase in personnel that resulted from the addition of the Mazda dealership and increased employee benefit costs and increased support staff compensation at the Toyota dealership.

     Interest Expense, net. Interest expense, net decreased $59,000, or 16.4%, from $360,000 for the year ended December 31, 1995 to $301,000 for the year ended December 31, 1996. This decrease was attributable to additional manufacturer support under floorplan financing arrangements.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. Jay Automotive Group's principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from the combined Jay Automotive Group dealership's statements of cash flows for the periods indicated:

                                                                       THREE MONTHS
                                            YEAR ENDED DECEMBER 31,   ENDED MARCH 31,
                                            -----------------------   ---------------
                                             1995     1996    1997     1997     1998
                                            -------   ----   ------   ------    -----
                                                         (IN THOUSANDS) (UNAUDITED)
Net cash provided by (used in) operating
  activities..............................  $ 1,895   $669   $1,424   $1,124    $ 443
Net cash provided by (used in) investing
  activities..............................   (1,819)   (90)     (74)    (214)      21
Net cash provided by (used in) financing
  activities..............................       73     37        2     (123)    (150)
                                            -------   ----   ------   ------    -----
Net increase (decrease) in cash and cash
  equivalents.............................  $   149   $616   $1,352   $  787    $ 314
                                            =======   ====   ======   ======    =====

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 were $4.1 million.

     For the three years ended December 31, 1997, the Jay Automotive Group dealerships generated $4.4 million in cash flow from net income plus depreciation and amortization. Net cash flow from operating activities ranged during this period from a high of $1.9 million in 1995 to a low of $669,000 in 1996. The primary factors influencing these results are net income, change in investment in inventories and the net borrowing or net repayment on the floorplan arrangements.

     The change in net cash provided by operations for the three months ended March 31, 1998 compared to the quarter ended March 31, 1997 resulted from increases in inventories and accounts receivable offset partially by an increase in floorplan borrowings.

     The change in net cash used in investing activities for the three years ended December 31, 1997 was primarily attributable to capital expenditures, the purchase of the Mazda dealership in 1995 and the purchase of the Buick franchise in 1996.

     The change in net cash related to financing activities was primarily attributable to reductions in amounts owed to unconsolidated subsidiaries which were partially offset by repayments on long-term debt.

  Floorplan Financing

     Jay Automotive Group currently obtains floorplan financing for its vehicle inventory primarily through General Motors Acceptance Corporation ("GMAC"), World Omni Finance and a commercial bank. As of March 31, 1998, Jay Automotive Group had approximately $13.7 million of outstanding floorplan financing. The debt bears interest at various rates which generally fluctuate with the prime rate or LIBOR and which ranged from 7.2% to 10.25% at December 31, 1997. The floorplan lenders generally provide for rebate reductions in interest expense based on volume and other factors as well as manufacturers' assistance based on an agreed-upon amounts which vary by model. Interest expense on floorplan notes payable, before manufacturers' interest assistance, totaled approximately $1.0 million, $1.4 million and $864,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Manufacturers' interest assistance, which is recorded as a reduction to interest expense, amounted to approximately $608,000, $1.1 million and $530,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Leases

     The real estate and buildings housing the Jay Automotive Pontiac, GMC, Buick, Mitsubishi and Mazda dealerships and a major used car facility are leased from a company owned and controlled by James G. Stelzenmuller, the former sole shareholder of Jay Automotive Group, Inc. This facility is pledged as collateral to an Industrial Revenue Bond used to finance its construction. Certain other facilities used in the business operations of Jay Automotive are leased on a month to month basis and the lease understandings are not in writing. Management believes these leases and informal arrangements contain terms and rates that are comparable to those which are available on the open market.

WADE FORD, INC. AND WADE FORD BUFORD, INC. -- COMBINED

 Results of Operations

     Wade Ford, Inc. and Wade Ford Buford, Inc. operate Ford dealerships located in Smyrna and Buford, Georgia, respectively both suburban locations which are part of the greater metropolitan Atlanta market. Prior to the Offering, both dealerships were owned by Mr. Alan K. Arnold and several other minority shareholders. Mr. Arnold has over 20 years of automotive retailing experience in the greater Atlanta area. The Smyrna-based dealership was originally founded in the early 1950's and the Buford-based dealership was added in 1990.

     The following table sets forth selected financial data and such data as a percentage of total revenues for the combined Wade Ford Dealerships for the periods indicated:

                                             YEAR ENDED DECEMBER 31,                           THREE MONTHS ENDED MARCH 31,
                           ------------------------------------------------------------   ---------------------------------------
                                  1995                 1996                 1997                 1997                 1998
                           ------------------   ------------------   ------------------   ------------------   ------------------
                            AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                           --------   -------   --------   -------   --------   -------   --------   -------   --------   -------
                                                                   (DOLLARS IN THOUSANDS)               (UNAUDITED)
Revenues:
  New vehicle sales......  $ 83,486     71.3%   $105,696     73.3%   $129,942     78.2%   $ 33,048     78.9%   $ 30,607     76.2%
  Used vehicle sales.....    22,905     19.6      27,633     19.2      24,430     14.7       6,006     14.4       6,562     16.4
  Parts and service
    sales................     9,118      7.8       8,810      6.1       9,244      5.6       2,326      5.6       2,481      6.2
  Other revenues, net....     1,471      1.3       1,975      1.4       2,424      1.5         480      1.1         501      1.2
                           --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
        Total revenues...   116,980    100.0     144,114    100.0     166,040    100.0      41,860    100.0      40,151    100.0
Cost of sales............   107,027     91.5     131,982     91.6     153,378     92.4      38,676     92.4      37,231     92.7
                           --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
Gross profit.............     9,953      8.5      12,132      8.4      12,662      7.6       3,184      7.6       2,920      7.3
Selling, general and
  administrative
  expenses...............     9,504      8.1      11,261      7.8      10,467      6.3       2,637      6.3       2,581      6.5
                           --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
Income from operations...       449      0.4         871      0.6       2,195      1.3         547      1.3         339      0.8
Other income and expense:
  Interest expense,
  (income) net...........       120      0.1         209      0.2          (5)    (0.0)         22      0.1         (34)    (0.1)
  Other income (expense),
    net..................       230      0.2         252      0.2          95      0.1          12      0.0           7      0.0
                           --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
Income before income
  taxes..................       559      0.5         914      0.6       2,295      1.4         537      1.2         380      0.9
Income tax expense.......        --       --          --       --          --       --          --       --          --       --
                           --------    -----    --------    -----    --------    -----    --------    -----    --------    -----
Net income...............  $    559      0.5%   $    914      0.6%   $  2,295      1.4%   $    537      1.2%   $    380      0.9%
                           ========             ========             ========             ========             ========

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Revenues. Total revenues decreased $1.7 million, or 4.1%, from $41.9 million for the three months ended March 31, 1997 to $40.2 million for the three months ended March 31, 1998. New vehicle sales decreased $2.4 million, or 7.4%, from $33.0 million for the three months ended March 31, 1997 to $30.6 million for the three months ended March 31, 1998. This decrease was primarily due to lower sales of fleet units at the Smyrna location offset in part by increased truck sales at the Buford location. Used vehicle sales increased $556,000, or 9.3%, from $6.0 million for the three months ended March 31, 1997 to $6.6 million for the three months ended March 31, 1998. This increase was due primarily to higher sales of remarketed Ford vehicles at the Buford location and a strategy of dealing in later models. Parts and service sales increased $155,000, or 6.7%, from $2.3 million for the three months ended March 31, 1997 to $2.5 million for the three months ended March 31, 1998. This increase was due primarily to population growth and a larger customer base in the Buford dealership area. Other dealership revenues increased $21,000, or 4.4%, from $480,000 for the three months ended March 31, 1997 to $501,000 for the three months ended March 31, 1998. This increase was due to higher warranty sales offset in part by lower finance and insurance commissions.

     Gross Profit. Gross profit decreased $264,000, or 8.3%, from $3.2 million for the three months ended March 31, 1997 to $2.9 million for the three months ended March 31, 1998. This decrease was primarily due to lower fleet sales activity and lower margins on used vehicle sales offset in part by higher sales of parts and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $56,000, or 2.1%, from $2.6 million for the three months ended March 31, 1997 to $2.6 million for the three months ended March 31, 1998. This decrease was primarily due to reduced sales commissions and lower workers compensation insurance premiums offset in part by higher compensation for support personnel at the Buford location.

     Interest Expense, net. Interest expense, net decreased $56,000 or 254.5%, from $22,000 for the three months ended March 31, 1997 to $(34,000) for the three months ended March 31, 1998. This decrease was attributable to lower inventory levels.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues increased by $21.9 million, or 15.2%, from $144.1 million for the year ended December 31, 1996 to $166.0 million for the year ended December 31, 1997. New vehicle sales increased $24.2 million, or 22.9% from $105.7 million for the year ended December 31, 1996 to $129.9 million for the year ended December 31, 1997. This increase was primarily attributable to strong regional growth near the Wade Ford Buford location and increased emphasis on fleet sales at the Wade Ford Smyrna location. Used vehicle sales decreased $3.2 million, or 11.6%, from $27.6 million for the year ended December 31, 1996 to $24.4 million for the year ended December 31, 1997. This decrease resulted from increased competition near the Wade Ford Smyrna location. Parts and service sales increased $434,000, or 4.9%, from $8.8 million for the year ended December 31, 1996 to $9.2 million for the year ended December 31, 1997. This increase resulted from the higher retail demand at the Wade Ford Buford location resulting in higher new vehicle unit sales. Other dealership revenues increased $449,000, or 22.7%, from $2.0 million for the year ended December 31, 1996 to $2.4 million for the year ended December 31, 1997. This increase was due primarily to higher documentation fee income.

     Gross Profit. Gross profit increased by $530,000, or 4.4%, from $12.1 million for the year ended December 31, 1996 to $12.6 million for the year ended December 31, 1997. This increase was attributable to higher overall revenues at both Wade Ford Dealerships. The gross profit as a percent of sales decreased from 8.4% in 1996 compared to 7.7% in 1997 due to the generally lower returns on fleet sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $794,000, or 7.1%, from $11.3 million for the year ended December 31, 1996 to $10.5 million for the year ended December 31, 1997. This decrease was primarily due to lower charges for advertising, rents, bad debts and professional fees.

     Interest Expense, net. Interest expense, net decreased $214,000, or 102.4%, from $209,000 (expense) for the year ended December 31, 1996 to $5,000 (income) for the year ended December 31, 1997. This decrease was attributable primarily to greater manufacturer credits which were partially offset by higher charges incurred for larger average inventory levels.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. Total revenues increased by $27.1 million, or 23.2%, from $117.0 million for the year ended December 31, 1995 to $144.1 million for the year ended December 31, 1996. New vehicle sales increased $22.2 million, or 26.6% from $83.5 million for the year ended December 31, 1995 to $105.7 million for the year ended December 31, 1996. This increase was primarily attributable to expanded fleet sales and overall economic growth in the Buford area. Used vehicle sales increased $4.7 million, or 20.6%, from $22.9 million for the year ended December 31, 1995 to $27.6 million for the year ended December 31, 1996. This increase resulted from the strategic decision by the Wade Ford Buford management team to carry larger used car inventories. Parts and service sales decreased $308,000, or 3.4%, from $9.1 million for the year ended December 31, 1995 to $8.8 million for the year ended December 31, 1996. This decrease resulted from lower parts and service sales at the Smyrna-based dealership. Other dealership revenues increased $504,000 or 34.3%, from $1.5 million for the year ended December 31, 1995 to $2.0 million for the year ended December 31, 1996. This increase was due primarily to higher documentation fee income.

     Gross Profit. Gross profit increased by $2.2 million, or 21.9%, from $9.9 million for the year ended December 31, 1995 to $12.1 million for the year ended December 31, 1996. This increase was attributable to higher overall revenues.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.8 million, or 18.5%, from $9.5 million for the year ended December 31, 1995 to $11.3 million for the year ended December 31, 1996. This increase was primarily due to higher variable incentive pay stemming from increased retail sales and higher charges for rents, bad debts and professional fees.

     Interest Expense, net. Interest expense, net increased $89,000, or 74.2%, from $120,000 for the year ended December 31, 1995 to $209,000 for the year ended December 31, 1996. This increase was attributable to the increased inventory of vehicles, principally used, at the Wade Ford Buford location.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. The Wade Ford dealerships' principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from the Wade Ford Dealerships' statements of cash flows for the periods indicated:

                                                                         THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,          MARCH 31,
                                           ---------------------------   -------------------
                                            1995      1996      1997       1997       1998
                                           -------   -------   -------   --------   --------
                                                            (IN THOUSANDS)   (UNAUDITED)
Net cash provided by (used in) operating
  activities.............................  $ 1,078   $ 3,036   $ 2,472   $ 1,417    $ 1,476
Net cash provided by (used in) investing
  activities.............................     (727)     (295)     (185)      (21)        (6)
Net cash provided by (used in) financing
  activities.............................      (46)      (60)   (2,260)   (1,297)      (130)
                                           -------   -------   -------   -------    -------
Net increase (decrease) in cash and cash
  equivalents............................  $   305   $ 2,681   $    27   $    99    $ 1,340
                                           =======   =======   =======   =======    =======

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 were $6.0 million.

     For the three years ended December 31, 1997, the dealership generated $4.3 million in cash flow from net income plus depreciation and amortization. Net cash flow from operating activities averaged $2.2 million during the three year period. The increase in net cash provided by operating activities is due primarily to positive net earnings and increased floorplan balances offset by the effect of additions to inventory needed to support expanding sales -- principally in new vehicles at both the Wade Ford Buford and Wade Ford Smyrna locations.

     Net cash provided by operations increased from $1.4 million in the three months ended March 31, 1997 to $1.5 million in the three months ended March 31, 1998. This was attributable to reductions in inventory balances offset in part by lower floorplan borrowings.

     The change in net cash used in investing activities for the three years ended December 31, 1997 was primarily attributable to capital expenditures for renovations to the Wade Ford Smyrna showroom and service facility as well as purchases of servicing equipment for both Wade Ford Dealership sites.

     The change in net cash related to financing activities was primarily attributable to increases in and repayments of long-term debt. In addition, distributions to former shareholders (consistent with S-Corporation ownership) aggregated $2.2 million for the three years ended December 31, 1997.

  Floorplan Financing

     The Wade Ford dealerships currently obtain floorplan financing for their vehicle inventory primarily through Ford Motor Credit Corporation. As of March 31, 1998, these dealerships had approximately $24.1 million of outstanding floorplan financing. The debt bears interest at the prime rate plus 100 basis points. This interest can be reduced if the dealerships meet certain goals for overall sales volume and retail contracts with Ford Motor Credit Corporation. Ford Motor Company provides interest assistance to the dealerships including a specified allowance for a vehicle's in-transit period and an amount that varies by vehicle model.

     Interest expense on floorplan notes payable, before manufacturers' interest assistance, totaled approximately $1.1 million, $2.4 million and $2.7 million for the years ended December 31, 1995, 1996 and 1997, respectively. Manufacturers' interest assistance, which is recorded as a reduction to interest expense, amounted to $749,000, $2.1 million and $2.5 million for the years ended December 31, 1995, 1996 and 1997, respectively.

  Leases

     The Wade Ford dealerships lease certain office equipment and the facilities comprising their retail and service locations, including leases with related parties, under long-term operating leases and on a month to month basis. Management believes the lease terms approximate those that would be available from third parties. Certain of the leases permit the lessee to cancel the lease by giving notice for periods ranging from 60 to 180 days.

DAY'S CHEVROLET, INC.

  Results of Operations

     Day's Chevrolet consists of a Chevrolet dealership in Acworth, Georgia, a city located in the suburbs of Atlanta. The dealership has served Acworth and northeast Georgia since 1959. Mr. Calvin Diemer and Mr. Alvin Diemer, who owned Day's Chevrolet prior to the Offering, have worked in the automotive retailing industry for over 20 years and succeeded to the ownership of Day's Chevrolet in a series of transactions ending in 1993. Mr. Calvin Diemer will continue to serve as the Executive Manager of Day's Chevrolet following the Offering.

     The following table sets forth selected financial data and such data as a percentage of total revenues for the Day's Chevrolet dealership for the periods indicated:

                                     YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED MARCH 31,
                              --------------------------------------   -------------------------------------
                                    1996                 1997                1997                1998
                              -----------------   ------------------   -----------------   -----------------
                              AMOUNT    PERCENT    AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                              -------   -------   --------   -------   -------   -------   -------   -------
                                                          (DOLLARS IN THOUSANDS)    (UNAUDITED)
Revenues:
  New vehicle sales.........  $27,924     46.5%   $ 28,806     47.0%   $ 6,458     43.1%   $ 6,559     44.9%
  Used vehicle sales........   21,073     35.1      21,781     35.5      5,965     39.9      5,297     36.3
  Parts and service sales...    9,525     15.9       9,340     15.2      2,218     14.8      2,348     16.1
  Other revenues, net.......    1,489      2.5       1,405      2.3        327      2.2        391      2.7
                              -------    -----    --------    -----    -------    -----    -------    -----
          Total revenues....   60,011    100.0      61,332    100.0     14,968    100.0     14,595    100.0
Cost of sales...............   53,237     88.7      55,094     89.8     13,460     89.9     12,989     89.0
                              -------    -----    --------    -----    -------    -----    -------    -----
Gross profit................    6,774     11.3       6,238     10.2      1,508     10.1      1,606     11.0
Selling, general and
  administrative expenses...    5,076      8.5       5,178      8.4      1,235      8.3      1,258      8.6
                              -------    -----    --------    -----    -------    -----    -------    -----
Income from operations......    1,698      2.8       1,060      1.8        273      1.8        348      2.4
Other income and expense:
  Interest expense, net.....      123      0.2         100      0.2         36      0.2         19      0.1
  Other income (expense),
     net....................        7      0.0           6      0.0          1      0.0          7      0.0
                              -------    -----    --------    -----    -------    -----    -------    -----
Income before income
  taxes.....................    1,582      2.6         966      1.6        238      1.6        336      2.3
Income tax expense..........       --       --          --       --         --       --         --       --
                              -------    -----    --------    -----    -------    -----    -------    -----
Net income..................  $ 1,582      2.6%   $    966      1.6%   $   238      1.6%   $   336      2.3%
                              =======             ========             =======             =======

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Revenues. Total revenues decreased $373,000, or 2.5%, from $15.0 million for the three months ended March 31, 1997 to $14.6 million for the three months ended March 31, 1998. New vehicle sales increased

$101,000, or 1.6%, from $6.5 million for the three months ended March 31, 1997 to $6.6 million for the three months ended March 31, 1998. This increase was primarily due to increased unit sales of new trucks offset partially by lower unit sales of cars. New truck sales increased due to higher product availability during the three months ended March 31, 1998. Used vehicle sales decreased $668,000, or 11.2%, from $6.0 million for the three months ended March 31, 1997 to $5.3 million for the three months ended March 31, 1998. This decrease was due primarily to decreased wholesale unit sales stemming from increased competition in this segment. Parts and service sales increased $130,000, or 5.9%, from $2.2 million for the three months ended March 31, 1997 to $2.3 million for the three months ended March 31, 1998. This increase was due primarily to increased parts sales to rental car companies and increased service revenues. Other dealership revenues increased $64,000, or 19.6%, from $327,000 for the three months ended March 31, 1997 to $391,000 for the three months ended March 31, 1998. This increase was due primarily to higher warranty sales.

     Gross Profit. Gross profit increased $98,000 or 6.5%, from $1.5 million for the three months ended March 31, 1997 to $1.6 million for the three months ended March 31, 1998. This increase was primarily due to higher new truck sales, a higher proportion of revenues from parts and service sales and increased incentive rebates from the manufacturer.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $23,000, or 1.9%, from $1.2 million for the three months ended March 31, 1997 to $1.3 million for the three months ended March 31, 1998. This increase was primarily due to higher occupancy charges offset partially by reduced compensation for sales supervision.

     Interest Expense, net. Interest expense, net decreased $17,000, or 47.2%, from $36,000 for the three months ended March 31, 1997 to $19,000 for the three months ended March 31, 1998. This decrease was attributable to higher manufacturer credits.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues increased by $1.3 million, or 2.2%, from $60.0 million for the year ended December 31, 1996 to $61.3 million for the year ended December 31, 1997. New vehicle sales increased $882,000, or 3.2% from $27.9 million for the year ended December 31, 1996 to $28.8 million for the year ended December 31, 1997. This increase was primarily attributable to increased sales of truck, sport utility and sports car vehicles. Used vehicle sales increased $708,000, or 3.4%, from $21.1 million for the year ended December 31, 1996 to $21.8 million for the year ended December 31, 1997. This increase resulted from an increase in personnel and a continuing emphasis on the wholesale component of used car sales. Parts and service sales decreased $185,000, or 1.9%, from $9.5 million for the year ended December 31, 1996 to $9.3 million for the year ended December 31, 1997. This minor decrease resulted from a decrease in parts sales. Other dealership revenues decreased $84,000, or 5.6%, from $1.5 million for the year ended December 31, 1996 to $1.4 million for the year ended December 31, 1997. This decrease was due primarily to a reduction in finance and insurance related income.

     Gross Profit. Gross profit decreased by $536,000, or 7.9%, from $6.8 million for the year ended December 31, 1996 to $6.2 million for the year ended December 31, 1997. This decrease was attributable to increases in costs greater than the dealership's ability to raise its new car prices and a small decrease in the margin realized in the parts and service area.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $102,000, or 2.0%, from $5.1 million for the year ended December 31, 1996 to $5.2 million for the year ended December 31, 1997. This increase was primarily due to increased compensation charges for incentive pay and expanded participation by employees in the dealership's 401(k) plan.

     Interest Expense, net. Interest expense, net decreased $23,000, or 18.7%, from $123,000 for the year ended December 31, 1996 to $100,000 for the year ended December 31, 1997. This decrease was attributable to faster inventory turnover.

  Liquidity and Capital Resources

     The Day's Chevrolet dealership's principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from the Day dealership's statements of cash flows for the periods indicated:

                                                                            THREE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,       MARCH 31,
                                                        -----------------   ------------
                                                         1996      1997     1997    1998
                                                        -------   -------   -----   ----
                                                         (IN THOUSANDS)     (UNAUDITED)
Net cash provided by (used in) operating activities...  $ 1,493   $ 2,216   $(680)  $212
Net cash provided by (used in) investing activities...     (144)      (21)      8    (52)
Net cash provided by (used in) financing activities...   (1,241)   (1,825)    337     --
                                                        -------   -------   -----   ----
Net increase (decrease) in cash and cash
  equivalents.........................................  $   108   $   370   $(335)  $160
                                                        =======   =======   =====   ====

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 amounted to $1.4 million.

     For the two years ended December 31, 1997, the Day's Chevrolet dealership generated $3.0 million in cash flow from net income plus depreciation and amortization. Net cash flow from operating activities increased from $1.5 million in 1996 to $2.2 million in 1997 due principally to the increase in the outstanding balance under the floorplan arrangement offset by a smaller increase in inventory balances.

     Net cash flow from operating activities increased from ($680,000) for the three months ended March 31, 1997 to $212,000 for the quarter ended March 31, 1998 due primarily to higher earnings and fluctuations in inventory balances and floorplan borrowings.

     The change in net cash used in investing activities for the two years ended December 31, 1997 amounted to an aggregate of $165,000 and was primarily attributable to capital expenditures for a sales and administration facility and certain items of service equipment.

     The change in net cash used in financing activities increased from $1.2 million in 1996 to $1.8 million in 1997 due to an increase in dividend distributions to former shareholders.

  Floorplan Financing

     The Day's Chevrolet dealership currently obtains floorplan financing for its vehicle inventory primarily through GMAC. As of March 31, 1998, the dealership had approximately $9.0 million of outstanding floorplan financing. The debt bears interest at prime plus 100 basis points and can be reduced through a rebate program based on retail financing activity. In addition, the floorplan interest charge is reduced by a manufacturer's support program based on the cost and model of each vehicle purchased from the franchiser. Interest expense on floorplan notes payable, before manufacturer's interest assistance, totaled approximately $640,000 and $643,000 for the years ended December 31, 1996 and 1997, respectively. Manufacturer's interest assistance, which is recorded as a reduction to interest expense, amounted to $551,000 and $587,000 for the years ended December 31, 1996 and 1997, respectively.

       Leases

     In September 1997, the dealership declared a dividend of its land and buildings to its shareholders and executed a lease of such land and buildings from partnerships owned by Messrs. Diemer and Diemer. The lease is for an initial term expiring in February 2008. The lease terms provide for cancellation of the lease by either the lessee or lessor upon 60 days notice.

GRINDSTAFF, INC.

  Results of Operations

     Grindstaff, Inc. consists of Chrysler-Dodge-Plymouth-Jeep, Chevrolet and Kia dealerships located in Elizabethton, Tennessee serving the northeast portion of that state, including the Tri-Cities area, which consists of Bristol, Johnson City, and Kingsport, Tennessee. Prior to the Offering, Grindstaff, Inc. was majority-owned and managed by Mr. Steve Grindstaff and Mr. Wes Hambrick since 1987 and the business and its predecessors have served the east Tennessee market area since the late 1950's. Mr. Hambrick has over 15 years of experience in the automotive retailing industry and will continue to serve as the Executive Manager of Grindstaff, Inc. following the Offering.

     The following table sets forth selected financial data and such data as a percentage of total revenues for the Grindstaff, Inc. dealerships for the periods indicated:

                                                                                                     THREE MONTHS
                                              YEAR ENDED DECEMBER 31,                               ENDED MARCH 31,
                             ---------------------------------------------------------   -------------------------------------
                                   1995                1996                1997                1997                1998
                             -----------------   -----------------   -----------------   -----------------   -----------------
                             AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT   AMOUNT    PERCENT
                             -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
                                                                  (DOLLARS IN THOUSANDS)              (UNAUDITED)
Revenues:
  New vehicle sales........  $29,499     56.6%   $31,714     56.3%   $34,098     58.0%   $ 7,083     52.8%   $ 7,684     59.0%
  Used vehicle sales.......   16,974     32.6     18,671     33.2     18,277     31.1      4,668     34.8      3,663     28.1
  Parts and service
    sales..................    2,868      5.5      3,388      6.0      3,898      6.6        903      6.7      1,045      8.0
  Other revenues, net......    2,781      5.3      2,534      4.5      2,517      4.3        765      5.7        635      4.9
                             -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
        Total revenues.....   52,122    100.0     56,307    100.0     58,790    100.0     13,419    100.0     13,027    100.0
Cost of sales..............   45,862     88.0     49,990     88.8     51,215     87.1     11,562     86.2     11,150     85.6
                             -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Gross profit...............    6,260     12.0      6,317     11.2      7,575     12.9      1,857     13.8      1,877     14.4
Selling, general and
  administrative
  expenses.................    5,391     10.3      5,864     10.4      6,972     11.9      1,592     11.9      1,652     12.7
                             -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income from operations.....     869       1.7        453      0.8        603      1.0        265      1.9        225      1.7
Other income and expense:
  Interest expense, net....      168      0.3        421      0.6        432      0.6        137      1.0        119      1.0
  Other income (expense)...      (18)    (0.0)      (509)    (0.9)        55      0.0         (8)    (0.0)        (8)    (0.0)
                             -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Income (loss) before income
  taxes....................      683      1.4       (477)    (0.7)       226      0.4        120      0.9         98      0.7
Income tax (expense)
  benefit..................      (40)    (0.1)        32      0.1        (13)    (0.0)       (12)    (0.1)        (5)    (0.0)
                             -------    -----    -------    -----    -------    -----    -------    -----    -------    -----
Net income (loss)..........  $   643      1.3%   $  (445)    (0.8)%  $   213      0.4%   $   108      0.8%   $    93      0.7%
                             =======             =======             =======             =======             =======

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Revenues. Total revenues decreased $392,000, or 2.9%, from $13.4 million for the three months ended March 31, 1997 to $13.0 million for the three months ended March 31, 1998. New vehicle sales increased $601,000, or 8.5%, from $7.1 million for the three months ended March 31, 1997 to $7.7 million for the three months ended March 31, 1998. This increase was primarily due to higher sales of Dodge products (principally trucks) stemming from increased availability from the manufacturer. Used vehicle sales decreased $1.0 million, or 21.5%, from $4.7 million for the three months ended March 31, 1997 to $3.7 million for the three months ended March 31, 1998. This decrease was due primarily to the closing of the Johnson City location in November 1997. Parts and service sales increased $142,000, or 15.7%, from $903,000 for the three months ended March 31, 1997 to $1.0 million for the three months ended March 31, 1998. This increase was due primarily to higher service revenues stemming from additional advertising and an emphasis on cross-selling opportunities. Other dealership revenues decreased $130,000, or 17.0%, from $765,000 for the three months ended March 31, 1997 to $635,000 for the three months ended March 31, 1998. This decrease was due to reduced income from finance and insurance commissions.

     Gross Profit. Gross profit increased $20,000, or 1.1%, from $1.9 million for the three months ended March 31, 1997 to $1.9 million for the three months ended March 31, 1998. This increase was primarily due to lower finance and insurance commission income and lower margins on used wholesale activity offset in part by higher revenues from Dodge truck sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $60,000, or 3.8%, from $1.6 million for the three months ended March 31, 1997 to $1.7 million for the three months ended March 31, 1998. This increase was primarily due to higher charges for occupancy expense, higher sales commission expense and higher advertising expense.

     Interest Expense, net. Interest expense, net decreased $18,000, or 13.1%, from $137,000 for the three months ended March 31, 1997 to $119,000 for the three months ended March 31, 1998. This decrease was primarily attributable to higher inventory turns.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues increased by $2.5 million, or 4.4%, from $56.3 million for the year ended December 31, 1996 to $58.8 million for the year ended December 31, 1997. New vehicle sales increased $2.4 million, or 7.5% from $31.7 million for the year ended December 31, 1996 to $34.1 million for the year ended December 31, 1997. This increase was primarily attributable to higher sales at the Grindstaff Chevrolet dealership and the impact of having the Kia dealership for an entire year, and was offset partially by reduced sales of Plymouth and Chrysler products. Used vehicle sales decreased $394,000, or 2.1%, from $18.7 million for the year ended December 31, 1996 to $18.3 million for the year ended December 31, 1997. This decrease resulted from lower wholesale sales of used automobiles. Parts and service sales increased $510,000, or 15.1%, from $3.4 million for the year ended December 31, 1996 to $3.9 million for the year ended December 31, 1997. This increase continued a long-range trend and resulted from increased wholesale sales to local body shops and mechanics as well as strong customer acceptance of the dealership's service capabilities. Other Grindstaff dealership revenues decreased $17,000, or 0.7%, from $2.5 million for the year ended December 31, 1996 to $2.5 million for the year ended December 31, 1997. This decrease resulted from lower finance and insurance income.

     Gross Profit. Gross profit increased by $1.3 million, or 19.9%, from $6.3 million for the year ended December 31, 1996 to $7.6 million for the year ended December 31, 1997. This increase was attributable to higher parts and service sales, which generally has a higher margin and less reliance on wholesale sales of used cars.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.1 million, or 18.9%, from $5.9 million for the year ended December 31, 1996 to $7.0 million for the year ended December 31, 1997. This increase was primarily due to renovations to the used car facility and increased incentive compensation based on gross profit performance.

     Interest Expense, net. Interest expense, net increased $11,000, or 2.6%, from $421,000 for the year ended December 31, 1996 to $432,000 for the year ended December 31, 1997. This increase was attributable to lower average inventory balances and reduced interest income from investments.

     Other Income (expense). Other income (expense) decreased $564,000, or 110.8%, from $509,000 (expense) for the year ended December 31, 1996 to income of $55,000 for the year ended December 31, 1997. This decrease was due to a 1996 lease termination fee amounting to $600,000 paid to a related party lessor. No such fee was paid in 1997.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. Total revenues increased by $4.2 million, or 8.0%, from $52.1 million for the year ended December 31, 1995 to $56.3 million for the year ended December 31, 1996. New vehicle sales increased $2.2 million, or 7.5% from $29.5 million for the year ended December 31, 1995 to $31.7 million for the year ended December 31, 1996. This increase was primarily attributable to increased sales of Chevrolet truck and sport utility van products and the addition of the Kia dealership to Grindstaff, Inc. in October 1996. This increase was partially offset by a reduction in unit sales of Chrysler and Plymouth products. Used vehicle sales increased $1.7 million, or 10.0%, from $16.9 million for the year ended December 31, 1995 to $18.7 million for the year ended December 31, 1996. This increase resulted from the opening of a used car facility in Johnson City and added wholesale sales. Parts and service sales increased $520,000, or 18.1%, from $2.9 million for the year ended December 31, 1995 to $3.4 million for the year ended December 31, 1996. This increase resulted from an expanded base of customers and aggressive marketing by Grindstaff, Inc. in this area. Other Grindstaff, Inc. dealership revenues decreased $247,000, or 8.9%, from $2.8 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996. This decrease was due primarily to reduced finance and insurance commission revenue.

     Gross Profit. Gross profit increased by $57,000, or 0.9%, from $6.3 million for the year ended December 31, 1995 to $6.3 million for the year ended December 31, 1996. Gross profit as a percent of sales decreased from 12.2% in 1995 to 11.4% in 1996. This was attributable to increased wholesale sales of used vehicles, reduction in finance and insurance revenues and soft demand for Chrysler new vehicle sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $473,000, or 8.8%, from $5.4 million for the year ended December 31, 1995 to $5.9 million for the year ended December 31, 1996. This increase was primarily due to higher facility rent charges and increased personnel costs associated with personnel additions.

     Interest Expense, net. Interest expense, net increased $253,000, or 150%, from $168,000 for the year ended December 31, 1995 to $421,000 for the year ended December 31, 1996. This increase was attributable to lower inventory turnover and the addition of the Kia dealership, which did not offer a manufacturers' support program.

     Other Income (expense). Other income (expense) increased $491,000, or 2700%, from $18,000 (expense) for the year ended December 31, 1995 to $509,000 (expense) for the year ended December 31, 1996. This increase was due to a lease termination fee amounting to $600,000 paid to a related party lessor in 1996.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. Grindstaff Inc.'s principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from the Grindstaff dealerships' statements of cash flows for the periods indicated:

                                                                         THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,         MARCH 31,
                                             -------------------------   -------------------
                                              1995     1996     1997       1997       1998
                                             -------   -----   -------   --------   --------
                                                             (IN THOUSANDS)  (UNAUDITED)
Net cash provided by (used in) operating
  activities...............................  $ 2,021   $(142)  $  (944)  $  (966)   $   389
Net cash provided by (used in) investing
  activities...............................     (390)   (116)     (158)      (36)        44
Net cash provided by (used in) financing
  activities...............................     (124)   (297)      (38)      113         (4)
                                             -------   -----   -------   -------    -------
Net increase (decrease) in cash and cash
  equivalents..............................  $ 1,507   $(555)  $(1,140)  $  (889)   $   429
                                             =======   =====   =======   =======    =======

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 amounted to $722,000.

     For the three years ended December 31, 1997, the Grindstaff dealerships generated $1.1 million in cash flow from net income plus depreciation and amortization. Net cash flow from operating activities declined from $2.0 million in 1995 to $(944,000) in 1997. This decline is due primarily to the reduction in net income during that period and smaller balances outstanding under the floorplan, offset partially by reduced inventory levels.

     The change in net cash used in investing activities for the three years ended December 31, 1997 was primarily attributable to capital additions to the management information system and certain items of service equipment.

     The change in net cash related to financing activities was primarily attributable to principal payments on long-term debt obligations and transactions in the dealership's capital stock.

  Floorplan Financing

     Grindstaff Inc. currently obtains floorplan financing for its dealerships' vehicle inventories primarily through GMAC and Chrysler Financial Corporation. As of March 31, 1998, the dealership had approximately $9.5 million of outstanding floorplan financing. The debt bears interest at rates ranging from 9.0% to 9.5% that are subject to reduction if the dealership meets certain incentive benchmarks for retail financing contracts. In addition, the dealerships receive manufacturers' interest support which varies by vehicle model.

     Interest expense on floorplan notes payable, before manufacturers' interest assistance, totaled approximately $892,000, $1.0 million and $937,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Manufacturers' interest assistance, which is recorded as a reduction to interest expense, amounted to $592,000, $483,000 and $486,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  Leases

     The dealership leases its primary operating facilities under operating leases which require the dealership to pay for maintenance, ad valorem taxes and insurance. The leases do not contain cancellation or renewal options. Management believes the rates and terms of all such leases are comparable to those that would be available on an arm's-length basis. Certain items of equipment used in the operations of Grindstaff, Inc.'s dealerships are leased under a master operating lease arrangement and contain renewal and fair value purchase options.

ROBERTSON OLDSMOBILE-CADILLAC, INC.

  Results of Operations

     Robertson Oldsmobile-Cadillac, Inc. consists of four automotive dealerships located in Gainesville, Georgia, a suburban city north of Atlanta. The dealerships include Cadillac, Oldsmobile, Isuzu and Mazda, and the dealership and its predecessors have served the Gainesville and north Georgia markets continuously for more than five decades. Prior to the Offering, Mr. Moss Robertson, who has over 20 years of experience in the automotive retailing industry, had owned and managed this dealership group since 1982. Mr. Robertson will remain as the Executive Manager of ROC subsequent to the Offering.

     The following table sets forth selected financial data and such data as a percentage of total revenues for ROC dealership for the periods indicated:

                                                YEAR ENDED DECEMBER 31,                THREE MONTHS ENDED MARCH 31,
                                         --------------------------------------   --------------------------------------
                                               1996                 1997                1997                 1998
                                         -----------------    -----------------   -----------------    -----------------
                                         AMOUNT    PERCENT    AMOUNT    PERCENT   AMOUNT    PERCENT    AMOUNT    PERCENT
                                         -------   -------    -------   -------   -------   -------    -------   -------
                                                                     (DOLLARS IN THOUSANDS)    (UNAUDITED)
Revenues:
  New vehicle sales....................  $11,339     52.6%    $12,145     51.7%   $2,288      47.1%    $2,583      45.5%
  Used vehicle sales...................    7,443     34.5       8,114     34.5     1,774      36.5      2,328      41.0
  Parts and service sales..............    2,500     11.6       2,778     11.8       655      13.5        652      11.5
  Other revenues, net..................      286      1.3         473      2.0       142       2.9        115       2.0
                                          ------    -----      ------    -----    ------     -----     ------     -----
        Total revenues.................   21,568    100.0      23,510    100.0     4,859     100.0      5,678     100.0
Cost of sales..........................   18,517     85.9      20,535     87.3     4,202      86.5      4,918      86.6
                                          ------    -----      ------    -----    ------     -----     ------     -----
Gross profit...........................    3,051     14.1       2,975     12.7       657      13.5        760      13.4
Selling, general and administrative
  expenses.............................    2,196     10.1       1,957      8.4       472       9.7        500       8.9
                                          ------    -----      ------    -----    ------     -----     ------     -----
Income from operations.................      855      4.0       1,018      4.3       185       3.8        260       4.5
Other income and expense:
  Interest income, net.................      107      0.5         108      0.5        25       0.5         13       0.2
  Other income (expense), net..........        3      0.0          (4)    (0.0)       (3)     (0.0)        (6)     (0.0)
                                          ------    -----      ------    -----    ------     -----     ------     -----
Income before income taxes.............      965      4.5       1,122      4.8       207       4.3        267       4.7
Income tax expense.....................       --       --          --       --        --        --         --        --
                                          ------    -----      ------    -----    ------     -----     ------     -----
Net income.............................   $  965      4.5%    $ 1,122      4.8%   $  207       4.3%    $  267       4.7%
                                          ======              =======             ======               ======

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Revenues. Total revenues increased $819,000, or 16.9%, from $4.9 million for the three months ended March 31, 1997 to $5.7 million for the three months ended March 31, 1998. New vehicle sales increased $295,000, or 12.9%, from $2.3 million for the three months ended March 31, 1997 to $2.6 million for the three months ended March 31, 1998. This increase was primarily due to higher sales of Oldsmobile products (unit increase of 43%) and higher average per unit sales for Cadillac products. Used vehicle sales increased $554,000, or 31.2%, from $1.8 million for the three months ended March 31, 1997 to $2.3 million for the three months ended March 31, 1998. This increase was due primarily to increased promotions of used vehicles and increased use of selected remarketed vehicles. Parts and service sales decreased $3,000, or 0.5%, from $655,000 for the three months ended March 31, 1997 to $652,000 for the three months ended March 31, 1998. This decrease was due primarily to lower warranty and parts sales for both Mazda and Isuzu resulting from increased competition. Other dealership revenues decreased $27,000, or 19.0%, from $142,000 for the three months ended March 31, 1997 to $115,000 for the three months ended March 31, 1998. This decrease was due to lower finance and insurance commissions stemming from a higher proportion of leases among new vehicle sales.

     Gross Profit. Gross profit increased $103,000, or 15.7%, from $657,000 for the three months ended March 31, 1997 to $760,000 for the three months ended March 31, 1998. This increase was primarily due to increased sales levels in both new and used vehicles. The percentage gross margin decreased from 13.7% for the three months ended March 31, 1997 to 13.4% for the three months ended March 31, 1998 due primarily to increased competition among new car dealers in the market area.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $28,000, or 5.9%, from $472,000 for the three months ended March 31, 1997 to $500,000 for the three months ended March 31, 1998. This increase was primarily due to higher sales commissions and higher marketing expenses.

     Interest Expense, net. Interest expense, net decreased $12,000, or 48.0%, from $25,000 for the three months ended March 31, 1997 to $13,000 for the three months ended March 31, 1998. This decrease was attributable to higher inventory turns.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues increased by $1.9 million, or 9.0%, from $21.6 million for the year ended December 31, 1996 to $23.5 million for the year ended December 31, 1997. New vehicle sales increased $806,000, or 7.1% from $11.3 million for the year ended December 31, 1996 to $12.1 million for the year ended December 31, 1997. This increase was primarily attributable to higher sales of Cadillac products, whose unit sales increased by over 35%. This increase was partially offset by lower sales of Mazda and Isuzu products. Used vehicle sales increased $671,000, or 9.0%, from $7.4 million for the year ended December 31, 1996 to $8.1 million for the year ended December 31, 1997. This increase resulted from additional investments in space and personnel. Parts and service sales increased $278,000, or 11.1%, from $2.5 million for the year ended December 31, 1996 to $2.8 million for the year ended December 31, 1997. This increase resulted from the overall increase in unit sales coupled with a marketing emphasis on Cadillac service in the north Georgia area. Other dealership revenues increased $187,000, or 65.4%, from $286,000 for the year ended December 31, 1996 to $473,000 for the year ended December 31, 1997. This increase was due primarily to higher finance and insurance related income.

     Gross Profit. Gross profit decreased by $76,000, or 2.5%, from $3.1 million for the year ended December 31, 1996 to $3.0 million for the year ended December 31, 1997. This minor decrease was attributable to the changing mix among new retail sales and a strategic decision to expand the array of used vehicles held for sale.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $239,000, or 10.9%, from $2.2 million for the year ended December 31, 1996 to $2.0 million for the year ended December 31, 1997. This decrease was primarily due to a realignment of incentive pay plans and the availability of a more attractive co-op advertising program with General Motors.

     Interest Income, net. Interest income, net increased $1,000, or 0.9%, from $107,000 for the year ended December 31, 1996 to $108,000 for the year ended December 31, 1997. This increase was attributable to higher returns on invested cash and cash equivalents.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. ROC's principal sources of liquidity are cash on hand, cash from operations and floorplan financing.

     The following table sets forth historical selected information from ROC's statements of cash flows for the periods indicated:

                                                                           THREE MONTHS
                                                           YEAR ENDED          ENDED
                                                          DECEMBER 31,       MARCH 31,
                                                        ----------------   -------------
                                                         1996     1997     1997    1998
                                                        ------   -------   -----   -----
                                                         (IN THOUSANDS)     (UNAUDITED)
Net cash provided by (used in) operating activities...  $1,232   $ 1,060   $  37   $ 206
Net cash provided by (used in) investing activities...     (48)      (30)     (4)     (4)
Net cash provided by (used in) financing activities...    (430)   (1,416)   (305)   (270)
                                                        ------   -------   -----   -----
Net increase (decrease) in cash and cash
  equivalents.........................................  $  754   $  (386)  $(272)  $ (68)
                                                        ======   =======   =====   =====

  Cash Flows

     Total cash and cash equivalents at March 31, 1998 were $2.1 million.

     For the two years ended December 31, 1997, the ROC dealerships generated $2.2 million in cash flow from net income plus depreciation and amortization. Net cash flow from operating activities decreased from 1996 to 1997 by $173,000. This decrease is due primarily to higher inventory levels offset in part by higher earnings and higher borrowings under the floorplan arrangement.

     Net cash flow from operating activities for the three months ended March 31, 1998 exceeded that of three months ended March 31, 1997 by $169,000 due to higher earnings and higher floorplan borrowings.

     The change in net cash used in investing activities for the two years ended December 31, 1997 was primarily attributable to capital expenditures for service equipment, expanded used vehicle facilities and renovations to the principal showroom facility.

     The change in net cash related to financing activities was primarily attributable to fluctuations in the amounts paid out as dividends consistent with S-Corporation ownership.

  Floorplan Financing

     The ROC dealership currently obtains floorplan financing for vehicle inventory primarily through GMAC. As of March 31, 1998, ROC had approximately $2.6 million of outstanding floorplan financing. The debt bears interest at a rate calculated using a formula based on the prime rate (ranging from 8.25% to 8.5% at December 31, 1997) and is subject to a rebate based on annual amounts of principal outstanding. Interest expense on floorplan notes payable, before manufacturer interest assistance, totaled approximately $199,000 and $261,000 for the years ended December 31, 1996 and 1997, respectively. Manufacturers' interest assistance, which is recorded as a reduction to interest expense, amounted to $155,000 and $194,000 for the years ended December 31, 1996 and 1997, respectively.

  Leases

     The ROC dealership leases its land and real estate facilities under a long-term operating lease from Mr. Robertson at rates and terms which were negotiated at arm's-length and management believes approximate those that would result from negotiations with an unrelated third party. The lease expires in March 2005, contains renewal options and is non-cancelable.

SOUTH FINANCIAL CORPORATION

  Results of Operations

     South Financial makes installment loans for the purchase of vehicles and also purchases and services installment loans from selected automotive dealers in three southeastern states. The receivables are collateralized by security interests in the financed automobiles and are due from individuals who are generally considered sub-prime credit risks. South Financial's loan portfolio contains loans which were made both with recourse to the originating dealership (30%) and without recourse (70%) and have terms not exceeding 48 months. The business was founded in 1989 and was sold to the Company in January 1998. Mr. Glynn Wimberly, who has 24 years of relevant experience in this industry, serves as the chief executive officer of South Financial.

     Revenues are realized for interest income, fees, loan discount income and credit life insurance commissions. Operating funds are obtained under a revolving credit agreement with a commercial lender.

     The following table sets forth selected financial data and such data as a percentage of total revenues for South Financial for the periods indicated:


                                                                 YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------------
                                                       1995               1996               1997
                                                 ----------------   ----------------   -----------------
                                                 AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT    PERCENT
                                                 ------   -------   ------   -------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
Revenues:
  New vehicle sales............................  $   --       --%   $   --       --%   $    --       --%
  Used vehicle sales...........................      --       --        --       --         --       --
  Parts and service sales......................      --       --        --       --         --       --
  Other revenues, net..........................   3,187    100.0     5,723    100.0      4,743    100.0
                                                 ------    -----    ------    -----    -------    -----
          Total revenues.......................   3,187    100.0     5,723    100.0      4,743    100.0
Selling, general and administrative expenses...   1,780     55.9     3,566     62.3      3,704     78.1
                                                 ------    -----    ------    -----    -------    -----
Income from operations.........................   1,407     44.1     2,157     37.7      1,039     21.9
Other income and expense:
  Interest expense.............................     978     30.6     1,416     24.7      1,420     29.9
  Other income (expense).......................      --       --        --       --         --       --
                                                 ------    -----    ------    -----    -------    -----
Income (loss) before income taxes..............     429     13.5       741     13.0       (381)    (8.0)
Income tax (expense) benefit...................    (150)    (4.7)     (307)    (5.4)       139      2.9
                                                 ------    -----    ------    -----    -------    -----
Net income (loss)..............................  $  279      8.8%   $  434      7.6%   $  (242)    (5.1)%
                                                 ======             ======             =======


  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Revenues. Total revenues decreased by $1.0 million, or 17.1%, from $5.7 million for the year ended December 31, 1996 to $4.7 million for the year ended December 31, 1997. This decrease was primarily attributable to the introduction of a dealer program in February 1997 involving smaller advance rates and the elimination of recourse obligation by the dealers. This program resulted in a 22% decline in the outstanding loan balance and a smaller average loan balance (from $5,606 at December 31, 1996 to $5,230 at December 31, 1997) and an approximate 4% drop in the number of contracts being serviced (from 4,100 at December 31, 1996 to 3,940 at December 31, 1997).

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $138,000, or 3.9%, from $3.6 million for the year ended December 31, 1996 to $3.7 million for the year ended December 31, 1997. This increase was primarily due to a provision for credit losses in 1997 stemming from the elimination of recourse liability from dealers from whom the contracts were purchased offset in part by savings generated by office and personnel realignments.

     Interest Expense. Interest expense increased by a nominal amount, or 0.3%, from $1.4 million for the year ended December 31, 1996 to $1.4 million for the year ended December 31, 1997. This minor increase reflects the consistent level of borrowing outstanding under the revolving credit agreement.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. Total revenues increased by $2.5 million, or 79.6%, from $3.2 million for the year ended December 31, 1995 to $5.7 million for the year ended December 31, 1996. This increase was primarily attributable to the expansion of the business into new markets (North Carolina and Tennessee) made possible by obtaining the revolving credit facility in June 1994, and the increase in borrowings available under the facility in August 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.8 million, or 100.3%, from $1.8 million or the year ended December 31, 1995 to $3.6 million for the year ended December 31, 1996. This increase was primarily due to added field offices, establishing a centralized underwriting function and additional rent charges associated with an expanded data and accounting system.

     Interest Expense. Interest expense increased $438,000, or 44.8%, from $1.0 million for the year ended December 31, 1995 to $1.4 million for the year ended December 31, 1996. This increase was attributable to an increase in the principal amount outstanding under the revolving credit agreement from $8.2 million at December 31, 1995 to $11.6 million at December 31, 1996.

  Liquidity and Capital Resources

     The Company considers liquidity to be its ability to meet its long- and short-term cash requirements. South Financial's principal sources of liquidity are cash on hand, cash from operations and a revolving credit facility with General Electric Credit Corporation (the "G.E. Credit Facility"). The revolving credit facility has a maximum borrowing capacity of $15 million with advances permitted under formulas based on percentages of eligible collateral.

     As of March 31, 1998, South Financial was not in compliance with certain terms of the G.E. Credit Facility; however, South Financial received a waiver of this violation through September 30, 1998. As of the date of this Prospectus, South Financial has cured this violation and now is in compliance with the G.E. Credit Facility.

     The following table sets forth historical selected information from South Financial's statements of cash flows for the periods indicated:

                                                              YEAR ENDED DECEMBER 31,
                                                            ---------------------------
                                                             1995      1996      1997
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Net cash provided by (used in) operating activities.......  $ 1,909   $ 1,155   $(1,785)
Net cash provided by (used in) investing activities.......   (7,819)   (4,858)    2,353
Net cash provided by (used in) financing activities.......    5,955     3,643      (508)
                                                            -------   -------   -------
Net increase (decrease) in cash and cash equivalents......  $    45   $   (60)  $    60
                                                            =======   =======   =======

  Cash Flows

     Total cash and cash equivalents at December 31, 1997 amounted to $64,000. Unused availability at that date under the revolving credit facility amounted to $780,000.

     For the three years ended December 31, 1997, the South Financial generated $1.9 million in cash flow from net income plus depreciation and provision for credit losses. Net cash flow from operating activities declined during this three-year period from $1.9 million in 1995 to ($1.8 million) in 1997. The decline is due primarily to the decrease in net earnings and the reduction in the amount owed to dealers for contractual obligations. The amount owed dealers for contractual obligations decreased due to the introduction of dealer programs that do not have a recourse obligation.

     The change in net cash used in investing activities for the three years ended December 31, 1997 aggregated $10.3 million and ranged from a use of cash of $7.8 million in 1995 to a source of cash amounting to $2.4 million in 1997. The primary factors affecting this area are disbursements to vehicle dealerships for originating contracts and principal payments received from borrowers. The 1997 dealer programs have resulted in a smaller average disbursement per loan generated. Disbursements for capital expenditures have been minor.

     The change in net cash related to financing activities was primarily attributable to activity under the revolving credit facility. The aggregate amount advanced under the facility for the three years ended December 31, 1997 amounted to $8.6 million and ranged from a net borrowing of $5.3 million in 1995 to a net repayment of $185,000 in 1997.

  Credit Losses

     South Financial maintains a reserve for potential credit losses ($2.0 million at December 31, 1997, or 20.7% of the outstanding principal balance as of that date) based on pertinent factors including past experience, underlying collateral, recourse provisions and economic conditions. South Financial staff members and agents follow up on delinquent accounts with appropriate actions including correspondence and repossession of the applicable collateral. South Financial charges potential credit losses back to the originating used auto dealership if the contracts were purchased on a recourse basis and sells repossessed collateral at auction. Proceeds from the sale of collateral are credited to the loss reserve.

  Leases

     South Financial leases its operating facilities and equipment under various operating leases, including leases with related parties. Certain of the leases may be renewed at the option of the lessee. All of South Financial's leases were negotiated at arm's-length, and the Company's management believes that the terms and conditions of all of South Financial's leases are comparable to those that result from negotiations with unrelated third parties.

CYCLICALITY

     The Company's operations, like the automotive retailing industry in general, can be affected by a number of factors relating to general economic conditions, including consumer business cycles, consumer confidence, economic conditions, availability of consumer credit and interest rates. Although the above factors, among others, can impact the Company's business, the Company believes the impact of cyclicality on its operations will be mitigated as the Company continues to expand its product offerings, its geographic diversity and the number of its vehicle brands.


     As of the date of this Prospectus, the United Auto Workers union has recently settled a labor action against GM. This strike has had a material adverse effect on the production of GM vehicles. There can be no assurance that GM's decreased production will not have a material adverse effect on the Company's business, financial condition and results of operations.


EFFECTS OF INFLATION


     Due to the relatively low levels of inflation in 1995, 1996 and 1997 and the first three months of 1998, inflation did not have a significant effect for those periods on the results of operations of the Company and the dealerships that the Company owns or expects to acquire upon consummation of the Offering.


NEW ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." This Statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company believes that the adoption of such Statement would not result in earnings per share materially different from pro forma earnings per share presented in the accompanying statements of income.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This standard establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This Statement will be effective for the Company's fiscal year ending June 30, 1998, and the Company does not intend to adopt this statement prior to said effective date.

                                    BUSINESS

     Sunbelt has no current operations other than the activities involved in identifying potential target companies, negotiating the related acquisition agreements and preparing for the proposed Merger and Acquisitions. Although certain members of Sunbelt's management have significant automotive retailing industry experience, Sunbelt has not managed the combined businesses, and the proposed Merger and certain of the Acquisitions will not occur until the consummation date of this Offering. Accordingly, any references herein to "Sunbelt" or the "Company" and the activities and characteristics of the combined entities should be read as pro forma descriptions of those activities and characteristics following the consummation of the proposed Merger and all of the Acquisition transactions.

OVERVIEW

     Upon the consummation of the Merger and all of the Acquisitions, Sunbelt expects to be one of the leading retailers of new and used vehicles in the southeastern United States. The Company will operate a total of 31 dealership franchises in Georgia, North Carolina and Tennessee and four collision repair centers in metropolitan Atlanta, Georgia. Sunbelt will sell 20 domestic and foreign brands of automobiles, which consist of Buick, Cadillac, Chevrolet, Chrysler, Dodge, Ford, GMC, Honda, Hummer, Isuzu, Jeep, Kia, Mazda, Mercury, Mitsubishi, Nissan, Oldsmobile, Plymouth, Pontiac and Toyota. In 1997, based on pro forma retail new vehicle unit sales, the Company believes it would have ranked 13th on the Automotive News' listing of the 1997 top 100 dealer groups in the United States. The Company intends to further diversify its product and service offerings by including more brands of vehicles and by offering related finance and insurance, replacement parts, collision repair, and other products and services that are complementary to its core automotive retailing operations. The Company's strategy is: (i) to become the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets; and (ii) to expand its collision center and other complementary business operations.


     The Company's executive management team has extensive experience in the automotive retailing industry and the operation of automotive dealerships in the southeastern United States. On average, the Company's executive officers have over 15 years of direct industry experience. Between 1992 and 1997, the dealerships that the Company owns or expects to acquire upon consummation of the Offering won many awards from various manufacturers measuring quality and customer satisfaction. These awards include: the Five Star Award from Chrysler, which is given to the top 25% of Chrysler dealers in the nation; the NACE (North American Customer Excellence) Award, Ford Motor Company's highest overall award for customer service; the Top 100 Club, which is awarded to Ford's top 100 retailers or 2% of Ford dealers in the nation based on retail volume and consumer satisfaction; the Cadillac Master Dealer award, a status achieved by 1% of Cadillac dealers nationwide; the Oldsmobile Elite Award, which is given by Oldsmobile Motor Division to the top 10% of Oldsmobile dealers in the nation; and the President's Circle Award for performance, which is given by Nissan Motor Corporation to the top 10% of Nissan dealers in the nation.


     The automotive dealerships and related businesses that will comprise the Company upon the consummation of the Merger and the Acquisitions would have had pro forma combined total revenues of $688 million for the year ended June 30, 1997 and $510 million for the nine months ended March 31, 1998. See "Pro Forma Combined and Condensed Financial Data."

INDUSTRY OVERVIEW


     The automotive retailing industry, with aggregate revenues of approximately $491.1 billion in 1996 for franchised dealers alone, is the largest retail market in the United States. Aggregate revenues for the southeastern United States, which will be the Company's primary area of operations and is comprised of the states of Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee amounted to approximately $89.8 billion through franchised dealers in 1996 and accounted for approximately 18% of total franchised dealer revenues in the United States. Nationally, between 1990 and 1996, the industry has experienced growth in total revenues, total gross profits and income before taxes. From 1990 to 1996, for franchised dealers alone, total revenues increased 53.5% from $320.0 billion in 1990 to $491.1 billion in 1996, total gross profits increased 33.3% from $46.9 billion in 1990 to $62.5 billion in 1996, and income before taxes increased 131.3% from $3.2 billion in 1990 to $7.4 billion in 1996.

     The industry has been experiencing a consolidation trend which has seen the number of franchised dealerships in the United States decline from approximately 36,000 in 1960 to 22,750 in 1996. Despite the trend toward consolidation, fragmentation is still a defining characteristic of the industry, with the largest 100 franchised dealership groups generating less than 10% of 1996 total franchised dealership revenue and controlling less than 5% of all franchised automotive dealerships in 1996. However, as a result of the increasing capital requirements necessary to operate an automotive dealership, the management succession planning concerns of many current dealers and other economic and industry factors, the Company expects a further consolidation of the automotive retailing industry.

BUSINESS STRATEGY

     Sunbelt intends to establish itself as the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets. The Company believes that its diverse portfolio of brands and dealerships in several of these markets and its experienced management teams will give it a competitive advantage in achieving this goal.

  Operating Strategy

     The Company intends to pursue an operating strategy based on the following key elements:

     - Offer a Diverse Range of Automotive Products and Services. The Company will offer a diverse range of automotive products and services, including a wide selection of new and used vehicles, vehicle financing and insurance programs, replacement parts, and maintenance and repair programs. The Company believes that its brand and product diversity will enable the Company to satisfy a variety of customers, reduce dependence on any one manufacturer and reduce exposure to supply problems and product cycles. The Company believes that its variety of complementary products and services will allow the Company to generate incremental revenue that will result in higher profitability and less cyclicality for the Company than if it were solely dependent on automobile sales.


     - Institute Divisional Organization by Manufacturer. The Company intends to institute a corporate organizational form which the Company believes will differentiate it from most other automotive retailing companies. The Company intends to organize its dealerships and dealership groups by manufacturer, so that all dealerships which carry a particular manufacturer's brands would be grouped together in a single division. Each division, in turn, would be headed by a member of corporate management who has extensive working experience with the applicable manufacturer. The Company initially intends to implement this organizational structure only for its Ford and Mercury dealerships. Once the Company owns an appropriate number of dealerships affiliated with another single manufacturer and the Company has achieved an appropriate sales volume with respect to such manufacturer's vehicles, the Company intends to implement this organizational structure for such dealerships. The Company believes that such a corporate structure does not require any manufacturer's approval and will not impact any other dealership requirements imposed by manufacturers. However, the Company does not know if any manufacturers, other than Ford, agree with this interpretation, and therefore, the Company intends to seek the approval of all applicable manufacturers prior to implementing such a structure with respect to each such manufacturer's dealerships. As of the date of this Prospectus, the Company has neither sought, nor received, the approval of any manufacturer, other than Ford, for its implementation of such a structure. Ford has approved the Company's organizational structure for its Ford and Mercury dealerships as part of its contingent approval of the Company's acquisitions of the Ford and Mercury dealerships. The Company believes that organizing its dealerships by manufacturer and having each division headed by a senior manager who is experienced with that particular manufacturer -- and has established and maintained long-standing business relationships with the regional and corporate managers of that manufacturer -- will yield numerous benefits to the Company. For example, the Company's relationships with each manufacturer will be enhanced; management training within each division will be more efficient and consistent; and managers within each division will benefit from a shared experience base. The Company believes that these benefits will provide a competitive advantage to the Company.

     - Decentralize Marketing Strategies; Achieve High Levels of Customer Satisfaction; Utilize Incentive-Based Compensation Programs. The Company believes that many customers purchase automotive vehicles based on an established long-term business relationship with a particular dealership. Therefore, the Company intends to empower its experienced local management -- who have a better in-depth knowledge of local customer needs and preferences -- to establish marketing, advertising and other policies that foster these long-term relationships and result in superior customer service. The Company's strategy emphasizes the retention of the local management of acquired dealerships, which the Company believes will help make it an attractive acquiror of other dealerships. The Company also intends to create incentives for entrepreneurial management teams at the dealer level through the use of stock options and other programs in order to align local management's interests with those of the Company's shareholders. In order to keep local management focused on customer satisfaction, the Company also intends to include certain CSI results as a component of its incentive compensation program. The Company believes that this is important because some manufacturers offer specific performance incentives, on a per vehicle basis, if certain CSI levels (which vary by manufacturer) are achieved by a dealer.

     - Centralize Administrative Functions. The Company believes that consolidation of certain dealership functions and requirements will result in significant cost savings. The Company intends to restructure its floorplan financing, which the Company anticipates will result in an overall reduced interest rate on such financing. Specifically, the Company estimates that this rate will be approximately 50 to 75 basis points below the Company's current average annual floorplan rates, and expects that this lower rate will result in annual cost savings of $750,000 to $1 million. In addition to the floorplan financing, the Company is also negotiating a revolving credit facility. Furthermore, the Company expects that significant cost savings will be achieved through the consolidation of administrative functions such as risk management, employee benefits and employee training.

  Growth Strategy


     The Company plans to grow its business using a strategy comprised of the following principal elements:


     - Acquire Dealerships. The Company's goal is to become the leading operator of automotive dealerships in small and medium-sized markets in the southeastern United States through acquisitions of additional dealerships in these markets. The Company plans to pursue acquisitions in markets where it does not currently own dealerships, as well as in areas which are contiguous to its existing dealership markets. The Company intends to focus on acquiring both dealer groups with multiple franchises in a given market area and dealers with a single franchise which possess significant market shares. Generally, the Company will seek to retain the acquired dealerships' operational and financial management, and thereby benefit from their market knowledge, name recognition and local reputation.

     - Expand Complementary Products and Services. The Company intends to pursue opportunities that it expects will result in additional revenue and higher profitability through the sale of products and services which complement its dealership operations. Examples of such opportunities include the following:

           Collision Repair Centers. The Company owns four collision repair facilities operated under the name Collision Centers USA, which serve the Jonesboro, Duluth, Stockbridge and Marietta, Georgia markets. The Company expects to expand this business by increasing volumes at these four centers, developing new centers and acquiring existing centers. The Company's collision repair business provides higher margins than its core automotive retailing operations and is generally not significantly affected by economic cycles or consumer spending habits.


           Finance and Insurance. The Company expects to offer its customers a wide range of financing and leasing alternatives for the purchase of vehicles, as well as credit life, accident and health and disability insurance and extended service contracts. The Company has entered into an agreement with a leading insurance carrier to share in certain revenues generated by the sale of extended warranty contracts. In addition, in January 1998, the Company acquired South Financial, which has been primarily engaged in the sub-prime automotive lending business for the past eight years. The Company expects its dealer network to provide additional loan business opportunities to South Financial.

DEALERSHIP OPERATIONS

     The Company has established a management structure that promotes and rewards entrepreneurial spirit, individual pride and responsibility and the achievement of team goals. Each dealership's general manager is ultimately responsible for the operation, personnel and financial performance of the dealership. The general manager ("Executive Manager") is typically complemented with a management team consisting of a new vehicle sales manager, used vehicle sales manager, service and parts manager and finance manager. Each dealership is operated as a distinct profit center in which the Executive Manager is given a high degree of operating autonomy. A controller who is dedicated to each dealership provides financial oversight and control. The Company believes that the Executive Manager and the other members of the dealership management team, who in many cases are long-time members of their local communities, are best able to judge how to conduct day-to-day operations based on the team's experience in and familiarity with its local market.


     The Company intends to organize its dealerships and dealership groups by manufacturer, so that all dealerships which carry a particular manufacturer's brands will be grouped together into a single division. Each division, in turn, will be headed by a Vice President of each manufacturer division ("Division VP") who has extensive working experience with the applicable manufacturer and will report to the Company's Chief Operating Officer. The Division VP's role will be to support the Executive Managers of each dealership that falls within the Division VP's division. All Executive Managers will report to the Company's Division VP on a regular basis and prepare a comprehensive monthly financial and operating statement of their dealership. In addition, the Division VPs will meet on a monthly basis with their Executive Managers to address changing customer preferences and operational concerns and to share best practices. The Company initially intends to implement this organizational structure only for its Ford and Mercury dealerships. Once the Company owns an appropriate number of dealerships affiliated with another single manufacturer and the Company has achieved an appropriate sales volume with respect to such manufacturer's vehicles, the Company intends to implement this organizational structure for such dealerships. The Company believes that such a corporate structure does not require any manufacturer's approval and will not impact the dealership requirements imposed by the manufacturers. However, the Company does not know if any manufacturers, other than Ford, agree with this interpretation, and therefore, the Company intends to seek the approval of all applicable manufacturers prior to implementing such a structure with respect to each such manufacturer's dealerships. As of the date of this Prospectus, the Company has neither sought, nor received, the approval of any manufacturer, other than Ford, for its implementation of such a structure. Ford has approved the Company's organizational structure for its Ford and Mercury dealerships as part of its contingent approval of the Company's acquisitions of the Ford and Mercury dealerships.

NEW VEHICLE SALES


     The Company sells 20 domestic and foreign brands of economy, family, sports and luxury cars and light trucks and sport utility vehicles. The Company intends to pursue an acquisition strategy that will continue to enhance its brand diversity. The following tables set forth certain pro forma combined total sales revenues and cost of goods sold information relating to the new vehicles sold by dealerships that the Company owns or expects to acquire upon consummation of the Offering categorized by manufacturer (dollars in thousands):


                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $147,965     41.3%     $176,156     43.5%     $201,508     47.9%
General Motors(2)..........   114,696     32.1       111,798     27.7        98,506     23.5
Nissan.....................    41,453     11.6        44,304     11.0        44,261     10.5
Toyota.....................    17,066      4.8        22,196      5.5        17,473      4.2
Mitsubishi.................     2,369      0.7         5,989      1.5        11,013      2.6
Mazda......................     2,073      0.6         5,288      1.3        10,469      2.5
Isuzu......................    15,119      4.2        12,479      3.1         9,434      2.2
Chrysler/Dodge/Plymouth....     9,574      2.7         7,920      2.0         8,717      2.1
Kia........................        --       --         4,570      1.1         7,040      1.7
Honda......................        --       --         6,007      1.5         6,105      1.5
Jeep/Eagle.................     2,736      0.8         3,045      0.8         3,353      0.8
Hummer.....................     1,998      0.6         2,954      0.7         2,140      0.5
Other(3)...................     2,172      0.6         1,171      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $357,221    100.0%     $403,877    100.0%     $420,019    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              SALES    % OF SALES    SALES    % OF SALES
                             --------  ----------   --------  ----------
Ford(1)....................  $141,761     46.3%     $159,741     50.5%
General Motors(2)..........    77,535     25.3        77,834     24.7
Nissan.....................    30,897     10.1        21,043      6.7
Toyota.....................    16,655      5.4        12,384      3.9
Mitsubishi.................     7,802      2.5         8,386      2.7
Mazda......................     5,816      1.9         7,628      2.4
Isuzu......................     7,134      2.3         7,362      2.3
Chrysler/Dodge/Plymouth....     5,456      1.8         6,246      2.0
Kia........................     4,406      1.4         5,045      1.6
Honda......................     5,037      1.6         4,728      1.5
Jeep/Eagle.................     2,098      0.7         2,402      0.8
Hummer.....................     2,140      0.7         2,898      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $306,737    100.0%     $315,697    100.0%
                             ========  =======      ========  =======


                                                    YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------
                                     1995                   1996                   1997
                             --------------------   --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------   --------  ----------
Ford(1)....................  $141,779     42.0%     $167,986     43.7%     $191,529     48.1%
General Motors(2)..........   106,683     31.5       104,452     27.2        94,322     23.6
Nissan.....................    39,065     11.5        43,608     11.4        40,647     10.2
Toyota.....................    16,402      4.8        20,868      5.4        16,840      4.2
Mitsubishi.................     2,298      0.7         5,849      1.5        10,506      2.6
Mazda......................     1,958      0.6         4,935      1.3         9,930      2.5
Isuzu......................    14,433      4.3        12,033      3.1         9,029      2.3
Chrysler/Dodge/Plymouth....     9,253      2.7         7,619      2.0         8,399      2.1
Kia........................        --       --         4,395      1.1         6,752      1.7
Honda......................        --       --         5,700      1.5         5,740      1.4
Jeep/Eagle.................     2,696      0.8         2,930      0.8         3,249      0.8
Hummer.....................     1,817      0.5         2,617      0.7         2,060      0.5
Other(3)...................     2,074      0.6         1,005      0.3            --       --
                             --------  -------      --------  -------      --------  -------
                             $338,458    100.0%     $383,997    100.0%     $399,003    100.0%
                             ========  =======      ========  =======      ========  =======

                                     NINE MONTHS ENDED MARCH 31,
                             -------------------------------------------
                                     1997                   1998
                             --------------------   --------------------
                              COSTS    % OF COSTS    COSTS    % OF COSTS
                             --------  ----------   --------  ----------
Ford(1)....................  $133,906     46.0%     $150,640     50.2%
General Motors(2)..........    72,924     25.0        75,208     25.1
Nissan.....................    30,370     10.4        20,214      6.7
Toyota.....................    15,638      5.4        11,654      3.9
Mitsubishi.................     7,637      2.6         7,938      2.6
Mazda......................     5,455      1.9         7,108      2.4
Isuzu......................     6,858      2.4         7,042      2.3
Chrysler/Dodge/Plymouth....     5,286      1.8         5,994      2.0
Kia........................     4,306      1.5         4,792      1.6
Honda......................     4,738      1.6         4,448      1.5
Jeep/Eagle.................     1,986      0.7         2,307      0.8
Hummer.....................     2,010      0.7         2,772      0.9
Other(3)...................        --       --            --       --
                             --------  -------      --------  -------
                             $291,114    100.0%     $300,117    100.0%
                             ========  =======      ========  =======


---------------


(1) Ford includes both the Ford division and the Mercury division.


(2) General Motors includes the divisions of Buick, Cadillac, Chevrolet, GMC, Oldsmobile and Pontiac.


(3) Boomershine Automotive divested its Subaru franchise during the fiscal year ended June 30, 1996.



     The Company's new vehicle sales will include traditional new vehicle retail sales and retail lease transactions which are arranged by the Company. New vehicle leases generally have short terms, which bring the consumers back to the market sooner than if the vehicles were purchased. In addition, leases can provide the Company with a steady source of late-model, off-lease vehicles for its used vehicle inventory. Generally, leased vehicles remain under factory warranty for the term of the lease, which will allow the Company to provide repair service to the lessee throughout the lease term.



     The Company will seek to provide customer-oriented service designed to establish lasting relationships that will result in repeat and referral business. For example, the Company's dealerships will strive to: (i) employ more efficient selling approaches; (ii) utilize computer technology that decreases the time necessary to purchase a vehicle; (iii) engage in extensive follow-up after a sale in order to develop long-term relationships with customers; and
(iv) train their sales staffs to be able to meet the needs of the customers. The Company will continually evaluate ways to improve the buying experience for its customers and believes that its ability to share best practices among its dealerships will give it an advantage over smaller dealership groups.



     The Company will acquire substantially all its new vehicle inventory from manufacturers. Manufacturers' allocations of new vehicle units are based upon calculations by the manufacturers which, among other things, include factors which may require the Company to purchase a larger number of less desirable models than it would otherwise purchase in order to obtain a sufficient allocation of the most popular vehicles (a concept commonly known in the automotive retailing industry as "turn and earn"). Although the other bases for such calculations are not disclosed to the Company, the Company believes that additional factors considered by the manufacturers for such calculations include the applicable dealership's unit sales volumes in prior months. The Company will finance its inventory purchases through revolving credit arrangements known in the industry as floorplan facilities.



     The following table presents combined pro forma information with respect to the new vehicle sales of the dealerships that the Company owns or expects to acquire upon consummation of the Offering for the years ended June 30, 1995, 1996 and 1997, and the nine months ended March 31, 1997 and 1998, respectively.


                                                PRO FORMA COMPANY'S NEW VEHICLE DATA
                                      --------------------------------------------------------
                                                                              NINE MONTHS
                                            YEAR ENDED JUNE 30,             ENDED MARCH 31,
New Vehicle Data                      --------------------------------    --------------------
                                        1995        1996        1997        1997        1998
                                      --------    --------    --------    --------    --------
                                                       (DOLLARS IN THOUSANDS)
Retail unit sales...................    19,493      21,694      20,499      14,851      14,583
Retail sales........................  $357,221    $403,877    $420,019    $306,737    $315,697
Gross profit........................  $ 18,763    $ 19,880    $ 21,017    $ 15,623    $ 15,658
Gross margin........................       5.3%        4.9%        5.0%        5.1%        5.0%
Average gross profit per retail unit
  sold..............................  $    963    $    916    $  1,025    $  1,052    $  1,074

USED VEHICLE SALES


     The Company will sell used vehicles at each of its dealerships. Consumer demand for used vehicles has increased as prices of new vehicles have risen and as more high quality used vehicles have become available. Furthermore, used vehicles typically generate higher gross margins than new vehicles because of their limited comparability and the somewhat subjective nature of their valuation. The Company intends to grow its used vehicle sales operations by maintaining a high quality inventory, providing competitive prices and extended service contracts for its used vehicles and continuing to promote used vehicle sales.



     Profits from sales of used vehicles are dependent primarily on the ability of the Company's dealerships to obtain a high quality supply of used vehicles and effectively manage that inventory. The Company's new vehicle operations will provide the Company's used vehicle operations with a large supply of high quality trade-ins and off-lease vehicles, which are the best sources of high quality used vehicles. The Company will supplement its used vehicle inventory with used vehicles purchased at auctions.



     The Company will generally maintain a 60- to 90-day supply of used vehicles and will dispose of used vehicles that the Company does not intend to retail to customers by selling them at auctions or offering them to wholesalers. Trade-ins may be transferred among dealerships to provide balanced inventories of used vehicles at each of the Company's dealerships. The Company does not need manufacturers' approvals to transfer its used vehicles among its dealerships. The Company believes that acquisitions of additional dealerships will expand its internal market for transfers of used vehicles among its dealerships and increase the ability of each of the Company's dealerships to offer the same brand of used vehicles as it sells new and to maintain a balanced inventory of used vehicles. The Company intends to develop integrated computer inventory systems that will allow it to coordinate vehicle transfers among its dealerships.



     The Company believes that franchised dealerships, such as those which will be operated by the Company, have certain strengths that non-franchised used-car sales outlets do not have in offering used vehicles, including the following:
(i) access to trade-ins on new vehicle purchases, which are typically lower mileage and higher quality relative to trade-ins on used car purchases, (ii) access to late-model, low mileage off-lease vehicles, and (iii) the availability of manufacturer certification and extended manufacturer warranties for the Company's higher quality used vehicles. This supply of high quality trade-ins and off-lease vehicles is expected to reduce the Company's dependence on auction vehicles, which are typically a higher cost source of used vehicles.



     The following table represents pro forma information with respect to the used vehicle sales of the dealerships that the Company owns or expects to acquire upon consummation of the Offering for the years ended June 30, 1995, 1996 and 1997, and the nine months ended March 31, 1997 and 1998, respectively:


                                                PRO FORMA COMPANY'S USED VEHICLE DATA
                                        ------------------------------------------------------
                                                                               NINE MONTHS
                                              YEAR ENDED JUNE 30,            ENDED MARCH 31,
Used Vehicle Data                       --------------------------------    ------------------
                                          1995        1996        1997       1997       1998
                                        --------    --------    --------    -------    -------
                                                        (DOLLARS IN THOUSANDS)
Retail unit sales.....................     9,073      10,205       9,913      7,392      7,134
Retail sales..........................  $100,563    $122,464    $120,534    $89,217    $92,148
Gross profit..........................  $  8,858    $ 11,281    $ 11,635    $ 8,246    $ 8,061
Gross margin..........................       8.8%        9.2%        9.7%       9.2%       8.7%
Average gross profit per retail unit
  sold................................  $    976    $  1,105    $  1,174    $ 1,115    $ 1,130
Wholesale unit sales..................     8,033       8,665       9,442      7,117      5,642
Wholesale sales.......................  $ 42,238    $ 44,512    $ 57,391    $42,881    $34,978
Gross profit..........................  $  1,638    $  1,057    $  1,554    $   690    $   590
Gross margin..........................       3.9%        2.4%        2.7%       1.6%       1.7%

PARTS AND SERVICE SALES


     The Company will provide parts and service at each of its dealerships primarily for the vehicle makes sold by its dealerships. The Company will also provide maintenance and repair services at each of its dealerships and collision repair centers, and will perform both warranty and customer-paid service work.



     Historically, the automotive repair industry has been highly fragmented. However, the Company believes that the increased use of advanced technology in vehicles has made it more difficult for independent repair shops to retain the expertise to perform major or technical repairs. Additionally, manufacturers permit warranty work to be performed only at dealerships. Therefore, unlike independent service stations, or independent and superstore used car dealerships with service operations, the Company's dealerships will be qualified to perform work covered by manufacturer warranties. Given the increasing technological complexity of motor vehicles and the trend toward extended manufacturer and dealer warranty periods for new vehicles, the Company believes that an increasing percentage of repair work will be performed at dealerships.



     The Company seeks to retain each purchaser of a vehicle as a customer of the Company's service and parts departments. The Company's dealerships will have systems in place that track their customers' maintenance records and notify owners of vehicles purchased at the dealerships when their vehicles are due for periodic services. The Company regards its service and repair activities as an integral part of its overall approach to customer service, providing an opportunity to foster ongoing relationships with its customers and deepen customer loyalty.



     The dealerships' parts departments support their respective sales and service divisions. Each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering sells factory-approved parts for vehicle makes and models sold by that dealership. These parts are either used in repairs made by the dealerships or sold at retail to its customers or at wholesale to independent repair shops and/or other franchised dealerships. Currently, each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering employs its own parts manager and independently controls its parts inventory and sales.

     The following table sets forth information regarding the parts and service sales of the dealerships that the Company owns or expects to acquire upon consummation of the Offering for the years ended June 30, 1995, 1996 and 1997, and the nine months ended March 31, 1997 and 1998, respectively:


                                               PRO FORMA COMPANY'S PARTS AND SERVICE DATA
                                           ---------------------------------------------------
                                                                               NINE MONTHS
                                                YEAR ENDED JUNE 30,          ENDED MARCH 31,
Parts and Service Data                     -----------------------------    ------------------
                                            1995       1996       1997       1997       1998
                                           -------    -------    -------    -------    -------
                                                         (DOLLARS IN THOUSANDS)
Sales....................................  $53,625    $61,682    $66,602    $48,884    $50,159
Gross profit.............................  $21,310    $26,786    $25,297    $19,213    $19,781
Gross margin.............................     39.7%      43.4%      38.0%      39.3%      39.4%

COLLISION REPAIR

     The Company operates four standalone collision repair centers under the service mark "Collision Centers USA." The Company began operating the first of these centers in September 1996 and acquired three additional centers in November 1997 as part of the Collision Centers USA Acquisition. The Company believes that the primary source of Collision Centers USA's customers will be the automobile insurance companies which have entered into direct repair programs with Collision Centers USA. As of March 31, 1998, Collision Centers USA had entered into arrangements with seven insurance companies to participate in their various direct repair programs. In general, these arrangements provide procedures and guidelines for handling claims, providing estimates and completing certain paperwork for the individual insurance company, as well as hourly labor rates for mechanical, body repair, refinishing and painting, and markups and discounts for used and new parts. The Company believes that these insurance companies -- by virtue of the customers they refer to Collision Centers USA -- will be the primary source of the Company's collision repair center business, and that its ongoing relationship with these insurance companies will help ensure a continuous and increasing source of customers for Collision Centers USA. The Company believes that its collision repair business will provide favorable margins and will not be significantly affected by business cycles or consumer preferences. The Company also believes that its development and operation of collision repair centers will provide incremental parts business to its dealerships. For the three-year period ended June 30, 1997, and the nine months ended March 31, 1998, Collision Centers USA's revenues have accounted for less than one percent of the total combined pro forma revenues of the Company.

FINANCE AND INSURANCE


     The Company will offer its customers a wide range of financing and leasing alternatives for the purchase of vehicles. In addition, as part of each sale, the Company will offer customers credit life, accident and health and disability insurance to cover the financing cost of their vehicles, as well as warranty or extended service contracts. The Company's pro forma revenue from financing, insurance and extended warranty transactions was $17.4 million for the year ended June 30, 1997 and $13.5 million for the nine months ended March 31, 1998.



     The Company believes that its customers' ability to obtain financing at its dealerships will significantly enhance the Company's ability to sell new and used vehicles. The Company will provide a variety of financing and leasing alternatives in order to meet the specific needs of each potential customer. The Company believes its ability to obtain customer-tailored financing on a "same day" basis will provide it with an advantage over many of its competitors, particularly smaller competitors which do not generate sufficient volume to attract the diversity of financing sources that are available to the Company. Each dealership will then be able to provide a customer with a broader array of lease payment alternatives and, consequently, appeal to a term buyer who is trying to purchase a vehicle of choice at or below a specific monthly payment.


     In January 1998, the Company acquired a sub-prime automotive finance company, South Financial, a Florida corporation with offices in Florida, Tennessee and North Carolina. South Financial makes installment loans for the purchase of vehicles and also purchases and services installment loans from select automotive dealers in three southeastern states. The Company expects that its dealership network will provide South Financial with a steady source of loan business opportunities and that South Financial will provide each of the Company's dealerships an ongoing sub-prime financing source.

     The following tables set forth information regarding South Financial's operations:


                                                      AS OF DECEMBER 31,
                                                     ---------------------   AS OF MARCH 31,
                                                       1996        1997           1998
                                                     ---------   ---------   ---------------
                                                             (DOLLARS IN THOUSANDS)
Principal balance of outstanding loans.............   $17,141     $14,883        $15,821
Number of outstanding loans........................     4,100       3,940          3,854
Periods of delinquency:
  31 to 60 days....................................       5.5%        5.6%           3.7%
  61 days or more..................................       4.3%        3.1%           2.0%
                                                      -------     -------        -------
Total delinquencies as a percentage of the current
  principal balance of outstanding loans(1)(2).....       9.8%        8.7%           5.7%
                                                      =======     =======        =======


---------------

(1) The portfolio balance in 1996 was on a full recourse basis. Starting in February 1997 all loans were purchased on a non-recourse basis.

(2) At March 31, 1998 a survey of seven publicly traded companies involved in sub-prime automotive financing conducted by the Company using publicly-available information yielded average delinquencies of 3.55% for 31-60 days and 3.75% for 61 days or more. The Company believes that this comparative group generally lends to better credit risks than does the Company.



                                                                                  FOR THE THREE
                                                           FOR THE YEAR ENDED     MONTHS ENDED
                                                              DECEMBER 31,          MARCH 31,
                                                           -------------------   ---------------
                                                             1996       1997      1997     1998
                                                           --------   --------   ------   ------
                                                                  (DOLLARS IN THOUSANDS)
Number of loans purchased................................    3,982      4,122       636      761
Principal balance of loans purchased.....................  $19,910    $22,671    $3,218   $5,212
Average principal balance of loans purchased.............  $   5.0    $   5.5    $  5.1   $  5.5
Average portfolio yield..................................     29.9%      28.1%     27.5%    27.9%
Average cost of funds....................................     11.5%      10.7%     10.6%    11.0%



     In addition to its financing activities, the Company will offer extended service contracts in connection with the sale of new and used vehicles. Extended service contracts on new vehicles supplement the warranties offered by the vehicle manufacturers, and on used vehicles, such contracts supplement any remaining manufacturer warranty or serve as the primary service contract on the vehicle. The Company has recently entered into an agreement with a leading insurance carrier to share in certain revenues generated by the sale of extended warranty contracts. The extended service contracts sold by the dealerships that the Company owns or expects to acquire upon consummation of the Offering, in the aggregate, accounted for less than one percent of the Company's total pro forma combined revenues for the three-year period ended June 30, 1997 and for the nine months ended March 31, 1998. The Company will also offer its customers credit life, health and accident insurance when they finance an automobile purchase, and receives a commission on each policy sold.


SALES AND MARKETING


     The Company expects that its marketing and advertising activities will vary among its dealerships and among its markets. The Company expects to advertise primarily through newspapers, radio, television and direct mail and to regularly conduct special promotions designed to focus vehicle buyers on its product offerings. The Company intends to tailor its marketing efforts to the relevant marketplace in order to reach the Company's targeted customer base. The Company intends to employ computer technology to aid salespeople in identifying potential new customers. Under arrangements with each of the manufacturers, the Company will receive a subsidy for a portion of its advertising expenses incurred in connection with a manufacturer's vehicles. Because of the Company's leading market presence in certain markets, the Company believes it has been able to realize cost savings on its advertising expenses due to volume discounts and other concessions from media, and the Company expects such cost savings to continue in the future.


RELATIONSHIPS WITH MANUFACTURERS


     Each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering operates under a separate Franchise Agreement which governs the relationship between the dealership and the manufacturer. In general, each Franchise Agreement specifies the location of the dealership for the sale of vehicles and for the performance of certain approved services in a specified market area. The designation of such areas generally does not guarantee exclusivity within a specified territory. In addition, most manufacturers allocate vehicles on a "turn and earn" basis which rewards high volume. A Franchise Agreement typically requires the dealer to meet specified standards regarding showrooms, the facilities and equipment for servicing vehicles, inventories, minimum net working capital, personnel training, and other aspects of the business. The Franchise Agreement with each dealership also gives each manufacturer the right to approve the dealership's general manager and any material change in management or ownership of the dealership. Each manufacturer may terminate a Franchise Agreement under certain circumstances, such as a change in control of the dealership without manufacturer approval, the impairment of the reputation or financial condition of the dealership, the death, removal or withdrawal of the dealership's general manager, the conviction of the dealership or the dealership's owner or general manager of certain crimes, a failure to adequately operate the dealership or maintain wholesale financing arrangements, insolvency or bankruptcy of the dealership or a material breach of other provisions of the Franchise Agreement. In connection with the Offering, the Company is seeking to amend or replace its Franchise Agreements which would have prohibited the Company from selling its common stock to the public. See "Description of Capital Stock -- Georgia Law, Certain Articles and Bylaw Provisions and Certain Franchise Agreement Provisions."


     Most automobile manufacturers are still developing their policies regarding public ownership of dealerships. Based upon the Company's own dealings with various automobile manufacturers during the 18-month period preceding this Offering, and in light of several automobile manufacturers' approvals of public company ownership of their respective dealerships during the two-year period preceding this Offering, the Company believes that these policies will continue to change as more dealership groups sell their stock to the public, and as the established, publicly-owned dealership groups acquire additional dealerships. To the extent that new or amended manufacturer policies further restrict the number of dealerships which may be owned by a dealership group or the transferability of the Company's common stock, such policies could have a material adverse effect on the Company. See "Risk Factors -- Dependence on Automobile Manufacturers," "Risk Factors -- Manufacturers' Restrictions on the Merger, the Acquisitions and Future Acquisitions," "Risk Factors -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" and "Risk
Factors -- Anti-Takeover Provisions."


     The restrictions and maximum number of dealerships of each manufacturer discussed below are based on the correspondence that the Company has received from each applicable manufacturer. To the extent the Company has not received any correspondence or other indication from a manufacturer concerning such manufacturer's restrictions, the table below indicates that such information is unknown to the Company with respect to such manufacturer. However, there can be no assurance that the manufacturers will not modify such restrictions in the future, either generally or on a case-by-case basis, and the Company expects that the manufacturers will impose other general policy restrictions on the Company in addition to ownership limitations.



     As of the date of this Prospectus, GM, Chrysler and Nissan have verbally informed the Company that they anticipate approving the Merger, the Acquisitions and this Offering and the proposed acquisitions of GM, Chrysler and Nissan dealerships, as applicable, pursuant to the Acquisitions and the Merger. The final approvals of GM, Chrysler and Nissan are subject to the completion of this Offering. In addition, the final approvals of Nissan and GM are subject to the execution of the Nissan Public Ownership Addendum, an Agreement between the Company and Nissan Motor Corporation USA, and a Supplemental Agreement to the General Motors Corporation Dealer Sales and Service Agreement. Ford has provided to the Company preliminary approval of the Company's proposed Merger, Acquisitions and this Offering. The Company has executed the Ford Master Public Agreement, which sets forth the ownership limitations that Ford will impose on the Company (as described below) and new Franchise Agreements for each of the proposed acquisitions of Ford and/or Mercury dealerships. These agreements and Ford's final approval of the Merger, Acquisitions and this Offering are subject to the Company's completion of this Offering. The material terms of the Ford Master Public Agreement include the following: (a) each of the Company's Ford and Mercury dealerships must be maintained as separate corporations which must be adequately capitalized; (b) each of the Company's Ford and Mercury dealerships must have an Executive Manager with complete day-to-day management control and with full managerial authority and accountability for the operations of each dealership in accordance with the Ford Franchise Agreement and the Ford Master Public Agreement; (c) each of the Company's Ford and Mercury dealerships will be subject to certain performance criteria established by Ford in such areas as CSI and market penetration; (d) the Company's ownership of Ford and Mercury dealerships is specifically limited by guidelines set forth by Ford (as described below) during the Company's first 12 months as a public company and thereafter; (e) any material changes in ownership of any dealership and of the Company are subject to Ford's review and approval under certain circumstances;
(f) each of the Company's Ford and Mercury dealerships must be an exclusive Ford and/or Mercury dealership and cannot be paired with a dealership of another brand; (g) a limitation on the cross-collateral of each Ford dealership's assets; and (h) Ford maintains site control in certain instances over the location of the Company's Ford and Mercury dealerships.


     Ford's present public company policy, which Ford has indicated will apply to the Company upon the consummation of the Offering, requires public companies to deliver to Ford all Commission filings made by the public company or third-parties with respect to the public company, including Schedules 13D and 13G. If any such filing shows that (a) any person or entity would acquire 50% or more of the public company's voting securities, (b) any person or entity that owns or controls 50% or more of the Company's voting securities (or other securities convertible into such voting securities) intends or may intend to acquire additional voting securities of the public company, (c) an extraordinary corporate transaction, such as a merger or liquidation, involving the public company or any of its subsidiaries is anticipated, (d) a material asset sale involving the public company or any of its subsidiaries is anticipated, (e) a change in the public company's Board of Directors or management is planned or has occurred, or (f) any other material change in the public company's business or corporate structure is planned or has occurred, then the public company must give Ford notice of such event. If Ford reasonably determines that such an event would have a material adverse effect on its reputation in the marketplace or is otherwise not in its interest, Ford's policy may require the public company to sell or resign from one or more of its Ford franchises. Should the public company or any of its Ford franchisee subsidiaries enter into an agreement to transfer the assets of a Ford franchisee subsidiary to a third party, the right of first refusal described in the Ford Franchise Agreement may apply.

     The following sets forth some additional provisions of Ford's present announced public company policy, which Ford has indicated will apply to the Company upon the consummation of the Offering: (a) each dealership must be owned by a separate company that meets Ford's capitalization guidelines; (b) the day-to-day management control is to be delegated to the General Manager of each dealership, whose appointment is subject to Ford's prior written approval; (c) certain compensation plans must be implemented at each dealership; (d) each dealership must meet reasonable performance criteria; (e) should a dealership fail to maintain for a twelve month period substantially the same level of CSI as the CSI reported for that dealership as of the date of its acquisition, the parent company shall not apply for another Ford authorized dealership until such time as the CSI level is restored to Ford's reasonable satisfaction; (f) the parent company may not acquire more than two Ford and two Lincoln Mercury dealerships within any single twelve month period; (g) unless otherwise agreed by Ford, the parent company shall not apply for a Ford authorized dealership if, once owning such dealership, the parent company would own or control the lesser of (i) 15 Ford and 15 Lincoln Mercury Dealerships or (ii) that number of Ford authorized dealerships with total retail sales in the preceding calendar year of more than 2% of the total Ford and Lincoln Mercury branded vehicles sold at retail in the United States; (h) in no event, however, shall the parent company apply for a Ford authorized dealership in any market area that would result in the parent company owning or controlling more than one

Ford authorized dealership in those market areas having three or less such dealerships or with the parent company owning or controlling more than 25% of the Ford authorized dealerships in market areas have four or more such dealerships; (i) the preceding limitations shall apply separately to Ford and Lincoln Mercury dealerships; (j) should the preceding limits be reached, Ford will consider extending the limitations; and (k) each dealership shall operate as an exclusive fully-dedicated Ford and/or Mercury and/or Lincoln dealership. In addition, Ford's approval will be required for any ownership changes of any dealership owned or to be acquired by the Company.



     In addition to these general policies, Ford has specifically indicated to the Company that as a condition to Ford's approval of the Offering, the Merger and the Acquisitions, Ford will require the Company to relocate its existing Duluth, Georgia Ford dealership and potentially construct a new Ford dealership facility at the new Duluth location. The Company expects the costs of such relocation to be approximately $3 million to $4 million, plus any costs of terminating the existing lease for the land on which the Duluth dealership is located. Ford has also indicated that said Duluth dealership will operate pursuant to a "Term Agreement" for a period of no less than 24 months. Such a "Term Agreement" allows Ford to terminate the Company's Duluth Ford Franchise Agreement at the end of said 24-month term if the Company's Duluth Ford dealership does not meet certain sales quotas, market penetration and CSI performance goals.


     Under the general terms of GM's public company agreement, which have been proposed to the Company, the public company must deliver to GM copies of all Schedules 13D and 13G, and all amendments thereto and terminations thereof, received by the public company, within five days of receipt of such Schedules. If the public company is aware of any ownership of its stock that should have been reported to it on Schedule 13D but that is not reported in a timely manner, it will promptly give GM written notice of such ownership, with any relevant information about the owner that the public company possesses.

     The general terms of GM's public company agreement proposed to the Company further provide that if the public company, through its Board of Directors or through shareholder action, proposes or if any person, entity or group sends the public company a Schedule 13D, or any amendments thereto, disclosing (a) an agreement to acquire or the acquisition of aggregate ownership of more than 20% of the voting stock of the public company and (b) the public company, through its Board of Directors or through shareholder action, proposes or if any plans or proposals which relate to or would result in the following: (i) the acquisition by any person of more than 20% of the voting stock of the public company other than for the purposes of ordinary passive investment; (ii) an extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving the public company or a sale or transfer of a material amount of assets of the public company and its subsidiaries; (iii) any change which, together with any changes made to the Board of Directors within the preceding year, would result in a change in control of the then current Board of the public company; or (iv) in the case of an entity that produces motor vehicles or controls or is controlled by or is under common control with an entity that either produces motor vehicles or is a motor vehicle franchisor, the acquisition by any person, entity or group of more than 20% of the voting stock of the public company and any proposal by any such person, entity or group, through the public company Board of Directors or shareholders action, to change the Board of Directors of the public company, then, if such actions in GM's business judgment could have a material or adverse effect on its image or reputation in the GM dealerships operated by the public company or be materially incompatible with GM's interests (and upon notice of GM's reasons for such judgment), the public company may be required to take one of the remedial actions set forth in the next paragraph within a specified time period of receiving such Schedule 13D or such amendment.

     If the Company is obligated under GM's public company policy to take remedial action, it may be required to transfer the dealership to GM or its designee. Alternatively, GM or its designee may acquire the assets, properties or business associated with any GM dealership operated by the public company at fair market value as determined in accordance with GM's Dealership Agreement with the public company, or provide evidence to GM that such person, entity or group no longer has such threshold level of ownership interest in the public company.

     Should the Company or its GM franchisee subsidiary enter into an agreement to transfer the assets of the GM franchisee subsidiary to a third party under the proposed terms of the GM public company agreement, the right of first refusal described in the GM Dealer Agreement may apply to any such transfer.

     The following sets forth some additional provisions of GM's proposed agreement on public company ownership: (a) under the agreement each GM dealership will be owned by a separate public company that meets GM net working capital standards; (b) each public company will comply with GM's brand strategy and will participate in the dealer marketing groups for its GM lines and non-GM automotive operations will not be jointly advertised with GM operations; (c) each public company will have complete dealership operations (sales, service, parts, used car), and will comply with the channel strategy including divisional alignment, locations and image requirements; (d) the dealerships will be exclusive so that no GM sales, service or parts operations will be combined with non-GM representation and each dealer company will relocate any non-GM lines within one year of acquiring the dealership; (e) if a public company acquires a dealership which is not on channel, it will bring it into compliance within 12 months, or GM may require that off-channel GM representation be discontinued in exchange for compensation based upon an agreed upon formula; (f) GM generally limits the number of acquisitions a single public company may consummate, and each acquisition must be submitted to GM for prior approval; (g) there will be an Executive Manager for each GM dealership who meets the GM requirements for a dealer operator, except the 15% ownership requirement, and any change in the Executive Manager must be approved by GM; (h) the public company will comply with GM's multiple dealer investor/multiple dealer operator policies and will not acquire more than 50% of the GM dealerships for any division (Chevrolet, Pontiac-GMC, Oldsmobile, Buick, Cadillac) within a multiple dealer area, and in the event a multiple dealer area has one dealer in an area that has multiple dealers for other divisions, the public company may acquire that one dealership as long as the total does not exceed 50% of the GM dealerships; (i) semi-annually, GM, the public company and each dealer company will review the dealer company's performance for sales performance, CSI and branding, and if for two consecutive evaluation periods the dealer company is not meeting its requirements, GM can request a change in management within six months; (j) GM has a right of first refusal if the assets of a dealer company are to be transferred to a third party; (k) if a dealer agreement is terminated, if dealership operations are discontinued, if the public company discontinues GM representation in a multiple dealer area, or if dealership assets are transferred to GM under the remedial provisions, then GM has the right to purchase the dealership facilities or assume the leases for the facilities, and GM will also receive the right of quiet possession for the facilities for 10 years if this right is exercised within 10 years of the Dealer Agreement; and
(l) the public company must agree to use the GM dispute resolution process as the exclusive source of resolution of any dispute regarding the Dealer Agreement, the Public Ownership Agreement or acquisition of additional GM dealerships.

     Toyota's general public ownership policy provides that Toyota has the right to approve any ownership or voting rights of the Company of 20% or greater by any individual or entity. In addition, no single entity shall hold an ownership interest, directly or through an affiliate, in more than: (a) the greater of one dealership or 20% of the Toyota dealer count in a "Metro" market; (b) the lesser of five dealerships or 5% of the Toyota dealerships in any "Toyota Region;" and
(c) seven Toyota dealerships nationally. Additional provisions of Toyota's general public ownership policy provide: an entity may not acquire any additional Toyota dealership within nine months of its prior acquisition of a Toyota dealership; the public company shall not own contiguous dealerships with common boundaries; the public company shall create a separate legal entity for each Toyota dealership which it owns; and the public company shall provide Toyota with copies of all information and materials filed with the Commission.


     It is the current policy of Honda to restrict any company from holding more than seven Honda or more than three Acura franchises nationally and to restrict the number of franchises to: (a) one Honda dealership in a "Metro" market (a metropolitan market represented by two or more Honda dealers) with two to 10 Honda dealership points; (b) two Honda dealerships in a Metro market with 11 to 20 Honda dealership points; (c) three Honda dealerships in a Metro market with 21 or more Honda dealership points; (d) no more than 4% of the Honda dealerships in any one of the 10 Honda geographic zones; (e) one Acura dealership in a Metro market (a metropolitan market with two or more Acura dealership points); and (f) two Acura dealerships in any one of the six Acura geographic zones. Honda has set forth additional restrictions in its Policy on the Public Ownership of Honda and Acura Dealerships, including, without limitation (i) the percentage of public ownership must be restricted so that a controlling interest of the dealership remains in the hands of approved individuals; (ii) in no event may the percentage of public ownership of a dealership be greater than or equal to the percentage of private ownership by American Honda-approved individuals and privately-held entities; and (iii) the dealership must provide a separate, freestanding facility that offers exclusively Honda products and services or Acura products and services and does not offer competing products or services from its premises.



     While Chrysler evaluates each acquisition or appointment on an individual basis, it has a published policy regarding multiple dealer ownership which provides that no person or entity may hold an ownership interest in more than 10 Chrysler Motors dealerships in the United States, six dealerships in the same sales zone, and two dealerships in the same market, but in no event two like vehicle line makes in the same market. Any exception to this policy requires Chrysler approval. Chrysler has not finalized its agreement with the Company as of this date. The Company is not aware of any general policy restrictions that have been announced by Chrysler other than the ownership limitations described herein.



     Mazda's public ownership policy as set forth in the Mazda Motor of America, Inc. d/b/a Mazda North American Operations Dealer Development/Market Representation Guidelines, Policies and Procedures provides that an entity may not own dealerships in contiguous markets; however, an entity may own two dealerships in one metro market. Additional restrictions include, without limitation, (i) each dealership must have a "stand alone" entity; and (ii) each dealership entity must have a majority owner holding 51% of the voting stock.



     Nissan's public ownership policy as set forth in the proposed Agreement Between Nissan Motor Corporation in U.S.A. and Sunbelt Automotive Group, Inc. provides that: (i) no individual or entity may have an ownership or management interest, direct or indirect, in dealers whose primary marketing areas (PMA's) competitive segment registration count comprises more than 5% of Nissan's or Infiniti's total, national competitive segment registrations based on the sum of retail competitive segment registrations contained in all PMAs associated with the dealers; (ii) no individual or entity may hold ownership or management, direct or indirect, in dealers whose PMA's competitive segment registration count comprises more than 20% of any Nissan or Infiniti regions total competitive segment registrations contained in all PMA's associated with dealers in that region; (iii) in order for any entity to acquire additional Nissan or Infiniti dealerships, the Nissan or Infiniti dealerships which it owns or controls, directly or indirectly must: (a) be in full compliance with all the terms of its respective Dealer Agreements; (b) meet, in all material respects, all of the applicable Nissan or Infiniti market representation and other standards and policies; and (c) with respect to the Nissan Division and Region at issue, the Nissan or Infiniti dealerships which the entity owns or controls must, in the aggregate and with respect to at least 50% of those individual dealerships, have performed at or above all performance levels set forth in the business plans for those dealerships over the proceeding 12 month period; and
(iv) if the proposed acquisition of any Nissan or Infiniti dealership would cause an individual or entity to exceed the ownership policy, Nissan will reject a dealer's application for approval of such ownership transfer until such time as the purchasing individual or entity shall be able to complete the acquisition within the requirements of that policy. Notwithstanding the foregoing, Nissan may withhold consent to a proposed acquisition, even if that acquisition satisfies the parameters of the ownership policy, based on the grounds set forth in the Nissan Dealer Agreement and applicable state law.



     Additional restrictions include, without limitation, (i) if any person or entity acquires more than 20% of Sunbelt's common stock issued and outstanding at any time and Nissan determines that such person or entity does not have interests compatible with those of Nissan, or is otherwise not qualified to have an ownership interest in a Nissan dealership, Sunbelt must terminate its dealer agreements with Nissan or transfer the Nissan dealerships to a third party acceptable to Nissan unless, within 90 days after Nissan's determination, such person's or entity's ownership interest is reduced to less than 20%; (ii) Sunbelt shall create and maintain separate legal entities for each Nissan and Infiniti dealership that it owns, directly or indirectly; and (iii) Sunbelt shall obtain a separate motor vehicle dealer license for each dealership and shall maintain separate financial statements for each such dealerships.



     Saturn has generally not approved the public ownership of its dealership franchises. Although the Company recently requested Saturn's approval, the Company expects to divest the Jay Automotive Group Saturn dealership in Columbus, Georgia. For this reason, the financial results of the Company's Saturn dealership in Columbus, Georgia have not been included in this Prospectus. If Saturn does not approve the

Company's ownership of the Saturn dealership in Columbus, Georgia, the Company will sell the Saturn dealership.


     The following table sets forth, as of the date of this Prospectus and with respect to all manufacturers with whom the Company expects to have Franchise Agreements after the consummation of this Offering, the Merger and the Acquisitions, (i) the manufacturers' policies on public company ownership; (ii) the additional restrictions of the manufacturers on the number of dealerships a public company may own in a particular region, zone or market, to the extent known to the Company as of the date hereof; (iii) the number of dealerships of each manufacturer's brands that the Company will own upon the consummation of the Merger and the Acquisitions as such number is calculated for purposes of the manufacturers' restrictions; and (iv) the maximum number of additional dealerships the Company believes it may own/acquire nationally and in the Southeastern United States pursuant to manufacturer's restrictions. The Company expects that all of these restrictions will be imposed by the manufacturers on the Company.



                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
Chrysler(1)..................  No more than 10      No more than maximum of 6 Chrysler          1              9/9
                               dealerships          dealerships in the same sales zone     (Chrysler-
                                                    (as defined by Chrysler) and 2         Dodge-Jeep-
                                                    Chrysler dealerships in the same        Plymouth;
                                                    market (but no more than 1 like       Elizabethton,
                                                    vehicle brand in the same market)          TN)
Ford/Mercury(2)..............  The lesser of (i)    No more than 1 Ford dealership in           4             26/26
                               15 Ford and 15       any market area (as defined by Ford)    (2 Ford/
                               Lincoln Mercury      that has 3 or fewer Ford dealerships    Mercury,
                               dealerships or (ii)  and no more than 25% of the Ford      Buford, GA and
                               that number of Ford  dealerships in a market area having   Franklin, NC; 2
                               and Lincoln Mercury  4 or more Ford dealerships            Ford, Smyrna
                               dealerships                                                and Duluth, GA)
                               accounting for 2%
                               of the preceding
                               year's retail sales
                               of those brands in
                               the United States
General Motors(3)............  No additional        No more than 50% of the GM                  5          None for at
                               dealerships for at   dealerships (by franchise line) in a   (2 Pontiac-     least 12-24
                               least 12-24 months;  GM-defined geographic market area      Buick-GMC,         months
                               Acquisitions of no   having multiple GM dealerships, and    Smyrna and       following
                               more than 5          GM may further limit acquisitions of  Columbus, GA; 2   Offering;
                               dealerships during   GM dealerships by a single public      Chevrolet,      thereafter 5
                               a two-year period.   company until all existing GM         Acworth, GA and   nationally
                                                    dealerships of that public company    Elizabethton,    and no more
                                                    meet certain GM criteria for sales,       TN; 1        than 50% of
                                                    market penetration, CSI and other      Oldsmobile-        the GM
                                                    GM-established standards                Cadillac,      dealerships
                                                                                          Gainesville,     (by franchise
                                                                                               GA)          line) in a
                                                                                                            GM-defined
                                                                                                            geographic
                                                                                                           market area
                                                                                                              having
                                                                                                           multiple GM
                                                                                                           dealerships

                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
American Honda Co., Inc.       7 Honda dealerships  Public companies restricted to (i) 1    1 (Honda,      6 Honda and 3
  ("Honda")(4)...............  and 3 Acura          Honda dealership in a "Metro" market  Cartersville,    Acura/6 Honda
                               dealerships          (defined by Honda as a metropolitan        GA)         and 3 Acura
                                                    market with 2 or more Honda
                                                    dealerships) with 2 to 10 dealership
                                                    points; (ii) 2 Honda dealerships in
                                                    a Metro market with 11 to 20 Honda
                                                    dealership points; (iii) 3 Honda
                                                    dealerships in a Metro market with
                                                    21 or more Honda dealership points;
                                                    (iv) no more than 4% of the Honda
                                                    dealerships in any 1 of the 10 Honda
                                                    geographic zones; (v) 1 Acura
                                                    dealership in a "Metro" market (a
                                                    metropolitan market with 2 or more
                                                    Acura dealership points); and (vi) 2
                                                    Acura dealerships in any 1 of the 6
                                                    Acura geographic zones
Hummer.......................  Restrictions         Restrictions unknown to the Company   1 (Smyrna, GA)     Unknown
                               unknown to the
                               Company
Isuzu........................  Restrictions         Restrictions unknown to the Company   2 (Duluth and      Unknown
                               unknown to the                                             Gainesville,
                               Company                                                         GA)
Kia..........................  Restrictions         Restrictions unknown to the Company         1            Unknown
                               unknown to the                                             (Elizabethton,
                               Company                                                         TN)
Mazda........................  No contiguous        No contiguous market ownership is     2 (Columbus and  No contiguous
                               market ownership is  allowed; provided, however, in a      Gainesville,        market
                               allowed; provided,   metro market, multiple dealership          GA)         ownership is
                               however, in a metro  ownership not exceeding 2                                allowed;
                               market, multiple     dealerships is allowed                                  provided,
                               dealership                                                                  however, in a
                               ownership not                                                               metro market,
                               exceeding 2                                                                   multiple
                               dealerships is                                                               dealership
                               allowed                                                                     ownership not
                                                                                                           exceeding 2
                                                                                                           dealerships
                                                                                                            is allowed
Mitsubishi...................  Restrictions         Restrictions unknown to the Company   2 (Kennesaw,       Unknown
                               unknown to the                                             and Columbus,
                               Company                                                         GA)
Nissan.......................  Nationally, no       No individual or entity may own more  1 (Duluth, GA)      60/29
                               individual or        than 20% of the region's total
                               entity may own more  number of Nissan and Infiniti
                               than 5% of the       dealerships
                               total number of
                               Nissan and Infinity
                               dealerships

                                       (I)                          (II)                       (III)           (IV)
                               -------------------  ------------------------------------  ---------------  -------------
                               RESTRICTIONS ON THE                                                            MAXIMUM
                                    NUMBER OF                                                                NUMBER OF
                                   DEALERSHIPS                                                              ADDITIONAL
                                   COMPANY MAY                                               NUMBER OF      DEALERSHIPS
                                   OWN/ACQUIRE                                              DEALERSHIPS     COMPANY MAY
                                   PURSUANT TO                                               OWNED FOR     OWN/ ACQUIRE
                                     PRESENT                                                PURPOSES OF    NATIONALLY/IN
                                 MANUFACTURERS'     ADDITIONAL RESTRICTIONS ON NUMBER OF  MANUFACTURERS'   SOUTHEASTERN
        MANUFACTURER              RESTRICTIONS      DEALERSHIPS IN A REGION/ZONE/MARKET   RESTRICTIONS(6)      U.S.
-----------------------------  -------------------  ------------------------------------  ---------------  -------------
Toyota Motor Corporation       7 Toyota             Number of Toyota dealerships that      1 (Toyota,      6 Toyota and
  ("Toyota")(5)..............  dealerships and 3    may be owned by a single public       Columbus, GA)     3 Lexus/6
                               Lexus dealerships    company are limited to (i) the                         Toyota and 3
                                                    greater of 1 dealership or 20% of                         Lexus
                                                    the number of Toyota dealer counts
                                                    in a "Metro" market (as defined by
                                                    Toyota); (ii) the lesser of 5 Toyota
                                                    dealerships or 5% of the number of
                                                    Toyota dealer counts in any Toyota
                                                    region (as defined by Toyota; there
                                                    are currently 12 regions); and (iii)
                                                    2 Lexus dealerships in any 1 of the
                                                    4 Lexus geographic areas


---------------

(1) Chrysler may also ask the Company to limit its acquisitions, or defer any future acquisitions, of Chrysler or Chrysler division dealerships until the Company has established a proven performance record with the Chrysler dealerships it owns or is acquiring in the Acquisitions.
(2) Ford has also informed the Company that it may not make any additional acquisitions of Ford, Lincoln or Mercury dealerships for a 12-month period following the closing of this Offering.

(3) GM's communications with the Company to date indicate that GM will restrict the Company from acquiring any additional GM dealerships for a period of no less than 12 months -- and up to 24 months -- following the closing of this Offering.

(4) Honda also prohibits the ownership of contiguous dealerships and the coupling of a franchise with any other brand without its consent.
(5) The Company also believes that Toyota has required that at least nine months elapse between acquisitions of its dealerships. Toyota also prohibits the ownership of contiguous dealerships and the coupling of a franchise with any other brand without its consent.
(6) The number of dealerships the Company will own upon the consummation of the Acquisitions and the Merger for purposes of manufacturers' restrictions differs from the actual number of dealership franchises the Company will own under separate Franchise Agreements upon the consummation of the Acquisitions and the Merger because certain manufacturers group their brands together for purposes of calculating the Company's dealerships for manufacturer restriction purposes. For example, the Company operates its Pontiac, Buick and GMC dealerships under separate franchise agreements, but GM considers each Pontiac-Buick-GMC dealership and each Oldsmobile-Cadillac dealership as single dealerships for restriction purposes. The actual number of dealership franchises the Company will own under separate Franchise Agreements is as follows: 4 Ford dealerships; 2 each of Buick, Chevrolet, GMC, Isuzu, Mazda, Mercury, Mitsubishi and Pontiac dealerships; and 1 each of Cadillac, Chrysler, Dodge, Honda, Hummer, Jeep, Kia, Nissan, Oldsmobile, Plymouth and Toyota dealerships.


     Saturn has not been included in the table above because the Company expects to divest the Jay Automotive Group Saturn dealership after the consummation of the Offering, the Merger and the Acquisitions.



     In addition to the ownership limitations described herein, manufacturers generally require that the Executive Manager of each of the dealerships that the Company owns or expects to acquire upon consummation of the Offering have authority to manage the day-to-day operations of their respective dealership, particularly as such operations relate to the applicable manufacturers. The Company expects its Executive Managers to have the authority required by each manufacturer.


     Certain state statutes, including Georgia's, limit manufacturers' control over dealerships. Georgia law provides that no manufacturer may arbitrarily reject a proposed change of control or sale of an automobile dealership, and any manufacturer challenging such a transfer of a dealership must provide written reasons for its rejection to the dealer. Manufacturers bear the burden of proof to show that any disapproval of a proposed transfer of a dealership is not arbitrary. If a manufacturer terminates a franchise agreement due to a proposed transfer of the dealership or for any other reason not considered to constitute good cause under Georgia law, such termination will be ineffective. As an alternative to rejecting or accepting a proposed transfer of a dealership or terminating the franchise agreement, Georgia law provides that a manufacturer may offer to purchase the dealership on the same terms and conditions offered to the prospective transferee.

     Under Tennessee law, a manufacturer may be denied a Tennessee license, or have an existing license revoked or suspended, if the manufacturer unfairly, or without due regard to the equities or without just provocation cancels or fails to renew a franchise agreement of a dealer. A manufacturer's Tennessee license may also be revoked if the manufacturer prevents or attempts to prevent the sale or transfer of the dealership by unreasonably withholding consent to the transfer.

     Under North Carolina law, notwithstanding the terms of any franchise agreement between the manufacturer and the dealer, the manufacturer may not prevent or refuse to approve: (i) the sale or transfer of the ownership of the dealer by the sale of the business, stock transfer, or otherwise; (ii) the transfer, sale or assignment of a dealer franchise; (iii) a change in the executive management or principal operator of the dealership; or (iv) the relocation of the dealership to another site within the dealer's relevant market area, unless the manufacturer can show that the proposed transfer, sale, assignment, relocation or change is unreasonable. In addition, under North Carolina law, dealerships may challenge manufacturer's attempts to establish new dealerships in or to relocate dealerships into the dealer's relevant market area, and state regulators can prevent the proposed establishment or relocation upon a finding that there is good cause for not permitting such addition or relocation. North Carolina law limits the ability of a manufacturer to terminate, cancel or fail to renew a franchise unless there is good cause for such termination, cancellation or renewal and the manufacturer acted in good faith.

COMPETITION


     The automotive retailing industry in which the Company will operate is highly competitive. The industry is fragmented and characterized by a large number of independent operators, many of whom are individuals, families and small groups. In the sale of new vehicles, the Company will principally compete with other new automotive dealers in the same general vicinity of the locations of the dealerships that the Company owns or expects to acquire upon consummation of the Offering. Such competing dealerships may offer the same or different models and makes of vehicles that the Company will sell. In the sale of used vehicles, the Company will principally compete with other used automobile dealers and with new automobile dealers that operate used automobile lots in the same general vicinity of the Company's dealership locations. In each of its markets, the Company will compete with numerous other new automobile dealers selling other brands and a large number of other used automobile stores. In addition, certain regional and national car rental companies operate retail used car lots to dispose of their used rental cars. See "Risk
Factors -- Competition."



     The Company also may face increased competition from certain used automobile "superstores," such as CarMax, AutoNation USA and Driver's Mart Worldwide Inc. Such used automobile superstores have emerged recently in various areas of the United States and are beginning to expand nationally. Such "superstores" have recently opened in certain markets in which dealerships that the Company owns or expects to acquire upon consummation of the Offering compete. In addition, the Company will compete with independent leasing companies, and, to a lesser extent, with an increasing number of automobile dealers that sell vehicles through nontraditional methods, such as through direct mail, the Internet or warehouse clubs.



     The Company believes that the principal competitive factors in vehicle sales are the marketing campaigns conducted by manufacturers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. In "main street" markets, the Company believes that competition tends to be interbrand rather than intrabrand. This has the effect of eliminating brand saturation within a given market. Other competitive factors include customer preference for particular brands of automobiles, pricing (including manufacturer rebates and other special offers) and warranties. The

Company believes that its dealerships are competitive in all of these areas. However, as it enters other markets, the Company may face competitors that are more established or have access to greater financial resources. The Company, however, will not have any cost advantage in purchasing new vehicles from manufacturers and expects to typically rely on advertising and merchandising, sales expertise, service reputation and location of its dealerships to sell new vehicles.



     The Company will compete against other franchised dealers to perform warranty repairs and against other automobile dealers, franchised and independent service center chains and independent garages for customer-paid repair and routine maintenance business. The Company will compete with other automobile dealers, service stores and auto parts retailers in its parts operations. The Company believes that the principal competitive factors in parts and service sales are price, the use of factory-approved replacement parts, the familiarity with a manufacturer's brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than the prices the Company expects to offer.


GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS


     A number of regulations affect the Company's prospective business of marketing, selling, financing and servicing automobiles. The Company also is subject to laws and regulations relating to business corporations generally. Under North Carolina, Tennessee, and Georgia law, as well as the laws of other states into which the Company may expand, the Company must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service. Under Florida law, the Company must also obtain applicable insurance and financing-related licenses in order to operate its sub-prime finance business. These laws also regulate the Company's conduct of business, including its advertising and sales practices. Other states may have similar requirements.



     The Company's prospective operations are also subject to laws governing consumer protection. Automobile dealers and manufacturers are subject to so-called "Lemon Laws" that require a manufacturer or the dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer's express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require certain written disclosures to be provided on new vehicles, including mileage and pricing information.


     The Company's financing activities with its customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales. State and federal environmental regulations, including regulations governing air and water quality and the storage and disposal of gasoline, oil and other materials, also apply to the Company.


     The Company believes that it complies in all material respects with the laws affecting its business. Possible penalties for violation of any of these laws include revocation of the Company's prospective licenses and fines. In addition, many laws may give customers a private cause of action.



     As with automotive dealerships generally, and service, parts and body shop operations in particular, the Company's prospective business involves the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, Freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company's prospective business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances or wastes. Accordingly, the Company is subject to regulation by federal, state and local authorities establishing health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards. The Company is also subject to laws, ordinances and regulations governing remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal. The Company believes that it does not have any material environmental liabilities and that compliance with environmental laws and regulations will not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition. Furthermore, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions will not require additional expenditures by the Company, or that such expenditures will not be material. See "Risk
Factors -- Adverse Effect of Governmental Regulation; Environmental Regulation Compliance Costs."

FACILITIES


     The Company's principal executive offices are located at 5901 Peachtree-Dunwoody Rd., Suite 250-B, Atlanta, Georgia 30328, and its telephone number is (678) 443-8100. The following table identifies, for each of the properties to be utilized by the Company's operations and the dealerships that the Company owns or expects to acquire upon consummation of the Offering, the location, use and expiration date of the Company's lease for such property:



                                LEASE/                                                             EXPIRATION
BUSINESS UNIT                    OWN               LOCATION                      USE                  DATE
-------------                   ------             --------                      ---               ----------
Robertson Oldsmobile-Cadillac,   Lease   2355 Browns Bridge Road         New and used vehicle         2005
  Inc.........................           Gainesville, GA                 sales; service; F&I
Grindstaff, Inc...............   Lease   2224 West Elk Avenue            New vehicle sales;           2001
                                         Elizabethton, TN                service; F&I
Hones, Inc. d/b/a/ Bill Holt     Lease   4910 Sylva Highway              New and used vehicle         2016
  Ford Mercury................           Franklin, NC                    sales; service; F&I
Day's Chevrolet, Inc..........   Lease   4461 S. Main St.                New and used vehicle         2008
                                         Acworth, GA                     sales; service; F&I
Wade Ford, Inc................   Lease   3860 South Cobb Drive           New and used vehicle         2008
                                         Smyrna, GA                      sale; service; F&I
                                 Lease   3860 South Cobb Drive           Fleet sales; vehicle         2005
                                         Smyrna, GA                      storage
Wade Ford Buford, Inc.........   Lease   4525 Highway 20                 New and used vehicle    Month-to-Month
                                         Buford, GA                      sales; service; F&I
South Financial Corporation...   Lease   3500 Blanding Blvd.             Consumer Lending             2003
                                         Jacksonville, FL                Administration
Jay Automotive Group, Inc.....   Lease   1661 Whittlesey Road            New and used vehicle         2017
                                         Columbus, GA                    sales; service; F&I
                                 Lease   Veterans Parkway                New and used vehicle         2003
                                         Columbus, GA                    sales; service; F&I
                                 Lease   1801 Box Road                   Used vehicle sales;          1999
                                         Columbus, GA                    F&I
Boomershine Automotive Group,    Lease   2150 Cobb Parkway               New and used vehicle         1999
  Inc.........................           Smyrna, GA                      sales; service; F&I
                                 Lease   3280 Commerce Ave.              New and used vehicle         2003
                                         Duluth, GA                      sales; service; F&I
                                 Lease   3230 Satellite Blvd.            New and used vehicle         2017
                                         Duluth, GA                      sales; service; F&I
                                 Lease   595 East Main St.               New and used vehicle         2006
                                         Cartersville, GA                sales; service; F&I
                                 Lease   964 Barrett Parkway             New and used vehicle         2000
                                         Kennesaw, GA                    sales; service; F&I
                                 Lease   2150 Cobb Parkway               New and used vehicle         2006
                                         Smyrna, GA (Hummer)             sales; service; F&I
Collision Centers USA.........   Lease   5548 Old Dixie Highway          Collision Center             2009
                                         Forest Park, GA
                                 Lease   1715 Cobb Parkway               Collision Center             2003
                                         Marietta, GA
                                 Lease   1110 Highway 155 South          Collision Center             2012
                                         McDonough, GA
                                 Lease   2970 Old Norcross Rd.           Collision Center             2016
                                         Duluth, GA 30096
Sunbelt Automotive Group,
  Inc.........................   Lease   5901 Peachtree-Dunwoody Rd.     Corporate                    1999
                                         Atlanta, GA                     Administration



     All of the properties utilized by the Company's operations and the dealerships that the Company owns or expects to acquire upon consummation of the Offering are leased as set forth in the foregoing table. The Company believes that these facilities are adequate for its current needs. In connection with its acquisition strategy, the Company intends to lease the real estate associated with a particular business unit whenever practicable. Under the terms of its Franchise Agreements, the Company must maintain an appropriate appearance and design of its facilities and is restricted in its ability to relocate its dealerships. See "-- Relationships with Manufacturers."

EMPLOYEES


     As of March 31, 1998, pro forma for the Merger and the Acquisitions, the Company and dealerships that the Company owns or expects to acquire upon consummation of the Offering employed 1,148 people, of whom approximately 177 were employed in managerial positions, 347 were employed in non-managerial sales positions, 386 were employed in non-managerial parts and service positions and 238 were employed in administrative support positions.



     The following table sets forth information regarding the number of employees employed by Sunbelt and the dealerships that the Company owns or expects to acquire upon consummation of the Offering, pro forma for the Merger and the Acquisition, as of March 31, 1998:


                                                                           PERCENT
BUSINESS UNIT                                                 EMPLOYEES   OF SUNBELT
-------------                                                 ---------   ----------
Boomershine Automotive Group, Inc...........................      478         41.6%
Day's Chevrolet, Inc........................................       89          7.8
Grindstaff, Inc.............................................      135         11.8
Hones, Inc..................................................       36          3.1
Jay Automotive Group, Inc...................................      178         15.5
Robertson Oldsmobile-Cadillac, Inc..........................       35          3.0
Sunbelt Automotive Group, Inc. (Corporate)..................       11          1.0
Wade Ford, Inc. and Wade Ford Buford, Inc...................      186         16.2
                                                                -----       ------
                                                                1,148        100.0%
                                                                =====       ======

     The Company believes that many dealerships in the automotive retailing industry have had difficulty in attracting and retaining qualified personnel for a number of reasons, including the historical inability of dealerships to provide employees with a liquid equity interest in the profitability of the dealerships. The Company intends, upon completion of the Offering, to provide certain executive officers, managers and other employees with stock options and all employees with a stock purchase plan and believes those types of equity incentives will be attractive to existing and prospective employees of the Company. See "Management -- Incentive Stock Plan" and "Risk
Factors -- Dependence on Key Personnel and Limited Management and Personnel Resources."


     The Company believes that its relationship with its employees is good. None of the Company's employees or the employees of the dealerships that the Company owns or expects to acquire upon consummation of the Offering is represented by a labor union. Because of its dependence on the manufacturers, however, the Company may be affected by labor strikes, work slowdowns and walkouts at the manufacturers' manufacturing facilities. See "Risk Factors -- Dependence on Automobile Manufacturers," "Risk Factors -- Strikes and Labor Actions; GM Strike" and "Business -- Cyclicality."

LEGAL PROCEEDINGS AND INSURANCE


     From time to time, the Company and the dealerships that the Company owns or expects to acquire upon consummation of the Offering have been or may be named in claims involving the manufacture, servicing and/or repair of automobiles, contractual disputes and other matters arising in the ordinary course of the Company's business. Currently, no legal proceedings are pending against or involve the Company or the dealerships that the Company owns or expects to acquire upon consummation of the Offering that, in the opinion of management, could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company. Because of their vehicle inventory and nature of business, automotive dealerships generally require significant levels of insurance covering a broad variety of risks. The Company's insurance includes an umbrella policy as well as insurance on its buildings, comprehensive coverage for its vehicle inventory, general liability insurance, employee dishonesty coverage and errors and omissions insurance in connection with its vehicle sales and financing activities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS; KEY PERSONNEL

     The executive officers and Directors of the Company and certain key employees of the Company are as follows:

NAME                             AGE                   POSITION(S) WITH THE COMPANY
----                             ---                   ----------------------------
Walter M. Boomershine, Jr.*....  69    Chairman of the Board and Senior Vice President
Robert W. Gundeck*.............  55    Chief Executive Officer and Director
Charles K. Yancey*.............  59    President, Chief Operating Officer and Director
Stephen C. Whicker*............  49    Executive Vice President of Corporate Development; General
                                         Counsel, Secretary and Director
Ricky L. Brown*................  45    Chief Financial Officer, Vice President of Finance and
                                         Treasurer
Alan K. Arnold.................  42    Vice President of Ford Division and Director
George D. Busbee...............  70    Director
Lee M. Sessions, Jr. ..........  51    Director
Jack R. Altherr................  72    Director
R. Glynn Wimberly..............  47    Chief Executive Officer, South Financial Corporation

---------------

* Executive Officer

     WALTER M. BOOMERSHINE, JR. has been Chairman of the Board and President of the Company since December 1997, and will continue to serve as Chairman of the Board and Senior Vice President following the Offering. Prior to the Merger, Mr. Boomershine was the Chairman of the Board, President and the controlling shareholder of Boomershine Automotive. Mr. Boomershine became associated with Boomershine Automotive in 1953 and has served in various capacities as an employee and officer since that date. Mr. Boomershine received a Bachelor of Science degree in industrial management from the Georgia Institute of Technology in 1951 and received a certificate for completing the program for Management Development at Harvard University's Graduate School of Business Administration in 1973. Mr. Boomershine's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2000.

     ROBERT W. GUNDECK has been the Chief Executive Officer of the Company since April 1998 and will continue to serve in that capacity following the Offering. Upon the consummation of the Offering, Mr. Gundeck will also become a director of the Company. During the five year period preceding the Offering, Mr. Gundeck was employed by American Business Products, Inc., a publicly traded corporation, as Chief Executive Officer and President from 1995 to 1998, Chief Operating Officer and President from 1992 to 1995 and Vice President of Corporate Development from 1988 to 1992. Mr. Gundeck received a Bachelor of Science degree from Rollins College in 1965 and a Masters of Business Administration degree in Marketing and Finance from American University in 1968. Mr. Gundeck's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2000.

     CHARLES K. YANCEY served as interim Chief Executive Officer and director of the Company from December 1997 through March 1998, and will serve as the President, Chief Operating Officer and director of the Company following the Offering. During the five year period preceding the Merger, Mr. Yancey served as Chief Executive Officer, Secretary and a director of Boomershine Automotive. Mr. Yancey received a Masters in Business Administration degree in Finance and Accounting and a Bachelor of Arts degree in Accounting from Georgia State University in 1970 and 1968, respectively. Mr. Yancey also has been licensed as a certified public accountant by the State of Georgia. Mr. Yancey's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2001.

     STEPHEN C. WHICKER has been Executive Vice President of Corporate Development, General Counsel, Secretary and director of the Company since December 1997. During the five-year period prior to the Offering, Mr. Whicker was a principal of The Whicker Law Firm, a private law practice in Atlanta, Georgia. Mr. Whicker received a Bachelor of Science degree in Business Administration from the University of North Carolina in 1971 and a Juris Doctor degree from Samford University in 1974. Mr. Whicker's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2001.

     RICKY L. BROWN has been Chief Financial Officer, Vice President of Finance and Treasurer of the Company since December 1997. Prior to the Merger, Mr. Brown served as Controller and Chief Financial Officer of Boomershine Automotive from 1996 to 1998, as Chief Financial Officer of Peachtree Nissan, Inc. (f/k/a Hickman Nissan, Inc.) from 1990 to 1996 and as Chief Financial Officer and part-owner of Peachtree Acceptance Corporation from 1990 to 1996. Mr. Brown received an Associate of Applied Science degree from Gadsden State College in 1973, and a Bachelor of Science degree in Accounting from Jacksonville State University in 1975. Mr. Brown also has been licensed as a certified public accountant by the State of Alabama.

     ALAN K. ARNOLD, who is a key employee of the Company, will serve as Vice President of Ford Division, President of Wade Ford, Inc., Wade Ford Buford, Inc., Boomershine Ford, Inc. and Franklin Ford/Mercury, Inc., and director of the Company upon the consummation of the Offering. During the five year period preceding the Offering, Mr. Arnold was the President and controlling shareholder of Wade Ford, Inc. and Wade Ford Buford, Inc. Mr. Arnold's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 1999.

     GEORGE D. BUSBEE will serve as a director of the Company upon the consummation of the Offering. Mr. Busbee has been of counsel to the law firm of King & Spalding since January 1993 and was a partner of King & Spalding from January 1983 to December 1993. Mr. Busbee was Governor of the State of Georgia from 1975 until 1983. He is currently a director of Union Camp Corporation and Weeks Corporation and served as a director of Delta Air Lines, Inc. from January 1983 to November 1997. Mr. Busbee received a Bachelor of Arts degree in Business and a Juris Doctor degree from the University of Georgia in 1949 and 1952, respectively. Mr. Busbee's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2000.

     LEE M. SESSIONS, JR. will serve as a director of the Company upon the consummation of the Offering. Mr. Sessions was the Principal Operating Officer of Bank South Corporation from August 1991 to March 1996. Currently, Mr. Sessions is working as a private investor and consultant to various business and non-profit organizations. Mr. Sessions received a Bachelor of Arts degree in English/History from Vanderbilt University in 1968 and received a certificate for completing the program for Management Development at Harvard University's Graduate School of Business Administration in 1980. Mr. Session's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 1999.

     JACK R. ALTHERR will serve as a director of the Company upon the consummation of the Offering. Mr. Altherr served QMS, Inc. (formerly Quality Micro Systems, Inc.) in various graduating capacities from April 1984 to October 1995, including Chief Operating Officer/Chief Financial Officer, Executive Vice President of Sales and Marketing and director. Mr. Altherr received a Bachelor of Science degree in Accounting from Indiana University in 1951. Mr. Altherr also has been licensed as a certified public accountant by the State of Indiana. Mr. Altherr's initial term as a director of the Company will expire at the annual meeting of the shareholders of the Company to be held in 2001.

     R. GLYNN WIMBERLY, who is a key employee of the Company, became the Chief Executive Officer of South Financial Corporation upon the consummation of the South Financial Acquisition in January of 1998. From August 1992 until January 1998, Mr. Wimberly served as the President and Chief Operating Officer of U.S. Auto Credit Corp., a sub-prime automotive finance company. Mr. Wimberly has been employed in various positions in the consumer finance industry for 24 years at such companies as General Motors Acceptance Corporation, where he worked in various capacities, including Credit Manager for Hollywood, Florida operations and World Omni Financial Corporation, where he worked in various capacities, including Manager of Branch Operations. Mr. Wimberly received a Bachelor of Arts degree in Business Administration from Valdosta State College in 1973.

CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, each of which, after a transitional period, will serve for a term of three years, with one class being elected each year. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors. Classification of the Board of Directors increases the time required to change the composition of a majority of directors and may tend to discourage a takeover bid for the Company. See "Description of Capital Stock -- Georgia Law, Certain Articles and Bylaw Provisions and Certain Franchise Payment Provisions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since the Company's organization in 1997, all matters concerning executive officer compensation have been addressed by the entire Board of Directors, including directors who serve as executive officers of the Company. Upon consummation of the Offering, Mr. Busbee, Mr. Sessions and Mr. Altherr will serve on the Company's Compensation Committee.

COMMITTEES OF THE BOARD

     The Board of Directors will establish a Finance Committee, a Compensation Committee and an Audit Committee as soon as practicable after the completion of the Offering. The Finance Committee will oversee the Company's budgetary process and the Company's relations with its lenders. The Compensation Committee, all of whose members will be independent directors, will review and approve compensation for the executive officers, and administer, and determine awards under, the Incentive Stock Plan and any other incentive compensation plans for employees of the Company. See "Management -- Incentive Stock Plan." The Audit Committee, the majority of whose members will consist of independent directors, will recommend the selection of auditors for the Company and will review the results of the audit and other reports and services provided by the Company's independent auditors. The Company has not previously had any of these committees.

DIRECTOR COMPENSATION

     Members of the Board of Directors who are not employees of the Company will receive options to purchase 5,000 shares of common stock upon initially joining the Board of Directors, will be compensated for their services at a rate of $12,000 per annum plus $1,000 per meeting attended and will be eligible to participate in the Company's Incentive Stock Plan. The Company will also reimburse all directors for their expenses incurred in connection with their activities as directors of the Company. Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors.

EXECUTIVE COMPENSATION

     The Company was incorporated on December 17, 1997 and did not conduct any operations prior to that time. Neither the Chief Executive Officer, nor any other executive officer of the Company, received any compensation in 1997 from the Company.

     Set forth below is information for the years ended June 30, 1997, 1996 and 1995 with respect to the executive officers of Boomershine Automotive, as the predecessor of the Company.

                          SUMMARY ANNUAL COMPENSATION

                                                                 ANNUAL COMPENSATION
                                                              --------------------------
NAME AND PRINCIPAL POSITIONS                                  YEAR    SALARY     BONUS
----------------------------                                  ----   --------   --------
Walter M. Boomershine, Jr.,.................................  1997   $ 49,200   $     --
  Chairman and Senior Vice                                    1996     49,200    680,400
  President                                                   1995     49,200    766,931
Charles K. Yancey,..........................................  1997   $102,033   $     --
  President, Chief Operating                                  1996    102,033    403,297
  Officer and Director                                        1995    102,033    398,466
Ricky L. Brown,.............................................  1997   $ 62,000   $     --
  Chief Financial Officer and Controller                      1996         --         --
                                                              1995         --         --

EXECUTIVE EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements with Messrs. Walter M. Boomershine, Jr., Robert W. Gundeck, Charles K. Yancey, Stephen C. Whicker and Ricky L. Brown (the "Employment Agreements"), each of which will be effective upon the effective date of this Offering. The Employment Agreements provide for an annual base salary, potential fiscal year end bonuses and certain other benefits. Each Employment Agreement generally provides for a level annual increase of the base salary throughout the term of the agreement and provides that any annual bonuses will be based upon certain performance-related objectives of the Company that will be ultimately established by the Compensation Committee. Certain terms of the Employment Agreements are summarized in the table below:


                                                                                  FIRST YEAR
                                                                        TERM         BASE         STOCK
EMPLOYEE                                   POSITION/TITLE              (YEARS)   COMPENSATION   OPTIONS(1)
--------                                   --------------              -------   ------------   ----------
Walter M. Boomershine,
  Jr........................  Chairman and Senior Vice President          3        $200,000       25,000
Robert W. Gundeck...........  Chief Executive Officer                     5         300,000      350,000
Charles K. Yancey...........  Chief Operating Officer and President       5         250,000      540,000
Stephen C. Whicker..........  Executive V.P. of Corporate Development,    5         200,000      540,000
                                General Counsel and Secretary
Ricky L. Brown..............  Chief Financial Officer, Vice President     5         135,000      120,000
                              of Finance and Treasurer

---------------

(1) As of the effective date of this Offering, pursuant to employee's participation in the Company's Incentive Stock Plan. See
    "Management -- Incentive Stock Plan."

     Each of the Employment Agreements of Messrs. Gundeck, Whicker and Brown are for a term of generally five years and may be renewed for terms of one to three years thereafter. Mr. Boomershine's Employment Agreement provides that he will serve as Senior Vice President for a term ending December 31, 2000 and as a consultant to the Company for a term of 10 years thereafter. Mr. Boomershine's base salary during the consultation period will be $200,000 for the first two years and $100,000 each year thereafter. Mr. Yancey's Employment Agreement provides that he will serve as Chief Operating Officer and President of the Company for a term of five years and as a consultant to the Company for a term of generally five years thereafter. Mr. Yancey's base salary during said consultation period will be $50,000 per year.

     All of the Employment Agreements provide that the Company may terminate the executive officer with or without cause. The Employment Agreements provide that if the Company terminates an executive officer without cause or forces the executive officer to resign for what is not considered a "Good Reason" pursuant to the applicable Employment Agreement, the Company must continue to pay the executive officer's base salary and his annual average bonus for a period of no less than the remaining term of the applicable Employment Agreement.

     Each of the Employment Agreements contains similar confidentiality and non-competition provisions. These provisions provide that during the term of the Employment Agreement, during a period of three years after the termination thereof with respect to confidentiality provisions and during a period of one year after the termination thereof with respect to non-competition provisions, the executive officer shall not (i) use or disclose any confidential information of the Company, (ii) become employed by or obtain any ownership interest in any competitor of the Company that is located within a territory that is specified in the applicable Employment Agreement, or (iii) interfere with the Company's relationships with any of its customers, vendors or employees. Said geographic restrictions generally apply to territories that are within a 100-mile radius of the city of Atlanta, Georgia or within a 100-mile radius of any automobile or truck dealership or ancillary business in which the Company has a controlling interest.

     In addition, each Employment Agreement provides that if there is a "Change of Control," the executive will receive the following benefits: (1) base salary for a period of time generally no less than the term of the applicable Employment Agreement plus consulting compensation for a certain period to the extent the executive officer's Employment Agreement provides for any consultation periods; (2) a pro-rata portion of the bonus applicable to the fiscal year in which the termination occurs plus a bonus payment for the three-year period thereafter; (3) participation in all employee retirement plans maintained by the Company as of the date of termination for the three-year period following the termination, or, if no such plans exist, the Company will pay to the executive officer the then present value of the excess of (i) the benefit the executive would have been paid under such plan had the executive continued to be covered for said three-year period (less required contribution amount) with assumed earnings of eight percent over (ii) the benefit actually payable under said plan; and (4) medical, dental and hospitalization insurance coverage for the executive and the executive's dependents until the date on which the executive is employed by, and becomes eligible for medical, dental and hospitalization coverage through the plan of, another employer.

     Each Employment Agreement provides that a "Change in Control" shall be deemed to have occurred if (A) prior to the Offering, the shareholders of the Company or its affiliates sell or otherwise transfer to persons or entities who are not affiliates of the Company 75% or more of the voting stock of the Company or its affiliates; (B) any person becomes a beneficial owner or 50% or more of the voting stock of the Company or its Affiliates prior to the Offering or 40% or more of the voting stock of the Company or its Affiliates after the Offering;
(C) the majority of the Board of Directors of the Company consists of individuals other than directors who are incumbent as of the date of the applicable Employment Agreement or directors that become directors by a majority vote of the directors who are incumbent as of said date; (D) all or substantially all of the assets or business of the Company or its affiliates is disposed of pursuant to a merger, consolidation or other transaction other than to an affiliate of the Company (unless the Company's shareholders, immediately prior to such merger, consolidation or other transaction, beneficially own 50% or more of the voting stock or other ownership interest of any entity or entities that succeed to the business of the Company; (E) the consummation of a merger, consolidation or other business combination of the Company with any other person or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent at least 50% of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof immediately after such merger, consolidation or business combination, or the consummation of a plan of complete liquidation of the Company; or (F) the occurrence of any other event or circumstance which the Board of Directors of the Company determines, by resolution, affects the control of the Company and therefore constitutes a "Change of Control."

INCENTIVE STOCK PLAN

     The Board of Directors of the Company adopted the Company's 1997 & 1998 Incentive Stock Plan (the "Incentive Stock Plan") on December 18, 1997, and said Incentive Stock Plan was approved by the shareholders of the Company on January 8, 1998, in order to attract and retain key personnel. The following discussion of the material features of the Incentive Stock Plan is qualified by reference to the text of such Incentive Stock Plan filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Under the Incentive Stock Plan, options to purchase up to an aggregate of 2,250,000 shares of common stock of the Company may be granted by the Compensation Committee to directors, officers, consultants and employees of the Company and/or any of its subsidiaries and other individuals providing services to the Company. Members of the Board of Directors who serve on the Compensation Committee must qualify as "non-employee directors," as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Company may issue incentive stock options ("ISOs") to officers and directors who are employees of the Company.

     The Compensation Committee of the Board of Directors of the Company, which is comprised of independent directors, will administer the Incentive Stock Plan and will determine, among other things, the persons who are to receive options, the number of shares to be subject to each option and the vesting schedule of options. Options granted under the Incentive Stock Plan that are not ISOs must be granted no later than January 1, 2008 and must be exercised within 10 years of the grant, but in no event later than December 31, 2017. ISOs must be granted no later than ten years after the adoption of the Incentive Stock Plan and must be exercised no later than ten years after the particular ISO is granted.

     Options generally may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of an optionee, options may be exercised only by the optionee. The exercise price of options that are not ISOs will be determined at the discretion of the Compensation Committee. The exercise price of the ISOs may not be less than the market value of the common stock on the date of grant of the option. In the case of ISOs granted to any holder who on the date of grant of the ISOs holds more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the common stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options granted under the Incentive Stock Plan are intended to be "nonstatutory stock options" ("NSOs"). The exercise price may be paid in cash, in shares of common stock owned by the optionee, in other property deemed acceptable by the Compensation Committee, or in any combination of cash, shares or other such acceptable property.

     The Incentive Stock Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the shares of the Company, adjustments will automatically be made in the number and kind of shares available for issuance and in the number and kind of shares covered by outstanding options. It further provides that, in connection with any merger or consolidation or other business combination in which the Company is not the surviving corporation, the Compensation Committee shall cause to be paid, in cash, the excess of the fair market value of all options over the exercise price of such options on the date of such business combination or, alternatively, shall grant substitute options on such terms and conditions which substantially preserve the value, rights and benefits of options being substituted.

     The Board of Directors of the Company has granted or will grant contemporaneously with the closing of this Offering options to purchase an aggregate of 1,592,000 shares of common stock under the Incentive Stock Plan to executive officers, other employees and directors of the Company. All of these options will vest and become exercisable from time to time over the ten-year period following the date each option is granted in accordance with the terms of the individual option grants. The following table sets forth the date on which such grants were made, the names of the recipients, the number of shares underlying the grants, the type of options granted and the price at which such grants may be exercised:

                                                SHARES
NAME OF RECIPIENT                          UNDERLYING GRANT   TYPE   DATE OF GRANT(1)    EXERCISE PRICE(2)
-----------------                          ----------------   ----   ----------------    -----------------
Walter M. Boomershine, Jr.*..............        25,000       ISO        IPO Date            IPO Price
Robert W. Gundeck*.......................       300,000       ISO         4/22/98            $    8.00
                                                 50,000       ISO        IPO Date            IPO Price
Charles K. Yancey*.......................       200,000       ISO          1/8/98            $    6.27
                                                240,000       ISO         4/22/98            $    8.00
                                                100,000       ISO        IPO Date            IPO Price
Stephen C. Whicker*......................       200,000       ISO          1/8/98            $    6.27
                                                240,000       ISO         4/22/98            $    8.00
                                                100,000       ISO        IPO Date            IPO Price
Ricky L. Brown*..........................        25,000       ISO          1/8/98            $    6.27
                                                 70,000       ISO         4/22/98            $    8.00
                                                 25,000       ISO        IPO Date            IPO Price
George D. Busbee**.......................         5,000       NSO        IPO Date            IPO Price
Lee M. Sessions, Jr.**...................         5,000       NSO        IPO Date            IPO Price
Jack R. Altherr**........................         5,000       NSO        IPO Date            IPO Price
Michael F. O'Neill.......................         2,000       ISO        IPO Date            IPO Price
                                           ----------------
          Total..........................     1,592,000

---------------

  * Executive officer of the Company.
 ** Director of the Company.
(1) "IPO Date" means the completion date of this Offering.
(2) "IPO Price" means the price of the common stock listed on the cover page of this Prospectus.

     In addition to such grants, the Company has granted to James E. L. Peters, Jr., in connection with the Collision Centers USA Acquisition, NSOs to purchase 5,000 shares of common stock, each of which are exercisable at $8.00 per share and vest six months following the completion of this Offering.

     The issuance and exercise of ISOs have no federal income tax consequences to the Company. While the issuance and exercise of ISOs generally have no ordinary income tax consequences to the holder, upon the exercise of an ISO, the holder will treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the holder of common stock acquired upon the exercise of an ISO disposes of such stock before the later of (i) two years following the grant of the ISO and (ii) one year following the exercise of the ISO (a "Disqualifying Disposition"), the holder will recognize ordinary income for federal income tax purposes in an amount equal to the lesser of (i) the excess of the common stock's fair market value on the date of exercise over the option exercise price, and (ii) the excess of the amount realized on disposition of the common stock over the option exercise price. Any additional gain upon the disposition will be taxed as capital gains. The disposition of common stock acquired from the exercise of an ISO other than in a Disqualifying Disposition will ordinarily result in capital gains or loss to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the common stock and the option exercise price. Any capital gain will be subject to reduced rates of tax if such shares were held more than twelve months, and will be subject to further reduced rates if such shares were held more than eighteen months. The Company will be entitled to a compensation expense deduction for the Company's taxable year in which the disposition occurs equal to the amount of ordinary income recognized by the holder.

     The issuance of NSOs has no federal income tax consequences to the Company or the holder. Upon the exercise of an NSO, the Company generally will be allowed a federal income tax deduction equal to the amount by which the fair market value of the underlying shares on the date of exercise exceeds the exercise price. NSO holders will recognize ordinary income for federal income tax purposes at the time of option exercise in the same amount. In the event of a sale of shares acquired by exercise of a NSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss; provided that any gain will be subject to reduced rates of tax if such shares were held for more than twelve months and will be subject to further reduced rates if such shares were held for more than eighteen months. The disposition of shares acquired by exercise of a NSO will result in capital gains or losses to the holder.

     The Company intends to register the shares underlying the Incentive Stock Plan as soon as practicable on Form S-8.

LIMITATIONS OF DIRECTORS LIABILITY

     The Articles of the Company include a provision that effectively eliminates the liability of directors to the Company or to the Company's shareholders for monetary damages for breach of the fiduciary duties of a director, except for any appropriation, in violation of the director's duties, of any business opportunity of the Company, acts or omissions which involve intentional misconduct or a knowing violation of law, certain actions with respect to unlawful distributions and any transaction from which the director derived an improper personal benefit. This provision does not prevent shareholders from seeking nonmonetary remedies covering any such action, nor does it affect liabilities under the federal securities laws. The Articles of Incorporation further provide that the Company shall indemnify each of its directors and officers against any liability (including counsel fees) which is allowed to be paid or reimbursed by the Company under the laws of the State of Georgia and which is actually and reasonably incurred in connection with any proceeding in which such director or officer may be involved by reason of his or her having been a director or officer of the Company. Georgia Law currently authorizes a corporation to indemnify its directors and officers against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses (including counsels' fees) reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if such officers or directors conducted themselves in good faith and they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is permitted in more limited circumstances with respect to derivative actions. The Company believes that these provisions of the Articles of Incorporation and the Bylaws are necessary to attract and retain qualified persons to serve as directors and officers. In addition, the Company anticipates carrying directors and officers liability insurance as soon as practicable following the closing of the Offering.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 30, 1998, after giving effect to the Merger and the Acquisitions, by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers of the Company as a group, and as adjusted to reflect the sale by the Company of the shares of common stock in this Offering. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders of the Company. See "Description of Capital Stock."

                                                                                  PERCENTAGE OF
                                                                                   OUTSTANDING
                                                           AMOUNT AND           COMMON STOCK OWNED
                                                            NATURE OF         ----------------------
                                                           BENEFICIAL          BEFORE        AFTER
NAME OF BENEFICIAL OWNER(1)                              OWNERSHIP(2)(3)      OFFERING      OFFERING
---------------------------                              ---------------      --------      --------
Walter M. Boomershine, Jr.(4)..........................       572,024           11.3%          5.4%
Charles K. Yancey......................................       113,081            2.2           1.1
Robert W. Gundeck......................................        63,640            1.3             *
Stephen C. Whicker.....................................        66,465            1.3             *
Ricky L. Brown.........................................        10,016              *             *
Alan K. Arnold.........................................       385,000            7.6           3.7
George D. Busbee(5)....................................         5,000              *             *
Lee M. Sessions, Jr.(5)................................         5,000              *             *
Jack R. Altherr(5).....................................         5,000              *             *
Walter M. Boomershine, III(4)(6).......................       696,696           13.8           6.6
Renee B. Jochum(4)(7)..................................       633,360           12.5           6.0
Jacquelyn B. Thompson(4)(8)............................       633,360           12.5           6.0
Patrice B. Mitchell(4)(9)..............................       633,360           12.5           6.0
Lindsey B. Robertson(4)(10)............................       673,360           13.3           6.4
All directors and executive officers as a group (9
  persons).............................................     1,225,226           24.2%         11.6%

---------------

  * Represents beneficial ownership of less than 1% of the total outstanding shares of the Company.
 (1) Unless otherwise noted, the address of all persons listed is c/o Sunbelt Automotive Group, Inc., 5901 Peachtree-Dunwoody Rd., Suite 250-B, Atlanta, GA 30328.
 (2) Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days after the completion of the Offering are deemed outstanding for computing the percentage ownership of the persons holding such options, warrants or rights, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.
 (3) The numbers with respect to Alan K. Arnold and Lindsey B. Robertson (with respect to the shares to be issued to E. Moss Robertson, Jr.) assume that the Offering price is $10.00 per share.
 (4) Walter M. Boomershine, III, Renee B. Jochum, Jacquelyn B. Thompson, Patrice
     B. Mitchell and Lindsey B. Robertson are all adult children of Walter M. Boomershine, Jr. Each of said persons disclaims beneficial ownership pursuant to the rules under the Exchange Act of the common stock attributed to the others.
 (5) Consists of 5,000 shares of common stock issuable upon the exercise of options granted to each of Mr. Busbee, Mr. Sessions and Mr. Altherr as a non-employee director, pursuant to the Company's Incentive Stock Plan. See "Director Compensation."
 (6) Includes 126,672 shares to be issued to The WMB, III Family Trust, for which Mr. Boomershine, III serves as the sole Trustee, and 116,116 shares to be issued to The WMB, III/LKB Family Trust U/A, for which Lucinda K. Boomershine, who is the spouse of Walter M. Boomershine, III, serves as the sole trustee.

 (7) Includes 536,245 shares to be issued to The RBJ Family Trust, for which Ms. Jochum serves as the sole Trustee. The address of Ms. Jochum is 6 Starlight Ct., Potomac, MD 20854.
 (8) Includes 536,245 shares to be issued to The JBT Family Trust, for which Ms. Thompson serves as the sole Trustee. The address of Ms. Thompson is 219 Bates Rd., Cartersville, GA 30120.
 (9) Includes 536,245 shares to be issued to The PBM Family Trust, for which Ms. Mitchell serves as the sole Trustee. The address of Ms. Mitchell is 2074 Shillingwood Dr., Kennesaw, GA 30144.
(10) Includes 536,245 shares to be issued to The LBR Family Trust, for which Ms. Robertson serves as the sole Trustee, and 40,000 pro forma shares to be issued to E. Moss Robertson, Jr., who is Ms. Robertson's husband, upon consummation of the ROC Acquisition. Ms. Robertson disclaims beneficial ownership under the rules of the Exchange Act of the shares owned by Mr. Robertson. The address of Ms. Robertson is c/o Robertson Oldsmobile-Cadillac, Inc., 2355 Browns Bridge Rd., Gainesville, GA 30504.

                              CERTAIN TRANSACTIONS

CERTAIN DEALERSHIP LEASES


     Certain of the properties leased by the dealerships that the Company owns or expects to acquire upon consummation of the Offering are owned by officers, directors or holders of 5% or more of the common stock of the Company or their affiliates (the "Related Party Leases"). The Company believes that the terms and conditions of each of these leases are no less favorable than those that could be obtained from non-affiliated parties. Each of the Related Party Leases and the rent payable thereunder are described below. For a more complete description of the location, use and expiration date of each lease, see
"Business -- Facilities."


     During 1995, 1996 and 1997, and continuing after the Offering, the entities listed below have leased and will continue to lease the real properties on which their dealerships or operations are located from limited partnerships (WINCO I, L.P., WINCO II, L.P. and WINCO III, L.P.) controlled by Walter M. Boomershine, Jr., who is the Chairman of the Board and Senior Vice President of the Company, and owned by Walter M. Boomershine, Jr. and his family:

                                                                  ANNUAL
FRANCHISE/SUBSIDIARY                                          RENTAL PAYMENT
--------------------                                          --------------
Boomershine Ford and Boomershine Isuzu......................     $480,000
Collision Centers USA (Duluth center).......................      240,000
Boomershine Pontiac-Buick-GMC, Inc..........................      281,388
Boomershine Hummer..........................................      130,800
Boomershine Nissan..........................................      210,000
Boomershine Mitsubishi......................................      180,000

     Each of these leases requires the respective lessees to pay the taxes, insurance and maintenance expenses related to the applicable leased property.

     Wade Ford, Inc. leases one of the two parcels of real property on which its dealership is located (the "Wade Lease"), and Wade Ford Buford, Inc. leases the parcel on which its dealership is located (the "Wade Buford Lease"), from Mr. Alan K. Arnold, who is a director of the Company. The other parcel on which Wade Ford, Inc.'s dealership is located is owned by an unaffiliated third party. The Wade Lease annual rental payments during Wade Ford, Inc.'s last fiscal year were $420,000, and the Wade Buford Lease annual rental payments during Wade Ford Buford, Inc.'s last fiscal year were $240,000. Both leases require the respective subsidiaries to pay the taxes, insurance and maintenance expenses related to the leased property.

     Robertson Oldsmobile-Cadillac, Inc. leases the real property on which its dealerships are located from Mr. E. Moss Robertson, Jr., who is the son-in-law of Mr. Walter M. Boomershine, Jr., the Chairman of the Board and Senior Vice President of the Company. Prior to the Offering, the annual rental payments under the lease were $180,000 for 1997 and $149,600 for 1996. As part of the Acquisition, Mr. Robertson and the Company have agreed to replace the existing lease with a new lease agreement, pursuant to which the annual rental payment of said lease will be $204,000 for the first and second lease years, $216,000 for the third through fifth lease years, and $240,000 beginning with the sixth lease year and thereafter until the end of the initial term of the lease. The lease also requires Robertson Oldsmobile-Cadillac, Inc. to pay the taxes, insurance and maintenance expenses related to the leased property.

CERTAIN BUSINESS RELATIONSHIPS


     In connection with the South Financial Acquisition, Boomershine Automotive borrowed the sum of $4.5 million from WINCO I, L.P., a limited partnership controlled by Walter M. Boomershine, Jr. and owned by Walter M. Boomershine, Jr. and his family. This loan was made pursuant to a promissory note which matured on July 7, 1998 and carried an interest rate equal to the prime rate of interest announced by NationsBank, N.A. from time to time. Boomershine Automotive has renewed this promissory note on the same terms and conditions for a period of 90 days and has the option to refinance the loan for an additional term of five years subsequent to said maturity date, at an interest rate to 8% per annum, using a 20-year amortization. The Company believes that this transaction was made on terms that are no less favorable than those that could be obtained from non-affiliated parties.


PROMISSORY NOTES

     On April 22, 1998, the Company's Board of Directors granted to Messrs. Gundeck, Yancey, Whicker and Brown, each of whom is an executive officer of the Company, the right to purchase shares of common stock of the Company at a price of $8.00 per share. Messrs. Gundeck, Yancey, Whicker and Brown elected to purchase 63,640, 111,081, 64,465 and 10,016 shares of common stock of the Company, respectively (collectively, the "Executive Shares"), and each executed a five-year promissory note in favor of the Company (collectively, the "Executive Notes") in the principal amounts of $509,120, $888,648, $515,720 and $80,128, respectively. The Executive Notes, which bear interest at a rate of 8% per annum, require annual payments of interest and a single payment of the entire principal balance at the end of the five-year term. The Company believes that these Executive Notes were made on terms that are no less favorable than those that could be obtained from non-affiliated parties.

     In connection with an employee savings plan, Boomershine Automotive Group, Inc. granted to WINCO I, L.P., WINCO II, L.P., WINCO III, L.P. (collectively, the "WINCO Partnerships") and to certain shareholders and an executive officer of Boomershine Automotive promissory notes which, as of March 31, 1998, had an outstanding aggregate principal balance of $2,416,544. Specifically, as of March 31, 1998, the promissory note due to the WINCO Partnerships, which are owned and controlled by Walter M. Boomershine, Jr., who is Chairman of the Board and Senior Vice President of the Company, and his family, had an outstanding principal balance of $832,306, and the promissory notes due to certain individuals (Walter M. Boomershine, Jr. and Patrice B. Mitchell, a shareholder of Boomershine Automotive, Winfred Boomershine and Randy Thompson, who are all relatives of Walter M. Boomershine, Jr.) and the executive officer of Boomershine Automotive (Charles K. Yancey, who is an executive officer of the Company) had an outstanding aggregate principal balance of $1,584,238. Each of these promissory notes is unsecured, is due on demand, pays interest on a monthly basis at a rate equal to the prime rate of interest and requires repayments of principal on a semi-annual basis. The Company believes that these promissory notes were made on terms that are no less favorable than those that could be obtained from non-affiliated parties.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of (i) 450,000,000 shares of common stock, $0.001 par value, and (ii) 50,000,000 shares of preferred stock, $0.001 par value. Upon completion of this Offering, the Company will have 10,557,862 outstanding shares of common stock (assuming the Underwriters' over-allotment option is not exercised) and no outstanding shares of preferred stock.

     The following summary description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation, which are filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the relevant provisions of Georgia law. Reference is made to such exhibit and Georgia law for a detailed description of the provisions thereof summarized below.

COMMON STOCK

     As of May 14, 1998, there were 255,202 shares of common stock outstanding held of record by four shareholders, and options to purchase an aggregate of 1,280,000 shares of common stock were outstanding, none of which was exercisable as of May 14, 1998. After giving effect to the sale of 5,500,000 shares of common stock by the Company in this Offering, there will be 10,557,862 shares outstanding (11,382,862 if the Underwriter's over-allotment option is exercised in full). Holders of common stock have one vote per share on all matters submitted to a vote of the shareholders of the Company, including with respect to the election of directors.

     Subject to the prior rights of holders of preferred stock, if any, holders of the common stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors out of funds legally available for that purpose. However, as discussed under "Dividend Policy," the Company currently does not intend to pay any cash dividends. Shareholders of the Company have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors and any rights of preferred shareholders. No shares of any class of common stock are subject to a redemption or a sinking fund. All outstanding shares of common stock are, and all shares offered by this Prospectus will be, when sold, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The Company's Articles authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock in one or more series and to establish such designations and relative voting, dividend, liquidation, conversion, redemption, liquidation and other rights, preferences and limitations as the Board of Directors may determine without any further approval of the shareholders of the Company. The issuance of preferred stock by the Board of Directors, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a person or group to gain control of the Company. See "Risk Factors -- Anti-Takeover Provisions." The issuance of any series of preferred stock, and the relative designations, rights, preferences and limitations of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, the then-existing market conditions and other factors that, in the judgment of the Board of Directors, might warrant the issuance of preferred stock. At the date of this Prospectus, no shares of preferred stock are outstanding and there are no plans, agreements or understandings for the issuance of any shares of preferred stock.

WARRANTS

     On March 13, 1998, the Company granted warrants to purchase 50,000 shares of common stock to Tatum CFO Partners, L.P. in consideration for certain financial and accounting consulting services rendered in connection with this Offering. These warrants vest equally on a quarterly basis at 8,333 shares per quarter, and have an exercise price of $8.00 per share. As of the date of this Prospectus, 16,666 shares of common stock underlying these warrants are immediately exercisable and the remaining warrants will vest ratably on a quarterly basis over the next year. These warrants will expire, if not exercised, 10 years after the date on which they were granted.

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

REGISTRATION RIGHTS AND STOCK PRICE PROTECTION


     As part of the Acquisitions, the Company entered into a registration rights agreement with the selling shareholders of the Wade Ford Dealerships and the sole shareholder of Robertson Oldsmobile-Cadillac, Inc. (each, a "Registration Rights Agreement" and collectively, the "Registration Rights Agreements"). Subject to certain limitations, the Registration Rights Agreements provide those shareholders with certain piggyback registration rights that permit them to have their shares of unregistered common stock, as selling security holders, included in any registration statement pertaining to the registration of the Company's common stock for issuance by the Company or for resale by other selling security holders, with the exception of initial public offerings of the common stock, registrations relating solely to employee benefits plans and registrations relating solely to a transaction pursuant to Rule 145 under the Securities Act. These registration rights will be limited or restricted to the extent an underwriter of an offering, if an underwritten offering, or the Company's Board of Directors, if not an underwritten offering, determines that the amount of the common stock to be registered pursuant to any Registration Rights Agreement would not permit the sale of the registered common stock in the quantity and at the price originally sought by the Company or the original selling security holders, as the case may be. Additionally, the Company has contractually agreed to provide certain price protection with respect to the unregistered common stock of the Company (the "Price Protection Stock") to the selling shareholders of the Wade Ford Dealerships and Day's Chevrolet. Specifically, if the price of the common stock subject to price protection is more on the date of the Offering than the price of such common stock (i) on the first anniversary of the Offering in the case of the Wade Ford Acquisition or (ii) on the second anniversary of the Offering in the case of the Day's Chevrolet Acquisition, then the Company is required to compensate the applicable target shareholders for such price decrease in cash or by issuing additional shares of the Company's common stock (however, pursuant to current policies of the Commission, the Company would not be able to deliver registered stock to Day's Chevrolet and, therefore, would be required to compensate the Day's Chevrolet shareholders in cash for any such decrease).


GEORGIA LAW, CERTAIN ARTICLES AND BYLAW PROVISIONS AND CERTAIN FRANCHISE AGREEMENT PROVISIONS

     Certain provisions of Georgia law and of the Company's Articles and Bylaws, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by shareholders unless the takeover or change of control is approved by the Company's Board of Directors. Such provisions may also make the removal of directors and management more difficult.

     Georgia Anti-takeover Law. The GBCC restricts certain business combinations with "interested shareholders" (as defined below) (the "Business Combination Statute"), and contains fair price requirements applicable to certain mergers with certain interested shareholders (the "Fair Price Statute"). In accordance with the provisions of these statutes, the Company must elect in its Bylaws to be covered by the restrictions imposed by these statutes. The Company has elected to be covered by such restrictions in its Bylaws, and such bylaw provisions may only be repealed upon a vote of at least two-thirds of continuing directors and a majority of the voting shares of the Company. Furthermore, shareholders may amend or repeal the Company's Bylaws or adopt new Bylaws (even though these Bylaws may also be amended or repealed by the Board of Directors).

     The Business Combination Statute regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, as the Company does, and where the acquiror became an interested shareholder of the corporation, unless either: (i) the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation's board of directors prior to the date on which the acquiror became an interested shareholder; or (ii) the acquiror became the owner of at least 90% of the outstanding voting shares of the corporation (excluding any shares held by certain other persons) in the same transaction in which the acquiror became an interested shareholder. For purposes of the Business Combination Statute and the Fair Price Statute, an "interested shareholder" generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls

10% or more of the voting power of the outstanding voting shares of the corporation. The Business Combination Statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder.

     The Fair Price Statute prohibits certain business combinations between a Georgia business corporation and an interested shareholder. The Fair Price Statute would permit the business combination to be effected if: (i) certain "fair price" criteria are satisfied; (ii) the business combination is unanimously approved by the continuing directors; (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder; or
(iv) the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any 12-month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified "fair price" requirements.

     Classified Board of Directors. The Company's Articles and Bylaws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year, and it will take at least two meetings of the Company's shareholders in order to change the majority of the directors. Classification of the Board of Directors increases the time required to change the composition of a majority of directors and may tend to discourage a takeover bid for the Company. Moreover, in order to remove a director without cause, the Articles of Incorporation require the vote of at least eighty percent of the eligible shares; removal for cause requires the vote of a majority of eligible shares. Director's positions that become vacant as a result of a removal by the shareholders may be filled by the shareholders, or, if authorized by the shareholders, by a majority vote of the Board of Directors. Director's positions that become vacant due to the death, resignation or retirement of a director may be filled by a majority vote of the remaining directors. This above-referenced provision may preclude or hinder shareholders of the Company from removing incumbent directors without cause, simultaneously gaining control of the Board of Directors by filing the vacancies with their own nominees. See
"Management -- Executive Officers and Directors; Key Personnel."


     Special Meetings of Shareholders. The Company's Articles and Bylaws provide that special meetings of shareholders may be called only by (i) the Chairman, Chief Executive Officer or Secretary of the Company, (ii) by a majority vote of the Board of Directors of the Company or (iii) upon written demand of the holders of at least 75% of all votes entitled to be cast on any issue proposed to be considered at such meeting. These provisions may make it more difficult for shareholders to take action opposed by the Board of Directors.


     Advance Notice Requirements for Shareholder Proposals and Director Nominations. The Company's Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or a special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company at least sixty (60) days prior to the date of such annual or special meeting. The Bylaws also specify certain requirements for a shareholder's notice to be in proper written form. These provisions may preclude some shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

     Restrictions under Franchise Agreements. The manufacturers' agreements relating to public companies impose various restrictions on the transfer of the common stock. A number of manufacturers prohibit transactions which affect changes in management control of the Company. For instance, Ford may cause the Company to sell or resign from its Ford franchises if any person or entity acquires 15% or more of the Company's voting securities. Likewise, GM, Toyota and Nissan may force the sale of their respective franchises if 20% or more of the Company's voting securities are so acquired. Chrysler also generally approves of the public sale of only 50% of the common stock of a public company and requires prior approval of any future sales that would result in a change in voting or managerial control of such a public company. All or some of the restrictions may apply to the Company once the Company reaches an agreement with each respective manufacturer. Such restrictions may prevent or deter prospective acquirors from obtaining control of the Company. See "Risk Factors -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" and "Business -- Relationships with Manufacturers."

LISTING


     The Company's common stock has been approved for quotation on the Nasdaq National Market under the symbol "SBLT", subject to notice of issuance.


TRANSFER AGENT AND REGISTRAR

     The Company has appointed SunTrust Bank, Atlanta as the transfer agent and registrar for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 10,557,862 shares of common stock (assuming no exercise of the Underwriters' over-allotment option). All of such shares will be freely transferable and may be resold without further registration under the Securities Act; except for any shares held by an "affiliate" of the Company (as that term is defined in Rule
144), any shares received by any shareholders in connection with any of the Acquisitions or the Merger and any shares issued to officers of the Company pursuant to certain employment contracts, which shares will be subject to the resale limitations of Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted securities" for at least one year may, under certain circumstances, resell within any three-month period, such number of shares as does not exceed the greater of one percent of the then-outstanding shares of common stock or the average weekly trading volume of common stock during the four calendar weeks prior to such resale. Rule 144 also permits, under certain circumstances, the resale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company. In addition, holding periods of successive non-affiliate owners are aggregated for purposes of determining compliance with these one- and two-year holding period requirements. Sales under Rule 144 are also subject to certain provisions relating to the manner of sale, notice of sale, and availability of current public information about the Company. The Company has reserved for issuance 1,597,000 shares of common stock, which underlie options granted under the Company's Incentive Stock Plan, and 50,000 shares of common stock, which underlie warrants issued to a consulting firm, and the Company intends to file a registration statement on Form S-8 with the Commission following completion of this Offering to register the shares of the common stock issuable under the Incentive Stock Plan and the consultant warrants.

     The availability of shares for sale or actual sales under Rule 144 and the Form S-8 registration statement and the perception that such shares may be sold may have a material adverse effect on the market price of the common stock. Sales under Rule 144 and the Form S-8 registration statement also could impair the Company's ability to market additional equity securities. Additionally, the Company has entered into the Registration Rights Agreement with the shareholders of Wade Ford, Inc., Wade Ford Buford, Inc. and Robertson Oldsmobile-Cadillac, Inc., which provides piggyback registration rights with respect to all of the shares of common stock that the selling shareholders in said acquisitions will receive. For further information regarding the Registration Rights Agreement, see "Description of Capital Stock -- Registration Rights and Stock Price Protection."

     The Company, its executive officers and directors, and the holders of the Company's unregistered common stock have agreed, subject to certain exceptions,
(i) not, directly or indirectly, without the prior written consent of the Underwriter, to sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of common stock of the Company, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce such person's intention to do any of the foregoing, until after the close of trading on the date 180 days after the date of this Prospectus; and (ii) to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of common stock or securities convertible into or exchangeable or exercisable for common stock held by such person except in compliance with the foregoing restrictions; provided that the Company may sell shares of common stock to a third party as consideration for the Company's acquisition from such third party of an automobile dealership, so long as such third party executes a lock up agreement on substantially the same terms described above for a period expiring 180 days after the date of this Prospectus.

                       CERTAIN UNITED STATES FEDERAL TAX
                  CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of the Company's common stock by a "Non-United States Holder." A "Non-United States Holder" is a person other than a "U.S. Person." For United States federal income tax purposes, the term "U.S. Person" means (i) any individual who is a citizen or resident of the United States; (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state (other than any partnership treated as foreign under United States Treasury regulations); (iii) an estate or trust, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This discussion is based on the Code and administrative interpretations as of the date hereof, all of which may be changed either retroactively or prospectively. This discussion does not address all aspects of United States ("U.S.") federal income and estate taxation that may be relevant to Non-United States Holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF HOLDING AND DISPOSING OF COMMON STOCK OF THE COMPANY.

DIVIDENDS

     Subject to the discussion below, generally dividends paid on the Company's common stock to a Non-United States Holder not engaged in trade or business in the United States will be subject to withholding tax at a 30% rate; or such lower rate as may be specified by an applicable income tax treaty; provided the dividends are not under the applicable treaty attributable to a United States permanent establishment of the Non-United States Holder.

     If the Non-United States Holder is engaged in trade or business in the United States, the flat 30% tax rate will not apply unless it can be shown that the dividend is not effectively connected with that trade or business. Generally a Form 4224 would be used for this purpose.

     If the dividends are effectively connected with the Non-United States Holder's conduct of a trade or business within the United States or, if an income tax treaty applies and the dividends are attributable to a United States permanent establishment of the Non-United States Holder, they will generally be subject to regular U.S. graduated income tax rates. A Non-United States corporation that operates a business in the United States may also be subject to a "branch profits tax" equal to 30% (or such lower rate as may be specified in an applicable treaty) of the corporation's dividend equivalent amount. This tax is in addition to U.S. corporate income tax on its effectively connected income.

     In order to claim the benefit of an applicable tax treaty rate, a Non-United States Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Under United States Treasury regulations currently in effect, for purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, the Company ordinarily will presume that dividends paid to an address in a foreign country are paid to a resident of such country absent knowledge that such presumption is not warranted (the "address rule"). However, on October 6, 1997, the U.S. Treasury Department issued final regulations on withholding of income tax payments to foreign persons, effective January 1, 2000, which will abolish the address rule for purposes of claiming a reduced treaty rate. Effective January 1, 2000, a Non-United States Holder seeking a reduced rate of withholding under an income tax treaty would generally be required to provide to the Company a valid Internal Revenue Service Form W-8 certifying that such Non-United States Holder is entitled to benefits under an income tax treaty. The final regulations also provide special rules for determining whether, for purposes of assessing the applicability of an income tax treaty, dividends paid to a Non-United States Holder that is an entity should be treated as being paid to the entity itself or to the persons holding an interest in that entity. A Non-United States Holder who is eligible for a reduced withholding rate may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the Internal Revenue Service. Investors should note, however, that there appears to be a growing trend for the United States to include anti-treaty shopping provisions in tax treaties. Therefore, there can be no assurance that investors receiving dividends will be entitled to tax treaty relief if their claims to treaty benefits are not based on actual residency that has economic substance.

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-United States Holder not engaged in trade or business in the United States generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of the Company's common stock unless:

     - In the case of an individual, he or she is present in the United States for at least 183 days during the year in which the stock is sold. If the individual is present in the United States for 183 days in the year of sale, gain not effectively connected with a trade or business in the United States is taxed at a flat 30% or lower applicable treaty rate. If the income is effectively connected with a U.S. trade or business, it is subject to regular U.S. capital gain tax rates.

     - In the case of a Non-United States Holder that is a corporation, the gain will be taxed in the United States at U.S. capital gain tax rates, if it is effectively connected with the conduct by the corporation of trade or business in the United States by the corporation.

     - Special rules apply if the Non-United States Holder is subject to tax, pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates whose loss of U.S. citizenship had as one of its principal purposes the avoidance of U.S. taxes.

     - Special rules apply if the Company becomes a "United States real property holding corporation" within the meaning of sec.sec. 897(c)(2) of the United States Internal Revenue Code and the Non-United States Holder held, directly or indirectly, at any time within the five-year period preceding such disposition, more than 5% of the outstanding common stock of the Company. Based upon its current and anticipated assets, the Company believes that it will not become a United States real property holding corporation. However, since the determination of United States real property holding corporation status in the future will be based upon the composition of the assets of the Company from time to time, there can be no assurance that the Company will not become a United States real property holding corporation in the future, in which case gain in the sale of the Company's stock may be subjected to United States tax.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     Under United States Treasury regulations, the Company must report annually to the Internal Revenue Service and to each Non-United States Holder the amount of dividends paid to such Holder and any tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-United States Holder or withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-United States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

     United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to: (i) dividends paid to Non-United States Holders that are subject to the 30% withholding discussed above (or that are not so subject because a tax treaty applies that reduces or eliminates such 30% withholding); or (ii) under current law, dividends paid to a Non-United States Holder at an address outside of the United States. However, under final United States Treasury regulations, effective as of January 1, 2000, a Non-United States Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures (or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures) are complied with, directly or through an intermediary. Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on shares of the Company's common stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

     The payment of the proceeds of the disposition of the Company's common stock to or through the U.S. office of a broker is subject to information reporting unless the disposing holder, under penalty of perjury, certifies its NonUnited States status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a NonUnited States office of a Non-United States broker. However, information reporting requirements (but probably, prior to January 1, 2000, not backup withholding) will apply to a payment of disposition proceeds outside the U.S. if: (A) the payment is made through an office outside the U.S. of a broker that is either:
(i) a U.S. person; (ii) a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;
(iii) a "controlled foreign corporation" for U.S. federal income tax purposes; or (iv) effective January 1, 2000, but probably not prior to such date, a foreign broker that is: (1) a foreign partnership, one or more of whose partners are U.S. persons who, in the aggregate hold more than 50% of the income or capital interest in the partnership at any time during its tax year; or (2) a foreign partnership engaged at any time during its tax year in the conduct of a trade or business in the United States; and (B) the broker fails to maintain documentary evidence that the holder is a Non-United States Holder and that certain conditions are met, or that the Holder otherwise is entitled to an exemption.

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service.

FEDERAL ESTATE TAX

     For United States federal income tax purposes, common stock of the Company that is held by a non-resident alien is deemed property within the United States. Accordingly, a non-resident alien who is treated as the owner of or has made certain lifetime transfers of an interest in the Company's common stock may be required to include the value thereof in his gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Estates of non-resident aliens are generally allowed a statutory credit of $13,000 which generally has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate. However, this credit may be adjusted by an applicable estate tax treaty.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX AND FEDERAL ESTATE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE COMPANY'S COMMON STOCK, AND THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL FOREIGN OR OTHER TAXING JURISDICTION.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representative Raymond James & Associates, Inc. (the "Representative"), have severally agreed to purchase from the Company the following respective number of shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                                              NUMBER OF
NAME                                                           SHARES
----                                                          ---------
Raymond James & Associates, Inc.............................

                                                               -------
          Total.............................................
                                                               =======

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of common stock offered hereby are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of common stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are purchased.

     The Underwriters, through the Representative, propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this Prospectus and part of the shares to certain dealers at a
price that represents a concession not in excess of $          per share under
the public offering price. The Underwriters may allow, and such dealers may
re-allow, a concession not in excess of $          per share to certain other
dealers. The Representative has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Company has granted the Underwriters an option exercisable not later than 30 days after the date of this Prospectus, to purchase up to an aggregate of 825,000 additional shares of common stock, at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof as the number of shares of common stock to be purchased by them shown in the above table bears to the total shown, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise their option only to cover over-allotments made in connection with the sale of the shares of common stock offered hereby. If purchased, the Underwriters will sell such additional shares on the same terms as those on which the shares are being offered.

     The Company has agreed to indemnify the Underwriters against, or to contribute to, losses arising out of certain liabilities in connection with this Offering, including liabilities under the Securities Act. The Company has paid $75,000 to the Underwriters as an advance against actual out-of-pocket expenses incurred by the Underwriters in connection with this Offering. The Underwriters have agreed to reimburse any portion of the advance not applied to such expenses.

     At the request of the Company, the Underwriters have reserved for sale, at
the initial public offering price, up to           shares of common stock to be
sold and offered hereby by the Company to certain employees and customers of the Company and other persons. The number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the Offering will be offered by the Underwriters to the general public on the same terms as the other shares offered hereby. Certain individuals purchasing reserved shares may be required to agree not to sell, offer or otherwise dispose of any shares of common stock for a period of 180 days after the date of this Prospectus.

     The Company, its executive officers and directors, and the holders of the Company's unregistered common stock have agreed, subject to certain exceptions,
(i) not, directly or indirectly, without the prior written consent of the Underwriter, to sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of common stock of the Company, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person, or publicly announce such person's intention to do any of the foregoing, until after the close of trading on the date 180 days after the date of this Prospectus; and (ii) to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of common stock or securities convertible into or exchangeable or exercisable for common stock held by such person except in compliance with the foregoing restrictions; provided that the Company may sell shares of common stock to a third party as consideration for the Company's acquisition from such third party of an automobile dealership, so long as such third party executes a lock up agreement on substantially the same terms described above for a period expiring 180 days after the date of this Prospectus.

     Prior to this Offering, there has been no public market for the common stock of the Company. The initial public offering price the common stock will be determined by negotiation between the Company and the Representative. Among the factors to be considered in such negotiations are prevailing market conditions, the value of publicly traded companies believed to be comparable to the Company, the results of operations of the Company in recent periods, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

     The Representative, acting on behalf of the Underwriters, may over-allot the shares offered hereby and, during the course of this Offering, may engage in stabilizing and syndicate short covering and may impose a penalty bid on members of the Offering syndicate. Over-allotment involves sales of shares in excess of the total number being offered, thereby creating a syndicate short position. Stabilizing involves a bid by the syndicate to purchase shares in the open market at a specified price, which may not exceed the public offering price and may be decreased but not increased. Syndicate short covering involves open market purchases of shares to cover all or a portion of the syndicate short position created by over-allotments. A penalty bid permits the Representative to reclaim selling concessions from a syndicate member when shares sold by that member in the Offering are purchased by the Representative in the open market to cover a syndicate short position or pursuant to a stabilizing bid. All of these activities may cause the market price of the common stock to be higher than otherwise might be the case in the absence of these activities. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     The foregoing includes a summary of certain principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act and filed by the Company with the Commission with respect to the shares of common stock offered hereby, of which this Prospectus is a part.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for the Company by Schnader Harrison Segal & Lewis LLP, Atlanta, Georgia. Troutman Sanders LLP, Atlanta, Georgia, has served as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

     The financial statements of Sunbelt Automotive Group, Inc. at March 31, 1998 and for the period from December 17, 1997 (inception) to March 31, 1998, the consolidated financial statements of Boomershine Automotive Group, Inc. and Subsidiaries at June 30, 1996 and 1997 and the three years in the period ended June 30, 1997, the financial statements of Jay Automotive Group, Inc. at December 31, 1996 and 1997 and the three years in the period ended December 31, 1997, the financial statements of Grindstaff, Inc. at December 31, 1996 and 1997 and the three years in the period ended December 31, 1997, the financial statements of Day's Chevrolet, Inc. at December 31, 1996 and 1997 and the years then ended, and the financial statements of Robertson Oldsmobile-Cadillac, Inc. at December 31, 1996 and 1997 and the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The combined financial statements of Wade Ford, Inc. and Wade Ford Buford, Inc., at December 31, 1996 and 1997 and the three years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Pyke & Pierce, Certified Public Accountants, LLP, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of South Financial Corporation at December 31, 1996 and 1997 and the three years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Davis Monk & Company, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete, and, in each such instance, reference is made to the copy of the contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference thereto. The Registration Statement, together with its exhibits and schedules, may be inspected at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, NY 10048, and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of all or any part of such materials may be obtained from any such office upon payment of the fees prescribed by the Commission. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company is not currently subject to the periodic reporting and informational requirements of the Exchange. As a result of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the requirements of the Exchange Act. Such reports and other information may be obtained from the Commission's Public Reference Section and copied at the public reference facilities and regional offices referred to above.

                             INDEX TO DEFINED TERMS

     The following list provides the page on which the following defined terms used in this Prospectus are defined.


                                                                            PAGE
Acquisitions................................................                   9
Articles....................................................                  29
Bill Holt Acquisition.......................................                  35
Boomershine Automotive......................................                   8
Business Combination Statute................................                 113
Code........................................................                 106
Collision Centers...........................................                  36
Collision Note(s)...........................................                  36
Collision Centers USA Acquisition...........................                  36
Combined Companies..........................................                  51
Commission..................................................                   9
common stock................................................                   3
Company.....................................................         Front Cover
CSI.........................................................                   6
Day's Chevrolet.............................................                  34
Day's Chevrolet Acquisition.................................                  34
Disqualifying Disposition...................................                 107
Division VP.................................................                  82
Employment Agreements.......................................                 104
Exchange Act................................................                  32
Executive Manager...........................................                  82
Executive Notes.............................................                 111
Executive Shares............................................                 111
Fair Price Statute..........................................                 113
FIFO Conversion.............................................                  15
Ford........................................................                  16
Franchise Agreement.........................................                  16
GBCC........................................................                  29
G.E. Credit Facility........................................                  77
GM..........................................................                  16
GMAC........................................................                  62
Grindstaff Acquisition......................................                  35
Honda.......................................................                  20
Hummer......................................................                   4
Incentive Stock Plan........................................                 106
IPO Date....................................................                 107
IPO Price...................................................                 107
ISOs........................................................                 106
Jay Note....................................................                  33
Jay Automotive Group Acquisition............................                  33
LIFO Method.................................................                  15
Merger......................................................                  33
NADA........................................................  Inside Front Cover
New Floorplan Facility......................................                  51
Nissan......................................................                  16
Non-United States Holder....................................                 117
NSOs........................................................                 106

                                                                            PAGE
Offering....................................................                   3
Price Protection Stock......................................                 113
Registration Statement......................................                 121
Registration Rights Agreement(s)............................                 113
Related Party Leases........................................                 110
Representative..............................................                 120
Robertson Acquisition.......................................                  35
ROC.........................................................                  35
Saturn......................................................                  18
Securities Act..............................................                  31
South Financial.............................................                   7
South Financial Acquisition.................................                  36
Sunbelt.....................................................         Front Cover
Toyota......................................................                  21
U.S.........................................................                 117
U.S. Person.................................................                 117
Underwriters................................................                 120
Wade Lease..................................................                 110
Wade Buford Lease...........................................                 110
Wade Ford Acquisition.......................................                  34
Wade Ford Dealerships.......................................                   8
WINCO Partnerships..........................................                 111

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SUNBELT AUTOMOTIVE GROUP, INC.
Report of Independent Auditors..............................   F-3
Financial Statements:
  Balance Sheet.............................................   F-4
  Statement of Operations...................................   F-5
  Statement of Shareholders' Equity (Deficit)...............   F-6
  Statement of Cash Flows...................................   F-7
  Notes to Financial Statements.............................   F-8
BOOMERSHINE AUTOMOTIVE GROUP, INC.
Report of Independent Auditors..............................  F-12
Consolidated Financial Statements:
  Consolidated Balance Sheets...............................  F-13
  Consolidated Statements of Operations and Changes in
     Retained Earnings......................................  F-14
  Consolidated Statements of Cash Flows.....................  F-15
  Notes to Consolidated Financial Statements................  F-16
JAY AUTOMOTIVE GROUP, INC.
Report of Independent Auditors..............................  F-26
Financial Statements:
  Balance Sheets............................................  F-27
  Statements of Income......................................  F-28
  Statements of Cash Flows..................................  F-29
  Notes to Financial Statements.............................  F-30
GRINDSTAFF, INC.
Report of Independent Auditors..............................  F-37
Financial Statements:
  Balance Sheets............................................  F-38
  Statements of Operations..................................  F-39
  Statements of Stockholders' Equity........................  F-40
  Statements of Cash Flows..................................  F-41
  Notes to Financial Statements.............................  F-42
WADE FORD, INC. AND WADE FORD BUFORD, INC.
Independent Auditor's Report................................  F-48
Combined Financial Statements:
  Combined Balance Sheets...................................  F-49
  Combined Statements of Income and Retained Earnings.......  F-50
  Combined Statements of Cash Flows.........................  F-51
  Notes to Combined Financial Statements....................  F-52
ROBERTSON OLDSMOBILE-CADILLAC, INC.
Report of Independent Auditors..............................  F-58
Financial Statements:
  Balance Sheets............................................  F-59
  Statements of Income and Changes in Retained Earnings.....  F-60
  Statements of Cash Flows..................................  F-61
  Notes to Financial Statements.............................  F-62

                                                              PAGE
                                                              ----
DAY'S CHEVROLET, INC.
Report of Independent Auditors..............................  F-68
Financial Statements:
  Balance Sheets............................................  F-69
  Statements of Income and Changes in Retained Earnings.....  F-70
  Statements of Cash Flows..................................  F-71
  Notes to Financial Statements.............................  F-72
SOUTH FINANCIAL CORPORATION
Independent Auditors' Report................................  F-77
Financial Statements:
  Balance Sheets............................................  F-78
  Statements of Operations and Retained Earnings............  F-79
  Statements of Cash Flows..................................  F-80
  Notes to Financial Statements.............................  F-81

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sunbelt Automotive Group, Inc.

     We have audited the accompanying balance sheet of Sunbelt Automotive Group, Inc. as of March 31, 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from December 17, 1997 (date of inception) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt Automotive Group, Inc. at March 31, 1998, and the results of its operations and its cash flows for the period from December 17, 1997 (date of inception) through March 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/  ERNST & YOUNG LLP

Atlanta, Georgia
May 11, 1998

                         SUNBELT AUTOMOTIVE GROUP, INC.

                                 BALANCE SHEET
                                 MARCH 31, 1998

                                ASSETS
Cash........................................................  $   3,000
                                                              ---------
                                                              $   3,000
                                                              =========

            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable -- affiliates..............................  $ 611,236
                                                              ---------
          Total current liabilities.........................    611,236
Shareholders' equity (deficit):
Common stock, $0.001 par value, 450,000,000 shares
  authorized, 6,000 shares issued and outstanding...........          6
Preferred stock, $0.001 par value, 50,000,000 shares
  authorized, none issued and outstanding...................         --
Additional paid in capital..................................      2,994
Accumulated deficit.........................................   (611,236)
                                                              ---------
          Total shareholders' equity (deficit)..............   (608,236)
                                                              ---------
                                                              $   3,000
                                                              =========

                            See accompanying notes.

                         SUNBELT AUTOMOTIVE GROUP, INC.

                            STATEMENT OF OPERATIONS
    PERIOD FROM DECEMBER 17, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 1998

Revenues:
  Vehicle sales.............................................  $      --
  Parts and service.........................................         --
  Finance, commission and other revenues, net...............         --
                                                              ---------
Cost of sales:
  Vehicle sales.............................................         --
  Parts and service.........................................         --
                                                              ---------
Gross profit................................................         --
Selling, general and administrative.........................    611,236
                                                              ---------
Loss from operations........................................   (611,236)
Interest expense............................................         --
Interest income.............................................         --
Other income, net...........................................         --
                                                              ---------
Loss before income taxes....................................   (611,236)
Income taxes................................................         --
                                                              ---------
Net loss....................................................  $(611,236)
                                                              =========

                            See accompanying notes.

                         SUNBELT AUTOMOTIVE GROUP, INC.

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
    PERIOD FROM DECEMBER 17, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 1998

                                                                                                     TOTAL
                             COMMON STOCK     PREFERRED STOCK                                    SHAREHOLDERS'
                            ---------------   ---------------   ADDITIONAL PAID   ACCUMULATED       EQUITY
                            SHARES   AMOUNT   SHARES   AMOUNT     IN CAPITAL        DEFICIT        (DEFICIT)
                            ------   ------   ------   ------   ---------------   -----------   ---------------
December 17, 1997 (date of
  inception)..............     --    $   --       --   $   --       $   --         $      --       $      --
Issuance of common
  stock...................  6,000         6       --       --        2,994                --           3,000
Net loss..................     --        --       --       --           --          (611,236)       (611,236)
                            -----    ------   ------   ------       ------         ---------       ---------
March 31, 1998............  6,000    $    6       --   $   --       $2,994         $(611,236)      $(608,236)
                            =====    ======   ======   ======       ======         =========       =========

                            See accompanying notes.

                         SUNBELT AUTOMOTIVE GROUP, INC.

                            STATEMENT OF CASH FLOWS
    PERIOD FROM DECEMBER 17, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 1998

OPERATING ACTIVITIES
Net loss....................................................  $(611,236)
Change in accounts payable -- affiliates....................    611,236
                                                              ---------
Net cash provided by operating activities...................         --
FINANCING ACTIVITIES
Proceeds from issuance of common stock......................      3,000
                                                              ---------
Net cash provided by financing activities...................      3,000
                                                              ---------
Increase in cash............................................      3,000
Cash at beginning of the period.............................         --
                                                              ---------
Cash at end of the period...................................  $   3,000
                                                              =========

                            See accompanying notes.

                         SUNBELT AUTOMOTIVE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Business

     Sunbelt Automotive Group, Inc. (a Georgia corporation) ("SAG" or the "Company"), was founded on December 17, 1997 to become a leading operator and consolidator in the automotive retailing industry. The Company intends to acquire twenty-one automobile dealerships and related businesses which are currently owned by eight dealership and other business groups located in Georgia, North Carolina and Tennessee (the "Founding Groups") (the "Acquisitions"), complete an initial public offering (the "Offering") of its common stock and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to geographically expand its operations.

     The Company has not conducted any operations, and all activities to date relate to the Acquisitions. There is no assurance that the Acquisitions discussed below will be completed and that SAG will be able to generate future operating revenues. Funding for the Company, to date, has been provided primarily by Boomershine Automotive Group, Inc. ("BAG"), a member of the Founding Groups. SAG is dependent upon the Offering to fund the amounts due to BAG and future operations. In the event that the Offering is not completed, SAG will pursue alternative sources of funding in order to meet its current obligations.

  Major Suppliers and Franchise Agreements

     The Founding Groups purchase substantially all of their new vehicles and parts inventory from various automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. SAG's sales volume subsequent to the Acquisitions could be adversely impacted by the manufacturers' inability to supply the dealerships with an adequate supply of popular models or as a result of an unfavorable allocation of vehicles by the manufacturers.

     The dealer franchise agreements contain provisions, which may limit changes in dealership management and ownership, place certain restrictions on the dealerships (such as minimum net worth requirements) and which also provide for termination of the franchise agreement by the manufacturers in certain instances. Subsequent to the Acquisitions, SAG's ability to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Income Taxes

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received or liabilities are settled.

                         SUNBELT AUTOMOTIVE GROUP, INC.

2.  PROPOSED ACQUISITIONS BY SAG

     SAG has signed definitive agreements to acquire seven dealership groups and related businesses consisting of twenty-one automobile dealerships and related businesses. The Founding Groups are as follows:

Boomershine Group..........  Consisting of -- Boomershine Pontiac-GMC-Buick,
                             Inc., Boomershine Automobile Company, Boomershine Ford, Inc., Boomershine Isuzu, Inc., Boomershine Services, Inc., Boomershine North Cobb, Inc., d/b/a Boomershine Mitsubishi and Commerce Credit Corporation, Thompson Automotive Group, Inc., d/b/a Boomershine Honda, Boomershine Collision Centers, Inc., South Financial Corporation

Day Group..................  Consisting of -- Day's Chevrolet, Inc.

Grindstaff Group...........  Consisting of -- Grindstaff Chevrolet, Chrysler,
                             Plymouth, Dodge

Holt Group.................  Consisting of -- Hones, Inc. d/b/a Bill Holt Ford
                             Mercury

Jay Group..................  Consisting of -- Jay Pontiac-Buick-GMC, Inc., Jay
                             Automotive Group II, Inc. d/b/a Jay Toyota, Jay Automotive Group V, Inc. d/b/a Jay Mazda

Robertson Group............  Consisting of -- Robertson Oldsmobile-Cadillac,
                             Inc. d/b/a Moss Robertson Mazda and Moss Robertson Isuzu

Wade Group.................  Consisting of -- Wade Ford, Inc. and Wade Ford
                             Buford, Inc.

     The aggregate consideration that will be paid by SAG to acquire the Founding Group is approximately $57 million in cash or promissory notes and 4,820,160 shares of SAG common stock (based on an assumed initial public offering price of $10 per share, the midpoint of the estimated initial public offering price range also assuming a discount of 10%, which reflects the stocks trading restrictions). For accounting purposes, Boomershine Group is considered the accounting acquirer as it will hold the single largest voting interest subsequent to the Merger with SAG.

     The following sets forth the consideration to be paid to each of the Founding Groups:


                              RESTRICTED COMMON STOCK
                              ------------------------   PROMISSORY                     TOTAL
                                SHARES        VALUE        NOTES         CASH       CONSIDERATION
                              ----------      -----      ----------      ----       -------------
Boomershine Group...........  3,800,160    $       --    $  932,000   $ 5,425,000    $ 6,357,000
Day Group...................    577,500     5,197,500            --     5,589,000     10,786,500
Grindstaff Group............         --            --            --     9,128,000      9,128,000
Holt Group..................         --            --            --       750,000        750,000
Jay Group...................         --            --     4,000,000    12,000,000     16,000,000
Robertson Group.............     40,000       360,000            --     7,711,000      8,071,000
Wade Group..................    385,000     3,465,000            --   $12,054,000    $15,519,000
                              ---------    ----------    ----------   -----------    -----------
                              4,802,660    $9,022,500    $4,932,000   $52,657,000    $66,611,500
                              =========    ==========    ==========   ===========    ===========


     The Boomershine Group acquisition will be accounted for as a reverse acquisition/recapitalization as the Company and the Boomershine Group, the accounting acquirer, have common ownership. The remaining acquisitions will be accounted for as purchases with excess of purchase price over fair value of assets acquired of approximately $37.6 million.


     The promissory note issued in connection with the Boomershine Group acquisition is due on demand and bears an interest rate of 18%, which reflects the negotiated settlement with the seller to accept a combination of cash and notes payable versus all cash at closing. The note to be issued in connection with the Jay Group

                         SUNBELT AUTOMOTIVE GROUP, INC.

acquisition will have a 90 day maturity and bear an interest rate of 8%. The restricted shares have been valued using the discounted present value method based on the time the shares are restricted from public sale. In connection with the Wade Group and the Day Group acquisition, the Company may be required to issue shares to the former shareholders of Wade Ford and Day's Chevrolet under price protection provisions, which compensate for any decrease in the value of shares issued below the issue price for a year, as set forth in the applicable acquisition agreements. Any additional shares issued in connection with these price protection provisions will be accounted for as additional purchase price at the time of issuance.

3.  GOVERNMENTAL REGULATION

     Substantially all of the Founding Group's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures of the control and disposition of such wastes comply with applicable federal and state requirements.

4.  STOCK-BASED COMPENSATION PLANS

  Stock Option Plan

     Effective January 2, 1998, the Company adopted the Sunbelt Automotive Group, Inc. 1997 & 1998 Incentive Stock Plan (the "Plan"). The Plan provides for a committee (the "Committee") of non-employee members of the Board of Directors to grant incentive stock options to any director, officer, employee or consultant of the Company or any of its subsidiaries. The exercise price of the options granted under the Plan shall be established by the Committee on or prior to the date of issuance of the options. Options granted under the Plan vest in accordance with vesting schedules established by the Committee at the time of the grant. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     On January 8, 1998, the Committee granted 425,000 options to certain of the Company's officers. These options vest over three years and expire after ten years. At such time, the Committee granted the forgoing options with a $6.27 per share exercise price, based on a third-party valuation performed on the market value of the Company's Common Stock on the date of grant. At March 31, 1998, no options were exercisable and 1,825,000 options were available for future grant under the Plan.

     Pro forma information regarding net earnings is required by FASB Statement No. 123 "Accounting for Stock-Based Compensation," ("SFAS 123"). SFAS 123 also requires that the information be determined as if the Company has accounted for its employee stock options granted under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following assumptions: risk-free interest rate of 6.0%; no anticipated dividends; and a weighted-average expected life of the option of three years. The weighted average grant date fair value of options granted during the period using the minimum value option pricing model was $1.03.

     For purposes of SFAS 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss would have been $647,716 for the period from December 17, 1997 (inception) through March 31, 1998.

                         SUNBELT AUTOMOTIVE GROUP, INC.

  Warrants

     On March 13, 1998, the Company granted warrants to purchase 50,000 shares of common stock to an outside consultant in consideration for certain financial and accounting consulting services rendered in connection with the Offering. These warrants vest over eighteen months and become exercisable upon the completion of the Offering at an exercise price of $8.00 per share. The warrants expire, if not exercised within a specified period from the date of grant. The fair value of the grant using the minimum value method of option pricing was $31,500 and will be recorded as a cost of the Offering.

5.  INCOME TAXES

     The following table sets forth the components of the Company's deferred tax assets as of March 31, 1998 along with a reconciliation of income tax for the period ended March 31, 1998. The Company has recorded a valuation allowance against its deferred tax assets as in management's opinion, it is more likely than not that such amounts may not be realized in future periods.

Benefit at the statutory rate...............................  $(207,820)
Increase (decrease) resulting from:
  State income tax, net of benefit for federal..............    (24,205)
  Valuation allowance.......................................    232,025
                                                              ---------
                                                              $      --
                                                              =========
Net operating loss carryforward.............................  $ 232,025
Valuation allowance.........................................   (232,025)
                                                              ---------
  Net deferred tax assets...................................  $      --
                                                              =========

6.  RELATED PARTY TRANSACTIONS

     In conjunction with the formation of the Company, the acquisitions described in Note 2 and the Offering, Boomershine Group has paid certain operating expenses including rent, salaries, utilities and administration expenses amounting to $24,522, $7,500, $162,218 and $416,996, respectively, on behalf of the Company. The balance at March 31, 1998 of $611,236 is payable on demand and does not bear interest.

7.  SUBSEQUENT EVENTS

     In April 1998, the Committee granted 855,000 options to certain of the Company's officers. At such time, the Committee granted the forgoing options with an $8.00 per share exercise price, based on a third-party valuation performed on the market value of the Company's Common Stock on the date of grant. Additionally, in April 1998, the Committee granted 317,000 options to certain of the Company's officers and management. The option grant is conditioned upon the effectiveness of the Offering. The exercise price will be the initial public offering price for the Company's Common Stock.

  Common Stock Issuance

     In April 1998, the Board of Directors of the Company approved the issuance of 249,202 shares of Common Stock to certain of the Company's officers. The shares were issued at $8.00 per share, the fair value at the date of issuance. The consideration for the Common Stock issuance were notes payable to the Company by the officers. The notes payable are due in five years and bear interest of 8% per year. The notes will be reflected as a reduction of shareholder's equity until repaid in full.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Boomershine Automotive Group, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of Boomershine Automotive Group, Inc. and Subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of operations and changes in retained earnings and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Boomershine Automotive Group, Inc. and Subsidiaries at June 30, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
January 30, 1998

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  JUNE 30,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 4,998,408   $ 4,556,291   $ 4,717,153
  Accounts receivable, net..............................    7,701,302     5,267,834     7,882,840
  Finance receivables, net..............................           --            --    13,495,149
  Inventories...........................................   50,231,288    39,553,471    47,732,587
  Prepaid expenses and other current assets.............      341,774       259,289     2,256,415
  Refundable income taxes...............................      270,920       454,459            --
  Deferred income taxes.................................      766,591       512,945     1,459,134
                                                          -----------   -----------   -----------
          Total current assets..........................   64,310,283    50,604,289    77,543,278
Property and equipment, net.............................    4,187,891     3,962,564     4,412,546
Deferred income taxes...................................      101,461        54,303        16,887
Intangible assets, net..................................      784,643       718,738     6,537,311
Other assets............................................      264,376       332,171       438,946
                                                          -----------   -----------   -----------
                                                          $69,648,654   $55,672,065   $88,948,968
                                                          ===========   ===========   ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable..............................  $49,439,711   $36,798,078   $49,917,664
  Senior debt...........................................           --            --    11,470,680
  Notes payable -- affiliates...........................    3,457,215     3,299,926     7,254,948
  Accrued liabilities...................................    4,406,168     2,905,053     2,593,850
  Accounts payable......................................    1,320,431     1,677,447     2,359,021
  Current maturities of long-term debt..................       98,333        38,333     1,921,073
  Deferred income taxes.................................           --            --       959,374
  Dealer finance reserves...............................           --            --       306,420
                                                          -----------   -----------   -----------
          Total current liabilities.....................   58,721,858    44,718,837    76,783,030
Long-term debt, less current maturities.................      523,889       482,362       360,050
Income taxes payable....................................    2,060,440     2,187,910     2,208,701
Other liabilities.......................................      283,803       309,719       356,850
Stockholders' equity:
  Class A voting common stock, no par value, 500,000
     shares authorized, 3,600, 3,600 and 72,000 shares
     issued and outstanding, respectively...............      198,686       198,686     3,973,704
  Class B non-voting common stock, no par value, 500,000
     shares authorized, 68,400, 68,400 and 0 shares
     issued and outstanding, respectively...............    3,775,018     3,775,018            --
  Retained earnings.....................................    4,084,960     3,999,533     5,266,633
                                                          -----------   -----------   -----------
          Total stockholders' equity....................    8,058,664     7,973,237     9,240,337
                                                          -----------   -----------   -----------
                                                          $69,648,654   $55,672,065   $88,948,968
                                                          ===========   ===========   ===========

                            See accompanying notes.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN RETAINED EARNINGS

                                                                                         NINE MONTHS ENDED
                                                  YEAR ENDED JUNE 30,                        MARCH 31,
                                       ------------------------------------------   ---------------------------
                                           1995           1996           1997           1997           1998
                                       ------------   ------------   ------------   ------------   ------------
                                                                                            (UNAUDITED)
Revenues:
  Vehicle sales......................  $214,001,989   $230,851,161   $214,435,923   $160,556,742   $152,856,735
  Parts and service..................    19,223,080     23,763,491     24,636,720     17,688,698     19,108,036
  Finance, commission and other
    revenues.........................     5,094,956      8,278,826      8,372,554      6,514,094      6,701,569
                                       ------------   ------------   ------------   ------------   ------------
                                        238,320,025    262,893,478    247,445,197    184,759,534    178,666,340
Cost of sales:
  Vehicle sales......................   203,591,143    220,215,226    204,301,660    153,377,193    145,801,173
  Parts and service..................    10,816,132     11,553,747     15,018,056     10,168,079     11,225,178
  Finance, commissions and other
    revenues.........................     1,239,333      4,059,749      3,032,902      2,158,702      1,302,659
                                       ------------   ------------   ------------   ------------   ------------
                                        215,646,608    235,828,722    222,352,618    165,703,974    158,329,010
                                       ------------   ------------   ------------   ------------   ------------
Gross profit.........................    22,673,417     27,064,756     25,092,579     19,055,560     20,337,330
Selling, general and
  administrative.....................    20,332,772     24,769,911     23,151,867     17,356,773     17,307,749
                                       ------------   ------------   ------------   ------------   ------------
Income from operations...............     2,340,645      2,294,845      1,940,712      1,698,787      3,029,581
Interest expense.....................     1,436,394      1,774,285      2,230,144      1,408,795      1,543,663
Interest income......................       218,607        181,318        119,706        184,142        247,428
Other income (expense), net..........        60,606         12,585         44,303        (80,156)       (68,215)
                                       ------------   ------------   ------------   ------------   ------------
Income (loss) before taxes...........     1,183,464        714,463       (125,423)       393,978      1,665,131
Income tax (expense) benefit.........      (448,842)      (212,269)        39,996       (118,993)      (398,031)
                                       ------------   ------------   ------------   ------------   ------------
         Net income (loss)...........       734,622        502,194        (85,427)       274,985      1,267,100
Retained earnings at beginning of
  period.............................     2,848,144      3,582,766      4,084,960      4,084,960      3,999,533
                                       ------------   ------------   ------------   ------------   ------------
Retained earnings at end of period...  $  3,582,766   $  4,084,960   $  3,999,533   $  4,359,945   $  5,266,633
                                       ============   ============   ============   ============   ============

                            See accompanying notes.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,                      MARCH 31,
                                          -----------------------------------------   -------------------------
                                              1995          1996           1997          1997          1998
                                          ------------   -----------   ------------   -----------   -----------
                                                                                             (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................  $    734,622   $   502,194   $    (85,427)  $   274,985   $ 1,267,100
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.........       382,828       556,034        823,575       608,758       644,809
  Amortization of intangible assets.....        22,788        44,223         65,905        50,679       119,275
  Deferred income taxes.................      (386,533)      (82,510)       300,804       225,606      (215,885)
  Loss on sale of property and
    equipment...........................           187         2,747         14,268            --            --
  Changes in assets and liabilities:
    Accounts receivable, net............    (4,747,808)    2,140,834      2,433,468     2,295,454    (2,173,947)
    Finance receivables.................            --            --             --            --      (648,377)
    Inventories.........................   (19,874,742)   (1,741,471)    10,677,817     8,215,777    (8,105,375)
    Prepaid expenses and other assets...       123,684         2,520         82,485        56,623    (1,969,474)
    Floor plan notes payable............    25,160,314     2,823,261    (12,641,633)   (8,096,269)   13,119,586
    Accounts payable and accrued
      liabilities.......................     2,257,945      (283,535)    (1,144,099)   (2,315,385)       28,230
    Dealer finance reserves.............            --            --             --            --      (420,258)
    Income taxes........................       410,312        74,894        (56,069)     (106,613)      475,250
    Other assets and liabilities........       113,541      (525,822)       (41,879)     (124,800)      (59,644)
                                          ------------   -----------   ------------   -----------   -----------
         Net cash provided by operating
           activities...................     4,197,138     3,513,369        429,215     1,084,815     2,061,290
INVESTING ACTIVITIES
Purchases of property and equipment.....    (1,715,385)   (2,450,747)      (808,516)   (1,208,023)     (697,070)
Cost of acquisitions, net of cash
  acquired..............................    (1,281,376)   (2,107,458)            --            --    (5,360,924)
Proceeds on disposal of property and
  equipment.............................       256,413       319,913        196,000       380,494            --
                                          ------------   -----------   ------------   -----------   -----------
         Net cash used in investing
           activities...................    (2,740,348)   (4,238,292)      (612,516)     (827,529)   (6,057,994)
FINANCING ACTIVITIES
Principal payments on notes payable --
  affiliates............................    (1,477,838)   (1,522,891)    (1,357,910)   (1,055,132)   (1,112,253)
Borrowings on notes
  payable -- affiliates.................     1,736,902     2,214,844      1,200,621       978,863     5,076,067
Borrowings of long-term debt............       600,000            --             --            --       219,308
Principal payments on long-term debt....       (60,000)     (682,778)      (101,527)      (92,492)      (25,556)
                                          ------------   -----------   ------------   -----------   -----------
         Net cash provided by (used in)
           financing activities.........       799,064         9,175       (258,816)     (168,761)    4,157,566
                                          ------------   -----------   ------------   -----------   -----------
Change in cash and cash equivalents.....     2,255,854      (715,748)      (442,117)       88,525       160,862
Cash and cash equivalents at beginning
  of the period.........................     3,458,302     5,714,156      4,998,408     4,998,408     4,556,291
                                          ------------   -----------   ------------   -----------   -----------
Cash and cash equivalents at end of the
  period................................  $  5,714,156   $ 4,998,408   $  4,556,291   $ 5,086,933   $ 4,717,153
                                          ============   ===========   ============   ===========   ===========

                            See accompanying notes.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1997

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

     Boomershine Automotive Group, Inc. and Subsidiaries (the Company) is principally engaged in the business of selling and servicing new and used vehicles. The Company operates eight dealerships in Metropolitan Atlanta consisting of Ford, Pontiac-GMC, Nissan, Buick, Honda, Mitsubishi, Isuzu, and Hummer.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Boomershine Automotive Group, Inc., (the Company), and its wholly-owned subsidiaries:
Boomershine Pontiac-GMC Truck, Inc., Boomershine Automobile Company (a Georgia Corporation), Boomershine Ford, Inc., Boomershine Isuzu, Inc., Boomershine Services, Inc., Boomershine North Cobb, Inc., d/b/a Boomershine Mitsubishi and Commerce Credit Corporation, and its 86% owned subsidiary, Thompson Automotive Group, Inc., d/b/a Boomershine Honda. The minority stockholders' interest in the net assets of the 86% owned subsidiary is included in the consolidated balance sheet, and the minority stockholders' interest in the subsidiary's net loss has been considered in computing the consolidated net loss. All significant intercompany accounts and transactions have been eliminated in consolidation.

DEALERSHIP ACQUISITIONS

     During 1995, the Company acquired a Honda dealership in Cartersville, Georgia that included new vehicle inventories, parts and accessories and certain other assets for $1,281,376. During 1996, the Company acquired a Buick dealership in Atlanta, Georgia that included vehicle inventories and certain other assets for $2,107,458 and the issuance of a note payable of $575,000 due in 1999. The acquisitions have been accounted for using the purchase method of accounting. The accompanying consolidated financial statements include the results of the acquired dealerships' operations from the dates of acquisition. Pro forma information is not provided because the impact of the acquisitions does not have a material effect on the Company's results of operations, cash flows or financial position.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, contracts in transit pertaining to the sale of vehicles, and all highly liquid investments with an original maturity of three months or less at the date of purchase.

INVENTORIES

     In connection with the Offering, the Company converted from the last-in, first-out method (the "LIFO Method") of inventory accounting to the specific identification method, for its inventories of new and used vehicles. In accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes", the accompanying financial statements and related notes have been retroactively restated to reflect that change in accounting principle. Accordingly, inventories of new and used vehicles are stated at the lower of specific cost

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) or market. Inventories of parts and accessories are stated at the lower of first-in, first-out ("FIFO") cost or market.

     The new method of accounting for inventories of new and used vehicles was adopted to provide a better matching of revenues and expenses and to conform with the predominant industry practice for automobile dealerships that are publicly-held. The effect of the accounting change on net income (loss) as previously reported is as follows:

                                                             YEAR ENDED JUNE 30,
                                                       --------------------------------
                                                         1995       1996        1997
                                                       --------   ---------   ---------
Net income (loss) on the LIFO Method.................  $478,281   $(316,618)  $(357,690)
Adjustment for effect of a change in accounting
  principle that is applied retroactively............   256,341     818,812     272,263
                                                       --------   ---------   ---------
          Net income (loss) as adjusted..............  $734,622   $ 502,194   $ (85,427)
                                                       ========   =========   =========

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed. The Company generates ancillary revenues from its vehicle sales operation. Such revenues include finance fees, insurance fees, and warranty contract commissions.

     Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance and warranty commissions are recognized in income upon customer acceptance of the contract terms as evidenced by contract execution.

     The Company is charged back a portion of fees and commissions earned on finance or insurance contracts if the customer terminates a contract prior to its scheduled maturity. The estimated allowance for these chargebacks is based upon the Company's historical experience for prepayments or defaults on the finance and insurance contracts.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided predominately on the straight-line method over the estimated useful lives of the assets. The ranges of estimated useful lives are as follows:

Buildings..................................................  15 - 20 years
Furniture and fixtures.....................................   5 -  7 years
Leasehold improvements.....................................   5 - 18 years
Machinery and shop equipment...............................   5 - 12 years
Rental cars and company vehicles...........................        3 years

INTANGIBLES

     Intangibles consist principally of goodwill, which represents the excess of cost over assigned fair market value of dealerships acquired and franchise rights and are being amortized on a straight-line basis over their

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) estimated useful lives, not exceeding 40 years. Accumulated amortization was $317,712 and $383,617 at June 30, 1996 and 1997, respectively. The carrying amount of intangibles and other long lived assets are reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that these assets will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the asset is reduced by the estimated shortfall of the discounted cash flows.

MAJOR SUPPLIER

     The Company purchases substantially all of its new vehicles and parts inventory from automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. The Company enters into agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreements generally limit the location of the dealership and include manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to terminate the Dealer Agreement if the dealership is in material breach of its terms.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of contracts in transit and accounts receivable. Also, at times, cash deposits in banks exceed the Federal Deposit Insurance Corporation insurance limit. Contracts in transit are for funds received shortly after balance sheet date from contracts financed with financial institutions. Trade receivables principally result from extending short-term credit to a large number of customers and other automotive dealers located in the North Georgia area. Finance companies receivables are commissions on credit contracts of customers. Receivables also result from transactions with automotive manufacturers. Although the Company is directly affected by the economic conditions in the automotive industry, financial institutions, banks, its customers and the general economy of the Atlanta and North Georgia area, management does not believe significant credit risk exists.

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expense was approximately $1,900,000, $2,700,000 and $2,538,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the consolidated balance sheet, including cash and contracts in transit, notes payable and long-term debt to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at June 30, 1996 and 1997:

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Parts, service and wholesale................................  $4,929,130   $3,435,110
Factory.....................................................   2,079,487    1,756,567
Finance companies...........................................     696,471      233,532
Employees...................................................     122,553       19,404
Other.......................................................       6,882       53,862
                                                              ----------   ----------
                                                               7,834,523    5,498,475
Less allowance for doubtful accounts........................     133,221      230,641
                                                              ----------   ----------
                                                              $7,701,302   $5,267,834
                                                              ==========   ==========

3.  INVENTORIES

     Inventories consist of the following at June 30, 1996 and 1997:

                                                                      JUNE 30,
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
New vehicles................................................  $41,240,836   $32,942,563
Used vehicles...............................................    7,204,193     4,994,574
Parts, accessories and other................................    1,786,259     1,616,334
                                                              -----------   -----------
                                                              $50,231,288   $39,553,471
                                                              ===========   ===========

4.  PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows as of June 30, 1996 and 1997:

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Buildings...................................................  $  904,954   $1,005,885
Leasehold improvements......................................   1,116,411    1,169,026
Machinery and shop equipment................................   2,257,615    2,620,613
Furniture and fixtures......................................   1,302,609    1,481,849
Rental cars and company vehicles............................   1,383,665    1,010,845
                                                              ----------   ----------
                                                               6,965,254    7,288,218
Less accumulated depreciation and amortization..............   2,777,363    3,325,654
                                                              ----------   ----------
                                                              $4,187,891   $3,962,564
                                                              ==========   ==========

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  FLOOR PLAN NOTES PAYABLE, SENIOR DEBT, AND NOTES PAYABLE -- AFFILIATES

     A summary of notes payable is as follows:

                                                          JUNE 30,
                                                  -------------------------    MARCH 31,
                                                     1996          1997          1998
                                                  -----------   -----------   -----------
                                                                              (UNAUDITED)
Floor plan notes payable........................  $49,439,711   $36,798,078   $49,917,664
Senior debt, secured, bearing interest at LIBOR
  plus 5.6% matures September 1998..............           --            --    11,470,680
Notes payable -- stockholders; bearing interest
  at prime rate; due on demand; unsecured.......    2,242,825     2,161,103     1,584,238
Notes payable -- employees; bearing interest at
  prime rate; due on demand; unsecured..........      630,336       458,384       338,404
Notes payable -- WINCO Partnerships; bearing
  interest at prime rate; due on demand;
  unsecured.....................................      584,054       680,439       832,306
Notes payable -- WINCO Partnerships; bearing
  interest at prime; due on July 1998;
  unsecured.....................................           --            --     4,500,000
                                                  -----------   -----------   -----------
                                                    3,457,215     3,299,926     7,254,948
                                                  -----------   -----------   -----------
                                                  $52,896,926   $40,098,004   $68,643,292
                                                  ===========   ===========   ===========

     Floor plan notes payable consists of notes with financial institutions. The floor plan notes are secured by certain new and used vehicles. The floor plan arrangements permit the Company to borrow up to approximately $49,500,000 and $43,250,000 in 1996 and 1997, respectively, restricted by new and used vehicle levels. The notes are generally due within ten days of the vehicle being sold or after the vehicle has been in inventory for one year for new vehicles and after three months for used vehicles. The notes bear interest based on contractual rates, which ranged from approximately 7.5% to 8.3% and 7.1% to 8.0% at June 30, 1996 and 1997, respectively.


     Senior debt at March 31, 1998, is comprised of a secured revolving note payable to General Electric Capital Corporation (G.E. Capital) assumed in connection with the purchase of South Financial Corporation (SFC). The G.E. Capital revolving note is secured by finance contracts assigned to G.E. Capital as well as all other assets. All contract collections are remitted directly to G.E. Capital and applied towards the outstanding balance. Under the loan and security agreement, SFC may borrow up to $15,000,000 by obtaining advances of 90% on SFC's net investment in all eligible contracts. The loan matures September 1998, with provisions for automatic annual renewals unless terminated by either party. The loan bears interest at LIBOR plus 5.6%. As of March 31, 1998, SFC was not in compliance with its credit agreement with G.E. Capital Corporation, however; certain financial ratio covenants have been waived by G.E. Capital for the period December 31, 1997 through September 30, 1998, which allows SFC to be in compliance with its credit agreement. Subsequent to March 31, 1998, SFC cured its debt covenant violation.


     WINCO I, L.P., WINCO II, L.P. and WINCO III, L.P. (collectively, the "WINCO Partnerships") are partnerships controlled by Walter M. Boomershine, Jr. and owned by Walter M. Boomershine, Jr. and his family. Walter M. Boomershine, Jr. and his family own 100% of the Company. This note payable, which matures on July 1998, was made in connection with the acquisition of South Financial Corporation and carries an interest at prime as announced by NationsBank, N.A. from time to time. The Company has the option to refinance the loan for an additional term of five years subsequent to said maturity date, at an interest rate of 8% per annum, using a 20-year amortization.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following at June 30, 1996 and 1997:

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Salaries, wages, bonus and vacation.........................  $1,188,070   $  608,286
Finance reserve.............................................     434,627      538,800
Accrued taxes...............................................     586,035      397,284
Accrued interest............................................     572,103      284,107
Other accrued liabilities...................................   1,625,333    1,076,576
                                                              ----------   ----------
                                                              $4,406,168   $2,905,053
                                                              ==========   ==========

7.  LONG-TERM DEBT

     A summary of long-term debt as of June 30, 1996 and 1997 is as follows:

                                                             JUNE 30,
                                                        -------------------    MARCH 31,
                                                          1996       1997        1998
                                                        --------   --------   -----------
                                                                              (UNAUDITED)
Note payable -- Jim Peters; bearing interest at 18%,
  due on demand, unsecured............................  $     --   $     --   $1,013,442
Note payable -- Mobile Loan Co.; bearing interest at
  LIBOR plus 2%, payable monthly, balance due February
  1999, unsecured.....................................   557,222    520,695      492,336
Note payable -- CIT Group; bearing interest at 11%,
  payable monthly, balance due November 2001,
  secured.............................................        --         --      483,476
Note payable -- Investors Equity Corporation; bearing
  interest at 18%, payable monthly, balance due
  December 2000, unsecured............................        --         --      291,869
Other.................................................    65,000         --           --
                                                        --------   --------   ----------
                                                         622,222    520,695    2,281,123
Less current maturities of long-term debt.............    98,333     38,333    1,921,073
                                                        --------   --------   ----------
                                                        $523,889   $482,362   $  360,050
                                                        ========   ========   ==========

     The note payable to Jim Peters, former President and owner of Collision Centers, Inc., was made in connection with the purchase of the Collision Centers, Inc. See further discussion of the Collision Center acquisition in Note
14. The note payable to Mobile Loan Company was made in connection with the purchase of the Buick dealership in 1996. In December 1997, the Company signed a promissory note to fund the lease of certain equipment. The note to Investors Equity Corporation was assumed in connection with the purchase of South Financial Corporation in January 1998.

     During 1995, 1996 and 1997, total cash paid for interest on notes payable and long-term debt was approximately $1,770,000, $1,400,000 and $2,230,000 respectively.

8.  INCOME TAXES

     The Company files consolidated Federal and State income tax returns with its subsidiaries. The current income tax provision represents the amount of income taxes paid or payable for the year. The deferred income

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  INCOME TAXES (CONTINUED)
tax provision represents the change in deferred tax liabilities and assets. Significant components of the provisions for income taxes are as follows for the year ended June 30, 1995, 1996 and 1997, respectively:

                                                                  JUNE 30,
                                                      ---------------------------------
                                                        1995        1996        1997
                                                      ---------   ---------   ---------
Current income tax (expense) benefit:
  Federal...........................................  $(703,031)  $(244,764)  $ 287,179
  State.............................................   (132,344)    (50,015)     53,621
Deferred income tax benefit (expense)...............    386,533      82,510    (300,804)
                                                      ---------   ---------   ---------
          Total provision for income tax (expense)
            benefit.................................  $(448,842)  $(212,269)  $  39,996
                                                      =========   =========   =========

     The Company utilized net operating loss carrybacks for Federal and State income tax purposes of approximately $1,234,000 during the year ended June 30, 1997. The Company paid income taxes of $450,000 and $253,667 for the years ended June 30, 1995 and 1996, respectively. The Company received refunds of income taxes of approximately $443,000 in 1997.

     A reconciliation of the expected income tax benefit (expense) at the statutory federal rate to the Company's actual income tax provision for the year ended June 30, 1995, 1996 and 1997, respectively follows:

                                                                   JUNE 30,
                                                        -------------------------------
                                                          1995        1996       1997
                                                        ---------   ---------   -------
Federal statutory (expense) benefit...................  $(402,378)  $(242,917)  $42,644
State (expense) benefit, net of federal (expense)
  benefit.............................................    (47,327)    (28,571)    5,017
Other.................................................        863      59,219    (7,665)
                                                        ---------   ---------   -------
                                                        $(448,842)  $(212,269)  $39,996
                                                        =========   =========   =======

     Deferred income taxes are recognized for tax consequences of temporary differences between the financial and tax bases of existing assets and liabilities by applying enacted statutory tax rates to such differences. Significant components of the Company's deferred tax liabilities and assets as of June 30, 1996 and 1997 are as follows:

                                                                    JUNE 30,
                                                              ---------------------
                                                                 1996        1997
                                                              ----------   --------
Deferred tax assets:
  Deferred compensation.....................................  $   69,675   $ 82,918
  Intangibles...............................................      75,499     70,431
  Accrued liabilities.......................................     620,379    211,185
  Bad debt reserve..........................................      50,624     87,643
  Finance reserves..........................................     155,345    204,744
  Inventories...............................................      41,236     87,197
  Other.....................................................      31,996     36,639
                                                              ----------   --------
          Total deferred tax assets.........................   1,044,754    780,757
Deferred tax liabilities:
  Property and equipment....................................      43,713     99,048
  Other.....................................................     132,989    114,461
                                                              ----------   --------
          Total deferred tax liabilities....................     176,702    213,509
                                                              ----------   --------
          Total net deferred tax assets.....................  $  868,052   $567,248
                                                              ==========   ========

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8.  INCOME TAXES (CONTINUED)
     Deferred tax assets are recognized for the tax benefit of deducting timing differences. Valuation allowances are recognized on these assets if it is believed that some or all of the deferred tax assets will not be realized. Management believes the majority of deferred tax assets will be realized because of the available taxable income in carryback years and anticipated future taxable income resulting from operations; therefore, no valuation allowance was considered necessary.

     A change to the specific identification cost method from the LIFO Method for new and used vehicle inventories resulted in an additional income tax liability. This liability was recorded as $2,060,440 and $2,187,910 at June 30, 1996 and 1997, respectively and is payable over a four year period beginning in September 1998.

9.  MINORITY STOCKHOLDERS' INTEREST IN CONSOLIDATED SUBSIDIARY

     A related party to the Company's principal owner owns 100,000 shares (14%) non-voting common stock of the Company's subsidiary, Thompson Automotive Group, Inc., d/b/a Boomershine Honda. The capital stock of the subsidiary has no par value. The book value of this stock was $95,447 and $91,514 and at June 30, 1996 and 1997, respectively. The minority stockholder's interest in the subsidiary's net income (loss) was not significant in the years ended June 30, 1995, 1996 and 1997.

10.  CONTINGENCIES

     At June 30, 1997, there were certain lawsuits and claims pending against the Company. In the opinion of management, the ultimate liabilities, if any, resulting from such lawsuits and claims, will not materially affect the operating results liquidity or the financial position of the Company.

11.  COMMITMENTS AND TRANSACTIONS WITH RELATED PARTIES

     The Company is obligated to WINCO I, L.P., a related party, under certain non-cancelable leases. These leases, which cover the lease of certain buildings, land and equipment provide for the following payments:

1998........................................................  $ 1,642,188
1999........................................................    1,642,188
2000........................................................    1,642,188
2001........................................................    1,664,188
2002........................................................    1,694,188
Later years.................................................   15,897,302
                                                              -----------
          Total minimum payments............................  $24,182,242
                                                              ===========

     Total rent expense for the years ended June 30, 1995, 1996 and 1997 was $1,188,538, $1,288,465 and $1,588,045, respectively. Rent expense includes $1,095,000, $1,288,465 and $1,578,245 for leases with related parties for the years ended June 30, 1995, 1996 and 1997, respectively.

12. GOVERNMENTAL REGULATION

     Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures of the control and disposition of such wastes comply with applicable federal and state requirements.

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.  EMPLOYEE BENEFIT PLAN

     The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full time employees. The Company matches the employees' contributions of up to four percent of compensation at the rate of $0.50 per $1.00 on the first 2% of compensation contributed and $0.25 per $1.00 on the next 2% of compensation contributed. The Company's contributions generally vest over 5 years. The amount charged against income for the Company's contributions to the plan for the years ended June 30, 1995, 1996 and 1997 was $102,752, $132,612 and $144,737, respectively.

14.  SUBSEQUENT EVENTS

     Subsequent to June 30, 1997, the Company canceled and retired all of its Class B non-voting common stock and reissued the same number of shares of Class A voting common stock. As a result of the cancellation and reissuance, as of March 31, 1998, there were 72,000 shares of Class A voting common stock, no par value, issued and outstanding and no Class B common stock issued and outstanding.

     In December 1997, the Company entered into a lease agreement related to certain equipment. The lease, which was accounted for as a capital lease, resulted in the recording of a note payable of approximately $535,000, of which approximately $123,000 is due in fiscal 1998.

     In December 1997, the Company purchased an automobile repair business that consisted of three repair centers in the Metropolitan Atlanta area. The acquisition included the purchase of certain assets and assumption of liabilities, the payment of $775,000 and the issuance of notes payable of approximately $932,000 due in 1998. The acquisition was accounted for as a purchase. The excess purchase price over fair value of assets acquired of approximately $1.9 million was allocated to goodwill to be amortized over 40 years.

     In January 1998, the Company purchased South Financial Corporation, a finance company with operations in Florida, North Carolina and Tennessee. The primary business of South Financial Corporation is to purchase from retail automobile dealers sales contracts of substandard credit arising from the sale of used automobiles. The acquisition included the purchase of certain assets and assumption of liabilities and the payment of $4,650,000. The acquisition was accounted for as a purchase. The excess purchase price over fair value of assets acquired of approximately $4.0 million was allocated to goodwill to be amortized over 40 years. In order to finance the South Financial Corporation acquisition the Company borrowed $4.5 million from WINCO I, L.P. The promissory note is due July 1998 and bears interest at the prime rate as announced by NationsBank. The Company has the option to refinance the note for five years at an interest rate of 8%.

     The results of operations for these acquisitions have been included from the date of acquisition through March 31, 1998 in the accompanying Unaudited Consolidated Statement of Operations. The following pro forma financial data is presented as if the acquisitions had been acquired on July 1, 1996 and July 1, 1997, respectively:

                                                          NINE MONTHS ENDED MARCH 31,
                                                          ----------------------------
                                                              1997            1998
                                                          ------------    ------------
Revenues..............................................    $189,455,266    $181,223,681
Net income(loss)......................................    $   (417,336)   $    229,296

     The pro forma information presented above is not necessarily indicative of the operating results that would have occurred had the acquisitions been acquired on July 1, 1996 and July 1, 1997. These results are also not necessarily indicative of future operations.

     In January 1998, the Board of Directors approved the Company to exchange shares of its common stock with Sunbelt Automotive Group, Inc. ("Sunbelt Automotive"), a related company through common ownership, in connection with the filing of a registration statement with the Securities and Exchange

                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14.  SUBSEQUENT EVENTS (CONTINUED)
Commission. Contemporaneously with the offering by Sunbelt Automotive, the Company will merge with and into Sunbelt Automotive, which will result in each of the Company's dealerships and operating divisions becoming direct or indirect wholly-owned subsidiaries of Sunbelt Automotive. The Company's shareholders will receive approximately 3,800,000 shares of Sunbelt Automotive common stock in exchange for the issued and outstanding common stock of the Company. This transaction will be accounted for as a reverse acquisition/recapitalization.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Jay Automotive Group, Inc.

     We have audited the accompanying balance sheets of Jay Automotive Group, Inc. (as defined in Note 1, Basis of Presentation) as of December 31, 1996 and 1997, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the management of Jay Automotive Group, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jay Automotive Group, Inc. at December 31, 1996 and 1997, and results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                 /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 23, 1998

                           JAY AUTOMOTIVE GROUP, INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 2,406,058   $ 3,758,389   $ 4,072,647
  Accounts receivable...................................    1,049,224     1,053,218     1,318,431
  Notes receivable......................................      227,359       297,968       382,447
  Inventories -- Notes 5 and 7..........................   15,290,708    12,022,640    17,317,178
  Other current assets..................................      138,060       381,181        73,353
                                                          -----------   -----------   -----------
          Total current assets..........................   19,111,409    17,513,396    23,164,056
Property and equipment, net -- Note 6...................    1,013,309       889,254       808,561
Intangible assets, net -- Note 3........................      338,333       318,333       313,333
Other assets............................................       81,437        16,554        65,873
                                                          -----------   -----------   -----------
                                                          $20,544,488   $18,737,537   $24,351,823
                                                          ===========   ===========   ===========

                                 LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Floor plan notes payable -- Note 7....................  $12,375,365   $ 9,019,181   $13,707,401
  Accrued liabilities...................................      453,029       693,976     1,119,483
  Accounts payable......................................      905,766       896,598     1,205,917
  Current maturities of long-term debt..................       60,000        60,000        60,000
                                                          -----------   -----------   -----------
          Total current liabilities.....................   13,794,160    10,669,755    16,092,801
Long-term debt, less current maturities -- Note 7.......      185,900       131,076       118,585
Commitments and contingencies -- Notes 3, 7, 10 and 11
          Total owner's equity -- Notes 4 and 9.........    6,564,428     7,936,706     8,140,437
                                                          -----------   -----------   -----------
                                                          $20,544,488   $18,737,537   $24,351,823
                                                          ===========   ===========   ===========

                            See accompanying notes.

                           JAY AUTOMOTIVE GROUP, INC.

                              STATEMENTS OF INCOME

                                                                               THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                    MARCH 31,
                                 ----------------------------------------   -------------------------
                                    1995          1996           1997          1997          1998
                                 -----------   -----------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
Revenues:
  Vehicle sales................  $68,752,615   $82,686,950   $ 86,461,125   $21,209,882   $20,655,917
  Parts and service............    9,008,736    10,635,601     11,869,480     3,218,434     3,206,583
  Finance, commission and other
     revenues..................    2,189,639     2,723,542      2,913,304       948,006       902,144
                                 -----------   -----------   ------------   -----------   -----------
                                  79,950,990    96,046,093    101,243,909    25,376,322    24,764,644
Cost of sales:
  Vehicle sales................   64,383,162    77,264,532     80,887,066    19,954,073    19,419,134
  Parts and service............    5,751,659     6,841,136      7,656,492     1,936,977     1,992,921
  Finance, commission and other
     revenues..................      468,642       657,382        729,487       195,646       257,431
                                 -----------   -----------   ------------   -----------   -----------
                                  70,603,463    84,763,050     89,273,045    22,086,696    21,669,486
                                 -----------   -----------   ------------   -----------   -----------
Gross profit...................    9,347,527    11,283,043     11,970,864     3,289,626     3,095,158
Selling, general and
  administrative...............    7,134,069     8,952,606      9,588,307     2,411,293     2,537,573
                                 -----------   -----------   ------------   -----------   -----------
Income from operations.........    2,213,458     2,330,437      2,382,557       878,333       557,585
  Interest expense.............      447,932       397,007        361,555       102,282        32,433
  Interest income..............       88,687        96,291        101,104        23,078        25,319
                                 -----------   -----------   ------------   -----------   -----------
Income before income taxes.....    1,854,213     2,029,721      2,122,106       799,129       550,471
Income taxes...................      702,792       774,742        806,000       303,700       209,000
                                 -----------   -----------   ------------   -----------   -----------
          Net income...........  $ 1,151,421   $ 1,254,979   $  1,316,106   $   495,429   $   341,471
                                 ===========   ===========   ============   ===========   ===========

                            See accompanying notes.

                           JAY AUTOMOTIVE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                  MARCH 31,
                                   ---------------------------------------   ------------------------
                                      1995          1996          1997          1997         1998
                                   -----------   -----------   -----------   ----------   -----------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income.......................  $ 1,151,421   $ 1,254,979   $ 1,316,106   $  495,429   $   341,471
Adjustments to reconcile net
  income to net cash provided by
  operating activities:
  Depreciation and
     amortization................      164,968       251,965       218,554       60,373        64,941
  Changes in current assets and
     liabilities:
     Accounts receivable.........     (209,094)     (109,842)       (3,994)     252,394      (265,213)
     Notes receivable............       (1,812)      (61,263)      (70,609)      (9,554)      (84,479)
     Inventories.................   (2,227,883)   (1,891,222)    3,268,068      288,558    (5,294,538)
     Floor plan notes payable,
       net.......................    2,887,279     1,231,619    (3,356,184)    (423,525)    4,688,220
     Accounts payable............      170,963       104,845        (9,168)     (59,564)      309,319
     Accrued liabilities.........        8,905      (133,019)      240,947      436,416       425,506
     Other.......................      (48,944)       21,158      (179,461)      84,028       258,509
                                   -----------   -----------   -----------   ----------   -----------
          Net cash provided by
            operating
            activities...........    1,895,803       669,220     1,424,259    1,124,555       443,736
INVESTING ACTIVITIES
Purchases of property and
  equipment......................     (322,999)      (78,902)     (163,179)    (213,929)      (35,828)
Purchase of business.............   (1,496,372)     (275,187)           --           --            --
Proceeds from sale of assets.....           --       263,703        89,903           --        56,580
                                   -----------   -----------   -----------   ----------   -----------
          Net cash (used in)
            provided by investing
            activities...........   (1,819,371)      (90,386)      (73,276)    (213,929)       20,752
FINANCING ACTIVITIES
Payments on long term debt.......       (3,978)      (50,122)      (54,824)     (13,249)      (12,491)
Payments and changes in due
  to/from subsidiaries not being
  acquired by SAG, net...........       76,565        87,324        56,172     (110,145)     (137,739)
                                   -----------   -----------   -----------   ----------   -----------
          Net cash provided by
            (used in) financing
            activities...........       72,587        37,202         1,348     (123,394)     (150,230)
                                   -----------   -----------   -----------   ----------   -----------
Increase in cash and cash
  equivalents....................      149,019       616,036     1,352,331      787,232       314,258
Cash and cash equivalents at
  beginning of the year..........    1,641,003     1,790,022     2,406,058    2,406,058     3,758,389
                                   -----------   -----------   -----------   ----------   -----------
Cash and cash equivalents at end
  of the year....................  $ 1,790,022   $ 2,406,058   $ 3,758,389   $3,193,290   $ 4,072,647
                                   ===========   ===========   ===========   ==========   ===========

                            See accompanying notes.

                           JAY AUTOMOTIVE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

1.  BASIS OF PRESENTATION

     Pursuant to a stock purchase agreement dated January 5, 1998, (the "Purchase Agreement") Sunbelt Automotive Group, Inc. ("SAG") has agreed to purchase all of the issued and outstanding shares of the common stock of Jay Automotive Group, Inc. ("JAG") subject to certain terms and closing conditions as set forth in the Purchase Agreement. JAG has various wholly-owned subsidiaries through which it operates the Toyota, Saturn, Mazda, Pontiac, Buick, GMC, Suzuki, and Mitsubishi automobile dealerships located in Columbus, Georgia.

     JAG also owns and operates, through other of its wholly-owned subsidiaries, other businesses which are not being acquired by SAG. Under the terms of the Purchase Agreement, such businesses will be liquidated or spun off prior to the closing date. The closing date is anticipated to occur prior to June 30, 1998. Jay Leasing, Inc. ("Jay Leasing"), a subsidiary not being acquired by SAG, owns or leases certain land, buildings and equipment used by Jay Automotive Group, Inc. (see Note 11).

     The accompanying financial statements are intended to present the operations of Jay Automotive Group, Inc. which are to be acquired and operated by SAG pursuant to the Purchase Agreement and do not include the other operations of JAG which will be sold, liquidated or spun off. Accordingly, the operations of the Saturn dealership are not included in the accompanying financial statements. The accompanying financial statements include the accounts of JAG and certain of its wholly-owned subsidiaries: Jay Pontiac-Buick-GMC, Inc., Jay Automotive Group II, Inc. d/b/a Jay Toyota and Jay Automotive Group V, Inc. d/b/a Jay Mazda, collectively ("Jay Automotive" or the "Company").

     The accompanying financial statements are derived from the historical books and records of Jay Automotive and do not give effect to any purchase accounting adjustments that SAG may record as a result of its acquisition.

2.  SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, contracts in transit pertaining to the sale of vehicles, and all highly liquid investments with an original maturity of three months or less at the date of purchase.

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed. The Company generates ancillary revenues from its vehicle sales operations. Such revenues include finance fees, insurance fees and service contract commissions. Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are generally recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance and service contract commissions are recognized at contract execution.

     A portion of fees and commissions for finance, insurance or certain service contracts can be charged back to the Company if the customer terminates a contract prior to its scheduled maturity. An estimated allowance

                           JAY AUTOMOTIVE GROUP, INC.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for these chargebacks is recorded based upon the Company's historical experience for prepayments or defaults on the finance and insurance contracts.

INVENTORIES

     All inventory is valued at the lower of cost, as determined under the LIFO method, or market. Cost of new and used vehicles is determined using the last-in, first-out "LIFO" method. Cost of parts, accessories and other are determined primarily by using factory list price using the first-in, first-out "FIFO" method except for those parts and accessories related to the Toyota dealership which are costed on the LIFO method. Cost of sales during the year ended December 31, 1997 decreased approximately $89,000 due to a decrement in the LIFO layer.

OTHER CURRENT ASSETS

     Included in other current assets are notes receivable from JAG's stockholder of $76,644 and $313,000 at December 31, 1996 and 1997, respectively. Amounts outstanding at December 31, 1996 and 1997 under these notes carried effective interest rates of 9% and LIBOR plus 1.5%, respectively. The outstanding balance at December 31, 1997 was repaid in January 1998.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is provided on accelerated methods over the estimated useful lives of the assets. The ranges of estimated useful lives are as follows:

Furniture and fixtures......................................   3 - 5 years
Leasehold improvements......................................  5 - 19 years
Machinery and shop equipment................................       5 years

INCOME TAXES

     The Company files a consolidated federal income tax return with its subsidiaries. The accompanying financial statements exclude the income tax expense and/or benefit associated with income or losses of the JAG operations that will be sold, liquidated or spun off (see Note 1).

     The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. The temporary differences are primarily the result of valuation reserves and warranty reserves. Temporary differences are not material.

INTANGIBLE ASSETS

     Intangibles consist of goodwill that represents the excess of cost over assigned fair market value of dealerships acquired and are being amortized on a straightline basis over 15 years. Accumulated amortization was approximately $2,000 and $22,000 at December 31, 1996 and 1997, respectively. The carrying amount of intangibles and other long lived assets are reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that the carrying value of these assets will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the asset is reduced by the estimated shortfall of cash flows.

                           JAY AUTOMOTIVE GROUP, INC.

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of contracts in transit and accounts receivable. Also, at times, cash deposits in banks exceed the Federal Deposit Insurance Corporation insurance limit. Contracts in transit are for funds received shortly after the balance sheet date from contracts financed with financial institutions. Significant trade receivables result from the extension of credit for short-term periods to customers located within the Columbus, Georgia area. Accounts receivable for motor vehicles, parts and services are mostly from customers and other automotive dealers in Georgia. Finance companies receivables are commissions on credit contracts of customers. Receivables also result from transactions with automotive manufacturers.

     Although the Company is directly affected by the economic effects in the automotive industry, financial institutions, banks, its customers and the general economy of the Columbus, Georgia and the surrounding geographical area, management does not believe significant credit risk exists.

MAJOR SUPPLIERS

     The Company purchases substantially all of its new vehicles and parts inventory from automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. The Company enters into agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreements, among other things, generally limit the location of the dealership and include manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to terminate the Dealer Agreement if the dealership is in material breach of the Dealer Agreement terms.

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expense was approximately $654,000, $705,000 and $789,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Substantially all advertising is contracted through an affiliate of the stockholder.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the accompanying balance sheets, including cash and contracts in transit, notes payable and long-term debt to be reasonable estimates of fair value due. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current estimated incremental borrowing rates for similar instruments.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

3.  BUSINESS COMBINATIONS

     On November 20, 1995, Jay Mazda purchased substantially all the assets and assumed certain liabilities of Charles Levy Mazda for approximately $1.5 million in cash and notes payable of $300,000. The excess of the purchase price over the net tangible assets acquired was not material.

     On December 16, 1996, Jay Pontiac-Buick-GMC, Inc. acquired the Buick Sales and Service Agreement. At the date of acquisition, the Company purchased vehicles and other items for a cash payment of

                           JAY AUTOMOTIVE GROUP, INC.

3.  BUSINESS COMBINATIONS (CONTINUED)
approximately $275,000 and the assumption of approximately $1,824,000 of floor plan liabilities. The excess of the purchase price over the net tangible assets acquired was approximately $300,000. As part of the terms of an exclusive use agreement, JAG could be required to pay $225,000 to General Motors if there is a breach of certain covenants as set forth in the agreement. Pro forma results are not presented for this acquisition as they are not significant during the years presented.

4.  JAG CAPITALIZATION

     JAG has 500,000 shares of $10 par value common stock authorized of which 21,955 shares were issued and outstanding at both December 31, 1996 and 1997. The JAG capitalization also includes additional paid-in-capital of $573,348 at both December 31, 1996 and 1997. See Note 9 for a discussion of JAG corporate allocations and changes in owner's equity.

5.  INVENTORIES

     Inventories consist of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996          1997
                                                              -----------   -----------
New vehicles................................................  $10,730,881   $ 8,433,366
Used vehicles...............................................    4,299,635     3,512,675
Parts, accessories and other................................    1,321,698     1,240,092
                                                              -----------   -----------
                                                               16,352,214    13,186,133
Less LIFO reserve...........................................   (1,061,506)   (1,163,493)
                                                              -----------   -----------
                                                              $15,290,708   $12,022,640
                                                              ===========   ===========

6.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996         1997
                                                              ----------   -----------
Leasehold improvements......................................  $  171,881   $   171,881
Machinery and shop equipment................................     914,969       996,511
Furniture and fixtures......................................     326,424       364,407
Rental cars and company vehicles............................     579,796       509,752
                                                              ----------   -----------
                                                               1,993,070     2,042,551
Less accumulated depreciation...............................    (979,761)   (1,153,297)
                                                              ----------   -----------
                                                              $1,013,309   $   889,254
                                                              ==========   ===========

                           JAY AUTOMOTIVE GROUP, INC.

7.  FLOOR PLANS AND LONG-TERM DEBT

     A summary of floor plans and long-term debt is as follows:

                                                         DECEMBER 31,
                                                   ------------------------    MARCH 31,
                                                      1996          1997         1998
                                                   -----------   ----------   -----------
                                                                              (UNAUDITED)
World Omni Financial Corporation floor plan;
  availability of $4.7 million; secured by
  vehicle inventories; due upon sale of vehicles;
  interest payable monthly at prime, plus .25%
  reduced by various factory incentives..........  $ 2,100,396   $  819,309   $ 2,257,627
GMAC floor plan; availability of $9 million at
  December 31, 1997 subsequently raised to $13
  million during March 1998; secured by vehicle
  inventories; due upon sale of vehicles;
  interest payable monthly at 1% above prime,
  reduced by various GMAC and factory
  incentives.....................................    8,405,449    6,766,165     9,808,281
First Union floor plan; availability of
  $3,850,000; secured by vehicle inventories; due
  upon sale of vehicles; interest payable monthly
  at 2% over LIBOR, reduced by various factory
  incentives.....................................    1,869,520    1,433,707     1,641,493
                                                   -----------   ----------   -----------
                                                   $12,375,365   $9,019,181   $13,707,401
                                                   ===========   ==========   ===========
Note payable; bearing interest at 9% due in
  monthly installments of principal and interest
  of $6,228 through November 2000................  $   245,900   $  191,076   $   178,585
Less current installments of long-term debt......      (60,000)     (60,000)      (60,000)
                                                   -----------   ----------   -----------
                                                   $   185,900   $  131,076   $   118,585
                                                   ===========   ==========   ===========

     During 1995, 1996 and 1997, total cash paid for interest on floor plans and long-term debt was $444,000, $382,000 and $368,000, respectively.

8.  INCOME TAXES

     The Company files consolidated federal and state income tax returns with its subsidiaries. The current income tax provision represents the amount of income taxes paid or payable, by Jay Automotive for each year. The deferred income tax provision is not material. Significant components of the provisions for income taxes are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1995       1996       1997
                                                         --------   --------   --------
Current income taxes:
  Federal..............................................  $598,000   $659,000   $685,000
  State................................................   104,792    115,742    121,000
                                                         --------   --------   --------
          Total provision for income taxes.............  $702,792   $774,742   $806,000
                                                         ========   ========   ========

                           JAY AUTOMOTIVE GROUP, INC.

8.  INCOME TAXES (CONTINUED)
     A reconciliation of the expected income tax expense at the statutory federal rate to Jay Automotive's actual income tax provision is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1995       1996       1997
                                                         --------   --------   --------
Federal statutory benefit..............................  $630,000   $690,000   $721,000
State benefit, net of federal benefit..................    70,000     77,000     80,000
Other..................................................     2,792      7,742      5,000
                                                         --------   --------   --------
                                                         $702,792   $774,742   $806,000
                                                         ========   ========   ========

     Jay Automotive made income tax payments of approximately $830,000, $1,019,000 and $555,000 during the years ended December 31, 1995, 1996 and 1997, respectively.

9.  JAG CORPORATE ALLOCATIONS AND OWNERS' EQUITY

     The corporate employees and operations of JAG provide management and related services to the various JAG subsidiaries. An allocation of corporate costs has not been made to the operations of the subsidiaries not included in the accompanying financial statements because such amounts would not be material.

     JAG provides centralized cash management for all subsidiaries. There are no terms of settlement nor interest charges on intercompany accounts. All intercompany balances due to/from the subsidiaries not being acquired by SAG are included as a part of owner's equity.

     JAG allocates certain employee benefits to the various operations, including those operations not being acquired by SAG, based on directly identifiable incurred costs.

     JAG did not pay any dividends to its stockholder during the three year period ended December 31, 1997. An analysis of the net transactions in the owner's equity accounts for each of the three years in the period ended December 31 is as follows:

                                                        1995         1996         1997
                                                     ----------   ----------   ----------
Balance of the beginning of year...................  $3,994,109   $5,222,095   $6,564,428
  Payments to JAG and change in due to/from
     subsidiaries not being acquired by SAG, net...      76,565       87,354       56,172
  Net earnings.....................................   1,151,421    1,254,979    1,316,106
                                                     ----------   ----------   ----------
Balance at the end of year.........................  $5,222,095   $6,564,428   $7,936,706
                                                     ==========   ==========   ==========

10.  COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiaries are involved in various legal proceedings which are normal to its business. In the opinion of management, the ultimate liabilities, if any, resulting from such lawsuits and claims, will not have a material adverse effect on the operating results, liquidity or the financial position of the Company.

     Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of material and wastes comply with applicable federal and state requirements.

                           JAY AUTOMOTIVE GROUP, INC.

11.  LEASES

     The Company is obligated under certain written or verbal leases for certain buildings, land and equipment. The leases generally provide for the payment of fixed monthly rentals and the payment of property taxes, insurance and repairs. These operating leases provide for the following payments:

1998........................................................  $250,645
1999........................................................   181,188
2000........................................................    25,820
                                                              --------
                                                              $457,653
                                                              ========

     Total rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $441,000, $543,000 and $526,000, respectively. Rent expense includes approximately $157,000, $277,000 and $279,000 for verbal leases with Jay Leasing for the years ended December 31, 1995, 1996 and 1997, respectively.

     By March 1998, all of the Company's operations except for the Toyota dealership, the Mazda dealership and three used car stores, relocated to a new auto mall. The Toyota dealership and Mazda dealership will relocate to the auto mall by June 1998. The cost of the acquisition, construction and equipping of the auto mall was financed through the issuance of industrial revenue bonds (the "Revenue Bonds") by the Development Authority of Columbus, Georgia (the "Development Authority") in the aggregate principal amount of $10 million. The Revenue Bonds bear interest at a variable rate (as defined in the Bond Indenture), but may be converted to a term rate at the election of the lessee, subject to certain terms and restrictions described in the Bond Indenture. Interest on the Revenue Bonds may be payable quarterly, semiannually or on the day following a variable rate or term rate period depending on the rate chosen by the lessee. JAG, Jay Leasing and JAG's shareholder have guaranteed the Revenue Bonds.

     The auto mall is leased by the Development Authority to Jay Leasing pursuant to a lease agreement dated as of July 1, 1997 and expiring on July 1, 2017. Rental payments due under the lease agreement mirror the debt service requirements set forth in the Bond Indenture. After having met certain terms and conditions (as described in the lease agreement), Jay Leasing has the right to purchase the auto mall from the Authority for $10. Aggregate annual principal payments due on the Revenue Bonds are as follows:

1998........................................................  $   255,000
1999........................................................      280,000
2000........................................................      305,000
2001........................................................      325,000
2002........................................................      355,000
Thereafter..................................................    8,480,000
                                                              -----------
                                                              $10,000,000
                                                              ===========

     A formal lease for the auto mall between Jay Leasing and the other JAG affiliates, including the Saturn dealership, has not yet been finalized. Management anticipates that rental expense to be paid to Jay Leasing for the auto mall, including the Saturn dealership, will approximate $1.1 million annually for twenty years.

12.  EMPLOYEE BENEFIT PLAN

     The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all eligible, full time employees. The Company may elect to make contributions to match a portion of the employees' contributions. The Company's contributions vest ratably over five years. The amounts charged against income in the accompanying financial statements for the Company's contributions to the plan for the years ended December 31, 1995, 1996 and 1997 was approximately $22,000, $60,000 and $43,000, respectively.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Grindstaff, Inc.

     We have audited the accompanying balance sheets of Grindstaff, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grindstaff, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
February 13, 1998

                                GRINDSTAFF, INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 1,433,537   $   293,036   $   721,736
  Accounts receivable, net..............................      789,155       748,928       971,608
  Inventories...........................................    8,024,643     7,849,280     8,331,248
  Prepaid expenses and other current assets.............       16,537        38,664        38,406
  Deferred income taxes.................................       19,458         6,734        11,651
                                                          -----------   -----------   -----------
          Total current assets..........................   10,283,330     8,936,642    10,074,649
Machinery and equipment, net............................    1,065,223     1,225,749     1,145,897
Receivable from stockholders............................      429,319     1,259,202       754,056
Other assets............................................      161,359       107,432        84,092
                                                          -----------   -----------   -----------
                                                          $11,939,231   $11,529,025   $12,058,694
                                                          ===========   ===========   ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable..............................  $ 8,995,573   $ 8,953,198   $ 9,542,524
  Accrued liabilities and other.........................      554,904       663,092       582,271
  Accounts payable......................................      727,534       537,607       470,564
  Accounts payable -- related party.....................      720,000            --            --
  Current maturities of long-term debt and capital
     lease..............................................      145,962       163,880       177,835
                                                          -----------   -----------   -----------
          Total current liabilities.....................   11,143,973    10,317,777    10,773,194
Long-term debt and capital lease, less current
  portion...............................................      272,806       325,768       308,174
Stockholders' equity:
  Common stock, $1,000 par value, 100 shares authorized,
     100 shares issued and outstanding..................      100,000       100,000       100,000
  Treasury stock, 10 shares in 1996.....................     (150,000)           --            --
  Additional paid-in capital............................      948,212       948,212       948,212
  Accumulated deficit...................................     (375,760)     (162,732)      (70,886)
                                                          -----------   -----------   -----------
          Total stockholders' equity....................      522,452       885,480       977,326
                                                          -----------   -----------   -----------
                                                          $11,939,231   $11,529,025   $12,058,694
                                                          ===========   ===========   ===========

                            See accompanying notes.

                                GRINDSTAFF, INC.

                            STATEMENTS OF OPERATIONS

                                                                               THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   MARCH 31,
                                  ---------------------------------------   -------------------------
                                     1995          1996          1997          1997          1998
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Revenues:
  Vehicle sales.................  $46,472,309   $50,384,680   $52,375,232   $11,751,278   $11,347,411
  Parts and service.............    2,868,328     3,387,955     3,897,284       903,312     1,044,766
  Finance, commission and other
     revenues...................    2,780,852     2,533,780     2,516,837       765,067       634,930
                                  -----------   -----------   -----------   -----------   -----------
                                   52,121,489    56,306,415    58,789,353    13,419,657    13,027,107
Cost of sales:
  Vehicle sales.................   43,156,061    46,969,662    47,657,291    10,719,036    10,242,242
  Parts and service.............    1,703,042     2,038,175     2,397,025       546,504       643,201
  Finance, commission and other
     revenues...................    1,002,577       981,760     1,159,684       297,304       265,143
                                  -----------   -----------   -----------   -----------   -----------
                                   45,861,680    49,989,597    51,214,000    11,562,844    11,150,586
                                  -----------   -----------   -----------   -----------   -----------
Gross profit....................    6,259,809     6,316,818     7,575,353     1,856,813     1,876,521
Selling, general and
  administrative expenses.......    5,390,428     5,864,166     6,972,127     1,591,783     1,652,125
                                  -----------   -----------   -----------   -----------   -----------
Income from operations..........      869,381       452,652       603,226       265,030       224,396
Interest expense................      306,138       588,510       458,534       137,175       119,028
Interest income.................      137,828       167,456        26,516            --            --
Other income (expense), net.....      (18,403)     (509,191)       54,544        (8,290)       (8,048)
                                  -----------   -----------   -----------   -----------   -----------
Income (loss) before income tax
  benefit.......................      682,668      (477,593)      225,752       119,565        97,320
Income tax (expense) benefit....      (39,844)       32,347       (12,724)      (12,010)       (5,474)
                                  -----------   -----------   -----------   -----------   -----------
          Net income (loss).....  $   642,824   $  (445,246)  $   213,028   $   107,555   $    91,846
                                  ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                                GRINDSTAFF, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                 ADDITIONAL                     TOTAL
                                           COMMON    TREASURY     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                           STOCK       STOCK      CAPITAL       DEFICIT        EQUITY
                                          --------   ---------   ----------   -----------   -------------
Balance at January 1, 1995..............  $100,000   $      --    $948,212     $(573,338)     $ 474,874
  Net income............................        --          --          --       642,824        642,824
                                          --------   ---------    --------     ---------      ---------
Balance at December 31, 1995............   100,000          --     948,212        69,486      1,117,698
  Repurchase of 10 shares of common
     stock..............................        --    (150,000)         --            --       (150,000)
  Net loss..............................        --          --          --      (445,246)      (445,246)
                                          --------   ---------    --------     ---------      ---------
Balance at December 31, 1996............   100,000    (150,000)    948,212      (375,760)       522,452
  Issuance of 10 shares of common
     stock..............................        --     150,000          --            --        150,000
  Net income............................        --          --          --       213,028        213,028
                                          --------   ---------    --------     ---------      ---------
Balance at December 31, 1997............  $100,000   $      --    $948,212     $(162,732)     $ 885,480
  Net income (unaudited)................        --          --          --        91,846         91,846
                                          --------   ---------    --------     ---------      ---------
Balance at March 31, 1998 (unaudited)...  $100,000   $      --    $948,212     $ (70,886)     $ 977,326
                                          ========   =========    ========     =========      =========

                            See accompanying notes.

                                GRINDSTAFF, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                  MARCH 31,
                                   ---------------------------------------   -----------------------
                                      1995          1996          1997         1997         1998
                                   -----------   -----------   -----------   ---------   -----------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)................  $   642,824   $  (445,246)  $   213,028   $ 107,555   $    91,846
Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in) operating
  activities:
  Depreciation...................      197,428       197,214       228,018      15,367        28,948
  Amortization...................       32,654        34,906        33,101       6,560         7,397
  Loss (gain) on sale of
     machinery and equipment.....        2,236        (5,974)       (3,902)         --            --
  Changes in operating assets and
     liabilities:
     Accounts receivable, net....     (286,121)      132,181        40,227    (141,756)     (222,680)
     Inventories.................   (4,360,138)    2,159,881       175,363     343,585      (481,968)
     Prepaid expenses and other
       current assets............       24,169        (6,002)      (22,127)    (48,247)          258
     Deferred income taxes.......           --       (19,458)       12,724      12,010        (4,917)
     Receivable from
       stockholders..............           --      (140,356)     (829,883)   (690,623)      505,146
     Other assets................       37,239       (65,229)       53,927      65,559        23,340
     Floor plan notes payable....    5,390,849    (2,783,027)      (42,375)   (279,548)      589,326
     Accounts payable and accrued
       liabilities...............      340,123       798,815      (801,739)   (356,406)     (147,864)
                                   -----------   -----------   -----------   ---------   -----------
          Net cash provided by
            (used in) operating
            activities...........    2,021,263      (142,295)     (943,638)   (965,944)      388,832
INVESTING ACTIVITIES
Proceeds on sale of investment...       46,759            --            --          --            --
Purchases of machinery and
  equipment......................     (473,252)     (144,993)     (312,679)    (74,077)      (15,423)
Proceeds on disposal of machinery
  and equipment..................       36,792        29,297       154,650      37,512        58,930
                                   -----------   -----------   -----------   ---------   -----------
          Net cash used in
            investing
            activities...........     (389,701)     (115,696)     (158,029)    (36,565)       43,507
FINANCING ACTIVITIES
(Purchase) sale of treasury
  stock..........................           --      (150,000)      150,000     150,000            --
Principal payments on long-term
  debt...........................     (124,529)     (147,314)     (188,834)    (37,319)       (3,639)
                                   -----------   -----------   -----------   ---------   -----------
Net cash used in financing
  activities.....................     (124,529)     (297,314)      (38,834)    112,681        (3,639)
                                   -----------   -----------   -----------   ---------   -----------
Change in cash and cash
  equivalents....................    1,507,033      (555,305)   (1,140,501)   (889,828)      428,700
Cash and cash equivalents at
  beginning of the year..........      481,809     1,988,842     1,433,537   1,433,537       293,036
                                   -----------   -----------   -----------   ---------   -----------
Cash and cash equivalents at end
  of the year....................  $ 1,988,842   $ 1,433,537   $   293,036   $ 543,709   $   721,736
                                   ===========   ===========   ===========   =========   ===========
SUPPLEMENTAL CASH FLOW
  INFORMATION
Assets acquired under capital
  leases.........................  $        --   $    48,961   $   259,714   $      --   $        --
                                   ===========   ===========   ===========   =========   ===========
Cash paid for interest...........  $   267,698   $   611,176   $   465,353   $ 148,619   $   127,755
                                   ===========   ===========   ===========   =========   ===========

                            See accompanying notes.

                                GRINDSTAFF, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1996 AND 1997

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

     Grindstaff, Inc. (the Company) is principally engaged in the business of selling and servicing new and used vehicles. The Company operates three dealerships in Northeast Tennessee: Grindstaff Chevrolet, Grindstaff Kia, and Grindstaff Chrysler/Plymouth/Dodge/Jeep/Eagle.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, deposits in banks, contracts in transit pertaining to the sale of vehicles, and all highly liquid investments with an original maturity of three months or less at the date of purchase. The Company's cash equivalents include $1,814,646 at December 31, 1996 and $66,624 at December 31, 1997, which it invested with GMAC as collateral security for the Company's floor plan notes payable under its security agreement with GMAC. In consideration, the Company receives a reduction in the interest charged under the security agreement. So long as the Company is not in default under its security agreement, it may, upon written request, require GMAC to return all or a portion of the invested balance to it on the next business day following receipt by GMAC of the request. The Company's management believes that there is little, if any, credit risk because its investment may not exceed 75% of the Company's floor plan notes payable to GMAC.

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.

     Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance and warranty commissions are recognized in income upon customer acceptance of the contract terms as evidenced by contract execution.

     The Company is charged back a portion of fees and commissions earned on finance or insurance contracts if the customer terminates a contract prior to its scheduled maturity. The estimated allowance for these chargebacks is based upon the Company's historical experience for prepayments or defaults on the finance and insurance contracts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts is based on historical bad debt experience and management's periodic evaluation of individual accounts.

INVENTORIES

     All inventory is stated at the lower of cost or market. Cost of new and used vehicles is determined using the last in, first-out (LIFO) method.

                                GRINDSTAFF, INC.

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) MACHINERY AND EQUIPMENT

     Machinery and equipment is stated at cost less accumulated depreciation. Depreciation is provided predominately on the straight-line method over the estimated useful lives of the assets. The ranges of estimated useful lives are as follows:

Furniture and fixtures......................................  5 - 10 years
Leasehold improvements......................................  5 - 40 years
Machinery and shop equipment................................  5 - 20 years
Rental cars and company vehicles............................       7 years

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of contracts in transit and accounts receivable. Also, at times, cash deposits in banks exceed the Federal Deposit Insurance Corporation insurance limit. Contracts in transit are for funds received shortly after the balance sheet date from contracts financed with financial institutions. Trade receivables principally result from extending short-term credit to a large number of customers and other automotive dealers located in Northeast Tennessee. Finance companies receivables are commissions on credit contracts of customers. Receivables also result from transactions with automotive manufacturers. Although the Company is directly affected by the economic conditions in the automotive industry, financial institutions, banks, its customers and the general economy of Northeast Tennessee, management does not believe significant credit risk exists.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the Company's taxable income.

     The Company accounts for state income taxes under the liability method. Under the liability method, deferred income taxes are recorded to reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for state income tax purposes.

MAJOR SUPPLIER

     The Company purchases substantially all of its new vehicles and parts inventory from automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. The Company enters into agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreements generally limit the location of the dealership and include manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to terminate the Dealer Agreement if the dealership is in material breach of its terms.

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expense was $727,523, $912,853 and $1,139,148 for the years ended December 31, 1995, 1996 and 1997, respectively.

     The Company considers the carrying amounts of significant classes of financial instruments on the balance sheet, including cash and contracts in transit, notes payable and long-term debt to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

                                GRINDSTAFF, INC.

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) STOCK DIVIDEND

     On March 3, 1997, the Company effected a 1-for-2 common stock dividend. The share amounts in the financial statements have been retroactively adjusted for the stock dividend.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the consolidated balance sheet, including cash and contracts in transit, notes payable and long-term debt to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

2.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Parts, service and wholesale................................  $314,785   $183,938
Factory.....................................................   376,643    473,186
Finance companies...........................................    56,403     46,638
Employees...................................................    44,389     52,967
                                                              --------   --------
                                                               792,220    756,729
Less allowance for doubtful accounts........................    (3,065)    (7,801)
                                                              --------   --------
                                                              $789,155   $748,928
                                                              ========   ========

3.  INVENTORIES

     Inventories consist of the following at December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
New vehicles................................................  $7,263,231   $7,494,649
Used vehicles...............................................   2,343,152    1,876,461
Parts, accessories and other................................     275,064      387,370
                                                              ----------   ----------
                                                               9,881,447    9,758,480
Less LIFO reserve...........................................   1,856,804    1,909,200
                                                              ----------   ----------
                                                              $8,024,643   $7,849,280
                                                              ==========   ==========

                                GRINDSTAFF, INC.

4.  MACHINERY AND EQUIPMENT

     A summary of machinery and equipment is as follows as of December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Leasehold improvements......................................  $  866,414   $  870,320
Machinery and shop equipment................................     524,368      579,699
Furniture and fixtures......................................     587,496      759,976
Rental cars and company vehicles............................     317,674      345,411
                                                              ----------   ----------
                                                               2,295,952    2,555,406
Less accumulated depreciation...............................   1,230,729    1,329,657
                                                              ----------   ----------
                                                              $1,065,223   $1,225,749
                                                              ==========   ==========

5.  FLOOR PLAN NOTES PAYABLE

     Floor plan notes payable consists of notes with financial institutions. The floor plan notes are secured by certain new and used vehicles. The floor plan arrangements permit the Company to borrow up to $9,000,000 in 1996 and $9,505,000 in 1997, restricted by new and used vehicles levels. The notes are generally due within ten days of the vehicle being sold or after the vehicle has been in inventory for one year for new vehicles and after three months for used vehicles. The notes bear interest based on contractual rates, which ranged from 9.00% to 9.75% at December 31, 1997.

6.  ACCRUED LIABILITIES AND OTHER

     Accrued liabilities and other consist of the following at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Salaries, wages, bonus and vacation.........................  $109,393   $258,666
Finance reserve.............................................    40,000     40,000
Accrued taxes...............................................   256,971    208,320
Accrued interest............................................    66,371     79,563
Other accrued liabilities...................................    82,169     76,543
                                                              --------   --------
                                                              $554,904   $663,092
                                                              ========   ========

                                GRINDSTAFF, INC.

7.  LONG-TERM DEBT

     A summary of long-term debt is as follows:

                                                           DECEMBER 31,
                                                        -------------------    MARCH 31,
                                                          1996       1997        1998
                                                        --------   --------   -----------
                                                                              (UNAUDITED)
Note payable -- General Motors Acceptance Corp.;
  bearing interest at prime plus one percent (9.5% at
  December 31, 1996 and 10% at December 31, 1997), due
  on May 1999, secured by certain fixed assets, parts
  and accessories and personal guarantee of a
  stockholder of the Company..........................  $285,633   $187,328    $162,752
Note payable -- Reyna Financial Corp., lease on
  certain computer equipment, bearing interest which
  range between 5% - 11%, payable monthly until 2002,
  secured by the equipment leased.....................   133,135    302,320     323,257
                                                        --------   --------    --------
                                                         418,768    489,648     486,009
Less current maturities of long-term debt and capital
  lease...............................................   145,962    163,880     177,835
                                                        --------   --------    --------
                                                        $272,806   $325,768    $308,174
                                                        ========   ========    ========

8.  INCOME TAXES

     The current income tax provision represents the amount of state income taxes paid or payable for the year. The deferred income tax provision represents the change in deferred tax liabilities and assets. Significant components of the provisions for income taxes are as follows for the years ended December 31, 1995, 1996 and 1997, respectively:

                                                                   DECEMBER 31,
                                                           ----------------------------
                                                            1995       1996      1997
                                                           -------   --------   -------
Current state income tax expense (benefit)...............  $ 9,126   $(12,889)  $    --
Deferred state income tax expense (benefit)..............   30,718    (19,458)   12,724
                                                           -------   --------   -------
          Total provision for income tax expense
            (benefit)....................................  $39,844   $(32,347)  $12,724
                                                           =======   ========   =======

     The Company recorded deferred tax assets of $19,458 and $6,734 at December 31, 1996 and 1997, respectively, relating to unutilized net operating loss carryforwards, which expire through 2011. The Company paid state income taxes of $25,000, $53,203 and $51,598 for the years ended December 31, 1995, 1996 and
1997, respectively.

     The pro forma provision for federal and state income taxes for the years ended December 31, 1995, 1996 and 1997 would be $255,876, $(184,637) and
$80,503, respectively. The pro forma provision reflects amounts recorded related to the state tax provision and that would have been recorded had the Company's income been taxed for federal purposes as if it were a C Corporation.

                                GRINDSTAFF, INC.

9.  COMMITMENTS AND TRANSACTIONS WITH RELATED PARTIES

     The Company is obligated to related parties under certain non-cancelable leases. These leases, which cover the lease of certain buildings, land and equipment provide for the following payments:

                                                      CAPITAL    OPERATING
                                                       LEASES      LEASES       TOTAL
                                                      --------   ----------   ----------
1998................................................  $ 63,880   $  630,000   $  693,880
1999................................................    65,741      630,000      695,741
2000................................................    69,713      630,000      699,713
2001................................................    74,008      390,000      464,008
2002................................................    28,978           --       28,978
                                                      --------   ----------   ----------
          Total minimum payments....................  $302,320   $2,280,000   $2,582,320
                                                      ========   ==========   ==========

     Interest relating to capital leases is generally prepaid in the first year of the lease. Total rent expense, all of which was paid to related parties, for the years ended December 31, 1995, 1996 and 1997 was $541,000, $632,200 and
$687,000, respectively.

     The Company is obligated under a non-cancelable operating lease on buildings and automobile lots, which expires on June 30, 2001. A stockholder of the Company is the leasor of the property.

     During 1996, the Company made a $600,000 payment to terminate a property lease with a stockholder of the Company. This termination payment was recorded as other expense during 1996.

     For all years presented, the Company paid certain personal expenses of a stockholder and reflected these payments as a receivable from stockholder. This receivable is due upon demand, non-interest bearing and unsecured.

10.  GOVERNMENTAL REGULATION

     Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

11.  SUBSEQUENT EVENT

     Subsequent to December 31, 1997, the stockholders of the Company signed an agreement to sell the stock of the Company. The agreement is subject to several conditions, including the manufacturers' approval of change in dealership management and ownership.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Wade Ford, Inc.
3860 South Cobb Drive
Smyrna, GA 30080

     We have audited the accompanying combined balance sheets of Wade Ford, Inc. (an S corporation) and affiliate as of December 31, 1997, 1996 and 1995, and the related combined statements of income, retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     The combined financial statements include the financial statements of Wade Ford, Inc. (an S corporation) and Wade Ford Buford, Inc. (an S corporation), which are related through common ownership and management.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Wade Ford, Inc. and affiliate as of December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Respectfully submitted,

                                          /s/ PYKE & PIERCE, CPA'S

                                          Certified Public Accountants

Atlanta, Georgia
February 9, 1998

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

                            COMBINED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                              ---------------------------------------    MARCH 31,
                                                                 1997          1996          1995          1998
                                                              -----------   -----------   -----------   -----------
                                                                                                        (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
Cash........................................................  $ 4,661,059   $ 4,634,350   $ 1,953,192   $ 6,001,381
Accounts Receivable -- Trade (Net of Allowance for Doubtful
  Accounts of $25,000 in 1997, $25,000 in 1996 and $91,519
  in 1995)..................................................    4,088,793     3,656,387     3,518,142     4,420,784
Accounts Receivable -- Employees............................       24,811        20,969        22,076        13,100
Inventories:
  New Vehicles..............................................   22,582,440    18,198,332    14,651,525    15,274,050
  Used Vehicles.............................................    2,725,909     1,971,999     1,433,234     1,554,930
  Parts, Accessories and Other..............................      642,771       670,869       630,097       642,654
Prepaid Expenses............................................       13,164        19,837        10,381       326,755
Note Receivable -- Stockholders.............................      502,531       484,045       431,592       514,516
                                                              -----------   -----------   -----------   -----------
        Total Current Assets................................   35,241,478    29,656,788    22,650,239    28,748,170
                                                              -----------   -----------   -----------   -----------
PROPERTY AND EQUIPMENT:
Buildings and Improvements..................................       32,375        32,375        32,375        38,667
Parts and Service Equipment.................................      809,275       712,462       606,532       814,541
Rental Vehicles.............................................           --            --       704,243            --
Office Equipment............................................      680,640       644,698       551,229       692,008
Leasehold Improvements......................................      387,591       339,959       244,963       388,328
                                                              -----------   -----------   -----------   -----------
                                                                1,909,881     1,729,494     2,139,342     1,933,544
Accumulated Depreciation....................................   (1,379,236)   (1,249,139)   (1,228,343)   (1,419,406)
                                                              -----------   -----------   -----------   -----------
        Total Property and Equipment........................      530,645       480,355       910,999       514,138
                                                              -----------   -----------   -----------   -----------
INTANGIBLES AND OTHER ASSETS:
Deposits....................................................        2,727         2,727         4,727         2,727
Cash Surrender Value of Life Insurance (Net of Policy
  Loans)....................................................       68,426        68,790        68,371        68,527
Goodwill and Organization Expense (Net of Accumulated
  Amortization of $65,266 in 1997, $63,154 in 1996 and
  $57,154 in 1995)..........................................       24,688        27,160        32,800        24,070
                                                              -----------   -----------   -----------   -----------
        Total Intangibles and Other Assets..................       95,841        98,677       105,898        95,324
                                                              -----------   -----------   -----------   -----------
        Total Assets........................................  $35,867,964   $30,235,820   $23,667,136   $29,357,632
                                                              ===========   ===========   ===========   ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Floor Plan Notes............................................  $30,714,435   $25,523,346   $20,017,316   $24,121,302
Notes Payable -- Officers and Stockholders..................      980,000     1,189,999       658,004       855,000
Notes Payable -- Other......................................       12,610       131,878        24,646         8,988
Accounts Payable............................................      426,478       310,453       303,029       219,481
Accrued Payroll Taxes and Sales Taxes.......................      111,685       101,370       115,089       363,960
Accrued Wages...............................................      264,715       142,441        94,841       267,437
Accrued Interest............................................      281,859       207,772       193,472       221,937
Accrued Taxes, Other than Income Tax........................      105,361        50,743        55,927        22,907
Other Accrued Expenses......................................      466,971       444,300       285,337       394,085
                                                              -----------   -----------   -----------   -----------
        Total Current Liabilities...........................   33,364,114    28,102,302    21,747,661    26,475,097
LONG-TERM LIABILITIES:
Notes Payable -- Officers and Stockholders..................           --            --       690,000            --
Notes Payable -- Other......................................       52,814        61,027        69,327        51,014
                                                              -----------   -----------   -----------   -----------
        Total Long-Term Liabilities.........................       52,814        61,027       759,327        51,014
                                                              -----------   -----------   -----------   -----------
        Total Liabilities...................................   33,416,928    28,163,329    22,506,988    26,526,111
                                                              -----------   -----------   -----------   -----------
STOCKHOLDERS' EQUITY:
Common Stock................................................      178,788       178,788       178,788       178,788
Additional Paid-In Capital..................................       99,500        99,500        99,500        99,500
Retained Earnings...........................................    2,172,748     1,794,203       881,860     2,553,233
                                                              -----------   -----------   -----------   -----------
        Total Stockholders' Equity..........................    2,451,036     2,072,491     1,160,148     2,831,521
                                                              -----------   -----------   -----------   -----------
        Total Liabilities and Stockholders' Equity..........  $35,867,964   $30,235,820   $23,667,136   $29,357,632
                                                              ===========   ===========   ===========   ===========

            See accompanying notes and Independent Auditor's Report.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                               THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,                     MARCH 31,
                               ------------------------------------------   -------------------------
                                   1997           1996           1995          1997          1998
                               ------------   ------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
Sales
  Vehicle sales..............  $154,372,002   $133,329,152   $106,391,291   $39,053,811   $37,169,016
  Parts, service and
     collision repair........     9,243,897      8,809,835      9,117,897     2,325,766     2,481,010
  Finance, commission and
     other revenues..........     2,424,016      1,974,405      1,470,432       480,980       500,465
                               ------------   ------------   ------------   -----------   -----------
                                166,039,915    144,113,392    116,979,620    41,860,557    40,150,491
Cost of sales
  Vehicle sales..............   147,941,339    126,915,778    101,654,664    37,259,476    35,758,589
  Parts, service and
     collision repair........     4,738,843      4,546,274      4,932,221     1,252,732     1,298,382
  Finance, commission and
     other revenues..........       698,148        519,671        439,866       164,248       173,867
                               ------------   ------------   ------------   -----------   -----------
                                153,378,330    131,981,723    107,026,751    38,676,456    37,230,838
                               ------------   ------------   ------------   -----------   -----------
Gross profit.................    12,661,585     12,131,669      9,952,869     3,184,101     2,919,653
Selling, general and
  administrative expense.....    10,467,214     11,261,008      9,503,822     2,636,869     2,580,529
                               ------------   ------------   ------------   -----------   -----------
Income from operations.......     2,194,371        870,661        449,047       547,232       339,124
Floor plan interest..........       157,354        290,813        155,948        64,211        93,692
Interest income..............       162,322         81,802         35,970        42,385       127,816
Other income.................        95,405        252,046        229,703        11,984         7,237
                               ------------   ------------   ------------   -----------   -----------
          Net income.........     2,294,744        913,696        558,772       537,390       380,485
Retained
  earnings -- Beginning......     1,794,203        881,860        562,443     1,794,203     2,172,748
  Less: Current Year
     Distributions...........    (1,916,199)        (1,353)      (239,355)           --            --
                               ------------   ------------   ------------   -----------   -----------
Retained earnings --Ending...  $  2,172,748   $  1,794,203   $    881,860   $ 2,331,593   $ 2,553,233
                               ============   ============   ============   ===========   ===========

            See accompanying notes and Independent Auditor's Report.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                         THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                   MARCH 31,
                                            ---------------------------------------   -------------------------
                                               1997          1996          1995          1997          1998
                                            -----------   -----------   -----------   -----------   -----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income................................  $ 2,294,744   $   913,696   $   558,772   $   537,390   $   380,485
Adjustments to Reconcile Net Income to Net
  Cash Provided by Operating Activities:
  Depreciation and Amortization...........      143,419       141,847       229,400        17,591        21,150
  Change in LIFO Reserve..................       72,080       328,080       744,610            --            --
  Cash Value of Officer's Life
    Insurance.............................          364          (419)          865            --          (101)
  (Increase) Decrease In:
    Accounts Receivable...................     (424,263)     (161,123)     (381,180)     (452,647)     (320,280)
    Inventories...........................   (5,182,000)   (3,865,593)      (68,333)    4,888,935     8,481,668
    Prepaid Expenses......................        6,673        (9,456)      (10,381)     (120,920)     (313,591)
    Notes Receivable......................      (30,471)      (28,468)     (290,257)       11,985       (11,985)
    Deposits..............................           --         2,000        (2,000)           --            --
  Increase (Decrease) In:
    Floor Plan Notes......................    5,191,089     5,506,030       189,576    (3,471,541)   (6,593,133)
    Accounts Payable and Accrued
      Expenses............................      399,990       209,384       107,535         6,596      (167,262)
                                            -----------   -----------   -----------   -----------   -----------
         NET CASH PROVIDED (USED) BY
           OPERATING ACTIVITIES...........    2,471,625     3,035,978     1,078,607     1,417,389     1,476,951
                                            -----------   -----------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment........     (184,767)     (294,395)     (727,368)      (20,715)       (6,207)
                                            -----------   -----------   -----------   -----------   -----------
         NET CASH PROVIDED (USED) BY
           INVESTING ACTIVITIES...........     (184,767)     (294,395)     (727,368)      (20,715)       (6,207)
                                            -----------   -----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from Stockholder....................      530,000            --            --            --            --
Repayment of Loans from Stockholders......   (1,050,000)           --       (50,000)   (1,314,302)     (128,152)
Proceeds from Long-Term Borrowings........      705,000       336,524     1,036,080        16,638            --
Repayment on Long-Term Borrowings.........     (528,950)     (395,596)     (792,583)           --        (2,270)
Distribution to Owners....................   (1,916,199)       (1,353)     (239,355)           --            --
                                            -----------   -----------   -----------   -----------   -----------
         NET CASH PROVIDED (USED) BY
           FINANCING ACTIVITIES...........   (2,260,149)      (60,425)      (45,858)   (1,297,664)     (130,422)
                                            -----------   -----------   -----------   -----------   -----------
         NET INCREASE (DECREASE) IN
           CASH...........................       26,709     2,681,158       305,381        99,010     1,340,322
CASH AT BEGINNING OF YEAR.................    4,634,350     1,953,192     1,647,811     4,634,350     4,661,059
                                            -----------   -----------   -----------   -----------   -----------
CASH AT END OF YEAR.......................  $ 4,661,059   $ 4,634,350   $ 1,953,192   $ 4,733,360   $ 6,001,381
                                            ===========   ===========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES:
INTEREST PAID.............................  $ 2,580,002   $ 2,326,346   $ 2,016,521   $   597,674   $   761,101
                                            ===========   ===========   ===========   ===========   ===========

            See accompanying notes and Independent Auditor's Report.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Wade Ford, Inc., located in Smyrna, Georgia, (Smyrna) is an authorized Ford dealership. Wade Ford Buford, Inc., (Buford) located in Buford, Georgia, is an authorized Ford-Mercury dealership. The dealerships provide retail and fleet sales of new and used vehicles, parts and service. The Companies' principal market areas are the Metropolitan Atlanta area and Northeast Georgia. A major component of the Buford business is dealer financing of used car sales, also known as "Tote-Note" sales. Dealer finance receivables are secured by automobiles sold. Most contracts have payment terms in the 12 to 24 month range. Because the loans are made principally in the Northeast Georgia and Metropolitan Atlanta area, the ultimate ability to collect amounts due may be affected by local economic fluctuations.

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed. The Company generates ancillary revenues from its vehicle sales operation. Such revenues include finance fees, insurance fees, and warranty contract commissions.

     Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance and warranty commissions are recognized in income upon customer acceptance of the contract terms as evidenced by contract execution.

     The Company is charged back a portion of fees and commissions earned on finance or insurance contracts if the customer terminates a contract prior to its scheduled maturity. The estimated allowance for these chargebacks is based upon the Company's historical experience for prepayments or defaults on the finance and insurance contracts.

EXCESS OF COST OVER NET ASSETS OF BUSINESSES ACQUIRED AND ORGANIZATIONAL
EXPENSES

     The excess of cost over the net assets of businesses acquired at original purchase in 1982 (Smyrna) is being amortized on a straight-line basis over a 25-year period. Organizational expenses of Buford are being amortized on the straight-line method over a five year period. The Organizational expenses (Buford) became fully amortized in 1996. Amortization expense charged to operations for 1997, 1996 and 1995 was $2,470, $2,470 and $5,638, respectively.

INVENTORIES

     All inventories are valued at the lower of cost or market. The cost of new and used vehicles and parts is determined using the last-in, first-out method
(LIFO). If the first-in, first-out (FIFO) method had been used to determine the cost of new and used vehicles and parts, the inventories would have been increased by approximately $3,601,316 at December 31, 1997, $3,407,171 at December 31, 1996 and $2,807,787 at December 31, 1995. Also, the Companies would have reported net income of approximately $1,590,323 for 1997, $1,885,162 for 1996 and $1,727,511 for 1995.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

     The Companies have elected to be treated as S Corporations for Federal and State income tax purposes. Under this election, items of profit and loss are passed through to the shareholders. Accordingly, the financial statements do not reflect any provision for income tax expense.

     The pro forma provision for income taxes for the years ended December 31, 1997, 1996 and 1995 would be $863,941, $336,872 and $191,771, respectively. The pro forma provision reflects amounts that would have been recorded had the Companies' income been taxed for federal and state purposes as if they were C Corporations.

PROPERTY AND EQUIPMENT

     Property and Equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Gains or losses on disposals are credited or charged to operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets acquired prior to January 1, 1981 and straight-line and accelerated methods, for assets acquired subsequent to December 31, 1980. Depreciation and amortization expense for 1997, 1996 and 1995 was $143,419, $141,847 and $229,400
respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, contracts in transit pertaining to the sale of vehicles, all highly liquid investments with an original maturity of three months or less at the date of purchase, and the Cash Management Account (See Note 9).

PRINCIPLES OF COMBINATION

     The accompanying combined financial statements present the combination of the financial statements of Wade Ford, Inc. and the financial statements of Wade Ford Buford, Inc., both of which are under common control.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the consolidated balance sheet, including cash and contracts in transit, notes payable and long-term debt to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

2.  CASH SURRENDER VALUE

     The Smyrna dealership is the beneficiary of insurance policies on the life of a former stockholder and previous owner of Wade Ford, Inc. At December 31, 1997, 1996 and 1995, notes payable to the insurance companies in the amounts of $42,940, respectively, were collateralized by the cash value of the policies which is $68,426 for 1997, $68,790 for 1996 and $68,371 for 1995.

3.  FLOOR PLAN NOTES -- FORD MOTOR CREDIT CORPORATION

     The Companies' floor plan notes payable to Ford Motor Credit Co. are floor plan loans bearing interest at 1% over the floating prime commercial lending rate. Principal payments are made as each unit of the new and used vehicle inventory is sold. Interest is payable monthly. The notes are collateralized by the new and used vehicle inventory.

     Notes payable to Ford Motor Credit Co. -- Rental vehicles are floor plan loans bearing interest at 2 3/4% over the commercial paper rate based on the date the vehicle is put into rental service. Principal payments are made monthly at a rate of 1.75% of the capitalized cost of the rental truck and 2 1/4% for rental car. When a vehicle is taken out of rental service, any remaining principal balance is then due.

4.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                MARCH 31,
                                               1997       1996        1995        1998
                                             --------   ---------   --------   -----------
                                                                               (UNAUDITED)
Note payable to irrevocable trust of a
  former stockholder. Interest is 1% above
  floating prime and payable monthly. Note
  is unsecured.............................  $     --   $      --   $580,000    $     --
Note Payable to estate of a former
  stockholder. Interest is 1% above
  floating prime and payable monthly.
  Principal due November 15, 1997..........        --     110,000    110,000          --
Notes Payable for cash value of life
  insurance. Interest is payable at 5
  percent..................................    42,940      42,940     42,940      42,940

Installment notes payable, payable in
  variable monthly installments of
  principal plus interest, interest from
  7.5% to 9%, due between 1994 and 1998,
  secured by Rotunda equipment.............    22,484      39,965     51,033      17,062
                                             --------   ---------   --------    --------
                                               65,424     192,905    783,973      60,002
Less Current Maturities....................   (12,610)   (131,878)   (24,646)     (8,988)
                                             --------   ---------   --------    --------
          TOTAL LONG-TERM DEBT.............  $ 52,814   $  61,027   $759,327    $ 51,014
                                             ========   =========   ========    ========

     As of December 31, 1997, long-term debt matures approximately as follows:

1998........................................................  $12,610
1999........................................................   47,730
2000........................................................    3,813
2001........................................................    1,271
2002........................................................       --
                                                              -------
                                                              $65,424
                                                              =======

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

5.  LEASE COMMITMENTS

     The Companies rent their facilities under operating leases. Smyrna rents a portion of its facility from an officer/shareholder. Buford leases its facilities from an officer/shareholder. While the agreements provide for minimum lease payments, the leases also provide that the Company pay the taxes, insurance, and maintenance expenses related to the leased property. Buford's lease as of December 31, 1997, is being continued on a month-to-month basis. Smyrna's lease is noncancellable through the end of its term.

     The following is a schedule by years of future minimum lease payments required under the Companies' operating leases:

1998........................................................  $  420,000
1999........................................................     423,000
2000........................................................     432,000
2001........................................................     435,000
2002........................................................     444,000
2003 and thereafter.........................................   2,166,000

     Total rent expense for 1997, 1996 and 1995 was $659,471, $658,543 and
$651,828, respectively.

     The Companies also lease their computer system and have other equipment leases. These leases are treated as operating leases. Future minimum lease payments required under the above written lease agreements are:

1998........................................................  $84,775
1999........................................................   83,777
2000........................................................   83,777
2001........................................................   15,795
2002........................................................       --

6.  ARRANGEMENTS FOR RENTAL TO OTHERS

     The Smyrna location rents cars and trucks to others under agreements with varying terms, primarily daily, weekly or monthly, with renewal options. The agreements are cancelable by either party. The Company holds title to the cars and finances the arrangements by blanket-type rent payments consisting of principal, interest and insurance. Interest is payable at 3/4 percent over floating prime at date of rental. Ford Motor Company is the lien holder on the vehicles. The dealership discontinued this program during 1996 and had no vehicles at December 31, 1997 or 1996.

     The following is an analysis of the book value of the rental cars at December 31, 1995:

Cost........................................................  $704,243
Less Accumulated Depreciation...............................   115,412
                                                              --------
                                                              $588,831
                                                              ========

     During the years ended December 31, 1995 and 1996, rental cars with a book value of $3,349,764 and $588,831 were transferred from property and equipment to inventory, for re-sale. Revenue from vehicle rentals for 1996 and 1995 was approximately $224,000 and $580,000, respectively and is included in other revenues in the combined statements of income.

7.  PROFIT SHARING PLAN

     The Companies have profit-sharing plans that cover any employee with 12 months of service. Enrollment, when eligible, is January 1 or July 1 of each year. Contributions to the plans are based on a formula and are

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

7.  PROFIT SHARING PLAN (CONTINUED)
contingent upon the attainment of certain level of earnings as defined in the agreements. During 1997, 1996 and 1995, contributions to the plans charged to operations were $55,841, $51,662 and $39,958, respectively.

8.  RELATED PARTY TRANSACTIONS

                                                                1997       1996       1995
                                                              --------   --------   --------
Accounts Receivable Stockholders............................  $ 38,015   $ 50,000   $ 26,015
Notes Receivable from Stockholders $85,000 demand note with
  interest at 8.5%; $50,000 demand note with interest at 7%;
  $204,741 demand note with interest at 8%; $22,749 demand
  note with interest at 8%; (includes accrued interest of
  $98,670, $68,849 and $39,396 in 1997, 1996, and 1995,
  respectively).............................................   464,516    434,045    405,577
                                                              --------   --------   --------
                                                              $502,531   $484,045   $431,592
                                                              ========   ========   ========

     The Companies borrow from stockholders and their related entities varying amounts at 1% above floating prime. These notes are generally unsecured and payable on demand or in periods of two years or less.

     Interest paid on the aforementioned notes payable during 1997, 1996 and 1995 was $50,129, $122,590 and $63,188, respectively.

9.  CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of customer accounts receivables. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their dispersion across the Metropolitan Atlanta area and Northeast Georgia. As of December 31, 1997, 1996 and 1995, the companies had no significant concentrations of credit risk arising from these customer accounts receivable.

     The Companies maintain their cash balances with two financial institutions located in Atlanta, Georgia. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per dealership at each financial institution location. At December 31, 1997, 1996 and 1995, the Companies' uninsured cash balances totaled $747,899, $1,055,457 and $961,156, respectively.

     The Companies have on deposit with Ford Motor Credit -- $2,480,000 in Cash Management Accounts (CMA), as of December 31, 1997. These monies are used to reduce Ford Motor Credit's balance of the Companies' floor plan notes. These monies are uninsured.

     Balance of CMA at December 31, 1996 -- $2,950,000.

     Balance of CMA at December 31, 1995 -- $1,730,000.

10.  INTERNAL REVENUE SERVICE EXAMINATION

     In 1995, the Internal Revenue Service began an examination of the Companies' tax returns for the year ended December 31, 1993. In their report, dated August 30, 1995, the Internal Revenue Service terminated the Companies' use of the Last-In, First-Out (LIFO) inventory method. This LIFO termination has been rescinded by the Service and the Companies have agreed to come under the provisions of Revenue Procedure 97-44. Under this procedure the Companies can continue to use LIFO but the stockholders were required to pay a penalty to the Internal Revenue Service.

                   WADE FORD, INC. AND WADE FORD BUFORD, INC.

11.  POTENTIAL SALE

     Subsequent to December 31, 1997, the stockholders of the Companies signed an agreement to sell the stock of the Companies. The agreement is subject to several conditions, including the manufacturers' approval of change in the dealerships' management and ownership.

12.  MAJOR SUPPLIER

     The Companies purchase substantially all of its new vehicles and parts inventory from Ford Motor Co. at the prevailing prices charged by Ford to all franchise dealers. The Companies enter into agreements ("Dealer Agreements") with Ford. The Dealer Agreements generally limit the location of the dealership and include Ford's approval rights over changes in dealership management and ownership. Ford is also entitled to terminate the Dealer Agreements if the dealerships are in material breach of their terms.

13.  ADVERTISING

     The Companies expense the cost of advertising as incurred. Advertising expense was $595,629, $832,622 and $695,695 for the years ended December 31, 1997, 1996 and 1995, respectively.

14.  GOVERNMENTAL REGULATION

     Substantially all of the Companies facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Companies expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Companies. Management believes that its current practices and procedures of the control and disposition of such wastes comply with applicable federal and state requirements.

15.  LAWSUIT

     Wade Ford, Inc. is a defendant in a lawsuit filed by a customer for alleged fraudulent misrepresentation. The suit asks for damages totaling $128,000. Outside counsel from the Company has advised that at this stage in the proceedings, they cannot offer an opinion as to the probable outcome. Management intends to vigorously defend this lawsuit. In the opinion of management, the ultimate liability, if any, resulting from such lawsuit, will not have a material adverse effect on the operating results, liquidity, or the financial position of the Company.

16.  COMMON STOCK

     A summary of common stock follows:

                                                                         WADE
                                                             WADE        FORD
                                                          FORD, INC.    BUFORD    COMBINED
                                                          ----------   --------   --------
Total Value.............................................   $ 1,000     $177,788   $178,788
                                                           =======     ========   ========

Stated value per share..................................   $  1.00       No par
                                                                          value
Authorized shares.......................................    10,000      500,000
Shares issued and outstanding...........................     1,000       12,800

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Robertson Oldsmobile-Cadillac, Inc. d/b/a
Moss Robertson Mazda and
Moss Robertson Isuzu

     We have audited the accompanying balance sheets of Robertson Oldsmobile-Cadillac, Inc. d/b/a Moss Robertson Mazda and Moss Robertson Isuzu as of December 31, 1996 and 1997, and the related statements of income and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robertson
Oldsmobile-Cadillac, Inc. d/b/a Moss Robertson Mazda and Moss Robertson Isuzu at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
January 26, 1998

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    MARCH 31,
                                                                1996         1997         1998
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents................................  $2,554,818   $2,168,413   $2,100,295
  Accounts receivable......................................     355,968      258,276      377,162
  Inventories..............................................   2,341,805    2,766,897    2,996,592
  Prepaid expenses and other current assets................      23,114       41,879       44,922
                                                             ----------   ----------   ----------
          Total current assets.............................   5,275,705    5,235,465    5,518,971
Machinery and equipment, net...............................      60,770       46,228       46,252
Intangible assets, net.....................................     117,592      108,122      105,755
                                                             ----------   ----------   ----------
                                                             $5,454,067   $5,389,815   $5,670,978
                                                             ==========   ==========   ==========
                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Floor plan notes payable.................................  $1,921,823   $2,391,254   $2,612,872
  Accounts payable.........................................     537,806      290,511      303,046
  Accrued liabilities......................................      45,402       54,072      104,842
  Current maturities of long-term debt.....................       7,663           --           --
                                                             ----------   ----------   ----------
          Total current liabilities........................   2,512,694    2,735,837    3,020,760
Stockholder's equity:
  Common stock, $5 par value:
     2,000 shares authorized, 1,000 shares issued and
       outstanding.........................................       5,000        5,000        5,000
  Additional paid in capital...............................     144,500      144,500      144,500
  Retained earnings........................................   2,791,873    2,504,478    2,500,718
                                                             ----------   ----------   ----------
          Total stockholder's equity.......................   2,941,373    2,653,978    2,650,218
                                                             ----------   ----------   ----------
                                                             $5,454,067   $5,389,815   $5,670,978
                                                             ==========   ==========   ==========

                            See accompanying notes.

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

             STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS

                                                                              THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,           MARCH 31,
                                                -------------------------   -----------------------
                                                   1996          1997          1997         1998
                                                -----------   -----------   ----------   ----------
                                                                                  (UNAUDITED)
Revenues:
  Vehicle sales...............................  $18,781,757   $20,258,720   $4,061,881   $4,910,948
  Parts and service...........................    2,499,903     2,778,577      654,458      651,971
  Finance, commission and other revenues......      286,300       473,192      142,225      115,338
                                                -----------   -----------   ----------   ----------
                                                 21,567,960    23,510,489    4,858,564    5,678,257
Cost of sales:
  Vehicle Sales...............................   17,213,988    18,912,247    3,783,784    4,514,911
  Parts and service...........................    1,233,144     1,537,189      360,277      356,020
  Finance, commission and other revenues......       69,913        85,988       58,030       47,345
                                                -----------   -----------   ----------   ----------
                                                 18,517,045    20,535,424    4,202,091    4,918,276
                                                -----------   -----------   ----------   ----------
Gross profit..................................    3,050,915     2,975,065      656,473      759,981
Selling, general and administrative
  expenses....................................    2,195,664     1,956,762      471,564      500,157
                                                -----------   -----------   ----------   ----------
Income from operations........................      855,251     1,018,303      184,909      259,824
Interest expense..............................       45,365        66,811       15,240       22,345
Interest income...............................      152,541       174,892       40,052       34,890
Other (expense) income, net...................        2,987        (4,779)      (2,484)      (5,630)
                                                -----------   -----------   ----------   ----------
          Net income..........................      965,414     1,121,605      207,237      266,739
Dividends paid................................     (411,930)   (1,409,000)    (299,999)    (270,499)
Retained earnings at beginning of year........    2,238,389     2,791,873    2,791,873    2,504,478
                                                -----------   -----------   ----------   ----------
Retained earnings at end of year..............  $ 2,791,873   $ 2,504,478   $2,699,111   $2,500,718
                                                ===========   ===========   ==========   ==========

                            See accompanying notes.

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                            STATEMENTS OF CASH FLOWS

                                                                              THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,          MARCH 31,
                                                  -----------------------   -----------------------
                                                     1996         1997         1997         1998
                                                  ----------   ----------   ----------   ----------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income......................................  $  965,414   $1,121,605   $  207,237   $  266,739
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation...............................      50,862       45,027        6,359        3,881
     Amortization...............................       9,470        9,470        2,368        2,367
     Gain (loss) on sale of machinery and
       equipment................................       4,282         (771)          --           --
     Changes in assets and liabilities:
       Accounts receivable......................     (83,622)      97,692       22,190     (118,886)
       Prepaid expenses and other current
          assets................................      (3,431)     (18,765)     (21,752)      (3,043)
       Inventories..............................    (190,283)    (425,092)    (479,293)    (229,695)
       Floor plan notes payable.................     307,442      469,431      507,895      221,618
       Accounts payable.........................     206,763     (247,295)    (267,762)      12,535
       Accrued liabilities......................     (34,023)       8,670       59,757       50,770
                                                  ----------   ----------   ----------   ----------
          Net cash provided by operating
            activities..........................   1,232,874    1,059,972       36,999      206,286
INVESTING ACTIVITIES
Purchases of machinery and equipment............     (48,541)     (30,813)      (4,356)      (3,905)
Proceeds on disposal of machinery and
  equipment.....................................          --        1,099           --           --
                                                  ----------   ----------   ----------   ----------
          Net cash used in investing
            activities..........................     (48,541)     (29,714)      (4,356)      (3,905)
FINANCING ACTIVITIES
Principal payments on long-term debt............     (17,956)      (7,663)      (4,707)          --
Dividends paid..................................    (411,930)  (1,409,000)    (299,999)    (270,499)
Loans (to) from stockholder, net................    (337,661)          --           --           --
Payments of stockholder loans, net..............     337,661           --           --           --
                                                  ----------   ----------   ----------   ----------
          Net cash used in financing
            activities..........................    (429,886)  (1,416,663)    (304,706)    (270,499)
                                                  ----------   ----------   ----------   ----------
Change in cash and cash equivalents.............     754,447     (386,405)    (272,063)     (68,118)
Cash and cash equivalents at beginning of the
  year..........................................   1,800,371    2,554,818    2,554,818    2,168,413
                                                  ----------   ----------   ----------   ----------
Cash and cash equivalents at end of the year....  $2,554,818   $2,168,413   $2,282,755   $2,100,295
                                                  ==========   ==========   ==========   ==========

                            See accompanying notes.

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

     Robertson Oldsmobile-Cadillac, Inc. d/b/a Moss Robertson Mazda and Moss Robertson Isuzu (the Company) is principally engaged in the business of selling and servicing new and used vehicles. The Company operates 4 dealerships in Gainesville, Georgia consisting of Oldsmobile, Cadillac, Mazda, and Isuzu.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, deposits in banks, contracts in transit pertaining to the sale of vehicles, and all highly liquid investments with an original maturity of three months or less at the date of purchase. The Company's cash equivalents include $1,664,144 at December 31, 1996 and $1,764,144 at December 31, 1997, which it invested with GMAC as collateral security for the Company's floor plan notes payable under its security agreement with GMAC. In consideration, the Company receives a reduction in the interest charged under the security agreement. So long as the Company is not in default under its security agreement, it may, upon written request, require GMAC to return all or a portion of the invested balance to it on the next business day following receipt by GMAC of the request. The Company's management believes that there is little, if any, credit risk because its investment may not exceed 75% of the Company's floor plan notes payable to GMAC.

INVENTORIES

     All inventory is stated at the lower of cost or market. Cost of new vehicles and certain parts and accessories is determined using the last-in, first-out (LIFO) method. Cost of used vehicles and other parts and accessories is determined using the first-in, first-out (FIFO) method.

MACHINERY AND EQUIPMENT

     Machinery and equipment is stated at cost less accumulated depreciation. Depreciation is provided predominately using accelerated methods over the estimated useful lives of the assets ranging from 3 to 7 years.

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.

     Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance commissions are recognized in income upon customer acceptance of the insurance terms as evidenced by

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

contract execution. The Company is charged back a portion of fees and commissions earned on finance or insurance contracts if the customer terminates a contract prior to its scheduled maturity.

INTANGIBLES

     Intangibles consists of goodwill that represents the excess of cost over assigned fair market value of a dealership acquired and is being amortized on a straight-line basis over its estimated useful life, not exceeding 40 years. Accumulated amortization was $24,464 and $33,934 at December 31, 1996 and 1997, respectively. The carrying amount of the intangible is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that the asset will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the asset is reduced by the estimated shortfall of discounted cash flows.

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income.

     The pro forma provision for federal and state income taxes for the years ended December 31, 1996 and 1997 would be $367,408 and $428,301, respectively. The pro forma provision reflects amounts that would have been recorded had the Company's income been taxed for state and federal purposes as if it were a C Corporation.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of contracts in transit and accounts receivable. Also, at times, cash deposits in banks exceed the Federal Deposit Insurance Corporation insurance limit. Contracts in transit are for funds received shortly after balance sheet date from contracts financed with financial institutions. Trade receivables principally result from extending short-term credit to a large number of customers and other automotive dealers located in the North Georgia area. Finance companies receivables are commissions on credit contracts of customers. Receivables also result from transactions with automotive manufacturers. Although the Company is directly affected by the economic conditions in the automotive industry, financial institutions, banks, its customers and the general economy of the Gainesville, Georgia area, management does not believe significant credit risk exists.

MAJOR SUPPLIER

     The Company purchases substantially all of its new vehicles and parts inventory from automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. The Company enters into agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreements generally limit the location of the dealership and include manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to terminate the Dealer Agreement if the dealership is in material breach of its terms.

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expense was $122,509 and $82,276 for the years ended December 31, 1996 and 1997, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the balance sheet, including cash and contracts in transit, floor plan notes payable and long-term debt to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

2.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Parts, service and wholesale................................  $ 77,610   $ 42,974
Vehicle receivables.........................................   119,152     35,766
Factory.....................................................   147,141    156,182
Finance companies...........................................     6,010     17,232
Employees and shareholder...................................     6,055      6,122
                                                              --------   --------
                                                              $355,968   $258,276
                                                              ========   ========

3.  INVENTORIES

     Inventories consist of the following at December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
New vehicles................................................  $1,944,514   $2,587,395
Used vehicles...............................................     676,534      494,600
Parts, accessories and other................................     144,813      123,856
                                                              ----------   ----------
                                                               2,765,861    3,205,851
Less LIFO reserve...........................................    (424,056)    (438,954)
                                                              ----------   ----------
                                                              $2,341,805   $2,766,897
                                                              ==========   ==========

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  MACHINERY AND EQUIPMENT

     A summary of machinery and equipment is as follows as of December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Machinery and shop equipment................................  $261,726   $259,818
Furniture and fixtures......................................   250,106    268,765
Parts and accessories equipment.............................    27,972     32,525
Company vehicle.............................................    14,048     14,048
                                                              --------   --------
                                                               553,852    575,156
Less accumulated depreciation...............................   493,082    528,928
                                                              --------   --------
                                                              $ 60,770   $ 46,228
                                                              ========   ========

5.  FLOOR PLAN NOTES PAYABLE

     Floor plan notes payable consist of a note payable with a financial institution. Floor plan notes payable are secured by certain new and used vehicles. The floor plan arrangement permits the Company to borrow up to $6,475,000, restricted by new and used vehicle levels. The notes are generally due within ten days of the vehicle being sold or after the vehicle has been in inventory for one year for new vehicles and after three months for used vehicles.

     The notes bear interest based on contractual rates which ranged from approximately 8.5% to 8.25% at December 31, 1996 and 1997. During 1996 and 1997, total cash paid for interest on floor plan notes payable and long-term debt was $44,057 and $66,674, respectively. Interest expense related to floor plan notes payable was reduced by manufacturer floor plan allowances and credits of $155,437 and $193,925 for 1996 and 1997, respectively.

6.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1996 and 1997:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Accrued payroll.............................................  $43,841   $51,131
Accrued taxes...............................................    1,250     2,502
Other accrued liabilities...................................      311       439
                                                              -------   -------
                                                              $45,402   $54,072
                                                              =======   =======

7.  LONG-TERM DEBT

     A summary of long-term debt as of December 31, 1997 and 1996 is as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996     1997
                                                              ------   -------
Note payable; bearing interest at 7.5%, payable monthly,
  balance paid in full June 1997............................  $7,663   $    --
Less current maturities of long-term debt...................   7,663        --
                                                              ------   -------
                                                              $   --   $    --
                                                              ======   =======

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMITMENTS AND TRANSACTIONS WITH RELATED PARTIES

     The Company is obligated to stockholder of the Company under certain non-cancelable leases. The Company has an option to renew this lease for an additional five year period with rent renegotiated at that time but in no event for less than rent payable at March 31, 2005. These leases, which cover the lease of certain buildings, land and equipment provide for the following payments:

1998........................................................  $  180,000
1999........................................................     180,000
2000........................................................     202,500
2001........................................................     210,000
2002........................................................     210,000
Thereafter..................................................     472,500
                                                              ----------
Total minimum payments......................................  $1,455,000
                                                              ==========

     Total rent expense for leases with related parties for the years ended December 31, 1996 and 1997 was $149,600 and $180,000, respectively.

     The Company is a guarantor of a mortgage secured by the leased property referred to above. At December 31, 1996 and 1997, the unpaid balance of the mortgage amounted to $976,561 and $932,448, respectively. Until full payment and performance of all obligations of the borrower under the loan, borrower and guarantor must maintain certain financial ratios and covenants. Failure to do so would result in a default under the terms of the mortgage loan agreement. It is not practical to estimate the fair value of the above guarantee, however, the Company does not expect to incur any significant losses as a result of this guarantee.

     During 1996, the stockholder of the Company borrowed $480,661 from the Company and repaid it, including interest. In addition, the Company borrowed $143,000 from the stockholder during 1996, which was also repaid including interest.

9.  GOVERNMENTAL REGULATION

     Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

10.  EMPLOYEE BENEFIT PLAN

     The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full time employees that have been employed by the Company for one year and work at least 1,000 hours annually. Generally, employees can defer from 2% to 15% of their compensation and the Company can make matching contributions of a designated percentage at the Company's discretion. The amount charged against income for the Company's contributions to the plan for the years ended December 31, 1996 and 1997 was $16,105 and $15,248, respectively.

                   ROBERTSON OLDSMOBILE-CADILLAC, INC. D/B/A
                            MOSS ROBERTSON MAZDA AND
                              MOSS ROBERTSON ISUZU

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  SUBSEQUENT EVENT

     Subsequent to December 31, 1997, the stockholder of the Company signed an agreement to sell the stock of the Company. The agreement is subject to several conditions, including the manufacturers' approval of change in dealership management and ownership.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Day's Chevrolet, Inc.

     We have audited the accompanying balance sheets of Day's Chevrolet, Inc. as of December 31, 1996 and 1997, and the related statements of income and changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Day's Chevrolet, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 26, 1998

                             DAY'S CHEVROLET, INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                          -------------------------    MARCH 31,
                                                             1996          1997          1998
                                                          -----------   -----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.............................  $   917,181   $ 1,287,204   $ 1,447,609
  Accounts receivable...................................      707,353       849,913       835,636
  Inventories...........................................    8,095,756     8,113,893     7,787,102
  Prepaid expenses and other current assets.............        8,935         5,862         4,763
                                                          -----------   -----------   -----------
          Total current assets..........................    9,729,225    10,256,872    10,075,110
Property and equipment, net.............................    2,224,636       249,898       271,784
Other assets............................................      116,715       104,699       322,611
                                                          -----------   -----------   -----------
                                                          $12,070,576   $10,611,469   $10,669,505
                                                          ===========   ===========   ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Floor plan notes payable..............................  $ 7,864,591   $ 9,102,706   $ 8,975,041
  Note payable..........................................      273,295            --            --
  Accrued liabilities...................................      199,455       310,644       265,068
  Accounts payable......................................      482,918       333,965       229,553
                                                          -----------   -----------   -----------
          Total current liabilities.....................    8,820,259     9,747,315     9,469,662
Stockholders' equity:
  Class A voting common stock, $1 par value, 500,000
     shares authorized, 110,000 shares issued and
     outstanding........................................      110,000       110,000       110,000
  Additional paid-in capital............................       32,344        32,344        32,344
  Retained earnings.....................................    3,107,973       721,810     1,057,499
                                                          -----------   -----------   -----------
          Total stockholders' equity....................    3,250,317       864,154     1,199,843
                                                          -----------   -----------   -----------
                                                          $12,070,576   $10,611,469   $10,669,505
                                                          ===========   ===========   ===========

                            See accompanying notes.

                             DAY'S CHEVROLET, INC.

             STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS

                                                                             THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            MARCH 31,
                                              -------------------------   -------------------------
                                                 1996          1997          1997          1998
                                              -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)
Revenues:
  Vehicle sales.............................  $48,996,779   $50,587,196   $12,422,737   $11,856,249
  Parts and service.........................    9,525,159     9,339,883     2,218,446     2,348,378
  Finance, commission and other revenues....    1,489,104     1,404,902       327,307       390,916
                                              -----------   -----------   -----------   -----------
                                               60,011,042    61,331,981    14,968,490    14,595,543
Cost of sales:..............................
  Vehicle sales.............................   46,165,607    48,091,556    11,782,331    11,258,605
  Parts and service.........................    6,580,364     6,453,453     1,559,829     1,594,034
  Finance, commission and other revenues....      491,187       548,945       118,524       136,160
                                              -----------   -----------   -----------   -----------
                                               53,237,158    55,093,954    13,460,684    12,988,799
                                              -----------   -----------   -----------   -----------
Gross profit................................    6,773,884     6,238,027     1,507,806     1,606,744
Selling, general and administrative
  expenses..................................    5,076,021     5,178,182     1,235,273     1,258,291
                                              -----------   -----------   -----------   -----------
Income from operations......................    1,697,863     1,059,845       272,533       348,453
Interest expense............................      124,764       101,739        35,621        19,952
Interest income.............................        1,888         2,311           578           610
Other income (expense), net.................        7,365         5,812           552         6,578
                                              -----------   -----------   -----------   -----------
          Net income........................    1,582,352       966,229       238,042       335,689
Distributions to stockholders...............     (989,245)   (3,352,392)           --            --
Retained earnings at beginning of year......    2,514,866     3,107,973     3,107,973       721,810
                                              -----------   -----------   -----------   -----------
Retained earnings at end of year............  $ 3,107,973   $   721,810   $ 3,346,015   $ 1,057,499
                                              ===========   ===========   ===========   ===========

                            See accompanying notes.

                             DAY'S CHEVROLET, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            MARCH 31,
                                              -------------------------   -------------------------
                                                 1996          1997          1997          1998
                                              -----------   -----------   -----------   -----------
                                                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................  $ 1,582,352   $   966,229   $   238,042   $   335,689
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................      242,590       194,795        31,812        30,039
  Gain on disposal of property and
     equipment..............................       (1,008)           --            --            --
  Changes in assets and liabilities:
     Accounts receivable....................      (31,583)     (142,560)       (1,196)       14,277
     Inventories............................     (752,170)      (18,137)    2,304,166       326,791
     Prepaid expenses and other current
       assets...............................          854         3,073      (558,598)        1,099
     Other assets...........................       10,171        12,016      (644,490)     (217,912)
     Floor plan notes payable...............      414,653     1,238,115    (2,022,604)     (127,665)
     Accounts payable and accrued
       liabilities..........................       27,158       (37,764)      (27,119)     (149,988)
                                              -----------   -----------   -----------   -----------
          Net cash provided by (used in)
            operating activities............    1,493,017     2,215,767      (679,987)      212,330
INVESTING ACTIVITIES
Purchases of property and equipment.........     (332,027)      (52,611)       (8,630)      (51,925)
Proceeds on disposal of property and
  equipment.................................      188,290        31,483        16,868            --
                                              -----------   -----------   -----------   -----------
          Net cash used in investing
            activities......................     (143,737)      (21,128)        8,238       (51,925)
FINANCING ACTIVITIES
Principal payments on note payable..........     (252,288)     (273,295)      336,944            --
Dividends paid..............................     (989,245)   (1,551,321)           --            --
                                              -----------   -----------   -----------   -----------
          Net cash used in financing
            activities......................   (1,241,533)   (1,824,616)      336,944            --
                                              -----------   -----------   -----------   -----------
Increase (decrease) in cash and cash
  equivalents...............................      107,747       370,023      (334,805)      160,405
Cash and cash equivalents at beginning of
  the year..................................      809,434       917,181       917,181     1,287,204
                                              -----------   -----------   -----------   -----------
Cash and cash equivalents at end of the
  year......................................  $   917,181   $ 1,287,204   $   582,376   $ 1,447,609
                                              ===========   ===========   ===========   ===========

                            See accompanying notes.

                             DAY'S CHEVROLET, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS

     Day's Chevrolet, Inc. (the Company) is principally engaged in the business of selling and servicing new and used vehicles. The Company operates a Chevrolet dealership in Acworth, Georgia.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, contracts in transit pertaining to the sale of vehicles, and all highly liquid investments with an original maturity of three months or less at the date of purchase.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts is based on historical bad debt experience and management's periodic evaluation of individual accounts.

INVENTORIES

     All inventory is stated at the lower of cost or market. Cost of new vehicles and certain parts and accessories is determined using the last-in, first-out (LIFO) method. Cost of used vehicles and other parts and accessories is determined using the first-in, first-out (FIFO) method.

REVENUE RECOGNITION

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed. The Company generates ancillary revenues from its vehicle sales operation. Such revenues include finance fees, insurance fees, and warranty contract commissions.

     Finance fees represent revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution. Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with a vehicle on behalf of third-party insurance companies. Insurance and warranty commissions are recognized in income upon customer acceptance of the contract terms as evidenced by contract execution.

     The Company is charged back a portion of fees and commissions earned on finance or insurance contracts if the customer terminates a contract prior to its scheduled maturity. The estimated allowance for these chargebacks is based upon the Company's historical experience for prepayments or defaults on the finance and insurance contracts.

                             DAY'S CHEVROLET, INC.

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided predominately on the straight-line method over the estimated useful lives of the assets. The ranges of estimated useful lives are as follows:

Buildings...................................................  15-20 years
Furniture and fixtures......................................  5-7 years
Leasehold improvements......................................  5-18 years
Machinery and shop equipment................................  5-12 years
Rental cars.................................................  3 years

INCOME TAXES

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income.

     The pro forma provision for federal and state income taxes for the years ended December 31, 1996 and 1997 would be $608,227 and $640,359, respectively. The pro forma provision reflects amounts that would have been recorded had the Company's income been taxed for state and federal purposes as if it were a C Corporation.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of contracts in transit and accounts receivable. Also, at times, cash deposits in banks exceed the Federal Deposit Insurance Corporation insurance limit. Contracts in transit are for funds received shortly after the balance sheet date from contracts financed with financial institutions. Trade receivables principally result from extending short-term credit to a large number of customers and other automotive dealers located in the metropolitan Atlanta, Georgia area. Finance companies receivables are commissions on credit contracts of customers. Receivables also result from transactions with automotive manufacturers. Although the Company is directly affected by the economic conditions in the automotive industry, financial institutions, banks, its customers and the general economy of the metropolitan Atlanta, Georgia area, management does not believe significant credit risk exists.

MAJOR SUPPLIER

     The Company purchases substantially all of its new vehicles and parts inventory from automobile manufacturers/distributors at the prevailing prices charged by the manufacturers/distributors to all franchise dealers. The Company entered into an agreement ("Dealer Agreement") with the manufacturer. The Dealer Agreement generally limits the location of the dealership and includes manufacturer approval rights over changes in dealership management and ownership. The manufacturer is also entitled to terminate the Dealer Agreement if the dealership is in material breach of its terms.

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expense was $379,209 and $393,487 for the years ended December 31, 1996 and 1997, respectively.

                             DAY'S CHEVROLET, INC.

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company considers the carrying amounts of significant classes of financial instruments on the balance sheet, including cash and contracts in transit and note payable to be reasonable estimates of fair value. Fair value of the Company's debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of arrangements.

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements as of March 31, 1998 and the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

2.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Parts, service and wholesale................................  $494,572   $547,203
Factory.....................................................   173,143    234,851
Finance companies...........................................    38,348     65,407
Employees...................................................     1,290      2,452
                                                              --------   --------
                                                              $707,353   $849,913
                                                              ========   ========

3.  INVENTORIES

     Inventories consist of the following at December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
New vehicles................................................  $6,443,653   $7,297,211
Used vehicles...............................................   2,484,732    2,000,929
Parts, accessories and other................................     645,131      608,065
                                                              ----------   ----------
                                                               9,573,516    9,906,205
Less LIFO reserve...........................................   1,477,760    1,792,312
                                                              ----------   ----------
                                                              $8,095,756   $8,113,893
                                                              ==========   ==========

                             DAY'S CHEVROLET, INC.

4.  PROPERTY AND EQUIPMENT

     During 1997, the Company made a distribution of land and buildings to the stockholders. This is described further in Note 8. A summary of plant and equipment is as follows as of December 31, 1996 and 1997:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Land........................................................  $  496,906   $       --
Buildings...................................................   1,948,790           --
Machinery and shop equipment................................     434,448      437,768
Furniture and fixtures......................................     297,914      306,321
Rental cars and company vehicles............................     410,944      414,515
                                                              ----------   ----------
                                                               3,589,002    1,158,604
Less accumulated depreciation...............................   1,364,366      908,706
                                                              ----------   ----------
                                                              $2,224,636   $  249,898
                                                              ==========   ==========

5.  FLOOR PLAN NOTES PAYABLE

     Floor plan notes payable consist of a note payable with a financial institution. Floor plan notes payable are secured by certain new and used vehicles. The floor plan arrangement permits the Company to borrow up to $11,000,000 for 1996 and 1997, restricted by new and used vehicle levels. The notes are generally due within ten days of the vehicle being sold or after the vehicle has been in inventory for one year for new vehicles and after three months for used vehicles.

     The notes bear interest based on contractual rates which were 9.25% and 9.5% at December 31, 1996 and 1997, respectively. During 1996 and 1997, total cash paid for interest on floor plan notes payable and note payable was $124,764 and $101,739, respectively.

6.  NOTE PAYABLE

     The Company's note payable to GMAC, bearing interest at 9.25%, payable monthly, was paid in full in December 1997.

7.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Salaries, wages, bonus and vacation.........................  $     --   $    150
Finance reserve.............................................    50,000     50,000
Other accrued liabilities...................................   149,455    260,494
                                                              --------   --------
                                                              $199,455   $310,644
                                                              ========   ========

8.  COMMITMENTS AND TRANSACTIONS WITH RELATED PARTIES

     The Company declared a dividend of its land and buildings which was transferred to the stockholder, effective September 1, 1997. The land and buildings were transferred at book values of $496,906 and $1,318,665, respectively. In addition, the Company leased certain land and buildings from the stockholders, effective September 1, 1997. The lease, which is cancelable by either the Company or the stockholders at any

                             DAY'S CHEVROLET, INC.

8.  COMMITMENTS AND TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

time prior to its expiration in February 1999, requires monthly payments of $21,667. At December 31, 1997, the Company owed the stockholders $86,667 for rent relating to this lease.

9.  GOVERNMENTAL REGULATION

     Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures of the control and disposition of such wastes comply with applicable federal and state requirements.

10.  EMPLOYEE BENEFIT PLAN

     The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full time employees. The Company matches the employees' contributions of up to four percent of compensation at the rate of $0.25 per $1.00. The Company's contributions generally vest over 6 years. The amount charged against income for the Company's contributions to the plan for the years ended December 31, 1996 and 1997 was $3,646 and $4,749, respectively.

11.  SUBSEQUENT EVENT

     Subsequent to December 31, 1997, the stockholders of the Company signed an agreement to sell the stock of the Company. The agreement is subject to several conditions, including the manufacturers' approval of change in dealership management and ownership.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder
South Financial Corporation
Gainesville, Florida

     We have audited the accompanying balance sheets of South Financial Corporation as of December 31, 1997 and 1996, and the related statements of operations and retained earnings, and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of South Financial Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Financial Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                                /s/  DAVIS, MONK & COMPANY

Gainesville, Florida
February 12, 1998

                          SOUTH FINANCIAL CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                 1997          1996
                                                              -----------   -----------
                                        ASSETS
Finance receivables, net....................................  $12,846,772   $17,141,343
Cash........................................................       64,076         4,184
Other receivables...........................................       38,131        45,089
Due from affiliated companies...............................           --       350,000
Repossessions in liquidation................................      309,587            --
Property and equipment, net.................................      225,980       286,816
Deposits....................................................       19,991        22,101
Prepaid expenses............................................           --        10,022
                                                              -----------   -----------
          Total assets......................................  $13,504,537   $17,859,555
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Contractual obligations payable to dealers on finance
     contracts..............................................  $   726,678   $ 3,919,205
  Senior debt...............................................   11,461,888    11,647,230
  Subordinated debt.........................................      294,872       967,430
  Accounts payable and accrued expenses.....................       93,769        16,771
  Deferred tax liability, net...............................      266,486       405,746
                                                              -----------   -----------
          Total liabilities.................................   12,843,693    16,956,382
Stockholder's Equity:
  Common stock, $.05 par value per share, 10,000 shares
     authorized, 1 share issued and outstanding.............            1             1
  Additional paid-in capital................................          654           654
  Retained earnings.........................................      660,189       902,518
                                                              -----------   -----------
          Total stockholder's equity........................      660,844       903,173
                                                              -----------   -----------
          Total liabilities and stockholder's equity........  $13,504,537   $17,859,555
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                          SOUTH FINANCIAL CORPORATION

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                1997         1996         1995
                                                             ----------   ----------   ----------
Revenues:
  Interest, fees and loan discount income..................  $4,631,852   $5,447,343   $3,165,858
  Insurance commissions....................................     110,814      275,749       21,430
                                                             ----------   ----------   ----------
          Total revenues...................................   4,742,666    5,723,092    3,187,288
Expenses and losses:
  Interest expense.........................................   1,420,125    1,416,083      978,003
  Salaries and personnel costs.............................   2,063,241    2,091,580    1,192,368
  Dealer incentives........................................          --        8,830       13,397
  Loss on asset disposals..................................      20,151           --           --
  Depreciation.............................................      67,004       58,042       28,702
  Other operating expenses.................................     758,618      882,507      545,071
  Provision for credit losses..............................     795,116      525,281           --
                                                             ----------   ----------   ----------
          Total expenses and losses........................   5,124,255    4,982,323    2,757,541
                                                             ----------   ----------   ----------
Income (loss) before income taxes..........................    (381,589)     740,769      429,747
Income tax benefit (expense)...............................     139,260     (306,949)    (150,548)
                                                             ----------   ----------   ----------
          Net income (loss)................................    (242,329)     433,820      279,199
Retained earnings, beginning of year, as previously
  reported.................................................     902,518      468,698      103,738
Prior period adjustment....................................          --           --       85,761
                                                             ----------   ----------   ----------
Retained earnings, beginning of year, as restated..........     902,518      468,698      189,499
                                                             ----------   ----------   ----------
Retained earnings, end of year.............................  $  660,189   $  902,518   $  468,698
                                                             ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                          SOUTH FINANCIAL CORPORATION

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997           1996           1995
                                                       ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................................  $   (242,329)  $    433,820   $    279,199
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Provision for credit losses........................       795,116        525,281             --
  Loss on asset disposal.............................        20,151             --             --
  Depreciation.......................................        67,004         58,042         28,702
  Deferred taxes.....................................      (139,260)       204,159        (75,521)
  Changes in:
     Unearned income.................................    (1,080,484)     1,112,404             --
     Other receivables and assets....................        19,090        (40,998)      (308,923)
     Due from affiliated companies...................            --         64,861         63,356
     Contractual obligations payable to dealers......    (1,301,293)    (1,221,267)     1,703,128
     Due to affiliated companies.....................            --         39,535             --
     Accounts payable and accrued expenses...........        76,998        (20,413)        13,031
     Income taxes....................................            --             --        205,751
                                                       ------------   ------------   ------------
          Net cash provided by (used in) operating
            activities...............................    (1,785,007)     1,155,424      1,908,723
                                                       ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Finance contracts originated.........................    (9,305,267)   (12,231,702)   (16,288,429)
Principal payments received on finance contracts.....    11,684,385      7,502,004      8,896,552
Advances to affiliated companies.....................            --             --       (894,747)
Payments received from affiliated companies..........            --             --        656,412
Acquisition of property and equipment................       (26,319)      (128,778)      (188,861)
                                                       ------------   ------------   ------------
          Net cash provided by (used in) investing
            activities...............................     2,352,799     (4,858,476)    (7,819,073)
                                                       ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments to investors................................      (139,853)       (49,810)      (118,651)
Advances from investors..............................            --         37,926        768,482
Borrowings from lending institutions.................    12,193,000     16,839,000     13,833,242
Payments to lending institutions.....................   (12,378,342)   (13,354,994)    (8,545,019)
Net advances from stockholder........................            --        170,441         58,491
Net payments to stockholder..........................      (182,705)            --        (41,331)
                                                       ------------   ------------   ------------
          Net cash provided by (used in) financing
            activities...............................      (507,900)     3,642,563      5,955,214
                                                       ------------   ------------   ------------
          Net increase (decrease) in cash............        59,892        (60,489)        44,864
Cash, beginning of year..............................         4,184         64,673         19,809
                                                       ------------   ------------   ------------
Cash, end of year....................................  $     64,076   $      4,184   $     64,673
                                                       ============   ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest (none capitalized)........................  $  1,420,125   $  1,416,083   $    992,341
                                                       ============   ============   ============
  Income taxes.......................................  $         --   $     40,510   $     20,500
                                                       ============   ============   ============

   The accompanying notes are an integral part of these financial statements.

                          SOUTH FINANCIAL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     South Financial Corporation (SFC) is a finance company licensed by the State of Florida as a sales finance company. It has one stockholder, Mr. Thomas Murphy (the Stockholder). In January, 1998, the Stockholder sold 100% of his interest in SFC to Boomershine, Inc. of Atlanta, Georgia.

     The primary business conducted by SFC is to purchase from retail automobile dealers (dealers) sales contracts of substandard credit arising from the sale of used automobiles. At December 31, 1997, dealers are located in Florida (62%), North Carolina (21%) and Tennessee (17%). Beginning in 1997, the receivables are purchased without recourse. However, prior to 1997, some receivables were purchased with recourse. Such contracts are obtained after advancing the dealer 25% to 75% of the principal amount financed on installment sales contracts. As collateral for each receivable purchased, SFC obtains a security interest in the vehicle. In the event of default, SFC has the right to take possession of the vehicle. At that time, SFC has the right to resell the vehicle at a public or private sale. Contract terms average approximately 35 months and do not exceed 48 months.

FINANCE RECEIVABLES

     Finance receivables are carried at the sales contract's unpaid balance including finance charges. Deferred loan costs are added to the receivable balance. Deferred finance income, deferred commissions on credit life, deferred origination fees and purchase discounts are deducted from the balance of finance receivables. Any discounts on contracts acquired by SFC for less than the face value are amortized to income over the period of the payments to be received using the interest method.

     When contracts are purchased, the allowance for loan losses is increased by a portion of the purchase discount. The allowance is decreased by the amount of chargeoffs, net of recoveries on repossessed collateral. Management records a charge to income when the allowance is not considered sufficient to cover estimated losses in the portfolio. In evaluating the level of the allowance for loan losses, management considers the existence of impairment in the loan portfolio. This analysis is performed at the portfolio level as the loans in the portfolio are smaller balance, homogeneous loans to customers. Management's periodic estimates of the adequacy of the allowance are based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. It is reasonably possible that these estimates could be revised due to changes in the related circumstances.

     For approximately 30% of the portfolio at December 31, 1997, SFC has agreements with the automobile dealers that contain terms to hold the dealer responsible for all defaults on related installment contracts. When management believes that collectibility of these loans is unlikely, losses are first charged against any obligation payable to dealers.

CASH

     Cash consists solely of bank deposits which are fully insured by the Federal Deposit Insurance Corporation.

PROPERTY AND EQUIPMENT AND DEPRECIATION

     Property and equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method.

                          SOUTH FINANCIAL CORPORATION

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REPOSSESSIONS IN LIQUIDATION

     Repossessions in liquidation are carried at the vehicle's fair value minus estimated costs to sell. They represent contracts that have been charged off and where SFC is proceeding to repossess the vehicle. SFC estimates the carrying value of repossessions based on historical averages of the number of vehicles that can be repossessed and the net amount that can be recovered.

CONTRACTUAL OBLIGATIONS PAYABLE TO DEALERS

     In addition to advancing to dealers from 25% to 75% of principal amounts financed, prior to 1997, SFC entered into arrangements with dealers whereby reserves are established to protect SFC from potential losses associated with financing of sales finance contracts. As part of SFC's agreement with the dealers, a portion of the proceeds of finance contracts is retained by SFC and is available to SFC to offset any losses on specific accounts.

LOAN ORIGINATION FEES AND INSURANCE COMMISSIONS

     Fees received and direct costs incurred for the origination of loans as well as insurance commissions on credit life policies are deferred and amortized to interest income over the contractual lives of the loans using the interest method. Insurance commissions on warranty policies are deferred and amortized over the life of the insurance policy (6 months). Unamortized fee and commission income amounts are recognized in income at the time the loans are sold or paid in full.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the basis of finance receivables for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires SFC to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

                          SOUTH FINANCIAL CORPORATION

2.  FINANCE RECEIVABLES

     The following schedule displays contractual annual maturities of retail automobile contracts, including interest, and a reconciliation of total contracts receivable to net finance receivables reported on the balance sheets.

                                                                 1997          1996
                                                              -----------   -----------
Due Within:
  One year..................................................  $10,660,721   $11,111,293
  Two years.................................................    7,135,926     7,412,544
  Three years...............................................    2,662,948     3,885,017
  Four years................................................      146,003       575,862
                                                              -----------   -----------
          Total.............................................   20,605,598    22,984,716
  Unearned finance income...................................   (4,769,768)   (5,739,915)
  Unearned insurance commissions............................      (80,632)     (103,458)
  Unearned discount income..................................     (959,529)           --
  Deferred loan origination costs...........................       87,511            --
                                                              -----------   -----------
  Amortized cost of contracts financed......................   14,883,180    17,141,343
  Allowance for doubtful accounts...........................   (2,036,408)           --
                                                              -----------   -----------
  Finance receivables, net..................................  $12,846,772   $17,141,343
                                                              ===========   ===========

     Because a certain portion of contracts receivable will be repaid before or extended after the contractual maturity dates or charged back to dealers, the annual maturities stated are not to be regarded as a forecast of future cash collections. At December 31, 1997, 1996 and 1995, accrued interest income of $370,246, $321,616 and $112,844, respectively, was included in the finance receivable balance. Approximately 3,940, 4,100 and 3,500 contracts were being serviced by SFC at December 31, 1997, 1996 and 1995, respectively.

     Contracts deemed uncollectible by management are first charged back to balances owed by SFC to dealers, if any. Any excess of uncollectible amounts over amounts due to dealers is charged to the provision for credit losses. The amount of contracts written off in 1997, 1996 and 1995, net of recoveries, was $7,285,753 (including $677,564 pertaining to chargebacks against dealers under recourse arrangements), $10,165,878 and $4,832,587, respectively. This amount approximated 16.8% and 21% of the gross value of contracts (principal and interest) owned and originated in 1997 and 1996, respectively. SFC incurred credit losses of $795,116 in 1997 and $525,281 in 1996 as a result of the above mentioned charge backs.

     The following schedule displays the change in allowance for doubtful accounts during 1997:

Beginning balance...........................................  $        --
Provision for credit losses.................................      795,116
Allocation of unearned discount.............................    7,849,481
Charge offs, net of recoveries..............................   (6,608,189)
                                                              -----------
                                                              $ 2,036,408
                                                              ===========

     Prior to 1997, finance receivables were purchased from dealers on (a) a recourse basis or (b) subject to a holdback arrangement whereby an agreed-upon percentage of the loan purchase price was retained (held back) by SFC. This holdback amount was used by SFC to offset future credit losses in the portfolio of loans purchased from each dealer.

     Early in 1997, SFC began purchasing finance receivables solely on a non-recourse discount basis. Under this arrangement, SFC purchases the receivables at a discount with no future obligation to the dealers. In addition, since the receivable are non-recourse, SFC retains full risk for any credit loss.

                          SOUTH FINANCIAL CORPORATION

2.  FINANCE RECEIVABLES (CONTINUED)

     Management of SFC periodically assesses whether the recourse and holdback arrangements adequately provide for anticipated credit losses. As a result of the change in the mix of loan types originated and purchased by SFC, management established an allowance for doubtful accounts in early 1997 to cover potential credit losses in its existing loan portfolio. The timing of this event coincided with SFC's decision to purchase finance receivables on the non-recourse discount basis.

     Since 1996, finance receivables subject to dealer recourse are charged against the allowance for doubtful accounts when and if the dealer is unwilling or unable to meet its recourse obligation. Finance receivables subject to a holdback reserve arrangement are charged against the allowance for doubtful accounts when the cumulative loss per dealer exceeds the amount in holdback for that dealer.

     Prior to 1997, credit losses on recourse deals were generally recovered from the dealer. On holdback deals, credit losses reduced the holdback amounts due to the dealer. Losses were recognized 1) for recourse deals, when the dealer did not meet its obligation and 2) for holdback deals, when the cumulative loss per dealer exceeded the amount in holdback for that dealer.

     Finance receivables purchased on a non-recourse discount basis are charged off against the allowance for doubtful accounts when the amount exceeds 60 days past due or earlier if management concludes that collection is unlikely.

     Amounts charged back to dealers under recourse arrangements totaled $1,853,845 and $677,564 in 1996 and 1997, respectfully.

     The following is a presentation of the components of the finance receivables as of the date indicated:

                                                                 AS OF DECEMBER 31,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
Dealer recourse receivables.................................  $ 1,126,862   $ 2,150,288
Holdback receivables........................................    3,636,134    14,991,055
Non-recourse discount receivables...........................   10,120,184            --
                                                              -----------   -----------
                                                              $14,883,180   $17,141,343
                                                              ===========   ===========

3.  PROPERTY AND EQUIPMENT

                                                ESTIMATED USEFUL
                                                 LIFE IN YEARS       1997           1996
                                                ----------------   ---------      ---------
Furniture and fixtures........................        5-7          $ 137,569      $ 178,445
Leasehold improvements........................          7            149,970        140,672
Computer equipment............................          5             69,782         69,781
                                                                   ---------      ---------
                                                                     357,321        388,898
Less: Accumulated depreciation................                      (131,341)      (102,082)
                                                                   ---------      ---------
          Property and Equipment, net.........                     $ 225,980      $ 286,816
                                                                   =========      =========

4.  SENIOR DEBT

     Senior debt is comprised of the following at December 31:

                                                                 1997          1996
                                                              -----------   -----------
Secured revolving note payable to General Electric Capital
  Corporation (G. E. Capital)...............................  $11,461,888   $11,647,230
                                                              ===========   ===========

                          SOUTH FINANCIAL CORPORATION

4.  SENIOR DEBT (CONTINUED)

     The G.E. Capital revolving credit note is secured by finance contracts assigned to G.E. Capital as well as all other assets of SFC. All contract collections are remitted directly to G.E. Capital and applied towards the outstanding loan balance. Under the loan and security agreement, SFC may borrow up to $15,000,000 by obtaining advances of 90% on SFC's net investment in all eligible finance contracts. The loan, which is guaranteed by the stockholder, matures September 18, 1998, with provision for automatic annual renewals unless terminated by either party. The loan bears interest at the LIBOR rate plus 5.1% and 5.6%, which resulted in a rate of 10.81% and 10.997% at December 31, 1997 and 1996, respectively.

     Primarily due to reserve adjustments made at year end December 31, 1997, SFC was unable to meet certain financial ratio covenants and was in violation of its credit agreement with G.E. Capital. Provisions of the credit agreement state that in event of default, G. E. Capital has the option to make all notes and loans due and owing immediately and to seize control of all assets to liquidate these obligations. In a letter dated February 25, 1998, G. E. Capital has waived compliance with the following covenants effective for the period from December 31, 1997 through June 1, 1998:

         Debt ratio not to exceed 4.3 to 1
         Interest coverage of at least 1.5 to 1

Management plans to receive additional capital contributions from its parent company and expects that interest coverage will be adequate due to improved operations.

5.  SUBORDINATED DEBT

     The following obligations have no stated maturities. Payment of principal is postponed and subordinated to all payment obligations of SFC under the G. E. Capital loan.

                                                                1997       1996
                                                              --------   --------
Note payable to Investors Equity Corporation................  $291,122   $353,514
Note payable to HW Investments..............................        --    350,000
Due to stockholder..........................................     3,750    186,455
Due to South Funding Corporation............................        --     39,535
Note payable to Ed Tillman Auto Sales on Cassat, Inc........        --     37,926
                                                              --------   --------
          Total subordinated debt...........................  $294,872   $967,430
                                                              ========   ========

     The note payable to Investors Equity Corporation is unsecured and is owed to an entity in which the Stockholder also owns a 50% interest. The note bears interest at 18% (27.2%), payable monthly, as of December 31, 1997 (1996).

     The note payable to HW Investments is unsecured and is used to collateralize future borrowing through SFC for the benefit of South Financial Floorplan, Corp., a related party. The note bears interest at 15% annually. This note payable was repaid during 1997.

     SFC leases Corporate office space from the Stockholder. Total rent expense paid under these leases for 1997, 1996 and 1995 was $27,000, $31,500 and $29,729, respectively. Other transactions, combined with those related to rent expense, result in $3,750 and $186,455 due to the Stockholder at December 31, 1997 and 1996, respectively.

     South Funding Corporation is owned by an officer of SFC. The above amount due to South Funding Corporation was advanced to SFC on a short-term basis and was repaid in 1997.

     Ed Tillman Auto Sales on Cassat, Inc. (Tillman) and SFC entered into an agreement whereby Tillman would sell SFC certain receivables with full recourse. SFC is entitled, under the terms of the agreement, to

                          SOUTH FINANCIAL CORPORATION

5.  SUBORDINATED DEBT (CONTINUED)
9.5% of the gross principal balance of the installment payments collected. In addition, SFC may advance Tillman up to $500,000 to the extent of any outstanding dealer reserves. This note payable was repaid during 1997.


6.  CONTRACTUAL OBLIGATIONS PAYABLE TO DEALERS



     Following is an analysis of contractual obligations payable to dealers for the years ended December 31, 1995, 1996 and 1997:



                                                          RECOURSE      HOLDBACK
                                                          ACCOUNTS      ACCOUNTS        TOTAL
                                                         -----------   -----------   ------------
Balance at January 1, 1995.............................  $ 2,643,498   $   793,846   $  3,437,344
  Additions, net of payments to dealers for complying
     loans.............................................      266,047     6,269,668      6,535,715
  Charge-backs.........................................     (495,340)   (4,337,247)    (4,832,587)
                                                         -----------   -----------   ------------
Balance at December 31, 1995...........................    2,414,205     2,726,267      5,140,472
  Additions, net of payments to dealers for complying
     loans.............................................      566,930     8,377,681      8,944,611
  Charge-backs.........................................   (1,853,845)   (8,312,033)   (10,165,878)
Balance at December 31, 1996...........................    1,127,290     2,791,915      3,919,205
  Additions, net of payments to dealers for complying
     loans.............................................      276,952       127,289        404,241
  Charge-backs.........................................     (677,564)   (2,194,962)    (2,872,526)
  Transfer to allowance for doubtful accounts..........           --      (724,242)      (724,242)
                                                         -----------   -----------   ------------
Balance at December 31, 1997...........................  $   726,678   $        --   $    726,678
                                                         ===========   ===========   ============



7.  INCOME TAXES


     The following reconciliation displays the relationship between income
(loss) before income taxes and operating tax income (loss).

                                                      1997          1996         1995
                                                   -----------   -----------   ---------
Income (loss) before income taxes................  $  (381,589)  $   740,769   $ 429,747
Permanent differences............................       10,231        11,485       8,748
Temporary differences............................     (812,697)   (1,430,443)   (349,373)
                                                   -----------   -----------   ---------
Operating tax income (loss)......................  $(1,184,055)  $  (678,189)  $  89,122
                                                   ===========   ===========   =========

     The operating tax loss may be offset against future taxable income. If not used, the carryforward will expire in the year 2012.

     The temporary differences consist primarily of losses recognized on individual finance contracts which are permitted as deductions from taxable income. Other differences include the deferral amounts associated with non-refundable loan origination fees and commissions received on credit life policies over the life of the contract in accordance with generally accepted accounting principles.

     The net deferred tax liability is comprised of the following:

                                                                1997        1996
                                                              ---------   ---------
Deferred tax liability......................................  $ 959,374   $ 654,613
Deferred tax asset..........................................   (692,888)   (248,867)
                                                              ---------   ---------
          Deferred tax liability, net.......................  $ 266,486   $ 405,746
                                                              =========   =========

                          SOUTH FINANCIAL CORPORATION

7.  INCOME TAXES (CONTINUED)

     Measurement of the provision for income taxes is based on the statutory rate of 34% for federal taxes and approximately 5.5% for state taxes.


8.  TRANSACTIONS WITH RELATED PARTIES


     The following schedule displays transactions with related parties during the years ended December 31, 1997 and 1996:

                                                                         SOUTH
                                                             SOUTH     FINANCIAL
                                            SUPER STAFF,   FINANCIAL   FLOORPLAN,
                                EQUILEASE       INC.       SERVICES       INC.         TOTAL
                                ---------   ------------   ---------   ----------   -----------
Due from related parties,
  December 31, 1995...........  $     --    $        --    $     --    $ 414,861    $   414,861
Advances......................    23,292      1,817,821      28,587       30,525      1,900,225
Payments and other reductions
  in amounts due..............   (23,292)    (1,817,821)    (28,587)     (95,386)    (1,965,086)
                                --------    -----------    --------    ---------    -----------
Due from related parties,
  December 31, 1996...........        --             --          --      350,000        350,000
Obligations accrued...........        --     (1,852,767)         --           --     (1,852,767)
Cash payments (receipts)......        --      1,762,999          --     (350,000)     1,412,999
                                --------    -----------    --------    ---------    -----------
Due to related parties,
  December 31, 1997...........  $     --    $   (89,768)   $     --    $      --    $   (89,768)
                                ========    ===========    ========    =========    ===========

     SFC leases certain computer equipment from Equilease, another company wholly-owned by the Stockholder.

     SFC leases all its employees, except for the Stockholder, from Super Staff, Inc., another company wholly-owned by the Stockholder. The amount due to Super Staff, Inc. is included in Accounts payable and accrued expenses.

     Included in transactions with South Financial Services is $24,375 for rent of SFC's branch office in Gainesville, Florida.

     South Financial Floorplan, Inc. finances floorplans for automobile dealers.

                          SOUTH FINANCIAL CORPORATION

9.  OPERATING LEASES


     Certain office space is rented under operating leases. Certain leases include options for renewal. Total rent expense for 1997, 1996 and 1995, was $143,450, $147,131 and $118,598, respectively. Future minimum lease payments under operating leases with an initial or remaining noncancelable term in excess of one year at December 31, 1997 are as follows:

1998........................................................  $ 97,428
1999........................................................    78,373
2000........................................................    67,013
2001........................................................    55,434
2002........................................................    55,434
                                                              --------
          Total.............................................  $353,682
                                                              ========


10.  PRIOR PERIOD ADJUSTMENT


     Retained earnings at the beginning of 1995 has been restated by $85,761. SFC has corrected its method of computing interest income under the interest (actuarial) method. The correction increased interest revenue for the years prior to 1995 by $136,780, net of Federal and State taxes of $51,019.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, OR AN OFFER TO, OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................     3
Risk Factors..........................    16
The Merger............................    33
The Acquisitions......................    33
Use of Proceeds.......................    37
Dividend Policy.......................    37
Capitalization........................    38
Dilution..............................    39
Selected Financial Data...............    40
Pro Forma Combined and Condensed
  Financial Data......................    42
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    50
Business..............................    79
Management............................   101
Principal Shareholders................   109
Certain Transactions..................   110
Description of Capital Stock..........   111
Shares Eligible for Future Sale.......   116
Certain United States Federal Tax
  Considerations for Non-United States
  Holders.............................   117
Underwriting..........................   120
Legal Matters.........................   122
Experts...............................   122
Additional Information................   122
Index to Financial Statements.........   F-1


                             ---------------------
  UNTIL           , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                5,500,000 SHARES

                        (SUNBELT AUTOMOTIVE GROUP LOGO)

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS

                            ------------------------

                                RAYMOND JAMES &
                                ASSOCIATES, INC.
                                     , 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate (except for the SEC, NASD and Nasdaq fees) of the fees and expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions.


                                                                AMOUNT
                                                              ----------
SEC Registration Fee........................................  $   20,525
NASD Filing Fee.............................................       7,457
Legal fees and expenses.....................................     800,000
Nasdaq National Market Listing Fee..........................      63,725
Accounting fees and expenses................................   1,545,000
Blue Sky fees and expenses..................................       5,000
Printing expenses...........................................     500,000
Transfer Agent Fees.........................................       5,000
Miscellaneous...............................................      53,293
                                                              ----------
          Total.............................................  $3,000,000
                                                              ==========



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Articles of Incorporation of the Registrant provide that the Registrant shall indemnify any person to the extent prescribed by the Georgia Business Corporation Code (the "GBCC").

     Section 14-2-851 of the GBCC authorizes, inter alia, a corporation to indemnify any person ("Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in (in the case of conduct in his official capacity) or not opposed to (in all other instances) the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 14-2-851 further provides that a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the GBCC; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition to the indemnifications set forth above, Section 14-2-857 of the GBCC states that a corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is a party to a proceeding because he or she is an officer, employee or agent of the corporation to the extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (1) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distribution; or (4) receipt of an improper personal benefit. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 14-7-855 of the GBCC provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) shareholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or by a majority of the members of a committee of two or more disinterested directors appointed by vote, or (iii) special legal counsel if a quorum of disinterested directors so directs or, if there are fewer than two disinterested directors, selected by the Board of Directors. Section 14-2-859 of the GBCC provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 14-2-858 of the GBCC also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Part 5 of Article 8 of the GBCC. The Company intends to purchase and maintain a directors' and officers' liability policy for such purposes.

     In accordance with Section 14-2-202 of the GBCC, the Articles of Incorporation of the Registrant set forth a provision which eliminates the personal liability of directors to the Registrant or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, provided, however, that no provision eliminates or limits the liability of a director; (1) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for liability in connection with unlawful distributions; or (4) for any transaction from which the director received an improper personal benefit; provided that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.


     Reference is made to Section 8 of the Underwriting Agreement (Exhibit 1.1) which provides for indemnification by the Underwriter of the Registrant, its officers and directors.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information, as of the closing date of this Offering, regarding all sales of unregistered securities of the Registrant during the past three years. All such shares were issued in reliance upon an exemption or exemptions from registration under the Securities Act by reason of
Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. In connection the transactions for which an exemption is claimed pursuant to Section 4(2) of the Securities Act or Regulation D, the securities were sold to a limited number of persons, such persons were provided access to all relevant information regarding the Registrant and/or represented to the Registrant that they were "sophisticated" investors, and such persons represented to the Registrant that the shares were purchased for investment purposes only and with no view toward distribution. In connection with the issuances of securities for which an exemption is claimed pursuant to Rule 701, the securities have been offered and issued by the Registrant to executive officers, employees and consultants for compensating purposes pursuant to written plans or arrangements.

     - As of December 18, 1997, as part of the original organization of the Company, the Registrant issued to each of Walter M. Boomershine, Jr., Charles K. Yancey and Stephen C. Whicker 2,000 shares each of common stock of the Company in exchange for $1,000 in cash from each such shareholder.

     - In connection with the Merger, the Registrant will to issue up to an aggregate of 3,800,160 shares of its common stock to the current shareholders of Boomershine Automotive.

     - In connection with the Collision Centers USA Acquisition, the Registrant issued to James E. L. Peters stock options to purchase 5,000 shares of the Registrant's common stock.

     - The Registrant will issue the following shares of its common stock to the following persons in connection with the Acquisitions: (i) 385,000 shares to the shareholders of the Wade Ford Acquisition in exchange for all of their interest in Wade Ford, Inc. and Wade Ford Buford, Inc., which sale occurred as of November 21, 1997; (ii) 577,500 shares to the shareholders of Day's Chevrolet in exchange for all of their interest in Day's Chevrolet, Inc., which sale occurred as of March 3, 1998; and (iii) 40,000 shares to E. Moss Robertson, Jr. in exchange for all of his interest in Robertson Oldsmobile-Cadillac, Inc., which sale occurred as of March 1, 1998.

     - On January 8, 1998, the Registrant issued to three of its officers, pursuant to the Registrant's Incentive Stock Plan, options to purchase an aggregate of 425,000 shares of the Registrant's common stock.

     - On March 13, 1998, the Registrant issued warrants to purchase 50,000 shares of the Registrant's common stock to a consulting firm that has rendered financial and accounting services to the Registrant in connection with this Offering.

     - On April 22, 1998, the Registrant issued to four of its executive officers, pursuant to the Registrant's Incentive Stock Plan, options to purchase an aggregate of 850,000 shares of the Registrant's common stock.

     - On April 22, 1998, the Registrant issued to three of its officers, pursuant to employment agreements with each of those officers, an aggregate of 249,202 shares of the Registrant's common stock. Such securities are subject to a risk of forfeiture in the event such officers' employment with the Company is terminated.

     - On the effective date of this Offering, the Registrant will issue to six of its executive officers and employees, pursuant to the Registrant's Incentive Stock Plan, options to purchase an aggregate of 317,000 shares of the Registrant's common stock.

ITEM 16.  EXHIBITS




EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1**     --  Form of Underwriting Agreement.
 2.1       --  Stock Purchase Agreement among Boomershine Automotive Group,
               Inc., Sunbelt Automotive Group, Inc., BAG Georgia III, Inc.,
               Jay Automotive Group, Inc. and the shareholders of Jay
               Automotive Group, Inc., dated January 5, 1998, as amended on
               March 23, 1998, as assigned on March 31, 1998, as further
               amended on July 31, 1998.
 2.2       --  Agreement and Plan of Merger and Reorganization among
               Boomershine Automotive Group, Inc., BAG Georgia I, Inc., BAG
               Georgia II, Inc., Wade Ford, Inc., Wade Ford Buford, Inc.
               and the shareholders of Wade Ford, Inc. and Wade Ford
               Buford, Inc., dated November 21, 1997, as amended on January
               19, 1998, as further amended on March 31, 1998, as further amended on April 28, 1998, and as further amended on July
               31, 1998.
 2.3**     --  Stock Purchase Agreement among Sunbelt Automotive Group,
               Inc., Boomershine Automotive Group, Inc., Robertson
               Oldsmobile-Cadillac, Inc. and the shareholders of Robertson
               Oldsmobile-Cadillac, Inc., dated March 1, 1998.
 2.4       --  Agreement and Plan of Merger and Reorganization among
               Sunbelt Automotive Group, Inc., BAG Georgia IV, Inc., Day's
               Chevrolet, Inc. and the shareholders of Day's Chevrolet,
               Inc., dated March 3, 1998, as amended on July 31, 1998.
 2.5**     --  Stock Purchase Agreement among Sunbelt Automotive Group,
               Inc., BAG Tennessee II, Inc., Grindstaff, Inc. and the
               shareholders of Grindstaff, Inc., dated December 27, 1997, as amended on February 24, 1998.
 2.6**     --  Asset Purchase Agreement among Boomershine Automotive Group,
               Inc., BAG North Carolina I, Inc., Hones, Inc. and the
               shareholders of Hones, Inc., dated December 11, 1997, as
               assigned on January 8, 1998, as amended on January 31, 1998, and as further amended on March 27, 1998.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 2.7**     --  Stock Purchase Agreement among BAG Florida II, Inc. and the shareholder of South Financial Corporation, dated December
               23, 1997.
 2.8**     --  Stock Purchase Agreement among Boomershine Collision
               Centers, Inc. and the shareholder of Southlake Collision
               Centers, Inc., Southlake Collision Henry County, Inc. and
               Southlake Collision Cobb Parkway, Inc., dated November 6,
               1997.
 2.9       --  Agreement and Plan of Merger by and between Sunbelt
               Automotive Group, Inc. and Boomershine Automotive Group,
               Inc., dated April 8, 1998, as amended on June 19, 1998, as further amended on July 30, 1998.
 3.1**     --  Articles of Incorporation of the Company.
 3.2       --  Articles of Amendment to Articles of Incorporation of the
               Company.
 3.3       --  Amended and Restated Bylaws of the Company.
 4.1**     --  Specimen common stock certificate.
 5.1       --  Opinion of Schnader Harrison Segal & Lewis LLP.
10.1**     --  Form of Employment Agreement between the Company and Walter
               M. Boomershine, Jr.
10.2**     --  Form of Employment Agreement between the Company and Charles
               K. Yancey.
10.3**     --  Form of Employment Agreement between the Company and Robert
               W. Gundeck.
10.4**     --  Form of Employment Agreement between the Company and Stephen
               C. Whicker.
10.5**     --  Form of Employment Agreement between the Company and Ricky
               L. Brown.
10.6**     --  Form of Employment Agreement between the Company and Alan K.
               Arnold.
10.7**     --  Form of Employment Agreement between the Company and R.
               Glynn Wimberly.
10.8**     --  1997 and 1998 Incentive Stock Plan of Company.
10.9**     --  Twenty-Year Net Lease Agreement by and between Winco Ltd., as Lessor, and Boomershine Pontiac, Inc., and Lessee, dated as of September 16, 1978; as amended on July 13, 1984.
10.10      --  Lease Agreement by and between Winco Ltd., as Lessor, and
               Boomershine Pontiac-GMC Truck, Inc. d/b/a Boomershine
               Nissan, as Lessee, dated as of May 5, 1998.
10.11**    --  Lease Agreement by and between Winco, L.P., as Landlord, and
               Ford Leasing Development Company, as Tenant, dated August
               11, 1992.
10.12**    --  Dealership Sublease by and between Ford Lease Development
               Company, as Sublandlord, and Boomershine Ford, Inc., as
               Subtenant, dated August 11, 1992.
10.13**    --  Lease Agreement by and between Winco, L.P., as Lessor, and
               Boomershine North Cobb, Inc. d/b/a Boomershine Mitsubishi,
               as Lessee, dated January 16, 1996.
10.14**    --  Lease Agreement by and between Winco II, L.P., as Lessor, and Thompson Automotive Group, Inc. d/b/a Boomershine Honda,
               as Lessee, dated August 1, 1995.
10.15**    --  Sub-Lease Agreement by and between Winco, L.P., as Lessor, and Boomershine Ford, Inc., as Lessee, dated as of February
               23, 1996.
10.16**    --  Hummer Dealer Agreement by and between AM General Sales
               Corporation and Boomershine Hummer, Inc., dated July 22,
               1992
10.17**    --  Form of Dealership Standards Addendum for Boomershine Isuzu,
               Inc. by and between Boomershine Isuzu, Inc. and American
               Isuzu Motors, Inc.; letter from American Isuzu Motors, Inc.
               to Boomershine Isuzu, Inc., dated December 5, 1997
10.18**    --  Ford Sales and Service Agreement by and between Boomershine
               Ford, Inc. and Ford Motor Company, dated August 12, 1992
10.19**    --  Nissan Dealer Sales and Service Agreement by and between
               Nissan Division of Nissan Motors Corporation in U.S.A. and
               Boomershine Pontiac-GMC Truck, Inc. d/b/a Boomershine
               Nissan, dated May 22, 1989, as amended
10.20      --  Buick Motor Division Dealer Sales and Service Agreement by
               and between Buick Motor Division of General Motors
               Corporation and Boomershine Pontiac-Buick-GMC, Inc., dated
               February 6, 1996
10.21      --  GMC Truck Division Dealer Sales and Service Agreement by and
               between General Motors Corporation, GMC Truck Division and
               Boomershine Pontiac-Buick-GMC, Inc., dated February 16, 1996

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.22      --  Pontiac Division Dealer Sales and Service Agreement by and
               between General Motors Corporation, Pontiac Division and
               Boomershine Pontiac-GMC Truck, Inc., dated November 1, 1995
10.23**    --  Agreement by and between Honda Automobile Division, American
               Honda Motor Co., Inc. and Thompson Automotive Group, Inc.
               d/b/a Boomershine Honda, dated April 9, 1996; Honda
               Automobile Dealer Sales and Service Agreement
10.24**    --  Mitsubishi Motor Sales of America, Inc. Dealer Sales and
               Service Agreement by and between Mitsubishi Motor Sales of
               America, Inc. and Boomershine North Cobb, Inc., dated
               November 27, 1995
10.25**    --  Chevrolet-Geo Dealer Sales and Service Agreement by and
               between General Motors Corporation, Chevrolet Motor Division and Day's Chevrolet, Inc., dated November 27, 1995
10.26**    --  Kia Dealer Sales and Service Agreement by and between Kia
               Motors America, Inc. and Grindstaff, Inc., dated May 14,
               1996
10.27**    --  Chrysler Sales and Service Agreement by and between
               Grindstaff Chevrolet, Inc. and Chrysler Motor Corporation,
               dated April 11, 1990
10.28**    --  Plymouth Sales and Service Agreement by and between
               Grindstaff Chevrolet, Inc. and Chrysler Motor Corporation,
               dated April 11, 1990
10.29**    --  Dodge Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrylser Motor Corporation, dated April
               11, 1990
10.30**    --  Jeep Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrysler Motor Corporation, dated April
               11, 1990
10.31**    --  Term Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrysler Motor Corporation, dated
               December 12, 1988
10.32**    --  Oldsmobile Division Dealer Sales and Service Agreement by
               and between General Motors Corporation, Oldsmobile Division and Robertson Oldsmobile-Cadillac, Inc., dated August 28,
               1995
10.33**    --  Cadillac Motor Car Division Dealer Sales and Service
               Agreement by and between General Motors Corporation
               (Cadillac Motor Car Division) and Robertson
               Oldsmobile-Cadillac, Inc., dated August 28, 1995
10.34**    --  Isuzu Dealer Sales and Service Agreement by and between
               American Isuzu Motors, Inc. and Robertson Oldsmobile
               Cadillac, Inc., dated April 23, 1990
10.35      --  Mazda Dealer Agreement by and between Robertson
               Cadillac-Oldsmobile, Inc. and Mazda Motors of America, Inc.,
               dated June 3, 1994
10.36**    --  Ford Sales and Service Agreement by and between Hones, Inc.
               and Ford Motor Company, dated October 14, 1993
10.37**    --  Ford Sales and Service Agreement by and between Wade Ford,
               Inc. and Ford Motor Company, dated November 8, 1983
10.38**    --  Ford Sales and Service Agreement by and between Wade Ford
               Buford, Inc. and Ford Motor Company, dated July 3, 1991
10.39**    --  Pontiac Dealer Sales and Service Agreement by and between
               General Motors Corporation, Pontiac and Jay
               Pontiac-Buick-GMC, Inc., dated December 16, 1996
10.40**    --  Buick Motor Division Sales and Service Agreement by and
               between Buick Motor Division of General Motors Corporation and Jay Pontiac-Buick-GMC, Inc., dated December 16, 1996
10.41**    --  GMC Sales and Service Agreement by and between General
               Motors Corporation, GMC and Jay Pontiac-Buick-GMC, Inc.,
               dated December 16, 1996
10.42**    --  Mitsubishi Motor Sales of America, Inc. Dealer Sales and
               Service Agreement by and between Mitsubishi Motor Sales of
               America, Inc. and Jay Pontiac-GMC Truck, Inc., dated October
               4, 1996
10.43**    --  Mazda Dealer Agreement by and between Jay Automotive Group
               V, Inc. and Mazda Motor of America, Inc., dated November 28,
               1995

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.44**    --  Toyota Dealer Agreement by and between Southeast Toyota
               Distributors, Inc. and Jay Automotive Group II, Inc., dated
               December 13, 1995, as extended
10.45**    --  Saturn Distribution Corporation Retailer Agreement by and
               between Saturn Distribution Corporation and Jay Automotive
               Group IV, Inc., dated March 15, 1997
10.46**    --  Ford Public Company Agreement (to become effective upon the completion of the Offering)
10.47**    --  Ford Sales and Service Agreement by and between Franklin
               Ford Mercury, Inc. and Ford Motor Company (to become
               effective upon the completion of the Offering)
10.48**    --  Ford Sales and Service Agreement by and between Wade Ford
               Buford, Inc. and Ford Motor Company (to become effective
               upon the completion of the Offering)
10.49**    --  Ford Sales and Service Agreement by and between Wade Ford,
               Inc. and Ford Motor Company (to become effective upon the
               completion of the Offering)
10.50**    --  Ford Sales and Service Agreement by and between Boomershine
               Ford, Inc. and Ford Motor Company (to become effective upon the completion of the Offering)
10.51      --  Sublease between Novacare Outpatient Rehabilitation Division
               East, Inc. and Boomershine Automotive Group, Inc., dated
               February 5, 1998
10.52      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Boomershine Collision Centers, Inc., dated
               April 23, 1998
10.53      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Southlake Collision Center, Inc., effective as of November 1, 1994
10.54      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Southlake Collision Henry County, Inc.,
               effective as of June 1, 1997, as amended on December 1, 1997
10.55      --  Shopping Center Lease by and between Cedar Hills Investors,
               LLC and South Financial Corporation, dated March 16, 1998
10.56      --  Lease Agreement by and between WINCO II, L.P. and
               Boomershine Pontiac-Buick-GMC, Inc., dated June 26, 1998
               (Hummer Lease)
10.57      --  Lease by and between Alan K. Arnold, Wade Ford, Inc. and
               Sunbelt Automotive Group, Inc. (Guarantor), dated June 2,
               1998
10.58      --  Lease by and between Alan K. Arnold, Wade Ford Buford, Inc.
               and Sunbelt Automotive Group, Inc. (Guarantor), dated June
               2, 1998
10.59      --  Dealership Lease between Marshall M. Manor and Wade Ford,
               Inc., dated September 1, 1983
10.60      --  Lease Agreement by and between KIMCO Autofund, LP and
               Franklin Ford Mercury, Inc., dated June 15, 1998
10.61      --  Form of Lease Agreement by and between E. Moss Robertson,
               Jr. and Robertson Oldsmobile-Cadillac, Inc.
10.62      --  Form of Sublease Agreement by and between Jay Leasing, Inc.
               and Jay Automotive Group, Inc. (Automall Lease)
10.63      --  Form of Lease Agreement by and between Jay Leasing, Inc. and
               Jay Automotive Group, Inc. (Veteran's Parkway Lease)
10.64      --  Lease Agreement between Joyce M. Maloof and Southeast Toyota
               Distributors, Inc., dated October 6, 1989, as assigned
               pursuant to that Assignment of Lease and Option by and
               between Southeast Toyota Distributors, Inc. and Columbus
               Auto Sales, Inc., dated October 6 1989; as further assigned pursuant to that Second Assignment of Lease and Option by
               and between Columbus Auto Sales, Inc. and Jay Automotive
               Group II, Inc., dated July 12, 1990
10.65      --  Form of Ford Motor Company Ford Sales and Service Agreement
               Standard Provisions
10.66      --  Form of Nissan Public Ownership Addendum
10.67      --  Form of American Honda Motor Co., Inc. Policy on the Public
               Ownership of Honda and Acura Dealerships
10.68      --  Form of Supplemental Agreement to General Motors Corporation
               Dealer Sales and Service Agreement

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.69      --  Chevrolet-Geo Dealer Sales and Service Agreement, by and
               between General Motors Corporation, Chevrolet Motor Division and Grindstaff Chevrolet, Inc., dated July 7, 1987
10.70      --  Agreement of Lease by and between Kimco Autofund, L.P. and
               Grindstaff, Inc., dated July 31, 1998
10.71      --  Form of Agreement between Nissan Motor Corporation in U.S.A.
               and Sunbelt Automotive Group, Inc.
10.72      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Robert W. Gundeck in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.73      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Stephen C. Whicker in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.74      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Ricky L. Brown in favor of Sunbelt Automotive Group, Inc., dated May 1, 1998
10.75      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Charles K. Yancey in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.76      --  Form of Commercial Lease Agreement by and between CLD
               Properties, L.P. and ALD Properties, L.P., as landlords, and
               BAG of Georgia IV, Inc., as tenant
10.77      --  Approval Letter from AM General Corporation (Hummer)
21.1       --  Subsidiaries
23.1       --  Consent of Ernst & Young LLP.
23.2       --  Consent of Pyke & Pierce, CPA's.
23.3       --  Consent of Davis, Monk & Company.
23.4       --  Consent of Schnader Harrison Segal & Lewis LLP (included in the opinion filed as Exhibit 5.1).
24.1**     --  Powers of Attorney (included on the signature page to this
               Registration Statement).
27.1       --  Financial Data Schedule (for SEC use only).
99.1**     --  Consent of George D. Busbee.
99.2**     --  Consent of Lee M. Sessions, Jr.
99.3**     --  Consent of Jack R. Altherr.
99.4       --  Consent of Alan K. Arnold


---------------


** Previously filed.



ITEM 17.  UNDERTAKINGS


     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of August, 1998.


                                          SUNBELT AUTOMOTIVE GROUP, INC.
                                          a Georgia corporation

                                          By:     /s/ ROBERT W. GUNDECK
                                            ------------------------------------
                                                     Robert W. Gundeck
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                          *                            Chairman of the Board and        August 10, 1998
-----------------------------------------------------    Senior Vice President
             Walter M. Boomershine, Jr.

                          *                            Chief Operating Officer,         August 10, 1998
-----------------------------------------------------    President and Director
                  Charles K. Yancey

                          *                            Chief Executive Officer and      August 10, 1998
-----------------------------------------------------    Director (Principal Executive
                  Robert W. Gundeck                      Officer)

                          *                            Chief Financial Officer, Vice    August 10, 1998
-----------------------------------------------------    President of Finance and
                   Ricky L. Brown                        Treasurer (Principal
                                                         Accounting and Financial
                                                         Officer)

               /s/ STEPHEN C. WHICKER                  Executive Vice President of      August 10, 1998
-----------------------------------------------------    Corporate Development,
                 Stephen C. Whicker                      General Counsel, Secretary
                                                         and Director

             *By: /s/ STEPHEN C. WHICKER
   -----------------------------------------------
                 Stephen C. Whicker
                  Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 1.1**     --  Form of Underwriting Agreement.
 2.1       --  Stock Purchase Agreement among Boomershine Automotive Group,
               Inc., Sunbelt Automotive Group, Inc., BAG Georgia III, Inc.,
               Jay Automotive Group, Inc. and the shareholders of Jay
               Automotive Group, Inc., dated January 5, 1998, as amended on
               March 23, 1998, as assigned on March 31, 1998, as further
               amended on July 31, 1998.
 2.2       --  Agreement and Plan of Merger and Reorganization among
               Boomershine Automotive Group, Inc., BAG Georgia I, Inc., BAG
               Georgia II, Inc., Wade Ford, Inc., Wade Ford Buford, Inc.
               and the shareholders of Wade Ford, Inc. and Wade Ford
               Buford, Inc., dated November 21, 1997, as amended on January
               19, 1998, as further amended on March 31, 1998, as further amended on April 28, 1998, and as further amended on July
               31, 1998.
 2.3**     --  Stock Purchase Agreement among Sunbelt Automotive Group,
               Inc., Boomershine Automotive Group, Inc., Robertson
               Oldsmobile-Cadillac, Inc. and the shareholders of Robertson
               Oldsmobile-Cadillac, Inc., dated March 1, 1998.
 2.4       --  Agreement and Plan of Merger and Reorganization among
               Sunbelt Automotive Group, Inc., BAG Georgia IV, Inc., Day's
               Chevrolet, Inc. and the shareholders of Day's Chevrolet,
               Inc., dated March 3, 1998, as amended on July 31, 1998.
 2.5**     --  Stock Purchase Agreement among Sunbelt Automotive Group,
               Inc., BAG Tennessee II, Inc., Grindstaff, Inc. and the
               shareholders of Grindstaff, Inc., dated December 27, 1997, as amended on February 24, 1998.
 2.6**     --  Asset Purchase Agreement among Boomershine Automotive Group,
               Inc., BAG North Carolina I, Inc., Hones, Inc. and the
               shareholders of Hones, Inc., dated December 11, 1997, as
               assigned on January 8, 1998, as amended on January 31, 1998, and as further amended on March 27, 1998.
 2.7**     --  Stock Purchase Agreement among BAG Florida II, Inc. and the shareholder of South Financial Corporation, dated December
               23, 1997.
 2.8**     --  Stock Purchase Agreement among Boomershine Collision
               Centers, Inc. and the shareholder of Southlake Collision
               Centers, Inc., Southlake Collision Henry County, Inc. and
               Southlake Collision Cobb Parkway, Inc., dated November 6,
               1997.
 2.9       --  Agreement and Plan of Merger by and between Sunbelt
               Automotive Group, Inc. and Boomershine Automotive Group,
               Inc., dated April 8, 1998, as amended on June 19, 1998, as further amended on July 30, 1998.
 3.1**     --  Articles of Incorporation of the Company.
 3.2       --  Articles of Amendment to Articles of Incorporation of the
               Company.
 3.3       --  Amended and Restated Bylaws of the Company.
 4.1**     --  Specimen common stock certificate.
 5.1       --  Opinion of Schnader Harrison Segal & Lewis LLP.
10.1**     --  Form of Employment Agreement between the Company and Walter
               M. Boomershine, Jr.
10.2**     --  Form of Employment Agreement between the Company and Charles
               K. Yancey.
10.3**     --  Form of Employment Agreement between the Company and Robert
               W. Gundeck.
10.4**     --  Form of Employment Agreement between the Company and Stephen
               C. Whicker.
10.5**     --  Form of Employment Agreement between the Company and Ricky
               L. Brown.
10.6**     --  Form of Employment Agreement between the Company and Alan K.
               Arnold.
10.7**     --  Form of Employment Agreement between the Company and R.
               Glynn Wimberly.
10.8**     --  1997 and 1998 Incentive Stock Plan of Company.
10.9**     --  Twenty-Year Net Lease Agreement by and between Winco Ltd., as Lessor, and Boomershine Pontiac, Inc., and Lessee, dated as of September 16, 1978; as amended on July 13, 1984.
10.10      --  Lease Agreement by and between Winco Ltd., as Lessor, and
               Boomershine Pontiac-GMC Truck, Inc. d/b/a Boomershine
               Nissan, as Lessee, dated as of May 5, 1998.
10.11**    --  Lease Agreement by and between Winco, L.P., as Landlord, and
               Ford Leasing Development Company, as Tenant, dated August
               11, 1992.
10.12**    --  Dealership Sublease by and between Ford Lease Development
               Company, as Sublandlord, and Boomershine Ford, Inc., as
               Subtenant, dated August 11, 1992.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.13**    --  Lease Agreement by and between Winco, L.P., as Lessor, and
               Boomershine North Cobb, Inc. d/b/a Boomershine Mitsubishi,
               as Lessee, dated January 16, 1996.
10.14**    --  Lease Agreement by and between Winco II, L.P., as Lessor, and Thompson Automotive Group, Inc. d/b/a Boomershine Honda,
               as Lessee, dated August 1, 1995.
10.15**    --  Sub-Lease Agreement by and between Winco, L.P., as Lessor, and Boomershine Ford, Inc., as Lessee, dated as of February
               23, 1996.
10.16**    --  Hummer Dealer Agreement by and between AM General Sales
               Corporation and Boomershine Hummer, Inc., dated July 22,
               1992
10.17**    --  Form of Dealership Standards Addendum for Boomershine Isuzu,
               Inc. by and between Boomershine Isuzu, Inc. and American
               Isuzu Motors, Inc.; letter from American Isuzu Motors, Inc.
               to Boomershine Isuzu, Inc., dated December 5, 1997
10.18**    --  Ford Sales and Service Agreement by and between Boomershine
               Ford, Inc. and Ford Motor Company, dated August 12, 1992
10.19**    --  Nissan Dealer Sales and Service Agreement by and between
               Nissan Division of Nissan Motors Corporation in U.S.A. and
               Boomershine Pontiac-GMC Truck, Inc. d/b/a Boomershine
               Nissan, dated May 22, 1989, as amended
10.20      --  Buick Motor Division Dealer Sales and Service Agreement by
               and between Buick Motor Division of General Motors
               Corporation and Boomershine Pontiac-Buick-GMC, Inc., dated
               February 6, 1996
10.21      --  GMC Truck Division Dealer Sales and Service Agreement by and
               between General Motors Corporation, GMC Truck Division and
               Boomershine Pontiac-Buick-GMC, Inc., dated February 16, 1996
10.22      --  Pontiac Division Dealer Sales and Service Agreement by and
               between General Motors Corporation, Pontiac Division and
               Boomershine Pontiac-GMC Truck, Inc., dated November 1, 1995
10.23**    --  Agreement by and between Honda Automobile Division, American
               Honda Motor Co., Inc. and Thompson Automotive Group, Inc.
               d/b/a Boomershine Honda, dated April 9, 1996; Honda
               Automobile Dealer Sales and Service Agreement
10.24**    --  Mitsubishi Motor Sales of America, Inc. Dealer Sales and
               Service Agreement by and between Mitsubishi Motor Sales of
               America, Inc. and Boomershine North Cobb, Inc., dated
               November 27, 1995
10.25**    --  Chevrolet-Geo Dealer Sales and Service Agreement by and
               between General Motors Corporation, Chevrolet Motor Division and Day's Chevrolet, Inc., dated November 27, 1995
10.26**    --  Kia Dealer Sales and Service Agreement by and between Kia
               Motors America, Inc. and Grindstaff, Inc., dated May 14,
               1996
10.27**    --  Chrysler Sales and Service Agreement by and between
               Grindstaff Chevrolet, Inc. and Chrysler Motor Corporation,
               dated April 11, 1990
10.28**    --  Plymouth Sales and Service Agreement by and between
               Grindstaff Chevrolet, Inc. and Chrysler Motor Corporation,
               dated April 11, 1990
10.29**    --  Dodge Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrylser Motor Corporation, dated April
               11, 1990
10.30**    --  Jeep Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrysler Motor Corporation, dated April
               11, 1990
10.31**    --  Term Sales and Service Agreement by and between Grindstaff
               Chevrolet, Inc. and Chrysler Motor Corporation, dated
               December 12, 1988
10.32**    --  Oldsmobile Division Dealer Sales and Service Agreement by
               and between General Motors Corporation, Oldsmobile Division and Robertson Oldsmobile-Cadillac, Inc., dated August 28,
               1995
10.33**    --  Cadillac Motor Car Division Dealer Sales and Service
               Agreement by and between General Motors Corporation
               (Cadillac Motor Car Division) and Robertson
               Oldsmobile-Cadillac, Inc., dated August 28, 1995
10.34**    --  Isuzu Dealer Sales and Service Agreement by and between
               American Isuzu Motors, Inc. and Robertson Oldsmobile
               Cadillac, Inc., dated April 23, 1990

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.35      --  Mazda Dealer Agreement by and between Robertson
               Cadillac-Oldsmobile, Inc. and Mazda Motors of America, Inc.,
               dated June 3, 1994
10.36**    --  Ford Sales and Service Agreement by and between Hones, Inc.
               and Ford Motor Company, dated October 14, 1993
10.37**    --  Ford Sales and Service Agreement by and between Wade Ford,
               Inc. and Ford Motor Company, dated November 8, 1983
10.38**    --  Ford Sales and Service Agreement by and between Wade Ford
               Buford, Inc. and Ford Motor Company, dated July 3, 1991
10.39**    --  Pontiac Dealer Sales and Service Agreement by and between
               General Motors Corporation, Pontiac and Jay
               Pontiac-Buick-GMC, Inc., dated December 16, 1996
10.40**    --  Buick Motor Division Sales and Service Agreement by and
               between Buick Motor Division of General Motors Corporation and Jay Pontiac-Buick-GMC, Inc., dated December 16, 1996
10.41**    --  GMC Sales and Service Agreement by and between General
               Motors Corporation, GMC and Jay Pontiac-Buick-GMC, Inc.,
               dated December 16, 1996
10.42**    --  Mitsubishi Motor Sales of America, Inc. Dealer Sales and
               Service Agreement by and between Mitsubishi Motor Sales of
               America, Inc. and Jay Pontiac-GMC Truck, Inc., dated October
               4, 1996
10.43**    --  Mazda Dealer Agreement by and between Jay Automotive Group
               V, Inc. and Mazda Motor of America, Inc., dated November 28,
               1995
10.44**    --  Toyota Dealer Agreement by and between Southeast Toyota
               Distributors, Inc. and Jay Automotive Group II, Inc., dated
               December 13, 1995, as extended
10.45**    --  Saturn Distribution Corporation Retailer Agreement by and
               between Saturn Distribution Corporation and Jay Automotive
               Group IV, Inc., dated March 15, 1997
10.46**    --  Ford Public Company Agreement (to become effective upon the completion of the Offering)
10.47**    --  Ford Sales and Service Agreement by and between Franklin
               Ford Mercury, Inc. and Ford Motor Company (to become
               effective upon the completion of the Offering)
10.48**    --  Ford Sales and Service Agreement by and between Wade Ford
               Buford, Inc. and Ford Motor Company (to become effective
               upon the completion of the Offering)
10.49**    --  Ford Sales and Service Agreement by and between Wade Ford,
               Inc. and Ford Motor Company (to become effective upon the
               completion of the Offering)
10.50**    --  Ford Sales and Service Agreement by and between Boomershine
               Ford, Inc. and Ford Motor Company (to become effective upon the completion of the Offering)
10.51      --  Sublease between Novacare Outpatient Rehabilitation Division
               East, Inc. and Boomershine Automotive Group, Inc., dated
               February 5, 1998
10.52      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Boomershine Collision Centers, Inc., dated
               April 23, 1998
10.53      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Southlake Collision Center, Inc., effective as of November 1, 1994
10.54      --  Commercial Lease Agreement by and between James E. L.
               Peters, Jr. and Southlake Collision Henry County, Inc.,
               effective as of June 1, 1997, as amended on December 1, 1997
10.55      --  Shopping Center Lease by and between Cedar Hills Investors,
               LLC and South Financial Corporation, dated March 16, 1998
10.56      --  Lease Agreement by and between WINCO II, L.P. and
               Boomershine Pontiac-Buick-GMC, Inc., dated June 26, 1998
               (Hummer Lease)
10.57      --  Lease by and between Alan K. Arnold, Wade Ford, Inc. and
               Sunbelt Automotive Group, Inc. (Guarantor), dated June 2,
               1998
10.58      --  Lease by and between Alan K. Arnold, Wade Ford Buford, Inc.
               and Sunbelt Automotive Group, Inc. (Guarantor), dated June
               2, 1998
10.59      --  Dealership Lease between Marshall M. Manor and Wade Ford,
               Inc., dated September 1, 1983
10.60      --  Lease Agreement by and between KIMCO Autofund, LP and
               Franklin Ford Mercury, Inc., dated June 15, 1998
10.61      --  Form of Lease Agreement by and between E. Moss Robertson,
               Jr. and Robertson Oldsmobile-Cadillac, Inc.

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
10.62      --  Form of Sublease Agreement by and between Jay Leasing, Inc.
               and Jay Automotive Group, Inc. (Automall Lease)
10.63      --  Form of Lease Agreement by and between Jay Leasing, Inc. and
               Jay Automotive Group, Inc. (Veteran's Parkway Lease)
10.64      --  Lease Agreement between Joyce M. Maloof and Southeast Toyota
               Distributors, Inc., dated October 6, 1989, as assigned
               pursuant to that Assignment of Lease and Option by and
               between Southeast Toyota Distributors, Inc. and Columbus
               Auto Sales, Inc., dated October 6 1989; as further assigned pursuant to that Second Assignment of Lease and Option by
               and between Columbus Auto Sales, Inc. and Jay Automotive
               Group II, Inc., dated July 12, 1990
10.65      --  Form of Ford Motor Company Ford Sales and Service Agreement
               Standard Provisions
10.66      --  Form of Nissan Public Ownership Addendum
10.67      --  Form of American Honda Motor Co., Inc. Policy on the Public
               Ownership of Honda and Acura Dealerships
10.68      --  Form of Supplemental Agreement to General Motors Corporation
               Dealer Sales and Service Agreement
10.69      --  Chevrolet-Geo Dealer Sales and Service Agreement, by and
               between General Motors Corporation, Chevrolet Motor Division and Grindstaff Chevrolet, Inc., dated July 7, 1987
10.70      --  Agreement of Lease by and between Kimco Autofund, L.P. and
               Grindstaff, Inc., dated July 31, 1998
10.71      --  Form of Agreement between Nissan Motor Corporation in U.S.A.
               and Sunbelt Automotive Group, Inc.
10.72      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Robert W. Gundeck in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.73      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Stephen C. Whicker in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.74      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Ricky L. Brown in favor of Sunbelt Automotive Group, Inc., dated May 1, 1998
10.75      --  Nonrecourse Promissory Note and Stock Pledge Agreement by
               Charles K. Yancey in favor of Sunbelt Automotive Group,
               Inc., dated May 1, 1998
10.76      --  Form of Commercial Lease Agreement by and between CLD
               Properties, L.P. and ALD Properties, L.P., as landlords, and
               BAG of Georgia IV, Inc., as tenant
10.77      --  Approval Letter from AM General Corporation (Hummer)
21.1       --  Subsidiaries
23.1       --  Consent of Ernst & Young LLP.
23.2       --  Consent of Pyke & Pierce, CPA's.
23.3       --  Consent of Davis, Monk & Company.
23.4       --  Consent of Schnader Harrison Segal & Lewis LLP (included in the opinion filed as Exhibit 5.1).
24.1**     --  Powers of Attorney (included on the signature page to this
               Registration Statement).
27.1       --  Financial Data Schedule (for SEC use only).
99.1**     --  Consent of George D. Busbee.
99.2**     --  Consent of Lee M. Sessions, Jr.
99.3**     --  Consent of Jack R. Altherr.
99.4       --  Consent of Alan K. Arnold


---------------


** Previously filed.